As filed with the Securities and Exchange Commission on September 10, 2008	Registration No. 333-[____]

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FUND AMERICA INVESTORS CORPORATION II

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

84-1218906

(I.R.S. Employer Identification No.)

6400 S. Fiddler’s Green Circle, Suite 1200 B

Greenwood Village, Colorado 80111

(303) 290-6025

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven B. Chotin

6400 S. Fiddler’s Green Circle, Suite 1200B

Greenwood Village, Colorado 80111

(303) 290-6025

(Name, address, including zip code, and telephone number

including area code, of agent for service)

The Commission is requested to send copies of all communication to:

David Barbour

Andrews Kurth LLP

1717 Main Street

Suite 3700

Dallas, Texas 75201

(214) 659-4400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Mortgage and Asset Backed Securities	$1,000,000	100%	$1,000,000	$39.30
(1)	Calculated pursuant to Rule 457(o) of the rules and regulations of the Securities Act of 1933, as amended.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement includes (i) a base prospectus relating to mortgage and asset-backed securities, (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Backed Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of mortgage loans with credit enhancement provided by subordinate certificates (“Version 1”), and (iii) an illustrative form of prospectus supplement for use in an offering of Home Equity Line of Credit Backed Notes representing beneficial ownership interests in a trust fund consisting primarily of adjustable rate home equity line of credit loans, with credit enhancement provided by excess interest, overcollateralization and a financial guaranty insurance policy (“Version 2”). Each base prospectus used (in either preliminary or final form) will be accompanied by an applicable prospectus supplement.

Contents of Registration Statement

		Page
Forms of Prospectus Supplement:
Version 1:	Form of Prospectus Supplement relating to a typical Senior/Subordinate Series	S-1
Version 2:	Form of Prospectus Supplement relating to an offering of Home Equity Line of Credit Backed Notes	S-1
Base Prospectus:	Form of Base Prospectus	1

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Prospectus Supplement to Prospectus dated [_________]

$[______________]

(Approximate)

(LOGO)

[______]

Sponsor

Fund America Investors Corporation II

Depositor

Fund America [Alternative Mortgage Securities][Mortgage Pass-Through] Trust 200[__]-AA[__]

Issuing Entity

Mortgage Pass-Through Certificates, Series 200[_]- [__]

[______]

Master Servicer

The following nine classes of mortgage pass-through certificates are being offered by this prospectus supplement and the accompanying prospectus:

Class	Initial Class Certificate Balance	Initial Pass- Through Rate(1)	Class	Initial Class Certificate Balance	Initial Pass- Through Rate(1)
Class I-A-1	$_____________	[ ]%	Class III-A-2	$_____________	[ ]%
Class I-A-2	$_____________	[ ]%	Class B-1	$_____________	[ ]%
Class I-A-R	$_____________	[ ]%	Class B-2	$_____________	[ ]%
Class II-A-1	$_____________	[ ]%	Class B-3	$_____________	[ ]%
Class III-A-1	$_____________	[ ]%
(1)

The pass-through rates for each class of certificates listed above for each distribution date will be variable and will be calculated as described under “Description of the Certificates – Distributions on the Certificates – Interest” in this prospectus supplement.

The offered certificates will represent interests in the assets deposited with the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor, the underwriters, the trustee or any of their affiliates.

Investing in these certificates involves risks. You should carefully consider the risk factors beginning on page S-14 of this prospectus supplement and on page 7 of the accompanying prospectus.

The assets of the issuing entity will include three pools of primarily 30-year adjustable rate, first lien, fully amortizing, one-to-four family residential mortgage loans. The remaining terms to maturity of the mortgage loans in Pool I will range from [    ] to 360 months. The remaining terms to maturity of the mortgage loans in Pool II will range from [    ] to 360 months. The remaining terms to maturity of the mortgage loans in Pool III will range from [    ] to 360 months.

Principal and interest will be payable monthly on the 25th day of each month, or if such day is not a business day, on the following business day, commencing in [        ].

Credit enhancement for the certificates will be provided in the form of subordination, shifting interest and cross-collateralization.

The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[Underwriter] will purchase the offered certificates from the depositor. [Underwriter] will sell the offered certificates to investors at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the certificates will be approximately [___]% of the total principal balance of the certificates, plus accrued interest, if any, before deducting expenses. The underwriter’s commission will be the difference between the price it pays for the certificates and the amount it receives from their sale to the public. The certificates will be available for delivery to investors on or about [__________].

[_______________]

Prospectus Supplement dated [__________].

Important notice about information presented in this

prospectus supplement and the accompanying prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

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TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

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S-4

Expected Ratings (3)

Class	Initial Approximate Principal Balance (1)	Initial Approximate Pass- Through Rate	Principal Types (2)	Interest Types (2)	[Fitch]	[Moody’s]	Original Form (4)	Minimum Denominations	Incremental Denomination (5)	Final Scheduled Distribution Date (6)

Offered Certificates
Class I-A-1	$[________]]	[___]%	Super Senior	Variable Rate	AAA	Aaa	BE	$25,000	$1,000	[__________]
Class I-A-2	$[________]]	[___]%	Senior Mezzanine	Variable Rate	AAA	Aaa	BE	$25,000	$1,000	[__________]
Class I-A-R	$[________]]	[___]%	Senior/Residual	Variable Rate	AAA	Aaa	BE	$100	N/A	[__________]
Class II-A-1	$[________]]	[___]%	Senior	Variable Rate	AAA	Aaa	BE	$25,000	$1,000	[__________]
Class III-A-1	$[________]]	[___]%	Super Senior	Variable Rate	AAA	Aaa	BE	$25,000	$1,000	[__________]
Class III-A-2	$[________]]	[___]%	Senior Mezzanine	Variable Rate	AAA	Aaa	BE	$25,000	$1,000	[__________]
Class B-1	$[________]]	[___]%	Subordinated /Sequential Pay	Variable Rate	AA	N/A	BE	$100,000	$1,000	[__________]
Class B-2	$[________]]	[___]%	Subordinated /Sequential	Variable Rate	A	N/A	BE	$100,000	$1,000	[__________]
Class B-3	$[________]]	[___]%	Subordinated /Sequential Pay	Variable Rate	BBB	N/A	BE	$100,000	$1,000	[__________]
Non-Offered Certificates
Class B-4	$[________]]	[___]%	Subordinated /Sequential Pay	Variable Rate	BB	N/A	D	$100,000	$1,000	[__________]
Class B-5	$[________]]	[___]%	Subordinated /Sequential Pay	Variable Rate	B	N/A	D	$100,000	$1,000	[__________]
Class B-6	$[________]]	[___]%	Subordinated /Sequential Pay	Variable Rate	N/A	N/A	D	$100,000	$1,000	[__________]
(1)	Approximate. The initial class certificate balances are subject to adjustment as described in this prospectus supplement.
(2)	See “Description of the Securities – Categories of Classes of Securities” in the prospectus for a description of the principal and interest categories listed.
(3)	A description of the ratings of the offered certificates is set forth under the heading “Ratings” in the Summary and under “Ratings” in the main text of this prospectus supplement.
(4)

See “Description of the Certificates – Book-Entry Certificates” in this prospectus supplement for a description of the forms of certificates. Book-entry form is designated as “BE” and definitive form is designated as “D” in the table above.

(5)	If necessary, in order to aggregate the initial class certificate balance of a class, one certificate of the class will be issued in an incremental denomination of less than that shown.
(6)

The final scheduled distribution date represents the distribution date in the month following the latest maturity date of any mortgage loan in the mortgage pool. The actual final payment on your certificates could occur earlier or later than the final scheduled distribution date.

[(7)

These certificates are exchangeable for certain other classes of offered certificates in the combinations identified in Schedule I to this prospectus supplement. See “Description of the Certificates – Exchangeable Certificates.”]

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SUMMARY

This summary highlights selected information from this document and does not contain the information that you need to consider in making your investment decision. To understand all the terms of an offering of the certificates, you should read carefully this entire document and the accompanying prospectus.

For the definitions of certain capitalized terms used in this prospectus supplement, see “Glossary of Terms” on page S-68.

Relevant Parties

The Issuing Entity

Fund America [Alternative Mortgage Securities][Mortgage Pass-Through] Trust 200[__]-AA[__], a New York common law trust.

Depositor

Fund America Investors Corporation II, a Delaware corporation.

Sponsor

[To be inserted as applicable].

[If the sponsor purchases mortgage loans from a third party, the disclosure required by Item 1110(a) or (b) will be provided, to the extent applicable.]

Seller

[To be inserted as applicable].

Master Servicer

[To be inserted as applicable].

Trustee

[To be inserted as applicable].

Custodian

[To be inserted as applicable].

Affiliations

[To be inserted as applicable].

[There are no relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.]

Cut-off Date

[________], the date as of which the aggregate principal balance of the mortgage loans is determined for purposes of this prospectus supplement, unless a different date is specified.

Closing Date

On or about [_____].

Distribution Dates

The [____] day of each month, or the following business day if the [____] day is not a business day, commencing in [_____]. The last scheduled distribution date for each class of certificates is set forth in the table on page S-5 of this prospectus supplement. See “Yield, Prepayment and Maturity Considerations – Last Scheduled Distribution Date” in this prospectus supplement.

Determination Dates

With respect to each distribution date, the earlier of

•	the [____] business day after the [____] day of each month, and
•	the [____] business day prior to the related distribution date.

The Transaction

The sponsor originated or purchased and currently services the mortgage loans. On the closing date, the sponsor will sell the mortgage loans to the depositor, who will in turn deposit them into a common law trust, which is the issuing entity. The issuing entity will be formed under a pooling and servicing agreement to be dated as of the cut-off date, among the depositor, the master servicer and the trustee. The master servicer will master service the mortgage

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loans and calculate distributions and other information regarding the certificates in accordance with the pooling and servicing agreement. The trustee will have limited administrative duties under the pooling and servicing agreement.

Offered Certificates

On the closing date, the issuing entity will issue twelve classes of certificates, nine of which are being offered by this prospectus supplement and the accompanying prospectus.

A summary chart of the initial principal balances, initial pass-through rates, principal types, interest types, ratings, original form, denominations and final scheduled distribution dates of the offered and non-offered certificates is set forth in the table beginning on page S-5.

The issuing entity will also issue Class B-4, Class B-5 and Class B-6 Certificates, which are not offered by this prospectus supplement. Information provided with respect to the Class B-4, Class B-5 and Class B-6 Certificates is included solely to aid your understanding of the offered certificates.

The offered certificates will be issued either in book-entry form or in fully-registered certificated form. All the certificates will be issued in the minimum denomination and incremental denomination set forth in the table beginning on page S-5. The offered certificates are not intended to be directly or indirectly held or beneficially owned by anyone in amounts lower than such minimum denominations.

See “The Mortgage Pools,” “Description of the Certificates—General” and “—Book-Entry Certificates” in this prospectus supplement and “Description of the Securities—General,” “—Categories of Classes of Securities” and “—Book-entry Registration of Securities” in the prospectus.

The Mortgage Pools

The assets of the issuing entity will consist of three pools of mortgage loans: “Pool I,” “Pool II” and “Pool III.”

Pool I is expected to consist of [__] mortgage loans with an aggregate stated principal balance as of the cut-off date of approximately $[_______]. The mortgage rate for each mortgage loan in Pool I will be fixed for approximately [____] months after the related origination date and will then become subject to adjustment on a semi-annual basis based on a specified index. Pool II is expected to consist of [___] mortgage loans with an aggregate stated principal balance as of the cut-off date of approximately $[____]. The mortgage rate for each mortgage loan in Pool II will be fixed for approximately [____] months after the related origination date and will then become subject to adjustment on a semi-annual basis based on a specified index. Pool III is expected to consist of [___] mortgage loans with an aggregate stated principal balance as of the cut-off date of approximately $[_____]. The mortgage rate for each mortgage loan in Pool III will be fixed for approximately [____] months after the related origination date and will then become subject to adjustment on a semi-annual basis based on a specified index. The aggregate principal balance of the mortgage loans in Pool I, Pool II and Pool III as of the cut-off date is expected to equal approximately $[________].

For a detailed description of the mortgage loans in Pool I, Pool II and Pool III, see “The Mortgage Pools” and Annexes I, II, III and IV to this prospectus supplement.

The depositor may remove mortgage loans from one or more of the mortgage pools, or may make substitutions for certain of the mortgage loans in one or more of the mortgage pools, prior to the closing date.

Relationship Between Mortgage Pools and the Certificates

The senior certificates whose class designation begins with “I” correspond to Pool I, except that the Class I-A-R Certificates will be entitled to any remaining Available Funds from both mortgage pools after all of the other classes of certificates are paid in full. The senior certificates whose class designation begins with “II” correspond to Pool II. The senior certificates whose class designation begins with “III” correspond to Pool III. Each of the certificates generally receives distributions based on principal and interest collected from mortgage loans in its corresponding mortgage pool or mortgage pools. The subordinated certificates correspond to and will be entitled to payments in respect of all the mortgage pools. The senior certificates that correspond to a particular mortgage pool are sometimes referred to in this prospectus supplement collectively as a “certificate group.”

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The Mortgage Loans

The sponsor originated or purchased all of the mortgage loans. The mortgage loans in Pool I which are expected to be sold to the issuing entity on the closing date have the following characteristics as of the cut-off date:

•	Number of mortgage loans: [___]
•	Total current principal balance (1): $[___]
•	Range of unpaid principal balances: $[___] to $[___]
•	Original terms to maturity: between [___] to [___] months
•	Range of remaining terms to stated maturity: between [___] and [___] months
•	Weighted average original term to maturity: [___] months
•	Weighted average remaining term to stated maturity: [___] months
•	Weighted average initial mortgage rate: [___]%
•	Range of initial mortgage rates: between [___]% and[___]%
•	Weighted average mortgage loan age(2): zero months
•	Range of original loan-to-value ratios: from [___]% to [___]%
•	Weighted average original loan-to-value ratio: [___]%
•	Weighted average credit score: [___]
•	Largest geographic concentration: approximately [___]% of the mortgage loans, by principal balance as of the cut-off date, are secured by property located in California

The mortgage loans in Pool II which are expected to be sold to the issuing entity on the closing date have the following characteristics as of the cut-off date:

•	Number of mortgage loans: [___]
•	Total current principal balance (1): $[___]
•	Range of unpaid principal balances: $[___] to $[___]
•	Original terms to maturity: between [___] to [___] months
•	Range of remaining terms to stated maturity: between [___] and [___] months
•	Weighted average original term to maturity: [___] months
•	Weighted average remaining term to stated maturity: [___] months
•	Weighted average initial mortgage rate: [___]%
•	Range of initial mortgage rates: between [___]% and[___]%
•	Weighted average mortgage loan age(2): zero months
•	Range of original loan-to-value ratios: from [___]% to [___]%
•	Weighted average original loan-to-value ratio: [___]%
•	Weighted average credit score: [___]
•	Largest geographic concentration: approximately [___]% of the mortgage loans, by principal balance as of the cut-off date, are secured by property located in California

The mortgage loans in Pool III which are expected to be sold to the issuing entity on the closing date have the following characteristics as of the cut-off date:

•	Number of mortgage loans: [___]
•	Total current principal balance (1): $[___]
•	Range of unpaid principal balances: $[___] to $[___]

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•	Original terms to maturity: between [___] to [___] months
•	Range of remaining terms to stated maturity: between [___] and [___] months
•	Weighted average original term to maturity: [___] months
•	Weighted average remaining term to stated maturity: [___] months
•	Weighted average initial mortgage rate: [___]%
•	Range of initial mortgage rates: between [___]% and [___]%
•	Weighted average mortgage loan age(2): zero months
•	Range of original loan-to-value ratios: from [___]% to [___]%
•	Weighted average original loan-to-value ratio: [___]%
•	Weighted average credit score: [___]
• Largest geographic concentration: approximately [___]% of the mortgage loans, by principal balance as of the cut-off date, are secured by property located in California
(1)	Approximate, after deducting payments of principal due on or before the cut-off date, and subject to the variance described in this prospectus supplement.
(2)	Based on the number of months from and including the first monthly payment to and including the cut-off date.

See “The Mortgage Pools — General” in this prospectus supplement.

Substitution of Mortgage Loans

Upon delivery of the mortgage loan files by the depositor to the custodian, the custodian will review each mortgage file, and if any document in a mortgage file is found to be missing or materially defective and the seller does not cure the defect, the seller will be obligated to repurchase the affected mortgage loan from the trust fund, or, at the seller’s option, remove the affected mortgage loan from the corresponding mortgage pool and substitute in its place another mortgage loan.

[Furthermore, the master servicer may, at its option and with the consent of the trustee, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more. Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the mortgage loan plus accrued interest at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor or advanced, and not reimbursed, to the first day of the month in which the amount is to be distributed.]

[Any assets of the trust fund used to substitute the initial assets of the trust fund will comply with Item 1101(c)(1) and (c)(3) of Regulation AB and footnote 207 to SEC Release 33-8518.]

See “The Transaction Agreements — The Pooling and Servicing Agreement — Delivery Requirements” in this prospectus supplement.

After the issuance of the certificates, the depositor may remove certain mortgage loans from each mortgage pool, or will be required to do so for breaches of representations or warranties or as a result of defective documentation, through repurchase or, under certain circumstances and generally only during the two-year period following the closing date, may make substitutions for certain mortgage loans in each mortgage pool.

Distributions on the Certificates

On each distribution date and after the payment of fees, expenses and indemnities, the trustee will first distribute to the senior certificates of each certificate group the amounts of interest and principal distributable to them from available funds from the corresponding mortgage pool. The trustee will then pay interest and principal to the subordinated certificates in numerical order, beginning with the Class B-1 Certificates, from the remaining available funds from each mortgage pool.

Exchangeable Certificates

[Certain classes of certificates, referred to in this prospectus supplement as the exchangeable certificates, are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the REMIC certificates, in combinations referred to in this prospectus supplement as the REMIC combinations. The

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exchangeable certificates and related REMIC combinations are identified in Schedule I to this prospectus supplement. See “Description of the Certificates – Exchangeable Certificates” in this prospectus supplement.

In the event that any REMIC combination is exchanged for the related exchangeable certificates, such exchangeable certificates will be entitled to a proportionate share of the principal and/or interest distributions on each class of REMIC certificates in the related REMIC combination. In addition, each class of exchangeable certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of regular certificates in the related REMIC combination.

For a more detailed description of exchangeable certificates, see “Description of the Certificates – Exchangeable Certificates” in this prospectus supplement.]

Interest Payments

•	The actual amount of interest you receive on your certificates on each distribution date will depend on:
–	the amount of interest accrued on your certificates;
–	the total amount of funds in the corresponding mortgage pool available for distribution; and
–	the amount of any accrued interest not paid on your certificates on earlier distribution dates.
•	If you are the holder of a subordinated certificate, you will receive interest payments only after the trustee has paid interest and principal to:
–	all the senior certificates of each certificate group; and
–	each class of subordinated certificates that ranks higher than your certificates.
•	The trustee will calculate interest for each class of certificates on the basis of a 360-day year consisting of twelve 30-day months for each class of certificates.
•	The interest accrual period for any distribution date will be the calendar month before that distribution date.
•

The subordinated certificates will accrue interest at an annual pass-through rate equal to the weighted average of the weighted average net mortgage rates of each mortgage pool, weighted on the basis of the Group Subordinate Amount for each mortgage pool.

You should refer to “Description of the Certificates — Distributions on the Certificates — Interest” in this prospectus supplement.

Principal Payments

•

After interest payments have been made on all senior certificates of a certificate group, each class of those senior certificates will also be entitled to receive a payment of principal. If you are a holder of subordinated certificates, you will receive principal payments after (1) interest and principal have been paid on all the senior certificates of each certificate group and the subordinated certificates ranking senior to yours (if any) and (2) interest has been paid on your certificates. You should refer to “Description of the Certificates — Distributions on the Certificates” in this prospectus supplement for a description of the amount of principal payable to you and the priority in which it will be paid.

•	The amount and timing of principal you receive on your certificates will depend on:
–	the various priorities and formulas described in this prospectus supplement that determine the allocation of principal payments to your certificates; and
–	the amounts actually available in the corresponding mortgage pool or mortgage pools for distribution as principal.
•	Because of the principal allocation formulas described in this prospectus supplement, the senior certificates will

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receive principal payments at a faster rate than the subordinated certificates for at least the first eleven years after the issuance of the certificates, except as otherwise described in this prospectus supplement.

You should refer to “Description of the Certificates Distributions on the Certificates — Principal” in this prospectus supplement.

Priority of Distributions

In general, on any distribution date, Available Funds for each mortgage pool will be distributed in the following order:

•	to the classes of senior certificates of the related certificate group entitled to distributions of interest, the Accrued Certificate Interest on each such class for such distribution date;
•

to the classes of senior certificates of the related certificate group entitled to distributions of interest, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Available Funds from the related mortgage pool;

•

to the classes of senior certificates of the related certificate group entitled to receive distributions of principal, in the order and amounts set forth in “Description of the Certificates — Distributions on the Certificates — Allocation of Available Funds” in this prospectus supplement;

•	to each class of subordinated certificates, the interest on and principal of each such class, in the order of their numerical designations, beginning with the Class B-1 Certificates; and
•	to the Class I-A-R Certificates, any remaining Available Funds.

[On each distribution date when any class of exchangeable certificates is outstanding, principal distributions otherwise distributable to the related REMIC certificates in the related REMIC combination will be allocated to such exchangeable certificates. The payment characteristics of each class of exchangeable certificates will reflect the aggregate payment characteristics of the REMIC certificates in the related REMIC combination. Schedule I shows the REMIC combinations, the exchangeable certificates and the characteristics thereof. See “Description of the Certificates – Exchangeable Certificates – Procedures” in this prospectus supplement for a description of exchangeable certificates and exchange procedures and fees.]

You should refer to the priorities of distribution under “Description of the Certificates — Distributions on the Certificates — Allocation of Available Funds” in this prospectus supplement.

Optional Termination

The master servicer may purchase all the remaining assets of the issuing entity after the aggregate stated principal balance of the mortgage loans in the mortgage pools owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans in all the mortgage pools as of the cut-off date. Except as described under “Description of the Certificates — Optional Termination” in this prospectus supplement, if the assets of the issuing entity are purchased, certificateholders will be paid accrued interest and principal equal to the outstanding principal amount of the certificates.

See “Description of the Certificates — Optional Termination” in this prospectus supplement.

Fees and Expenses

Before payments are made on the certificates on each distribution date, the master servicer will be entitled to retain a monthly fee calculated as [___]% per annum on the principal balance of each mortgage loan. The master servicer will pay the monthly fees of the trustee out of its master servicing fee. Expenses and indemnities of the master servicer will be reimbursed before payments are made on the certificates. See “The Transaction Agreements — The Pooling and Servicing Agreement — Fees and Expenses” and “— Adjustment to Master Servicing Fee in Connection with Principal Prepayments” in this prospectus supplement.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the

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master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See “The Transaction Agreements – The Pooling and Servicing Agreement — Advances” in this prospectus supplement.

Credit Enhancement

Subordination

If you are the holder of a senior certificate, your certificate will benefit from the credit enhancement provided by the subordination of the subordinated certificates.

This subordination will benefit the senior certificates in two ways:

•

The senior certificates of each certificate group will have a preferential right over the subordinated certificates to receive funds available from the related mortgage pool for interest and principal distributions.

•

The subordinated certificates will absorb losses on the mortgage loans up to their class certificate balances or, with respect to certain types of losses, up to the level described in this prospectus supplement.

If you are the holder of a senior certificate, you should keep in mind, however, that the subordination of the subordinated certificates offers only limited protection against the loss of your investment. If you are the holder of a subordinated certificate, your certificate will benefit from the credit enhancement provided by the subordination of any lower-ranking classes of subordinated certificates. This subordination will, however, offer only limited protection against the loss of your investment.

If you are the holder of Class I-A-1 or Class III-A-1 Certificates, your certificates will also benefit from the credit enhancement provided by the Class I-A-2 and Class III-A-2 Certificates, respectively. On any distribution date on or after the date on which the class certificate balance of each class of subordinated certificates has been reduced to zero, the principal portion of any realized loss (other than excess losses) allocable to the Class I-A-1 or Class III-A-1 Certificates will instead be allocated to the Class I-A-2 and Class III-A-2 Certificates, respectively, in the manner described in this prospectus supplement, until the class certificate balances of the Class I-A-2 and Class III-A-2 Certificates have been reduced to zero.

See “Description of the Certificates — Subordination” in this prospectus supplement.

Shifting of Interests

In order to increase the period during which the subordinated certificates remain available as credit enhancement to the senior certificates, the senior certificates will receive 100% of principal prepayments and certain unscheduled recoveries with respect to the mortgage loans until the fifth anniversary of the first distribution date. During the four years following that anniversary and assuming certain loss and delinquency tests are met, the senior certificates will receive a disproportionately large, but decreasing, share of such principal prepayments and such other unscheduled recoveries. This will result in an accelerated amortization of principal to such senior certificates and, in the absence of realized losses on the mortgage loans, an increase in the percentage interest in the principal balance of the mortgage loans evidenced by the subordinated certificates, thereby increasing the likelihood that holders of the senior certificates will be paid the full amount of principal to which they are entitled. You should refer to the definition of “Senior Prepayment Percentage” in the Glossary in this prospectus supplement for a description of the loss and delinquency tests referenced above.

Cross-collateralization

Except as provided in this prospectus supplement, if the aggregate class certificate balance of the senior certificates of a certificate group is greater than the Pool Principal Balance of the related mortgage pool, then certain payments on the mortgage loans in the other mortgage pools otherwise payable to the subordinated certificates will be paid to such senior certificates until their class certificate balances are equal to the Pool Principal Balance of the related mortgage pool.

See “Description of the Certificates — Cross-collateralization” in this prospectus supplement.

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Tax Status

For federal income tax purposes, the trust fund will consist of one or more real estate mortgage investment conduits, one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue several classes of certificates, which, other than the Class I-A-R Certificates, will represent the regular interests in the master REMIC. The Class I-A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

ERISA Considerations

A pension or other employee benefit plan or arrangement subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986 may purchase the offered certificates, other than the Class I-A-R Certificates, so long as the conditions described under “ERISA Considerations” are met.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be mortgage related securities for purposes of that act.

See “Legal Investment” in the prospectus.

Ratings

The issuance of the offered certificates is conditioned on the certificates receiving the ratings from [Fitch] and [Moody’s] indicated under the heading “Expected Ratings” in the chart shown on page S-5 of this prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than you originally anticipated, could adversely affect your yield. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. You should refer to “Ratings” in this prospectus supplement to learn more about the significance and limitations of ratings.

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RISK FACTORS

The following information, which you should carefully consider, identifies known material sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under “Risk Factors” on page 7 of the prospectus.

Recent developments in the residential mortgage market may adversely affect the performance and market value of the certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of the certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. Housing values are expected to remain stagnant or decrease during the near term. A decline or an extended flattening of those values may continue and may result in additional increases in delinquencies and losses on residential mortgage loans generally.

Another factor that may result in higher delinquency rates and losses in the future is the increase in monthly payments on interest-only mortgage loans. Borrowers with interest-only mortgage loans are exposed to higher monthly payments after the expiration of the interest-only period when the monthly payment is adjusted to a fully amortizing payment. These increases in borrowers’ monthly payments may result in significantly higher monthly payments for borrowers with interest-only mortgage loans. Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers without sufficient equity in their homes to permit them to refinance. Furthermore, borrowers who intend to sell their homes on or before the expiration of the interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.

[Another factor that may in the future contribute to higher delinquency rates and losses is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans and an increase in default of their obligations.]

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by [name of sponsor]. These increases in delinquencies and losses (as adjusted for age) are most pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios

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or lower credit scores. See “The Mortgage Pool – Static Pool Information” in this prospectus supplement and the internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of [name of sponsor].

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of the certificates. Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Limited liquidity in the secondary market may adversely affect the market value of the certificates

The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors.

The federal government has taken a variety of actions to improve the liquidity of the secondary market for mortgage-backed securities. If those actions are discontinued, the secondary market for mortgage-backed securities could become more illiquid, which could have an adverse impact on the market value of mortgage-backed securities generally. See “Risk Factors – You May Have Difficulty Reselling Your Securities Due to a Lack of a Secondary Market, Fluctuating Market Values or Periods of Illiquidity” in the prospectus.

Modifications of the mortgage loans may adversely affect the yields of the offered certificates

Because of recent developments in the housing market, including the decline in the value of homes in many geographic areas, mortgage loans in default and mortgage loans reasonably anticipated to be in default are more likely to be modified as opposed to foreclosed upon than would otherwise be the case. Such servicing modifications may include reducing the interest rate, forgiving payments of principal, interest or other amounts, such as taxes or insurance premiums, owed under the mortgage loans, extending the payment due dates and final maturity date on such mortgage loans, capitalizing or deferring delinquent interest and other amounts due under the mortgage loan, or any

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combination of these or other servicing modifications. Such reductions or delays may cause shortfalls in the distributions due on, may extend the final maturity of, or result in an allocation of a realized loss to, one or more classes of the related certificates. Additionally, the master servicer may be entitled to receive a fee from the borrower for the costs associated with any such servicing modification of a mortgage loan. See “The Transaction Agreements — The Pooling and Servicing Agreement — Modification of Mortgage Loan Terms” in this prospectus supplement.

Governmental actions may affect foreclosures

Legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability to foreclose on a defaulted mortgage loan. Various jurisdictions have considered or are currently considering such actions, and we cannot predict the nature or extent of limitations on foreclosure that may be enacted. Any such governmental actions that interfere with the foreclosure process could affect yields on the certificates.

Proposed federal legislation would, if enacted, permit borrowers in bankruptcy to restructure mortgage loans secured by their primary residences. Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance of a mortgage loan that is secured by a lien on the mortgaged property, reduce the mortgage interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan.

Certificates may not be appropriate investments for some investors

The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

•         if you purchase your certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans in the corresponding mortgage pool or mortgage pools;

•         the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions because the rate of principal distributions on, and the weighted average lives of, the certificates will be sensitive to the uncertain rate and timing of principal payments on the mortgage loans in the corresponding mortgage pool or mortgage pools and the priority of principal distributions among the classes of certificates in the related certificate group;

•         you may not be able to reinvest the principal amounts distributed on your certificates, which in general are expected to be greater during periods of relatively low interest rates, at a rate that is as high as the applicable pass-through rate or the expected yield of your certificates;

•         unless a secondary market for the certificates develops, the certificates may be illiquid investments; and

•         you must report interest as well as original issue discount, if any, on your certificates using the accrual method of accounting, even if you

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are otherwise using the cash method of accounting.

You should also carefully consider the further risks discussed below and under the heading “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and under the heading “Risk Factors” in the prospectus.

The mortgage loans in the mortgage pools have been underwritten under less restrictive guidelines which may result in losses on the mortgage loans

Substantially all the mortgage loans in the mortgage pools were underwritten pursuant to the seller’s “Super Expanded Underwriting Guidelines,” which guidelines generally allow for FICO scores, loan-to-value ratios and debt-to-income ratios that are less restrictive than those in the seller’s standard full/alternative documentation loan programs. Accordingly, substantially all the mortgage loans in the mortgage pools may have higher loan-to-value ratios, higher loan amounts and higher debt-to-income ratios and different documentation requirements than mortgage loans underwritten in accordance with the seller’s standard full/alternative documentation loan programs. In addition, the borrowers under such mortgage loans may have lower FICO scores than borrowers under mortgage loans that were underwritten in accordance with the seller’s standard full/alternative documentation loan programs. Many of the mortgage loans underwritten in accordance with the seller’s Super Expanded Underwriting Guidelines are not eligible for sale to Fannie Mae or Freddie Mac for reasons other than their principal balance. Because the mortgage loans in the mortgage pools were underwritten under guidelines that are less restrictive than the seller’s standard underwriting guidelines, the mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the seller’s standard underwriting guidelines. See “The Mortgage Pools – General” in this prospectus supplement and “Loan Program — Underwriting Standards — General Standards for First-Lien Mortgage Loans” in the prospectus.

The performance of mortgage loans may affect the rating of the certificates

The rating assigned to your class of certificates will depend on the performance of the mortgage loans in all the mortgage pools. Since the subordinated certificates will provide credit support for the senior certificates of all the certificate groups, the poor performance of one mortgage pool may affect the rating assigned to your class, notwithstanding the better performance of the other mortgage pools.

Changes to the weighted average net mortgage rate on the mortgage loans may reduce the yield with respect to the certificates

On each distribution date the pass-through rates on the certificates will be equal to the weighted average of the net mortgage rates of (i) the mortgage loans in the related mortgage pool, in the case of the senior certificates, and (ii) all the mortgage loans, in the case of the subordinated certificates. Therefore, to the extent that the weighted average net mortgage rate of a mortgage pool decreases, investors in the related certificates may experience a lower yield.

The mortgage rate of each mortgage loan in Pool I will be fixed for an initial period of approximately [____] years from the date of origination of that

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mortgage loan. The mortgage rate of each mortgage loan in Pool II and Pool III will be fixed for an initial period of approximately [____] years from the date of origination of that mortgage loan. Thereafter, each mortgage loan provides for adjustments to the mortgage rate on a semi-annual basis. On each adjustment date, the mortgage rate of each mortgage loan will adjust to equal the sum of an index and a gross margin. Mortgage rate adjustments will be subject to the limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a “periodic cap”). In addition, the mortgage rate will be subject to an initial cap, an overall maximum lifetime interest rate and a minimum interest rate.

The weighted average net mortgage rate of the mortgage loans in a mortgage pool may decrease, and may decrease significantly, after the mortgage rates of the mortgage loans in such mortgage pool begin to adjust as a result of, among other facts, the dates of adjustment, the gross margins and changes in the index. If, as a result of such interest rate adjustments, the weighted average net mortgage rate of the mortgage loans in a mortgage pool is reduced, investors in the certificates of the related certificate group will experience a lower yield. In addition, if, despite increases in the index, the mortgage rate of any mortgage loan in a mortgage pool cannot increase due to a maximum mortgage interest limitation or a periodic cap, the yield on the certificates of the related certificate group could be adversely affected. Finally, because the pass-through rate of each certificate will be based on the weighted average net mortgage rate of all the mortgage loans in the related mortgage pool or, in the case of the subordinated certificates, all the mortgage pools, disproportionate principal payments on the mortgage loans in such mortgage pool having net mortgage rates higher or lower than the then-current pass-through rate of such certificate will affect the pass-through rate for such certificate for future periods and the yield on such certificate.

Prepayments are unpredictable and will affect the yield on your certificates

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan, however, will usually result in an accelerated payment on the certificates of the related certificate group and will affect the yield to maturity on the certificates in the related certificate group. In addition, you will be subject to any reinvestment risks resulting from faster or slower prepayments of mortgage loans in the mortgage pool or, in the case of the subordinated certificates, all the mortgage pools corresponding to your certificate.

The rate of principal payments on the mortgage loans will be affected by, among other things:

•         the amortization schedules of the mortgage loans;

•         the rate of principal prepayments, including partial prepayments and those resulting from refinancing, by mortgagors;

•         liquidations of defaulted mortgage loans;

•         repurchases of mortgage loans by the seller as a result of defective documentation or breaches of representations and warranties;

•         optional purchase by the master servicer of defaulted mortgage loans; and

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•         the optional purchase by the master servicer of all the mortgage loans in connection with the termination of the issuing entity.

The rate of payments, including prepayments, on the mortgage loans may also be influenced by a variety of economic, geographic, social and other factors, including the following:

•         If prevailing rates for similar mortgage loans fall below the mortgage rates of the mortgage loans owned by the issuing entity, we would expect the rate of prepayment to increase. Increased prepayments could result in a faster return of principal to you at a time when you may not be able to reinvest the principal at an interest rate as high as the pass-through rate or expected yield on your certificates.

•         If interest rates on similar mortgage loans rise above the mortgage rates of the mortgage loans owned by the issuing entity, we would expect the rate of prepayment to decrease. Reduced prepayments could result in a slower return of principal to you at a time when you may be able to reinvest the principal at a higher rate of interest than the pass-through rate or expected yield on your certificates.

•         Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. The master servicer or its affiliates may offer these refinancing programs from time to time, including streamlined documentation programs.

See “Yield, Prepayment and Maturity Considerations” and “Description of the Certificates — Optional Termination” in this prospectus supplement and “The Agreements — Assignment of the Trust Fund Assets,” and “—Termination; Optional Termination” in the prospectus.

The effect of prepayments on certificates purchased at a premium or discount may be severe

The effect of prepayments on certificates purchased at a premium or discount may be severe. The rate of payments, including prepayments, on the mortgage loans in the mortgage pool or, in the case of the subordinated certificates, all the mortgage pools corresponding to your certificates can adversely affect the yield you receive on your certificates.

For example:

•         If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•         If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

[The Exchangeable Certificates are subject to certain risks

The characteristics of the exchangeable certificates will reflect the characteristics of the related REMIC certificates. Each class of exchangeable certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of regular certificates in the related REMIC

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combination. Investors should also consider a number of factors that will limit a certificateholder’s ability to exchange REMIC certificates for related exchangeable certificates and vice versa:

•         At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Schedule I.

•         A certificateholder that does not own the certificates may be unable to obtain the necessary REMIC certificates or exchangeable certificates.

•         The certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•         Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

•         Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

•         Only the combinations listed on Schedule I are permitted.

•         The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.]

Mortgage loans with interest-only payments may result in longer weighted average lives of the related certificates

Approximately [__]% of the mortgage loans in Pool I, approximately [__]% of the mortgage loans in Pool II and approximately [___]% of the mortgage loans in Pool III provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [____] years following the origination of the mortgage loan. Following that [____] -year period, the monthly payment with respect to each of the mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage rate. A borrower may view the absence of any obligation to make a payment of principal during the first [____] years of the term of a mortgage loan as a disincentive to prepayment.

The presence of those mortgage loans in the mortgage pools will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had those mortgage loans not been included in the trust fund. If you purchase your certificates at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

We cannot guarantee you regular payments on your certificates

The amounts you receive on your certificates will depend on the amount of the payments borrowers make on the mortgage loans in the corresponding mortgage pool or mortgage pools. Because we cannot predict the rate at

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which borrowers will repay their loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

Credit scores are not an indicator of future performance of mortgagors

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default over a two-year period. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans. See “Description of the Mortgage Pool — Mortgage Loan Characteristics” in this prospectus supplement.

Subordination may not be sufficient to protect senior certificates from losses

The certificates are not insured by any financial guaranty insurance policy. Credit enhancement in the form of subordination will be provided for the certificates, first, by the right of the holders of certificates to receive payments of principal before the classes subordinate to them and, second, by the allocation of realized losses to subordinated classes in the inverse order of their subordination. The first form of subordination is provided by using collections on the mortgage loans of a mortgage pool otherwise payable to holders of subordinated classes to pay amounts due on more senior classes of the related certificate group. Collections otherwise payable to subordinated classes are the sole source of funds from which this type of credit enhancement is provided. With respect to the second form of subordination, realized losses will be allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest payment priority, until the principal amount of that class has been reduced to zero. Subsequent realized losses will be allocated to the next most subordinate classes of subordinated certificates sequentially, until the class certificate balance of each succeeding class has been reduced to zero.

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Accordingly, if the class certificate balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans of a mortgage pool would reduce the amount of funds available for monthly distributions to holders of the senior certificates of the related certificate group. Also, the principal amounts of the subordinated certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans in any of the mortgage pools because the subordinated certificates represent interests in all the mortgage pools. As a result, losses in one mortgage pool will reduce the loss protection provided by the subordinated certificates to the senior certificates corresponding to the other mortgage pools, and will increase the likelihood that losses will be allocated to those other senior certificates. Furthermore, the subordinated classes will provide only limited protection against some categories of losses such as special hazard losses, bankruptcy losses and fraud losses in excess of the amounts specified in this prospectus supplement. Any losses in excess of those amounts will be allocated pro rata to each class of the senior certificates in the related certificate group and the subordinated certificates, even if the class certificate balance of each subordinated class has not been reduced to zero. Among the subordinated certificates the Class B-l Certificates are the least subordinated, that is, they have the highest payment priority. Then come the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in that order. See “Description of the Certificates— Subordination” in this prospectus supplement.

Unlike some other senior/subordinated structures, there will be no overcollateralization built up to provide protection for the subordinated certificates over the life of the transaction. The only credit enhancement for the subordinated certificates will be the certificates that are junior to each such class. Once the principal balance of a certificate is reduced by the amount of a loss on the mortgage loans, certain unanticipated recoveries, if any, will be the only amounts available thereafter to reimburse the holder of such certificate for the amount of such reduction. See “The Transaction Agreements — The Pooling and Servicing Agreement — Unanticipated Recoveries of Losses on the Mortgage Loans” in this prospectus supplement.

You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. See “Description of the Certificates – Losses Allocable to the Certificates” in this prospectus supplement.

Subordination of Senior Mezzanine Certificates increases risk of loss

If you purchase Class I-A-2 or Class III-A-2 Certificates, you should consider the risk that after the date on which the respective class certificate balance of each class of subordinated certificates has been reduced to zero, the principal portion of realized losses, other than excess losses, allocable to the Class I-A-1 and Class III-A-1 Certificates, will be borne first by the Class I-A-2 and Class III-A-2 Certificates, respectively, (in addition to other respective realized losses allocable to the Class I-A-2 and Class III-A-2 Certificates) in the manner described in this prospectus supplement, and not by the Class I-A-1 and Class III-A-1 Certificates, respectively, so long as the class certificate balances of the Class I-A-2 and Class III-A-2 Certificates are greater than zero. See “Description of the Certificates — Losses Allocable to the Certificates” in this prospectus supplement.

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Geographic concentration of mortgage loans may increase risk of losses on your certificates

Approximately [___]%, [___]% and [___]% of the mortgage loans in Pool I (by principal balance as of the cut-off date) expected to be in the issuing entity on the closing date are secured by property in [_____], [_____] and [____], respectively. Approximately [___]%, [___]% and [___]% of the mortgage loans in Pool II (by principal balance as of the cut-off date) expected to be in the issuing entity on the closing date are secured by property in [_____], [_____] and [____], respectively. Approximately [___]%, [___]% and [___]% of the mortgage loans in Pool III (by principal balance as of the cut-off date) expected to be in the issuing entity on the closing date are secured by property in [_____], [_____] and [____], respectively. Accordingly, you should consider the following risks associated with property located in those states:

•         Property in [____] may be more susceptible than homes located in other parts of the country to certain types of uninsurable or uninsured hazards, such as earthquakes, fires, floods, mudslides and other natural disasters.

•         Economic conditions in [____], [_____], [_____] and [____] which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•         Economic conditions and housing markets in [____], [_____], [_____] and [____] may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, mudslides and brushfires and civil disturbances such as riots. If these occur, the rates of delinquency, foreclosure, bankruptcy and loss on the related mortgage loans may increase.

•         Declines in the residential real estate market in [____], [_____], [_____] and [____] may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•         Any increase in the market value of properties located in [____], [_____], [_____] and [____] would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the related mortgage loans.

See “Transaction Overview — The Parties — The Master Servicer — Foreclosure, Delinquency and Loss Experience” in this prospectus supplement.

Residual Certificates have adverse tax consequences

The Class I-A-R Certificates will represent the “residual interests” in the master REMIC and each of the underlying REMICs (if any) for federal income tax purposes.

Holders of Class I-A-R Certificates must report as ordinary income or loss their pro rata share of the net income or the net loss of each REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class I-A-R Certificates, except for the initial principal balance for each such class of $100 and related

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interest.

Due to their tax consequences, the Class I-A-R Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Class I-A-R Certificates may not be acquired by employee benefit plans subject to ERISA.

See “Description of the Certificates — Restrictions on Transfer of the Residual Certificates,” “ERISA Considerations” and “Material Federal Income Tax Consequences” in this prospectus supplement.

The effects of terrorist attacks and military action are not determinable

The effects that possible future terrorist attacks or other incidents and related military action, or the military action by United States forces in Iraq and other regions, may have on the performance of the mortgage loans or on the values of the related mortgaged properties cannot be determined at this time. Investors should consider the possible effects of such incidents on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by future attacks or other incidents and the related military action.

The current deployment of U.S. military reservists and members of the National Guard, and any further such deployments, may significantly increase the proportion of loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act, as amended (the “Relief Act”). The Relief Act provides, generally, that a borrower who is covered by the Relief Act may not be charged interest on the related mortgage loan in excess of 6% annually during the period of the borrower’s active duty. Under the Military Reservist Relief Act, which is a California statute, under certain circumstances, California residents called into active duty with the reserves can delay payments on mortgage loans for a period not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. Interest payable to holders of the certificates in the related certificate group will be reduced by any reductions in the amount of interest not collectible as a result of the application of such Acts. These shortfalls are not required to be paid by the borrower at any future time. None of the seller, the depositor or the master servicer is required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the certificates. Any reductions resulting from such Acts will be allocated pro rata among the senior certificates of the related certificate group and the subordinated certificates.

In addition, legislation granting similar loan payment relief to certain persons not covered by the Relief Act has been proposed and may be enacted in various states.

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FORWARD LOOKING STATEMENTS

We caution you that certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, effects of prepayments, changes in interest rates and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

TRANSACTION OVERVIEW

The Parties

The Sponsor

[Name of sponsor] is the sponsor. [Name of sponsor] was incorporated in the State of [____] on [____] under the name “[____]”. The sponsor maintains its principal office at [____]. Its telephone number is [____].

Through December 31, 200[_], the sponsor has purchased over $[____] in residential mortgage loans.

The sponsor has been securitizing residential mortgage loans since [____]. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 200[_]		December 31, 200[_]

Loan Type	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)

[_]	[_]	[_]	[_]	[_]
[_]	[_]	[_]	[_]	[_]
[_]	[_]	[_]	[_]	[_]
[_]	[_]	[_]	[_]	[_]
[_]	[_]	[_]	[_]	[_]
[_]	[_]	[_]	[_]	[_]
[_]	[_]	[_]	[_]	[_]
[_]	[_]	[_]	[_]	[_]
TOTAL:	[_]	[_]	[_]	[_]

The Seller.

[Name of seller] has been an originator of mortgage loans since _______, ____ and has originated mortgage loans of the type backing the certificates offered hereby since [___]. [Name of seller] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties.

[The following table describes the size, composition and growth of [name of seller]’ total residential mortgage loan production over the past three years and recent stub-period.]

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	December 31, 200[_]		December 31, 200[_]		December 31, 200[_]		[_] 200[_]

Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans

Residential Mortgage Loans

Approximately [__]% of the mortgage loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to [name of seller], which are referred to herein as the Underwriting Standards. The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations.

[Description of the seller’s Underwriting Standards and all additional disclosure required pursuant to Item 1110(b) of Regulation B.]

The Master Servicer

The principal executive offices of [name of master servicer] are located at ______________. [Name of master servicer] is a [description of master servicer’s form of organization].

[Name of master servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans. As of _______, ____ [name of master servicer] had a net worth of approximately $[___].

[The following table describes size, composition and growth of [name of master servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 200[_]		December 31, 200[_]		December 31, 200[_]		[_] 200[_]

Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans

Residential Mortgage Loans

[Describe any material changes in [name of master servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

[Name of master servicer] will service the mortgage loans pursuant to the terms of the pooling and servicing Agreement.

[Description of the master servicer to be provided].

The Depositor. Fund America Investors Corporation II is a limited purpose Delaware corporation formed on December 14, 1992. The depositor’s principal executive offices are located at 6400 S. Fiddler’s Green Circle, Suite 1200B, Greenwood Village, Colorado 80111 and its telephone number is (303) 290-6025. The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own and sell mortgage pass-through securities which evidence ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish the foregoing.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

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After the issuance of a series of securities, the depositor may be required (to the extent specified in the pooling and servicing agreement) to perform certain actions on a continual basis, including but not limited to:

•

upon the discovery of the breach of any representation or warranty made by the seller in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan, to enforce the seller’s representation and warranty to repurchase the mortgage loan from the trustee or deliver a qualified substitute mortgage loan as described below under “The Transaction Agreements – The Mortgage Loan Purchase Agreement”;

•

to cause to be made all initial filings establishing or creating a security interest over the mortgage loans and any other related assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee’s security interest in or lien on the mortgage loans and any such related assets;

•

to appoint a successor trustee or master servicer, as applicable, in the event either the trustee or the master servicer resigns, is removed or becomes ineligible to continue serving in such capacity under the related agreement;

•	to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;
•	to notify the rating agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related agreements; and
•	to provide the trustee and the master servicer with any information such entity may reasonably require to comply with the terms of the pooling and servicing agreement.

The liability of the depositor under the pooling and servicing agreement is limited to the extent described under “The Agreements – Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus. In addition, the depositor will be entitled to indemnification from the trust fund to the extent described under “The Agreements – Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus.

The Issuing Entity. Fund America [Alternative Mortgage Securities][Mortgage Pass-Through] Trust 200[__]-AA[__], a common law trust formed under the laws of the State of New York. The issuing entity will be created under the pooling and servicing agreement by the depositor and its assets will consist of the trust fund. The issuing entity will not have any liabilities as of the closing date. The fiscal year end of the issuing entity will be December 31 of each year.

The issuing entity will not have any employees, officers or directors. The trustee, the depositor, the master servicer and the custodian will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the pooling and servicing agreement. See “—The Sponsor,” “ —Seller” and “—Master Servicer” and “The Transaction Agreements – The Pooling and Servicing Agreement.”

Under the pooling and servicing agreement, the trustee on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the trust fund, borrow money on behalf of the trust fund or make loans from the assets of the trust fund to any person or entity, without the amendment of the pooling and servicing agreement by certificateholders and the other parties thereto as described in the prospectus under “The Agreements — Amendment.”

If the assets of the trust fund are insufficient to pay the certificateholders all principal and interest to which they are entitled , holders of some or all classes of certificates will not receive all of their expected distributions of interest and principal and will suffer a loss. The risk of loss to holders of subordinate certificates is greater than to holders of senior certificates. See “Risk Factors—Subordination may not be sufficient to protect senior certificates from losses” in this prospectus supplement. The issuing entity , as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the sponsor, the depositor or any originator, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee. [Description of trustee to be provided].

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The trustee has limited administrative responsibilities under the terms of the pooling and servicing agreement. The trustee does not monitor access to and activity in the Certificate Account, compliance with covenants of the depositor and/or the master servicer in the pooling and servicing agreement or the basis for the addition, substitution or removal of mortgage loans from the mortgage pools. Under the pooling and servicing agreement, the trustee as successor master servicer will be required to make advances to the limited extent described herein with respect to the mortgage loans if the master servicer fails to make an advance required by the pooling and servicing agreement and another successor master servicer has not been named. See “The Transaction Agreements – The Pooling and Servicing Agreement – Advances” in this prospectus supplement.

The trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located. In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon and exercised or performed by the trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the trustee from performing its duties under the pooling and servicing agreement, in which event such rights, powers, duties and obligations (including the holding of title to the trust fund or any portion of the trust fund in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the trustee.

See “The Transaction Agreements – The Pooling and Servicing Agreement” in this prospectus supplement for more information about the trustee and its obligations and rights (including the right to indemnity and reimbursement in certain circumstances) under the pooling and servicing agreement.

The Custodian. [Description of custodian to be provided]. For a description of the agreement under which [name of custodian] will act as custodian of the mortgage files, see “The Transaction Agreements – The Custodial Agreement” in this prospectus supplement.

The Rating Agencies. Each of [Fitch, Inc.] and [Moody’s Investors Service, Inc.] will issue ratings with respect to some or all of the offered certificates. See “Ratings” and the heading “Expected Ratings” in the chart shown on page S-5 in this prospectus supplement.

The Transaction

Fund America [Alternative Mortgage Securities][Mortgage Pass-Through] Trust 200[__]-AA[__] will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of [______], by and among the depositor, the master servicer and the trustee. The certificates will represent undivided beneficial ownership interests in the trust fund, the assets of which will consist of:

•	the mortgage loans in each mortgage pool and all interest and principal received on or with respect thereto after the cut-off date;
•	all of the depositor’s rights as purchaser under the mortgage loan purchase agreement between [name of seller], as seller, and the depositor, as purchaser;
•	all amounts on deposit in the Certificate Account and the Distribution Account from time to time;
•	property that secured a mortgage loan and that has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; and
•	all proceeds of the conversion, voluntarily or involuntarily, of any of the foregoing.

The mortgage loans in each mortgage pool are described under “The Mortgage Pool” in this prospectus supplement and the certificates are described under “Description of the Certificates” in this prospectus supplement.

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THE MORTGAGE POOLS

General

Information with respect to the mortgage loans expected to be included in each mortgage pool on the closing date is set forth under this heading and in Annexes I, II, III and IV to this prospectus supplement. Annexes I, II and III to this prospectus supplement correspond to the mortgage loans expected to be in Pool I, Pool II and Pool III, respectively, on the closing date. Information with respect to the mortgage loans expected to be included in all the mortgage pools on the closing date is set forth in Annex IV to this prospectus supplement. Before the closing date, mortgage loans may be removed from a mortgage pool and other mortgage loans may be substituted for them. The depositor believes that the information set forth in this prospectus supplement and each Annex with respect to each mortgage pool as presently constituted is representative of the characteristics of each mortgage pool as it will be constituted at the closing date, but some characteristics of the mortgage loans in each mortgage pool may vary. Unless otherwise indicated, information presented in this prospectus supplement and each Annex expressed as a percentage, other than rates of interest, are approximate percentages based on the aggregate Stated Principal Balances of the mortgage loans as of the cut-off date. No more than 5% of the mortgage loans relative to the aggregate cut-off date pool principal balance of the mortgage pools will deviate from the mortgage loan characteristics described under this heading or in Annexes I, II, III and IV.

As of the cut-off date, the aggregate Stated Principal Balance of the mortgage loans expected to be included in Pool I on the closing date is approximately $[_______], which is referred to as the cut-off date pool principal balance of Pool I. As of the cut-off date, the aggregate Stated Principal Balance of the mortgage loans expected to be included in Pool II on the closing date is approximately $[__________], which is referred to as the cut-off date pool principal balance of Pool II. As of the cut-off date, the aggregate Stated Principal Balance of the mortgage loans expected to be included in Pool III on the closing date is approximately $[________], which is referred to as the cut-off date pool principal balance of Pool III. The mortgage loans in each mortgage pool provide for the amortization of the amount financed over a series of monthly payments, subject to periodic interest rate adjustments; provided that, in the case of the interest-only mortgage loans, such amortization does not begin until after the [____] due date. The due date for each mortgage loan is the first day of each calendar month. At origination, substantially all the mortgage loans had stated terms to maturity of [____] years. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than their scheduled due dates will not affect the amortization schedule or the relative application of the payments to principal and interest. The mortgagors may prepay their mortgage loans at any time without penalty.

The mortgage rate of each of the mortgage loans will be fixed for a period of [____] years (in the case of the mortgage loans in Pool I) or [____] years (in the case of the mortgage loans in Pool II and Pool III) after the origination of that mortgage loan. Each mortgage note for the mortgage loans will provide for adjustments to the mortgage rate thereon at the end of the initial [____] year or [____] year fixed-rate period, as applicable, and semi-annually thereafter (each such date, an “Adjustment Date”) to equal the sum, rounded to the nearest 0.125%, of (1) the average of the London interbank offered rates for the six-month U.S. dollar deposits in the London market, as set forth in the Wall Street Journal, or, if such rate ceases to be published in the Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer based on comparable information, in each case as most recently announced as of a date generally 45 days prior to such Adjustment Date (the “Six-Month LIBOR Index” or the “Mortgage Index”), and (2) a fixed percentage amount specified in the related mortgage note (the “Gross Margin”); provided, however, that the mortgage rate for all the mortgage loans will not increase or decrease by more than [____%] every six months, as specified in the related mortgage note (each limit on adjustments in the mortgage rate is referred to as a “Subsequent Periodic Rate Cap”), with the exception of the initial Adjustment Date of the mortgage loans for which the Mortgage Rate on each mortgage loan will not increase or decrease (x) by more than [____%] (the limit on initial adjustments in the mortgage rate is referred to as an “Initial Periodic Rate Cap” and, together with the Subsequent Periodic Rate Cap, the “Periodic Rate Caps”). In addition, adjustments to the mortgage rate for each mortgage loan are subject to a lifetime maximum interest rate (the “Maximum Mortgage Rate”). Each mortgage loan specifies a lifetime minimum interest rate (the “Minimum Mortgage Rate”), which is equal to the Gross Margin for that mortgage loan.

The earliest date of origination, earliest stated maturity date and latest stated maturity date of any mortgage loan in each loan group is set forth in the following table:

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	Earliest Date of Origination	Earliest Stated Maturity Date	Latest Stated Maturity Date

Pool I
Pool II
Pool III

Approximately [___]% of the mortgage loans in Pool I and substantially all the mortgage loans in Pool III are jumbo mortgage loans which have principal balances at origination that exceed the then applicable limitations for purchase by Fannie Mae and Freddie Mac.

As of the cut-off date, not more than [____]% of the mortgage loans were more than 30 days delinquent in payments of principal and interest . No more than approximately [____]% of the mortgage loans have been 30 to 59 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [____]% of the mortgage loans have been 30 to 59 days delinquent two times during the twelve months preceding the cut-off date. No more than approximately [____]% of the mortgage loans have been more than 60 days delinquent two times during the twelve months preceding the cut-off date. For purposes of describing the characteristics of the mortgage loans in this prospectus supplement, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business son the last business day immediately prior to the next monthly due date. The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month. For example, a mortgage loan with a payment on July 1 that remained unpaid as of the close of business on July 31 would then be described as 30 to 59 days delinquent in the description of the mortgage loans contained in this prospectus supplement for August.

None of the mortgage loans are subject to buydown agreements. No mortgage loan provides for deferred interest or negative amortization.

Approximately [___]%, [___]% and [___]% of the mortgage loans in Pool I, Pool II and Pool III, respectively, are interest-only loans which provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of [____] years following the origination of the mortgage loan.

No mortgage loan has a loan-to-value ratio at origination of more than [_]%. Generally, each mortgage loan with a loan-to-value ratio at origination of greater than [_]% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The primary mortgage guaranty insurance policy provides coverage in an amount equal to a specified percentage times the sum of the Stated Principal Balance of the related mortgage loan, the accrued interest on the related mortgage loan and the related foreclosure expenses. The specified percentage is generally [_]% for loan-to-value ratios between [_]% and [_]%,[_]% for loan-to-value ratios between [_]% and [_]%, and [_]% for loan-to-value ratios between [_]% and [_]%.

No primary mortgage guaranty insurance policy will be required with respect to any mortgage loan

•

after the date on which the related loan-to-value ratio is [_]% or less or, based on a new appraisal, the Stated Principal Balance of the mortgage loan represents [_]% or less of the new appraised value, or

•	if maintaining the primary mortgage guaranty insurance policy is prohibited by applicable law.

See “—Underwriting Criteria for the Mortgage Loans” in this prospectus supplement and “Loan Program — Underwriting Standards — General Standards for First-Lien Mortgage Loans” in the prospectus.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the affected mortgage loans.

Annexes I, II, III and IV attached hereto, set forth in tabular format certain information, as of the cut-off date, as to the mortgage loans in each of the mortgage pools and in the aggregate. Other than with respect to rates of interest,

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percentages (approximate) are reported by aggregate Stated Principal Balance of the related mortgage loans as of the cut-off date and have been rounded in order to total 100%.

Underwriting Criteria for the Mortgage Loans

[Description of underwriting standards of the seller to be provided].

Static Pool Information

Static pool information with respect to the sponsor’s prior securitized pools involving mortgage loans similar to the mortgage loans expected to be included in the mortgage pool, presented by prior securitized pool, is available online at [web address to be provided]. Information available at this web address is deemed to be part of this prospectus supplement, except to the extent described below.

Without charge or registration, by clicking on the link titled [“[____]”] investors can view on this website the following information:

•

delinquency, cumulative loss and prepayment information for the five years preceding the date of first use of this prospectus supplement regarding the sponsor’s prior securitized pools of mortgage loans similar to the mortgage loans expected to be included in the mortgage pools; and

•

summary information of the original characteristics of each prior securitized pool of mortgage loans similar to the mortgage loans expected to be included in the mortgage pools, including, among other things (in each case by pool): the number of securitized loans or of originated or purchased loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the product type(s); and the weighted average loan-to-value ratio.

In the event any changes or updates are made to the information available on the sponsor’s website, the sponsor will provide a copy of the original information upon request to any person who writes or calls the sponsor at [sponsor’s address to be provided]; Attention: [_____________], telephone number [sponsor’s telephone number to be provided].

The static pool information available on the sponsor’s website relating to any of the sponsor’s prior securitized pools issued prior to January 1, 2006 is not deemed part of this prospectus supplement, the accompanying prospectus or of the depositor’s registration statement.

Static pool information regarding the sponsor’s prior securitized pools will remain available on the sponsor’s website for at least five years following commencement of the offering contemplated by this prospectus supplement.

Static pool performance may have been affected by various factors relating to the underlying borrower’s personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor’s equity in the related mortgaged property. In addition, static pool performance may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of housing prices, the level of interest rates and changes in mortgage loan product features. In addition, changes over time in servicing practices or variations in mortgage loan underwriting guidelines or the application of such guidelines may affect the static pool data. See “The Mortgage Pool –Underwriting Criteria for the Mortgage Loans” in this prospectus supplement and “Loan Program – Underwriting Standards – General Standards for First-Lien Mortgage Loans” in the prospectus. Regional economic conditions (including declining real estate values) may particularly affect delinquency and cumulative loss experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. The historical pool performance information contained in the static pool reports may be attributable to factors such as those described above, although there can be no assurance as to whether this information is the result of any particular factor or a combination of factors. Due to all of these factors, the sponsor’s static pool performance data may not be indicative of the future performance of the mortgage loans expected to be included in the mortgage pool.

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Additional Information

The description in this prospectus supplement of the mortgage pools, the mortgage loans and the mortgaged properties is based upon the mortgage pools as constituted at the close of business on the cut-off date, as adjusted for scheduled payments due on or before that date. Within 15 days after the closing date, the depositor will file (or cause to be filed) a Current Report on Form 8-K with the Securities and Exchange Commission which will include as exhibits copies of the mortgage loan purchase agreement(s), pooling and servicing agreement and, if applicable, certain other transaction documents. If any mortgage loans are removed from or added to the trust fund, such removal or addition, to the extent material, will be noted in the depositor’s Current Report on Form 8-K.

Pursuant to the Pooling and Servicing Agreement, the trustee will, based upon information received from the master servicer, prepare monthly statements to certificateholders containing the information described under “Reports to Securityholders” in the prospectus. The trustee may make available each month, to any interested party, the monthly statement to certificateholders via the trustee’s website. The trustee’s website will initially be located at [________________] and assistance in using the website can be obtained by calling the trustee’s customer service department at [(___) ___-____]. The trustee will have the right to change the way such reports are distributed in order to make such payments more convenient and/or more accessible, and the trustee will provide notification to the certificateholders regarding any such changes.

The depositor intends to file certain additional yield tables and other computational materials with respect to one or more classes of offered certificates with the SEC. The tables and materials were prepared by [Underwriter] at the request of one or more prospective investors, based on assumptions provided by, and satisfying the special requirements of, the prospective investors. The tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them

THE TRANSACTION AGREEMENTS

The Mortgage Loan Purchase Agreement

On the closing date, the depositor will purchase all the mortgage loans in each mortgage pool from the seller pursuant to a mortgage loan purchase agreement (the “MLPA”) between [name of seller], as seller, and the depositor, as purchaser. The seller will have directly originated or acquired the mortgage loans from various unaffiliated third parties. All the mortgage loans were underwritten substantially in accordance with the seller’s underwriting standards. See “Loan Program — Underwriting Standards” in the prospectus. The depositor will sell and assign the mortgage loans to the trustee for the benefit of the certificateholders pursuant to a pooling and servicing agreement among the depositor, [name of master servicer], as master servicer, and [name of trustee], as trustee. [Name of custodian] will act as custodian of the mortgage files for the mortgage loans pursuant to the terms of a custodial agreement by and between the trustee, [name of servicer], as servicer and [name of custodian], as custodian. See “— The Custodial Agreement” in this prospectus supplement.

Under the MLPA, the seller will make certain representations, warranties and covenants to the depositor, including, among others, the following with respect to the mortgage loans, or each mortgage loan, as the case may be:

[Summary of representations and warranties to be provided.]

Subject to the limitations described under “— The Pooling and Servicing Agreement – Delivery Requirements,” the seller will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in the mortgage loan. Under the pooling and servicing agreement, the depositor will assign all its interest in the seller’s representations, warranties and covenants under the MLPA, including the seller’s repurchase obligation, to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute for mortgage loans with deficient documentation or which are otherwise defective. The seller is selling the mortgage loans to the depositor without recourse and the depositor is selling the mortgage loans to the trustee for the benefit of the certificateholders without recourse. Neither the depositor nor the seller

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will have any obligation with respect to the certificates in its capacity as a mortgage loan seller other than the repurchase and substitution obligations described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer’s contractual servicing obligations under the pooling and servicing agreement. The obligations of [name of custodian] with respect to the mortgage loans are limited to[name of custodian]’s contractual obligations as custodian of the related mortgage files under the custodial agreement.

The Pooling and Servicing Agreement

General. Pursuant to the pooling and servicing agreement and on the closing date, the depositor will sell, without recourse, all of its right, title and interest in the mortgage loans and the other assets included in the trust fund, including all principal and interest due and received on the mortgage loans after the cut-off date, to the trustee in trust for the benefit of the certificateholders.

Delivery Requirements. In connection with the sale, the depositor will deliver or cause to be delivered to [name of custodian], as a custodian for the trustee, the mortgage file for each mortgage loan, which contains, among other things,

•

the original mortgage note, including any modifications or amendments, endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

•	the original mortgage creating a first lien on the related mortgaged property with evidence of recording,
•	an assignment in recordable form of the mortgage,
•

the title policy with respect to the related mortgaged property, if available, provided that the title policy will be delivered as soon as it becomes available, and if the title policy is not available, and to the extent required in connection with the rating of the certificates, a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the mortgaged property, or in lieu of a title policy, provided the applicable mortgage loan meets required criteria, an alternative title insurance product (“alternative title product”), and

•	if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage,

except for any documents not returned from the public recording office or an original or certified copy of the applicable title policy, to the extent unavailable, unless an alternative title product is used, each of which will be delivered to the custodian as soon as the same is available to the depositor.

The custodian will review each mortgage file within [____] days of the closing date, or promptly after the custodian’s receipt of any document permitted to be delivered after the closing date, and if any document in a mortgage file is found to be missing or materially defective and the seller does not cure the defect within [____] days after receiving notice of the defect from the custodian, or within such longer period not to exceed [____] days after the closing date as provided in the pooling and servicing agreement (in the case of missing documents not returned from the public recording office or in the case of the original or certified copy of the applicable title policy, unless an alternative title product is used), the seller will be obligated to repurchase the affected mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the seller may, at its option, remove the affected mortgage loan (referred to as a deleted mortgage loan) from the corresponding mortgage pool and substitute in its place another mortgage loan (referred to as a replacement mortgage loan); however, a substitution will only be permitted within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that the substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code.

On the date of substitution, any replacement mortgage loan will

•

have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the principal balance of the deleted mortgage loan, provided

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that the seller will deposit a Substitution Adjustment Amount into the Certificate Account for distribution to the certificateholders of the related certificate group on the related distribution date,

•

have a Net Mortgage Rate not lower than the Net Mortgage Rate of the deleted mortgage loan; provided that the master servicing fee for the replacement mortgage loan shall be the same as that of the deleted mortgage loan,

•	have a mortgage rate not lower than, and not more than one percentage point per annum higher than, that of the deleted mortgage loan,
•	have a loan-to-value ratio not higher than that of the deleted mortgage loan,
•	have a remaining term to maturity not greater than, and not more than one year less than, the remaining term to maturity of the deleted mortgage loan, and
•	comply with all the representations and warranties set forth in the MLPA as of the date of substitution.

This cure, repurchase or substitution obligation of the seller constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

Notwithstanding the foregoing, in lieu of delivering a duly executed assignment of the mortgage to the custodian and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide the custodian with evidence that the related mortgage is held through the MERS® System. In addition, the mortgage for some or all the mortgage loans in the trust fund that are not already held through the MERS® System may, at the discretion of the master servicer, in the future be held through the MERS® System. For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

Servicing and Administrative Responsibilities. [Name of master servicer] will act as master servicer and will service all of the mortgage loans. See “Transaction Overview — The Parties — Master Servicer” in this prospectus supplement. [name of trustee] will be the trustee under the pooling and servicing agreement. See “Transaction Overview — The Parties —The Trustee” in this prospectus supplement. [Name of custodian] will be the custodian under the custodial agreement. See “Transaction Overview — The Parties — The Custodian” in this prospectus supplement.

The master servicer, trustee and custodian will have the following responsibilities under the pooling and servicing agreement and the custodial agreement (in the case of the custodian) with respect to the trust fund:

Party	Responsibilities

Master Servicer

Performing the master servicing functions in accordance with the pooling and servicing agreement, including but not limited to:

•         establishing and maintaining a Certificate Account consisting of a separate subaccount relating to each mortgage pool in accordance with the pooling and servicing agreement;

•         collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts in the Certificate Account and delivering all amounts on deposit in the Certificate Account to the trustee for deposit in the Distribution Account on the business day

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            immediately preceding the related distribution date

•         advancing or causing to be advanced such funds as necessary for the purpose of effecting the payment of taxes and assessments on the mortgaged properties;

•         making advances with respect to delinquent payments of principal and interest on the mortgage loans;

•         providing monthly loan-level reports to the trustee;

•         maintaining certain insurance policies relating to the mortgage loans;

•         arranging for the subservicing of any mortgage loan and monitoring such subservicer’s performance, and enforcing each subservicer’s obligations under the pooling and servicing agreement; and

•         enforcing foreclosure proceedings with respect to the mortgaged properties.

Trustee

Performing the trustee functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

•         establishing and maintaining the Distribution Account;

•         receiving monthly remittances from the master servicer for deposit in the Distribution Account and distributing all amounts on deposit in the Distribution Account to the certificateholders in accordance with the priorities set forth under “Description of the Certificates — Distributions on the Certificates” in this prospectus supplement;

•         maintaining a certificate register for the trust fund in which the trustee provides for the registration of the certificates and of transfers and exchanges of the certificates;

•         examining all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the trustee that are specifically required to be furnished pursuant to any provision of the pooling and servicing agreement to determine whether they are in the form required by the pooling and servicing agreement;

•         executing and delivering to DTC (as defined below) the Issuer Letter of Representations dated as of the closing date on behalf of the issuing entity created by the pooling and servicing agreement;

•         filing on behalf of the depositor all periodic reports required under the Securities Exchange Act of 1934 relating to the certificates;

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•         exercising and enforcing its remedies upon an Event of Default by the master servicer under the pooling and servicing agreement; and

•         in the event that the master servicer shall for any reason no longer be the master servicer and a successor master servicer has not been appointed, assuming all the rights and obligations of the master servicer under the pooling and servicing agreement until such time as a successor master servicer is appointed.

Custodian

Performing the custodial functions in accordance with the provisions of the pooling and servicing agreement and the custodial agreement, including but not limited to:

•         holding and maintaining the mortgage loan documents related to the mortgage loans in accordance with customary standards on behalf of the trustee;

•         acting exclusively as the bailee for hire and agent of, and custodian for the trustee; and

•         executing and delivering an initial certification, a delay delivery certification and subsequent certificate.

Accounts. All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, at all times before distribution thereof to the certificateholders, be in either the Certificate Account or the Distribution Account, which are accounts established in the name of the master servicer and the trustee, respectively. The Certificate Account will be created and maintained by the master servicer, while the Distribution Account will be created and maintained by the trustee. Funds on deposit in the Certificate Account may be invested by the party responsible for such account in certain eligible investments described in the pooling and servicing agreement. All income and gain net of any losses realized from such investment of funds on deposit in the Certificate Account will be for the benefit of the master servicer as servicing compensation and will not be available for distributions to the certificateholders. The amount of any losses incurred with respect to any such investment will be deposited into the Certificate Account by the master servicer. Funds on deposit in the Certificate Account may be invested by the party responsible for such account in certain eligible investments described in the pooling and servicing agreement.

Modification of Mortgage Loan Terms. Under the terms of the pooling agreement, the master servicer may agree to modifications of a mortgage loan that is in default or for which default is reasonably foreseeable, which modifications may include reducing the interest rate, forgiving payments of principal, interest or other amounts, such as taxes or insurance premiums, owed under the mortgage loan, extending the payment due dates and final maturity date on the mortgage loan (but not past the latest stated maturity date of any mortgage loan as of the cut-off date), capitalizing or deferring delinquent interest and other amounts due under the mortgage loan, or any combination of these or other servicing modifications, if, among other things, such modifications would be consistent with the customary and usual standards of practice of prudent mortgage loan servicers. Such modifications may occur in connection with workouts involving delinquent mortgage loans and may involve the addition of all related outstanding servicing advances to the principal balance of the applicable mortgage loan. The master servicer may reimburse itself for such servicer advances on a modified mortgage loan from amounts received on the related mortgage loan only. Neither the master servicer nor the seller will be obligated to purchase any such modified mortgage loans.

Fees and Expenses. The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

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Type/Receipt (1)	Amount	General Purpose	Source (2)	Frequency

Fees
Expense Fee/ Master Servicer

The product of (i) the Expense Fee Rate divided by 12 and (ii) the Pool Principal Balance as of the first day of the Due Period preceding the payment date (or as of the close of business on the cut-off date for the first payment date). (3)(4)

		Compensation	Interest collected with respect to each mortgage loan, any related liquidation proceeds allocable to accrued and unpaid interest.	Monthly
Additional Servicing Compensation / Master Servicer	All late payment fees and other similar charges.	Compensation	Payments made by obligors with respect to the mortgage loans.	From time to time
	All investment income earned on amounts on deposit in the Certificate Account.	Compensation	Investment income related to the Certificate Account.	Monthly
	All Prepayment Interest Excess.	Compensation	Payments made by obligors with respect to the mortgage loans.	From time to time
Trustee Fee

The product of (i) the Trustee Fee Rate divided by 12 and (ii) the Pool Principal Balance as of the first day of the Due Period preceding the payment date (or as of the close of business on the cut-off date for the first payment date). (5)

		Compensation	The master servicer pays the Trustee Fee to the trustee out of the Expense Fee.	Monthly
Expenses
Reimbursement/ Master Servicer	The amount of any servicing advances.	Reimbursement of Expenses	First from liquidation proceeds and second from the Certificate Account prior to allocation of distributions to the certificates.	From time to time
Reimbursement/ Master Servicer	Reasonable legal expenses and costs of the master servicer in connection with any action with respect to the pooling and servicing agreement and the interests of the certificateholders.	Reimbursement of Expenses	From the Certificate Account prior to allocation of distributions to the certificates.	From time to time
Indemnification Expenses / Master Servicer	Any loss, liability, or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates.	Indemnification	From the Certificate Account prior to allocation of distributions to the certificates.	From time to time
Liquidation Expenses/ Master Servicer	Out-of-pocket expenses incurred by the master servicer in connection with the liquidation of any mortgage loan and not recovered under any insurance policy.	Reimbursement of Expenses	Interest Collections.	From time to time

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(1)

If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement and to compensation with respect to its expenses in connection with conversion of certain information, documents, and record keeping in connection with the transfer of the master servicing.

(2)

Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to payments on the certificates.

(3)	The “Expense Fee Rate” for each mortgage loan will equal [_____]% per annum.
(4)	The “Master Servicing Fee Rate” for each mortgage loan will equal approximately [______]% per annum.
(5)

The “Trustee Fee Rate” for each mortgage loan will equal [_____]% per annum. The custodian will not receive any compensation from the trust fund with respect to its duties on behalf of the trust fund. None of the fees set forth in the table above may be increased without an amendment of the pooling and servicing agreement as described under “The Agreements – Amendment” in the prospectus.

Adjustment to Master Servicing Fee in Connection with Principal Prepayments. When a borrower prepays a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except for the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders of the related certificate group on the distribution date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day or, in the case of the first distribution date, from the cut-off date through the last day of a calendar month, will be distributed to certificateholders of the related certificate group on the distribution date in the month after the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans would result.

Advances. Subject to the following limitations, the master servicer will be required to advance before each distribution date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for the distribution date, an amount equal to the aggregate of payments of principal and interest on the mortgage loans (net of the master servicing fee with respect to the related mortgage loans) which were due on the related due date and which were delinquent on the related determination date, together with an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure. The determination date will be the third business day after the 15th day of each month; provided that the determination date in each month will always be at least two business days before the related distribution date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each mortgage loan to the extent that advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the master servicer determines on any determination date to make an advance, the advance will be included with the distribution to certificateholders of the related certificate group on the related distribution date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance on the related distribution date, will constitute an Event of Default under the pooling and servicing agreement. If the master servicer is terminated as a result of the occurrence of an Event of Default, the trustee or a successor master servicer appointed by the trustee will be obligated to make advances in accordance with the terms of the pooling and servicing agreement.

[If material, statistical information of master servicer advances on the mortgage loans and the master servicer’s overall servicing portfolio for the past three years will be provided as required by Item 1108(c)(4) of Regulation AB, to the extent applicable.]

Unanticipated Recoveries of Losses on the Mortgage Loans. Holders of certificates that had previously been allocated a Realized Loss in respect of a mortgage loan (which holders may, in the event of a transfer of any such certificate,

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be different from the holders at the time the Realized Loss was allocated) may receive distributions if the servicer subsequently makes an Unanticipated Recovery in respect of such mortgage loan as a result of events such as an unanticipated insurance settlement, tax refund or mortgagor bankruptcy distribution. In such event, the class certificate balance of each class of certificates to which the Realized Losses were allocated shall be increased, sequentially in the order of payment priority, by the amount of Unanticipated Recoveries, but not by more than the amount of losses previously allocated to reduce such class certificate balances. Holders of any class of certificates for which the class certificate balance has been increased by the amount of any Unanticipated Recoveries will not be entitled to any payment in respect of interest on the amount of any such increase for any interest accrual period preceding the distribution date on which such increase occurs. Unanticipated Recoveries, if any, will be distributed on each distribution date pursuant to the Available Funds Allocation. This distribution will be made on the distribution date in the calendar month following receipt of the Unanticipated Recovery. No certificateholder will be entitled to receive any share of an Unanticipated Recovery following the distribution date on which the principal balance of its certificates has been reduced to zero, including following the termination of the issuing entity.

Events of Default and Termination. The “events of default” under the pooling and servicing agreement are described under “Events of Default; Rights upon Event of Default” in the prospectus. If any of the events of default described in the pooling and servicing agreement shall occur with respect to the master servicer, other than the failure of the master servicer to remit any advance required to be remitted by the master servicer pursuant to the pooling and servicing agreement, then, and in each and every such case, so long as such event of default shall not have been remedied, the trustee may, or at the direction of the holders of Certificates evidencing not less than 66 2/3% of the voting rights evidenced by the Certificates, the trustee shall by notice in writing to the master servicer (with a copy to each rating agency), terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans and the proceeds thereof, other than its rights as a certificateholder under the pooling and servicing agreement. If the master servicer fails to remit any advance required to be remitted by the master servicer pursuant to the pooling and servicing agreement the trustee shall immediately, by notice in writing to the master servicer (with a copy to each rating agency), terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans and proceeds thereof, other than its rights as a certificateholder under the pooling and servicing agreement. On and after the receipt by the master servicer of such written notice, all authority and power of the master servicer under the pooling and servicing agreement, whether with respect to the mortgage loans or otherwise, shall terminate.

Successor Master Servicers. If all of the rights and obligations of the master servicer under the pooling and servicing agreement are terminated as described above and another successor master servicer has not been appointed, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement. See “The Agreements — Events of Default; Rights Upon Event of Default” in the prospectus. In connection with such appointment, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the master servicing fee permitted the master servicer in accordance with the pooling and servicing agreement. The trustee and such successor to the master servicer shall take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession. Any successor to the master servicer as master servicer shall give notice to the mortgagors of such change of servicer and shall, during the term of its service as master servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the pooling and servicing agreement.

Limitation on Liabilities and Indemnification of the Master Servicer. The liability of the master servicer under the pooling and servicing agreement is limited to the extent described under “The Agreements – Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus. In addition, the master servicer will be entitled to indemnification from the trust fund to the extent described under “The Agreements – Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus.

Resignation or Removal of the Master Servicer. The circumstances under which [name of master servicer] may resign or be removed as master servicer under the pooling and servicing agreement are described under “The Agreements – Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus.

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Duties of the Trustee. The trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement. As described under “—Servicing and Administrative Responsibilities” above, the trustee will perform certain administrative functions required under the pooling and servicing agreement.

Upon receipt of the various certificates, statements and opinions required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the pooling and servicing agreement; however, the trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the depositor, the master servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders in an event of default under the pooling and servicing agreement, and the trustee will not be deemed to have notice of any such event of default unless a responsible officer of the trustee has actual knowledge of the event of default or written notice of an event of default is received by the trustee at its corporate trust office. See “The Agreements — Events of Default; Rights Upon Event of Default” in the prospectus. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Expenses and Indemnities of the Trustee. The trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the pooling and servicing agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The trustee will also be entitled to indemnification from the master servicer for any claim, loss, liability or expense incurred by it in connection with the administration of the trust fund and the performance of its duties under the pooling and servicing agreement or any other document or agreement to which the trustee is a party.

The trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above solely from the master servicer and not from amounts collected in respect of interest and principal on the mortgage loans.

Resignation or Removal of Trustee. The trustee may, upon not less than [____] days’ advance written notice to the depositor, the master servicer and each rating agency, resign at any time, in which event the depositor will appoint a successor trustee that satisfies the eligibility requirements provided in the pooling and servicing agreement and mail notice of such successor to certificateholders. The trustee may also be removed at any time by the depositor if (a) the trustee ceases to be eligible to continue to act as trustee under the pooling and servicing agreement; (b) the trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the trustee or its property; or (d) the trustee otherwise becomes incapable of acting. If the trustee is removed the depositor will promptly appoint a successor trustee. If a successor trustee does not take office within 30 days after the retiring trustee resigns or is removed, the retiring trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the successor trustee, if the depositor fails to do so, will mail notice of its succession to all certificateholders. The predecessor trustee will be required to transfer all property held by it as trustee to the successor trustee.

Any fees and expenses owed to the retiring trustee in connection with such resignation or removal will be paid as described above under “—Expenses and Indemnities of the Trustee.”

The Custodial Agreement

[Name of custodian], an affiliate of the depositor, will act as custodian of the mortgage files for the mortgage loans pursuant to the terms of a custodial agreement by and among the trustee, [name of servicer], as servicer and [name of custodian], as custodian. Under the terms of the custodial agreement, [name of custodian] shall maintain continuous custody

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of all items constituting the mortgage files in secure facilities in accordance with customary standards for such custody and shall reflect in its records the interest of the trustee therein. Each mortgage file which comes into the possession of [name of custodian] shall be maintained in fire-resistant facilities. With respect to the documents constituting each mortgage file, [name of custodian] shall (i) act exclusively as the bailee for hire and agent of, and custodian for the trustee, (ii) hold all documents constituting such mortgage file received by it for the exclusive use and benefit of the trustee, and (iii) make disposition thereof only in accordance with the terms of the custodial agreement or with written instructions furnished by the trustee, provided, however, that in the event of a conflict between the terms of the custodial agreement and the written instructions of the trustee, the trustee’s written instructions shall control.

See “– The Pooling and Servicing Agreement – Delivery Requirements” in this prospectus supplement for more information about the custodian and its obligations and rights under the custodial agreement.

Expenses and Indemnities of the Custodian. The custodian is not entitled to reimbursement of its expenses or indemnification from the trust fund under the terms of the custodial agreement.

Resignation or Removal of the Custodian. After the expiration of the 180-day period commencing on the closing date, the custodian may resign and terminate its obligations under the custodial agreement upon at least 60 days’ prior written notice to the trustee and the master servicer. Promptly after receipt of notice of the custodian’s resignation, the trustee will either take custody of the mortgage files itself or promptly appoint a successor custodian. In addition, the trustee, upon at least 60 days’ prior written notice to the custodian and the master servicer, may with or without cause, remove and discharge the custodian from the performance of its duties under the custodial agreement. Promptly after the giving of notice of such removal, the trustee will appoint, or petition a court of competent jurisdiction to appoint, a successor custodian.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to the pooling and servicing agreement and will have the respective initial class certificate balances, subject to a variance of ±5%, and initial pass-through rates set forth on page S-5.

As of any distribution date, the class certificate balance of any class of certificates is equal to the initial class certificate balance of that class as reduced by all amounts previously distributed to certificateholders of that class as payments of principal, and the amount of Realized Losses, including Excess Losses, allocated to that class.

In addition, the class certificate balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the class certificate balances of all classes of the certificates, following all distributions and the allocation of Realized Losses on a distribution date, exceeds the aggregate of the Stated Principal Balances of the mortgage loans in all the mortgage pools as of the due date occurring in the month of the distribution date. Such a reduction is referred to in this prospectus supplement as the “Subordinated Certificate Writedown Amount.”

The senior certificates will have an initial aggregate class certificate balance of approximately $[________] and will evidence in the aggregate an initial beneficial ownership interest of approximately [___]% in the trust fund. The Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately [___]%, [___]%, [___]%, [___]%, [___]% and [___]%, respectively, in the trust fund.

The Class I-A-R Certificates will be issued in fully registered certificated form. All the other classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class I-A-R Certificates will be issued as two certificates in denominations of $[99.99] and $[0.01].

Separate REMIC Structure

For federal income tax purposes, the trust fund will comprise one or more real estate mortgage investment conduits; one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets

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designated in the pooling and servicing agreement. The master REMIC will issue several classes of certificates, which, other than the Class I-A-R Certificates, will represent the regular interests in the master REMIC. The Class I-A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

Book-Entry Certificates

Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate initial class certificate balance of the class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company in the United States (“DTC”) or Euroclear Bank S.A./N.V. (“Euroclear”) in Europe. Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Euroclear’s name on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the applicable depository, as described in the prospectus under “Description of the Securities — Book-entry Registration of Securities.” Investors may hold beneficial interests in the book-entry certificates in the minimum denominations set forth in the table on page S-5 and integral multiples of $1,000 in excess thereof. If necessary in order to aggregate the initial principal balance of a class of certificates, one certificate of such class will be issued in an incremental denomination of less than that listed in the table on page S-5. One investor of each class of book-entry certificates may hold a beneficial interest in a book entry certificate that is not an integral multiple of $1,000. The depositor has been informed by DTC that its nominee will be CEDE & Co. Accordingly, CEDE & Co. is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities — Book-entry Registration of Securities,” no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate.

Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE & Co., as nominee of DTC. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and DTC. Monthly and annual reports on the trust fund provided to CEDE & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities — Book-entry Registration of Securities” in the prospectus.

[Exchangeable Certificates

General

The holder of the REMIC Certificates in any REMIC Combination may exchange all or part of each class of such REMIC Certificates for a proportionate interest in the related Exchangeable Certificates. The holder of each class of Exchangeable Certificates may also exchange all or part of such class for a proportionate interest in each such class of REMIC Certificates in the related REMIC Combination. This process may occur repeatedly.

The classes of REMIC Certificates and of Exchangeable Certificates that are outstanding on any date and the outstanding principal balances of these classes will depend upon the aggregate distributions of principal made to such classes, as well as any exchanges that have occurred on or prior to such date. For the purposes of the definitions set forth under “Glossary of Terms” and the calculation of the class principal balance of any class of REMIC Certificates, to the extent that exchanges of REMIC Certificates for Exchangeable Certificates occur, the aggregate class principal balance of the REMIC Certificates will be deemed to include the class principal balance of the related Exchangeable Certificates issued in the exchange and the class principal balance of the Exchangeable Certificates will be deemed to be zero. REMIC Certificates in any REMIC Combination and the related Exchangeable Certificates may be exchanged only in the specified proportion that the original principal balances of such certificates bear to one another as shown in Schedule I.

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Holders of Exchangeable Certificates will be the beneficial owners of an interest in the REMIC Certificates in the related REMIC Combination and will receive a proportionate share, in the aggregate, of the distributions on those certificates. With respect to any distribution date, the aggregate amount of principal and interest distributable to any Exchangeable Classes and the REMIC Certificates in the related REMIC Combination then outstanding on such distribution date will be equal to the aggregate amount of principal and interest otherwise distributable to all of the REMIC Certificates in the related REMIC Combination on such distribution date if no Exchangeable Certificates were then outstanding.

Procedures

If a certificateholder wishes to exchange certificates, the certificateholder must notify the trustee by e-mail at [_____] no later than two business days before the proposed Date of exchange. The notice must be on the certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each certificate to be exchanged and each certificate to be received, outstanding certificate principal balance and the original certificate principal balance of the certificates to be exchanged, the certificateholder's DTC participant number and the proposed date of exchange. After receiving the notice, the trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee. The certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second business day before the proposed date of exchange.

In connection with each exchange, the certificateholder must pay the trustee a fee equal to $[_____].

The trustee will make the first distribution on a REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the distribution date in the month following the month of the exchange to the certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of any Exchangeable Certificates will reflect the characteristics of the related REMIC Certificates in the related REMIC Combination. Investors should also consider a number of factors that will limit a certificateholder's ability to exchange REMIC Certificates for Exchangeable Certificates and vice versa:

•	At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Schedule I.
•	A certificateholder that does not own the certificates may be unable to obtain the necessary REMIC Certificates or Exchangeable Certificates.
•	The certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.
•	Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.
•	Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.
•	Only the combinations listed on Schedule I are permitted.
•	The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.]

Payments on Mortgage Loans; Accounts

On or before the closing date, the master servicer will establish a Certificate Account, which will be maintained in trust for the benefit of the certificateholders. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in Permitted Investments, as defined in the pooling and servicing agreement, that are scheduled

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to mature on or before the business day preceding the next distribution date. On or before the business day before each distribution date, the master servicer will withdraw from the Certificate Account the amount of Available Funds from each mortgage pool and will deposit the Available Funds into the applicable subaccount of the Distribution Account. The trustee will be entitled to withdraw its fee from the amounts on deposit in the Distribution Account each month immediately prior to making the distributions on the certificates.

Distributions on the Certificates

Allocation of Available Funds

Interest and principal on the certificates will be distributed monthly on the [____] day of each month or, if such [____] day is not a business day, on the succeeding business day, commencing in [______]. These distributions will be made to the certificates of a certificate group in an aggregate amount equal to the Available Funds for the related mortgage pool for the related distribution date. Distributions will be made to holders of record on the close of business on the last business day of the month prior to the month in which the related distribution date occurs.

The rights of the subordinated certificates to receive distributions with respect to the mortgage loans will be based on interest and principal received or advanced with respect to the mortgage loans in each mortgage pool, and will be subordinated to the rights of the holders of the senior certificates of each certificate group to the extent described in this prospectus supplement.

On each distribution date, the Available Funds for each mortgage pool will be distributed among the classes of certificates in the related certificate group in the following order of priority:

first, to the classes of senior certificates of the related certificate group entitled to distributions of interest, the Accrued Certificate Interest on each such class for that distribution date, any shortfall in available amounts being allocated among such classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

second, to the classes of senior certificates of the related certificate group, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Available Funds from the related mortgage pool, any shortfall in available amounts being allocated among such classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for that class for that distribution date;

third, to the classes of senior certificates of the related certificate group entitled to distributions of principal, to the extent of remaining Available Funds from the related mortgage pool, the related Senior Optimal Principal Amount for that distribution date, in the order of priority set forth after priority seventh below, in the case of Pool I and Pool III, until their respective class principal balances have each been reduced to zero;

fourth, to the Class B-l Certificates, to the extent of remaining Available Funds for the mortgage pools, but subject to the prior payment of amounts described under “ —Cross-collateralization,” in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class’ Allocable Share for that distribution date;

fifth, to the Class B-2 Certificates, to the extent of remaining Available Funds for the mortgage pools, but subject to the prior payment of amounts described under “—Cross-collateralization,” in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class’ Allocable Share for that distribution date;

sixth, to the Class B-3 Certificates, to the extent of remaining Available Funds for the mortgage pools, but subject to the prior payment of amounts described under “—Cross-collateralization,” in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class’ Allocable Share for that distribution date; and

seventh, sequentially, to the Class B-4, Class B-5 and Class B-6 Certificates, in that order, to the extent of remaining Available Funds for the mortgage pools, but subject to the prior payment of amounts described under “— Cross-

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collateralization,” in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) each such class’ Allocable Share for that distribution date.

Amounts allocated to the senior certificates corresponding to Pool I pursuant to priority third above will be distributed sequentially in the following order of priority:

(i) to the Class I-A-R Certificates, until the class certificate balance thereof has been reduced to zero; and

(ii) concurrently, to the Class I-A-1 and Class I-A-2 Certificates, pro rata, until the respective class certificate balances thereof have each been reduced to zero.

Amounts allocated to the senior certificates corresponding to Pool III pursuant to priority third above will be distributed, concurrently, to the Class III-A-1 and Class III-A-2 Certificates, pro rata, until the respective class certificate balances thereof have each been reduced to zero.

On each distribution date on or after the Cross-over Date, distributions of principal on the outstanding senior certificates relating to Pool I and entitled to principal distributions will be made, pro rata, among all such senior certificates, regardless of the allocation, or sequential nature, of principal payments described above.

Interest

Interest will accrue on the class certificate balances of each class of senior certificates at an annual pass-through rate equal to the weighted average of the Net Mortgage Rates of the mortgage loans in the related mortgage pool for such distribution date. The annual pass-through rate for each class of senior certificates for the first distribution date is set forth in the table on page S-5. See “Risk Factors – Changes to the weighted average net mortgage rate on the mortgage loans may reduce the yield with respect to the certificates” in this prospectus supplement.

Interest will accrue on the class certificate balances of the Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates for each interest accrual period at an annual pass-through rate equal to the weighted average of the weighted average Net Mortgage Rates of the mortgage loans in all the mortgage pools, weighted on the basis of the Group Subordinate Amount for all the mortgage pools. The annual pass-through rate for each class of subordinated certificates for the first distribution date is expected to be approximately [____]%.

With respect to each distribution date for each class of certificates, the interest accrual period will be the calendar month preceding the month of the distribution date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30 day months.

As to any distribution date and any mortgage loan with respect to which a prepayment in full has occurred during the period from the sixteenth day of the month preceding the distribution date through the last day of such month, the resulting “Interest Shortfall” generally will equal the difference between (a) one month’s interest at the Net Mortgage Rate on the Stated Principal Balance of such mortgage loan, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to such mortgage loan during such period. In the case of a partial prepayment, the resulting “Interest Shortfall” will equal the amount, if any, by which one month’s interest at the related Net Mortgage Rate on such prepayment exceeds the amount of interest actually paid in connection with such prepayment.

The interest entitlement described in this prospectus supplement for each class of certificates for any distribution date will be reduced by the amount of Net Interest Shortfalls experienced by the mortgage loans in (a) the related mortgage pool, with respect to the senior certificates of a certificate group, or (b) all the mortgage pools, with respect to the subordinated certificates. On each distribution date, any Net Interest Shortfall will be allocated among all the outstanding classes of senior certificates of the related certificate group entitled to distributions of interest and all outstanding classes of the subordinated certificates, proportionally based on (1) in the case of such senior certificates, the Accrued Certificate Interest that would have been allocated thereto otherwise, and (2) in the case of the subordinated certificates, interest accrued on their related Apportioned Principal Balances, in the absence of such shortfalls and losses. See “The Transaction

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Agreements – The Pooling and Servicing Agreement — Adjustment to Master Servicing Fee in Connection with Prepaid Mortgage Loans” in this prospectus supplement.

The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-over Date will not be allocated among any certificates, but will reduce the amount of Available Funds for the related mortgage pool on the related distribution date. As a result of the subordination of the subordinated certificates in right of distribution, such losses will be borne first by the outstanding subordinated certificates in inverse order of priority.

If Available Funds are insufficient on any distribution date to distribute the aggregate Accrued Certificate Interest on the senior certificates to their certificateholders, any shortfall in available amounts will be allocated among such classes of senior certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon in proportion to the amounts that would otherwise have been added to the class certificate balance thereof. The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on the senior certificates on subsequent distribution dates in accordance with priority second of the second paragraph under “— Allocation of Available Funds” above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous distribution dates.

Principal

Distributions in reduction of the class certificate balance of each class of certificates entitled to principal distributions will be made on each distribution date from the related mortgage pool or pools.

All payments and other amounts received in respect of principal of the mortgage loans of a mortgage pool will be allocated first to the senior certificates of the related certificate group entitled to principal distributions and then to the subordinated certificates as described under “— Allocation of Available Funds” above.

Distributions in reduction of the class certificate balance of each class of senior certificates will be made on each distribution date as described under “— Allocation of Available Funds” above. In accordance with priority third of the Available Funds Allocation, the Available Funds for a mortgage pool remaining after the distribution of interest to the senior certificates of the related certificate group will be allocated to such senior certificates in an aggregate amount not to exceed the related Senior Optimal Principal Amount for such mortgage pool. Distributions in reduction of the class certificate balances of the Class B-l, Class B-2 and Class B-3 Certificates will be made pursuant to priorities fourth, fifth and sixth, respectively, of the Available Funds Allocation. In accordance with each such priority, the Available Funds for each mortgage pool, if any, remaining after distributions of principal and interest on the senior certificates will be allocated to each class of the Class B Certificates in an amount equal to each such class’ Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class until any class ranking prior thereto has received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

If, on any distribution date, the class certificate balance of any class of Class B Certificates (other than the subordinated class with the highest priority of distribution, to which it is not applicable) for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class or classes under clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount, to the extent of that class’ remaining Allocable Share, will be distributed to the remaining classes of subordinated certificates in reduction of their respective class certificate balances in order of the priority of payments described in this prospectus supplement. If the Class Prepayment Distribution Trigger is not satisfied for any class of Class B Certificates (other than the subordinated class with the highest priority of distribution, to which it is not applicable) on any distribution date, this may have the effect of accelerating the amortization of more senior ranking classes of subordinated certificates because the amount otherwise distributable to such class or classes under clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount will be distributable, pro rata, among the outstanding classes of the Class B Certificates as to which the related Class Prepayment Distribution Trigger has been satisfied subject to the priority of payments described in this prospectus supplement.

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Cross-collateralization

If on any distribution date the total class certificate balance of the senior certificates of a certificate group (after giving effect to distributions to be made on that distribution date) is greater than the aggregate Stated Principal Balance of all mortgage loans in the related mortgage pool (any such group of senior certificates, the “Undercollateralized Group”), all amounts otherwise distributable as principal to the subordinated certificates, in reverse order of priority (or, following the Cross-over Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, until the total class certificate balance of the senior certificates (after giving effect to distributions to be made on that distribution date) of the Undercollateralized Group equals the Stated Principal Balance of the related mortgage pool (such distribution, an “Undercollateralization Distribution”). If the senior certificates of a certificate group constitute an Undercollateralized Group on any distribution date following the Cross-over Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other mortgage pools remaining after all required amounts for that distribution date have been distributed to the senior certificates of the other certificate groups. In addition, the amount of any unpaid Accrued Certificate Interest with respect to an Undercollateralized Group (including any Accrued Certificate Interest for the related distribution date) will be distributed to the senior certificates of the Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the subordinated certificates, in reverse order of priority (or, following the Cross-over Date, as provided in the preceding sentence).

Except as provided otherwise in the preceding paragraph, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized. If more than one Undercollateralized Group on any distribution date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution shall be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate class certificate balance of the related senior certificates (after giving effect to distributions to be made on that distribution date) is greater than the aggregate Stated Principal Balance of the mortgage loans in the related Undercollateralized Groups. If more than one certificate group on any distribution date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distributions shall be allocated among such certificate groups, pro rata, based upon of the aggregate class certificate balance of the related senior certificates.

In addition, if on any distribution date the total class certificate balance of the senior certificates of a certificate group (after giving effect to distributions to be made on that distribution date) has been reduced to zero, all amounts otherwise distributable as prepayments of principal to the subordinated certificates with respect to the mortgage pool related to such certificate group, will instead be distributed as principal to the senior certificates of the other certificate groups pro rata, on the basis of the aggregate class certificate balance of the related senior certificates, unless (a) the weighted average of the Subordinated Percentages for the mortgage pools, weighted on the basis of the stated principal balance of the mortgage loans in the related mortgage pool, is at least two times the weighted average of the initial Subordinate Percentage for the mortgage pools (calculated on such basis), (b) the aggregate stated principal balance of all the mortgage loans in the mortgage pools delinquent 60 days or more (including for this purpose any mortgage loans in foreclosure or subject to bankruptcy proceedings and mortgage loans with respect to which the related mortgaged property has been acquired by the issuing entity), averaged over the preceding six month period, as a percentage of the then current aggregate class certificate balance of the subordinated certificates, is less than 50%, and (c) the cumulative Realized Losses in both of the mortgage pools do not exceed (i) 20% of the Original Subordinated Principal Balance if such distribution date occurs between and including [____] and [____], and 30% of the Original Subordinated Principal Balance if such distribution date occurs on or after [____].

All distributions described above will be made in accordance with the priorities set forth under “— Distributions on the Certificates — Allocation of Available Funds” above.

Losses Allocable to the Certificates

Prior to the Cross-over Date (and on that date under certain circumstances), the principal portion of any Non-Excess Loss for each mortgage pool will be allocated among the outstanding classes of subordinated certificates, in inverse order of priority, until the class certificate balance of each such class has been reduced to zero (i.e., Non-Excess Losses will be allocated first to the Class B-6 Certificates while those certificates are outstanding, second to the Class B-5 Certificates, and so on). The principal portion of any Fraud Losses, Special Hazard Losses and Deficient Valuations of each mortgage pool

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occurring prior to the reduction of the Fraud Loss Coverage Amount, the Special Hazard Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, respectively, to zero will also be allocated to the subordinated certificates in the manner described in the preceding sentence.

From and after the Cross-over Date, the principal portion of any Realized Loss for a mortgage pool will be allocated among the outstanding classes of senior certificates of the related certificate group entitled to principal distributions (other than, in respect of Realized Losses not constituting Excess Losses, the Class I-A-1 and Class III-A-1 Certificates, as long as the Class I-A-2 and Class III-A-2 Certificates are outstanding) pro rata based upon their class certificate balances within that certificate group.

From and after the Cross-over Date, the principal portion of Realized Losses (other than Excess Losses) on the mortgage loans allocable to the Class I-A-1 Certificates will instead be borne first by the Class I-A-2 Certificates until the related class certificate balance is reduced to zero (in addition to other Realized Losses allocable to the Class I-A-2 Certificates), and not by the Class I-A-1 Certificates, for so long as the class certificate balance of the Class I-A-2 Certificates is greater than zero.

From and after the Cross-over Date, the principal portion of Realized Losses (other than Excess Losses) on the mortgage loans allocable to the Class III-A-1 Certificates will instead be borne first by the Class III-A-2 Certificates until the related class certificate balance is reduced to zero (in addition to other Realized Losses allocable to the Class III-A-2 Certificates), and not by the Class III-A-1 Certificates, for so long as the class certificate balance of the Class III-A-2 Certificates is greater than zero.

Fraud Losses, Special Hazard Losses and Deficient Valuations occurring after the Fraud Loss Coverage Amount, Special Hazard Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, respectively, have been reduced to zero will be Excess Losses. The principal portion of any Excess Loss on a mortgage loan for any distribution date (whether occurring before, on or after the Cross-over Date) will be allocated pro rata among all outstanding classes of the related senior certificates and the subordinated certificates, on the basis of their certificate principal balances, in the case of the senior certificates, or the related Apportioned Principal Balances, in the case of the subordinated certificates.

Upon the initial issuance of the certificates, the Fraud Loss Coverage Amount will equal approximately $[_____] (approximately 3.0% of the aggregate Stated Principal Balances of all the mortgage loans as of the cut-off date). As of any distribution date from the first anniversary of the cut-off date and prior to the third anniversary of the cut-off date, the Fraud Loss Coverage Amount will equal approximately $[_____] (approximately 2.0% of the aggregate Stated Principal Balances of all the mortgage loans as of the cut-off date) minus the aggregate amount of Fraud Losses that would have been allocated to the subordinated certificates in the absence of the Loss Allocation Limitation since the cut-off date. As of any distribution date from the third anniversary of the cut-off date and prior to the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount will equal approximately $[_____] (approximately 1.0% of the aggregate Stated Principal Balances of all the mortgage loans as of the cut-off date) minus the aggregate amount of Fraud Losses that would have been allocated to the subordinated certificates in the absence of the Loss Allocation Limitation since the cut-off date. As of any distribution date on or after the earlier of the Cross-over Date or the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount shall be zero.

Upon the initial issuance of the certificates, the Special Hazard Loss Coverage Amount will equal approximately $[_______] (representing approximately [__]% of the outstanding principal balance of all the mortgage loans as of the cut-off date). As of any distribution date, the Special Hazard Loss Coverage Amount will equal the greater of

•

[___]% (or if greater than [__]%, the highest percentage of mortgage loans by principal balance secured by mortgaged properties in any single California zip code) of the outstanding principal balance of all the mortgage loans as of the related Determination Date, and

•	twice the outstanding principal balance of the mortgage loan which has the largest outstanding principal balance as of the related Determination Date,

less, in each case, the aggregate amount of Special Hazard Losses that would have been previously allocated to the subordinated certificates in the absence of the Loss Allocation Limitation.

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As of any distribution date on or after the Cross-over Date, the Special Hazard Loss Coverage Amount will be zero.

On each distribution date, the Bankruptcy Loss Coverage Amount will equal approximately $[____], subject to reduction as described in the pooling and servicing agreement, minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions. As of any distribution date on or after the Cross-over Date, the Bankruptcy Loss Coverage Amount will be zero. The Bankruptcy Loss Coverage Amount and the manner of reduction thereof described in the pooling and servicing agreement may be reduced or modified upon written confirmation from each of the Rating Agencies that such reduction or modification will not adversely affect the then current ratings of the senior certificates. Any reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses.

Method of Allocating Realized Losses

All allocations of Realized Losses for a mortgage pool to a class of certificates of the related certificate group and the subordinated certificates will be accomplished on a distribution date by reducing their class certificate balance by the appropriate share of any such losses occurring during the month preceding the month of that distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on those certificates commencing on the following distribution date.

The interest portion of all Realized Losses for a mortgage pool will be allocated among the outstanding classes of certificates entitled to distributions of interest of the related certificate group and the subordinated certificates to the extent described under “— Distributions on the Certificates — Interest” above.

No reduction of the class certificate balance of any class of certificates will be made on any distribution date on account of any Realized Loss for a mortgage pool to the extent that that reduction would have the effect of reducing the aggregate class certificate balances of all classes of senior certificates in the related certificate group plus the related Apportioned Principal Balances of the subordinated certificates as of that distribution date to an amount less than the Pool Principal Balance of the related mortgage pool as of the first day of the month of such distribution date, less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero (that limitation being the “Loss Allocation Limitation”).

Debt Service Reductions are not treated as Realized Losses, and the related principal portion will not be allocated in reduction of the class certificate balance of any class of certificates. However, after the Bankruptcy Loss Coverage Amount has been reduced to zero, the amounts distributable under clause (1) of the definitions of Senior Optimal Principal Amount and Subordinated Optimal Principal Amount will be reduced by the amount of the principal portion of any Debt Service Reductions in the related mortgage pool. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds for a mortgage pool otherwise available for distribution on a distribution date. As a result of the subordination of the subordinated certificates in right of distribution, the reduction in Available Funds for a mortgage pool resulting from any Debt Service Reductions before the Bankruptcy Loss Coverage Amount has been reduced to zero will be borne by the subordinated certificates (to the extent then outstanding) in inverse order of priority.

Voting Rights

There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the issuing entity and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 99.0% of all voting rights will be allocated among all holders of the certificates, other than the Class I-A-R Certificates, based on their respective class certificate balances. In addition, 1.0% of all voting rights will be allocated among the holders of the Class I-A-R Certificates. The pooling and servicing agreement may be amended without the consent of the certificateholders in specified circumstances. See “The Agreements – Amendment” in the prospectus.

Additional Rights of the Residual Certificateholders

In addition to distributions of principal and interest the holders of the Residual Certificates will be entitled to receive:

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(a) the amount, if any, of Available Funds remaining in the related REMIC on any distribution date after distributions of interest and principal are made on the certificates on that date; and

(b) the proceeds, if any, of the assets of the issuing entity remaining in the related REMIC after the class certificate balances of all classes of the certificates have each been reduced to zero.

It is not anticipated that any material assets will be remaining for these distributions on the Residual Certificates at any time. See “Material Federal Income Tax Consequences” in this prospectus supplement.

Subordination

Priority of Senior Certificates

As of the date of the initial issuance of the certificates, the aggregate class certificate balance of the classes of subordinated certificates will equal approximately [___]% of the aggregate class certificate balance of all the classes of certificates. The rights of the holders of the subordinated certificates to receive distributions with respect to the mortgage loans of a mortgage pool will be subordinate to the rights of the holders of the senior certificates of the related certificate group, to the extent described above. The subordination of the subordinated certificates is intended:

(a) to enhance the likelihood of timely receipt by the holders of the senior certificates of a certificate group (to the extent of the subordination of the subordinated certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the senior certificates of that certificate group; and

(b) to afford the holders of the senior certificates of a certificate group (to the extent of the subordination of the subordinated certificates) protection against Realized Losses in the related mortgage pool, to the extent described above.

If Realized Losses for a mortgage pool exceed the credit support provided to the senior certificates of the related certificate group through subordination, or if Excess Losses occur, all or a portion of those losses will be borne by the senior certificates of that certificate group. However, from and after the Cross-over Date, the principal portion of any Realized Losses (other than Excess Losses) allocable to the Class I-A-1 and Class III-A-1 Certificates will instead be allocated in reduction of the class certificate balance of the Class I-A-2 and Class III-A-2 Certificates, respectively, as long as the Class I-A-2 and Class III-A-2 Certificates are outstanding.

The protection afforded to the holders of senior certificates of a certificate group by means of the subordination feature will be accomplished by:

(1) the preferential right of those holders to receive, prior to any distribution being made on a distribution date in respect of the subordinated certificates, in accordance with the paydown rules specified above under “— Distributions on the Certificates —Allocation of Available Funds,” the amounts due to the senior certificateholders of that certificate group on each distribution date out of the Available Funds for the related mortgage pool for that date and, if necessary, by the right of those holders to receive future distributions on the related mortgage loans that would otherwise have been payable to the holders of the subordinated certificates; and

(2) the allocation to the subordinated certificates of the principal portion of any Non-Excess Loss to the extent set forth in this prospectus supplement.

The allocation of the principal portion of Realized Losses for a mortgage pool (as set forth herein) to the subordinated certificates on any distribution date will decrease the protection provided to the senior certificates of all certificate groups then outstanding on future distribution dates by reducing the aggregate class certificate balance of the classes of subordinated certificates then outstanding.

In addition, in order to extend the period during which the subordinated certificates remain available as credit enhancement for the senior certificates, the entire amount of any prepayment or other unscheduled recovery of principal with respect to a mortgage loan will be allocated to the outstanding senior certificates of the related certificate group as a group during the first seven years after the date of initial issuance of the certificates, with that allocation being subject to reduction

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thereafter as described in this prospectus supplement, except that those amounts will be allocated pro rata among all the outstanding senior certificates of the related certificate group entitled to principal distributions on each distribution date after the Cross-over Date. This allocation has the effect of accelerating the amortization of the related outstanding senior certificates as a group while, in the absence of losses in respect of the related mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans evidenced by the subordinated certificates.

After the payment of amounts distributable in respect of the senior certificates of each certificate group on each distribution date, the subordinated certificates will be entitled on such date to the remaining portion, if any, of the Available Funds for the mortgage pools in an aggregate amount equal to the Accrued Certificate Interest on the subordinated certificates for such date, any remaining undistributed Accrued Certificate Interest on the subordinated certificates from previous distribution dates and the sum of the Allocable Shares of the classes of subordinated certificates. Amounts so distributed to subordinated certificateholders will not be available to cover any delinquencies or any Realized Losses in respect of subsequent distribution dates.

Priority Among Subordinated Certificates

As of the date of the initial issuance of the certificates, the aggregate class certificate balance of the Class B-4, Class B-5 and Class B-6 Certificates, all of which are subordinate in right of distribution to the subordinated certificates offered by this prospectus supplement, will equal approximately [___]% of the initial aggregate class certificate balance of all the classes of certificates and approximately [___]% of the initial aggregate class certificate balance of all the classes of subordinated certificates. On each distribution date, the holders of any particular class of subordinated certificates, other than the Class B-6 Certificates, will have a preferential right to receive the amounts due them on that distribution date out of Available Funds for the mortgage pools, prior to any distribution being made on that date on each class of certificates ranking subordinate to such class. In addition, except as described in this prospectus supplement, the principal portion of any Non-Excess Loss with respect to a mortgage loan will be allocated, to the extent set forth in this prospectus supplement, in reduction of the class certificate balances of the subordinated certificates in inverse order of priority of those certificates. See “— Losses Allocable to the Certificates” in this prospectus supplement. The effect of the allocation of such Realized Losses to a class of subordinated certificates will be to reduce future distributions allocable to that class and increase the relative portion of distributions allocable to more senior classes of certificates.

In order to maintain the relative levels of subordination among the subordinated certificates, prepayments and certain other unscheduled recoveries of principal in respect of the mortgage loans (which will not be distributable to the subordinated certificates for at least the first seven years after the date of initial issuance of the certificates, except as otherwise described in this prospectus supplement on or following a Senior Final Distribution Date) will not be distributable to the holders of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates on any distribution date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See “— Distributions on the Certificates — Principal” in this prospectus supplement. If the Class Prepayment Distribution Trigger is not satisfied with respect to any such class of subordinated certificates, the amortization of more senior ranking classes of subordinated certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the mortgage loans, the percentage interest in the principal balance of the mortgage loans evidenced by those subordinated certificates may increase.

As a result of the subordination of any class of certificates, that class of certificates will be more sensitive than more senior ranking classes of certificates to the rate of delinquencies and defaults on the related mortgage loans, and under certain circumstances investors in those certificates may not recover their initial investment.

Structuring Assumptions

Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following Structuring Assumptions:

•	Pool I consists of two mortgage loans with the following characteristics:

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Principal Balance	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Expense Fee Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)

$[_________]	[___]	[____]	[___]	[___]	[____]	[___]

Principal Balance	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Months between Rate Adjustments	Mortgage Index

$[_________]	[____]	[___]	[___]	[____]	[___]	[___]

•	Pool I interest-only mortgage loan:

Principal Balance	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Expense Fee Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)

$[_________]	[____]	[___]	[___]	[____]	[___]	[___]

Principal Balance	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Months between Rate Adjustments	Interest-Only Remaining Term (Months)	Mortgage Index

$[_________]	[____]	[___]	[___]	[____]	[___]	[___]	$[_________]

•	Pool II consists of two mortgage loans with the following characteristics:

Principal Balance	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Expense Fee Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)

$[_________]	[____]	[___]	[___]	[____]	[___]	[___]

Principal Balance	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Months between Rate Adjustments	Mortgage Index

$[_________]	[____]	[___]	[___]	[____]	[___]	[___]

•	Pool II interest-only mortgage loan:

Principal Balance	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Expense Fee Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)

$[_________]	[____]	[___]	[___]	[____]	[___]	[___]

Principal Balance	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Months between Rate Adjustments	Interest-Only Remaining Term (Months)	Mortgage Index

$[_________]	[____]	[___]	[___]	[____]	[___]	[___]	$[_________]

•	Pool III consists of two mortgage loans with the following characteristics:

Principal Balance	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Expense Fee Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)

$[_________]	[____]	[___]	[___]	[____]	[___]	[___]

S-52

Principal Balance	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Months between Rate Adjustments	Mortgage Index

$[_________]	[____]	[___]	[___]	[____]	[___]	[___]

•	Pool III interest-only mortgage loan:

Principal Balance	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Expense Fee Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)

$[_________]	[____]	[___]	[___]	[____]	[___]	[___]

Principal Balance	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Months between Rate Adjustments	Interest-Only Remaining Term (Months)	Mortgage Index

$[_________]	[____]	[___]	[___]	[____]	[___]	[___]	$[_________]

•	the mortgage loans in each mortgage pool prepay at the related specified constant percentages of CPR,
•	no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,
•

scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

•	prepayments are allocated without giving effect to loss and delinquency tests,
•

there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

•

the scheduled monthly payment for each mortgage loan (other than the interest-only mortgage loans during such period) has been calculated so that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

•	the initial class certificate balance of each class of certificates is as set forth on page S-5,
•	the approximate initial class certificate balances of the Class B-4, Class B-5 and Class B-6 Certificates are $[________], $[_______] and $[_______], respectively,
•	interest accrues on each class of certificates during each interest accrual period at the applicable pass-through rate set forth or described in the table on page S-5,
•

any interest-only mortgage loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, any such mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term,

•	distributions in respect of the certificates are received in cash on the [____] day of each month commencing in the calendar month following the month of the closing date,
•	the closing date of the sale of the certificates is [________],

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•	the seller is not required to repurchase or substitute for any mortgage loan,
•	the master servicer does not exercise the option to repurchase the mortgage loans described under “— Optional Purchase of Defaulted Loans” and “— Optional Termination” in this prospectus supplement,
•	the level of the Six-Month LIBOR Index remains constant at [___]%,
•

the mortgage rate on each mortgage loan will be adjusted on each Adjustment Date (as necessary) to a rate equal to the Mortgage Index plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable), and

•

scheduled monthly payments on each mortgage loan (other than the interest-only mortgage loans during such period) will be adjusted in the month immediately following the Adjustment Date (as necessary) for such mortgage loan to equal the fully amortizing payment described above.

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is CPR, which represents an assumed rate of principal prepayment each year relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 10% CPR assumes constant prepayment rates of 10% per annum of the then-outstanding principal balance of such mortgage loans. 0% CPR assumes prepayment rates equal to 0% of CPR, i.e., no prepayments. Correspondingly, 25% CPR assumes prepayment rates equal to 25% of CPR, and so forth. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans.

While it is assumed that each of the mortgage loans prepays at the specified constant percentages of applicable CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables in this prospectus supplement.

Optional Purchase of Defaulted Loans

The master servicer may, at its option and with the consent of the trustee, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more. Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the mortgage loan plus accrued interest at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor or advanced, and not reimbursed, to the first day of the month in which the amount is to be distributed.

Optional Termination

The master servicer will have the right to repurchase all remaining mortgage loans in the mortgage pools and thereby effect early retirement of the certificates, subject to the aggregate Stated Principal Balance of the mortgage loans in respect of the mortgage pools at the time of repurchase being less than 10% of the aggregate Pool Principal Balance of the mortgage pools as of the cut-off date. In the event the master servicer exercises its repurchase option, the purchase price distributed with respect to each class of certificates will be 100% of its then outstanding class certificate balance, and, in the case of an interest bearing certificate, any unpaid accrued interest at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties in the corresponding mortgage pool and the appraised value is less than the Stated Principal Balance of the related mortgage loans. Distributions on the certificates with respect to any optional termination will first be paid to the senior certificates of each certificate group, then to the subordinated certificates in the order of priority specified in “ – Distributions on the Certificates – Allocation of Available Funds” in this prospectus supplement. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed property and the appraised value is less than the Stated Principal Balance of the related mortgage loan.

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Under the pooling and servicing agreement, the trustee is required to give notice of any optional termination of the trust fund, specifying the distribution date on which certificateholders may surrender their certificates for payment of the final distribution and cancellation, promptly to the certificateholders by letter mailed not earlier than the 10th day and no later than the 15th day of the month preceding the month of the final distribution. Offered certificates may be surrendered at the Corporate Trust Office of the trustee located at [________________], Attention: [___________] or at any other address the trustee designates.

No holder of any certificates will be entitled to any Unanticipated Recoveries received with respect to any mortgage loan after the termination of the issuing entity. See “The Transaction Agreements – The Pooling and Servicing Agreement — Unanticipated Recoveries of Losses on the Mortgage Loans” in this prospectus supplement.

Reports to Certificateholders

Not later than each distribution date, the trustee shall prepare and cause to be forwarded by first class mail to each certificateholder, the master servicer, the depositor and each rating agency a statement setting forth, among other things and in addition to the items listed under “Description of the Securities —Reports to Securityholders” in the prospectus, with respect to the related distribution and/or may post such statement on its website located at www.bnyinvestorreporting.com:

•

if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

•	the Pool Principal Balance for each mortgage pool for the following distribution date;
•	the Senior Percentage and Subordinated Percentage for each certificate group for the following distribution date;
•	the pass-through rate for each such class of certificates with respect to such distribution date;
•

the amount of advances for each mortgage pool included in the distribution on such distribution date and the aggregate amount of advances for each mortgage pool outstanding as of the close of business on such distribution date;

•

with respect to any mortgage loan in a mortgage pool that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such mortgage loan as of the close of business on the Determination Date preceding such distribution date and the date of acquisition thereof;

•

the total number and principal balance of any REO Properties (and market value, if available) in each mortgage pool as of the close of business on the Determination Date preceding such distribution date;

•	the Senior Prepayment Percentage for each certificate group for the following distribution date;
•	the aggregate amount of Realized Losses incurred in respect of each mortgage pool during the preceding calendar month;
•	the cumulative amount of Realized Losses applied in reduction of the principal balance of each class of certificates since the closing date;
•	the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date; and
•

with respect to the second distribution date, the number and aggregate balance of any mortgage loans for which all or a portion of a related mortgage file is not delivered to the trustee within thirty days after the closing date.

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See “Description of the Securities —Reports to Securityholders” in the prospectus.

Restrictions on Transfer of the Residual Certificates

The Residual Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Securities” and “— Tax Treatment of Foreign Investors,” and an “electing large partnership” and a Non-U.S. Person, each as described in those sections of the prospectus, will be subject to the same restrictions on transfer and ownership of a Residual Certificate described in those sections as a Disqualified Organization, unless, in the case of a Non-U.S. Person, the person provides the trustee with a duly completed IRS Form W-8ECI. The pooling and servicing agreement provides that the Residual Certificates, in addition to certain other ERISA restricted classes of certificates, may not be acquired by an ERISA Plan. See “ERISA Considerations” in this prospectus supplement and the prospectus. Each Residual Certificate will contain a legend describing these restrictions.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The effective yield to the holders of each class of certificates will be lower than the yield otherwise produced by the applicable pass-through rate and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month after the applicable interest accrual period without any additional distribution of interest or earnings to compensate for the delay.

Delinquencies on the mortgage loans in a mortgage pool which are not advanced by or on behalf of the master servicer because such amounts, if advanced, would not be recoverable, will adversely affect the yield on the related certificates. Because of the priority of distributions, shortfalls resulting from delinquencies in a mortgage pool not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the senior certificates of the related certificate group. If, as a result of shortfalls, the aggregate of the class certificate balances of all classes of the certificates exceeds the aggregate of the Pool Principal Balances of all the mortgage pools, the class certificate balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

Net Interest Shortfalls for a mortgage pool will adversely affect the yields on the classes of senior certificates in the related certificate group and the subordinated certificates. In addition, although all losses (other than Excess Losses) for a mortgage pool initially will be borne by the subordinated certificates in the reverse order of their numerical class designations, Excess Losses for a mortgage pool for any distribution date will be borne by the related senior certificates and the subordinated certificates, pro rata. As a result, the yields on the certificates of a certificate group will depend on the rate and timing of Realized Losses, including Excess Losses for the related mortgage pool or mortgage pools. Excess Losses could occur at a time when one or more classes of subordinated certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

[The yield to maturity of each class of Exchangeable Certificates generally will depend on the yield to maturity of the related classes of REMIC Certificates.]

General Prepayment Considerations and Risks

The rate of principal payments, the aggregate amount of distributions and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related mortgage pool (or in the case of the subordinated certificates, the mortgage pools). The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose, prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller or master servicer. The mortgage loans may be prepaid by the mortgagors at any time without a prepayment charge. The mortgage loans may also be subject to “due-on-sale” provisions. See “The Mortgage Pools” in this prospectus supplement.

S-56

Prepayments, liquidations and purchases of the mortgage loans in a mortgage pool will result in distributions to the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Because the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal on the mortgage loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the class of offered certificates is purchased at a discount or premium, and the degree to which the timing of payments on the offered certificates is sensitive to prepayments, liquidations and purchases of the mortgage loans in the related mortgage pool or mortgage pools.

You should consider the risk that,

•

if you purchase a certificate at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans in the related mortgage pool or mortgage pools could result in an actual yield on your certificates that is lower than the anticipated yield; and

•

if you purchase an offered certificate at a premium, a faster than anticipated rate of principal payments (including prepayments) on the mortgage loans in the related mortgage pool or mortgage pools could result in an actual yield on your certificates that is lower than the anticipated yield.

The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the mortgage loans included in the mortgage pool as described under “The Mortgage Pools — General” in this prospectus supplement. In addition, refinancing programs, including [name of seller’s refinancing program, if any], may affect the rate of prepayments on the mortgage loans. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. Furthermore, with respect to up to 25% of the mortgage loans of each mortgage pool, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than thirty days after the closing date, a delayed delivery. If the seller fails to deliver all or a portion of any mortgage file to the depositor or other designee of the depositor or, at the depositor’s direction, to the trustee within the 30-day period, the seller will be required to use its best efforts to deliver a substitute mortgage loan for the related delayed delivery mortgage loan or repurchase the related delayed delivery mortgage loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the mortgage loans in the related mortgage pool.

The mortgage loans will consist of adjustable rate mortgage loans subject to an initial fixed rate period of three years (in the case of the mortgage loans in Pool I) or five years (in the case of the mortgage loans in Pool II and Pool III). Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the 3/6 and 5/6 mortgage loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the mortgage loans will experience.

As described in this prospectus supplement, approximately [___]% of the mortgage loans in Pool I, [___]% of the mortgage loans in Pool II and approximately [___]% of the mortgage loans in Pool III do not provide for monthly payments of principal for the first [____] years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such [____] year period. In addition, because no principal is due on such loans for their initial [____] -year period, the related certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such loans are recalculated on the basis of a [____] - year level payment amortization schedule, principal payments on such certificates are expected to increased correspondingly, and, in any case, at a faster rate than if

S-57

payments on the underlying mortgage loans were calculated on the basis of a [____] year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the mortgage loans.

The mortgage rate applicable to all the mortgage loans and any Adjustment Date will be based on the Mortgage Index value most recently announced as of a date generally 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the pass-through rate on the related certificates. In addition, the mortgage loans in each mortgage pool will have mortgage rates which will not adjust for a substantial period of time after origination although certain mortgage rates will begin adjusting earlier due to the length of time that has passed since origination. See “The Mortgage Pools” in this prospectus supplement.

The weighted average net mortgage rate on the mortgage loans in a mortgage pool may decrease, and may decrease significantly, after the mortgage rates on the mortgage loans in such mortgage pool begin to adjust as a result of, among other facts, the dates of adjustment, the gross margins and changes in the Mortgage Index. If as a result of such interest rate adjustments, the weighted average net mortgage rate on the mortgage loans in a mortgage pool is reduced, investors in the certificates of the related certificate group will experience a lower yield. In addition, if, despite increases in the index, the mortgage rate on any mortgage loan in a mortgage pool cannot increase due to a maximum mortgage interest limitation or a periodic cap, the yield on the certificates of the related certificate group could be adversely affected. Finally because the pass-through rate on each certificate will be based on the weighted average net mortgage rate on all the mortgage loans in the related mortgage pool, disproportionate principal payments on the mortgage loans in such mortgage pool having net mortgage rates higher or lower than the then-current pass-through rate on such certificate will affect the pass-through rate for such certificate for future periods and the yield on such certificate.

Voluntary prepayments in full of principal on the mortgage loans received by the master servicer from the first day through the fifteenth day of each month (other than the month of the cut-off date) are passed through to the certificateholders in the month of receipt or payment. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the cut-off date, from the cut-off date) through the last day of each month, and all voluntary partial prepayments of principal on the mortgage loans are passed through to the certificateholders in the month following the month of receipt or payment. Any prepayment of a mortgage loan or liquidation of a mortgage loan (by foreclosure proceedings or by virtue of the purchase of a mortgage loan in advance of its stated maturity as required or permitted by the pooling and servicing agreement) will generally have the effect of passing through to the certificateholders principal amounts which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such mortgage loan.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Prepayment Considerations and Risks for the Class B Certificates

The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class B Certificates will be affected by the rate of prepayments on the mortgage loans in the mortgage pools, as well as the rate of mortgagor defaults resulting in Realized Losses, by the severity of those losses and by the timing thereof. See “Description of the Certificates — Allocation of Realized Losses on the Certificates” in this prospectus supplement for a description of the manner in which such losses are borne by the holders of the certificates. If the purchaser of a Class B Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor’s actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.

The yields to maturity on the classes of Class B Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted mortgage loans than will the yields on such classes with lower numerical

S-58

designations, and the yields to maturity on all the Class B Certificates will be more sensitive to such losses than will the yields on the other classes of certificates. The Class B Certificates will be more sensitive to losses due to liquidations of defaulted mortgage loans because the entire amount of such losses will be allocable to such certificates in inverse order of priority, except as provided in this prospectus supplement. To the extent not covered by the master servicer’s advances of delinquent monthly payments of principal and interest, delinquencies on the mortgage loans may also have a relatively greater effect:

(1) on the yields to investors in the Class B Certificates with higher numerical designations than on the yields to investors in those Class B Certificates with lower numerical designations; and

(2) on the yields to investors in the Class B Certificates than on the yields to investors in the senior certificates.

As described above under “Description of the Certificates — Distributions on the Certificates — Interest” and “— Principal,” “— Losses Allocable to the Certificates” and “— Subordination,” amounts otherwise distributable to holders of any class of Class B Certificates will be made available to protect the holders of the more senior ranking classes of the certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class B Certificates.

To the extent that the Class B Certificates are being purchased at discounts from their initial class certificate balances, if the purchaser of such a certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

Yield Sensitivity of the Class I-A-2 and Class III-A-2 Certificates

After the Cross-over Date, the yield to maturity on the Class I-A-2 and Class III-A-2 Certificates will be more sensitive to losses due to liquidations of the mortgage loans in the related mortgage pools (and the timing thereof) than that of any other class of senior certificates receiving principal and related to that certificate group because the principal portion of Realized Losses on the mortgage loans, other than Excess Losses, allocable to the Class I-A-1 and Class III-A-1 Certificates will be borne first by the Class I-A-2 and Class III-A-2 Certificates, respectively, (in addition to other Realized Losses allocated to the Class I-A-2 and Class III-A-2 Certificates) and not by the Class I-A-1 and Class III-A-1 Certificates, respectively, for so long as the class certificate balances of the Class I-A-2 and Class III-A-2 Certificates, respectively, are greater than zero.

Weighted Average Lives of the Offered Certificates

The weighted average life of an offered certificate is determined by (a) multiplying the amount of the net reduction, if any, of the class certificate balance of the certificate on each distribution date by the number of years from the date of issuance to the distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in class certificate balance of the certificate referred to in clause (a).

For a discussion of the factors which may influence the rate of payments, including prepayments, of the mortgage loans, see “— General Prepayment Considerations and Risks” in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus.

The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original class certificate balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of CPR, see the Decrement Tables below.

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Decrement Tables

The following tables indicate the percentages of the initial class certificate balances of the classes of offered certificates that would be outstanding after each of the distribution dates shown at various constant percentages of CPR and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that the mortgage loans of a mortgage pool will have the precise characteristics described in the Structuring Assumptions or that all the mortgage loans of a mortgage pool will prepay at the constant percentages of CPR specified in the tables below or at any other constant rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans in each mortgage pool could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of CPR, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans in each mortgage pool are consistent with the remaining term to maturity and weighted average mortgage rate specified in the Structuring Assumptions.

S-60

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

OF THE CLASS I-A-1 AND CLASS I-A-2 CERTIFICATES

AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR

Distribution Date	10%	20%	25%	35%	50%
Initial Percentage
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
Weighted Average Life (in years)**

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

OF THE CLASS I-A-R CERTIFICATES

AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR

Distribution Date	10%	20%	25%	35%	50%
Initial Percentage
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
Weighted Average Life (in years)**

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

OF THE CLASS II-A-1 CERTIFICATES

AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR

Distribution Date	10%	20%	25%	35%	50%
Initial Percentage
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
Weighted Average Life (in years)**

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

OF THE CLASS III-A-1 AND CLASS III-A-2 CERTIFICATES

AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR

Distribution Date	10%	20%	25%	35%	50%
Initial Percentage
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
Weighted Average Life (in years)**
*	Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.
**	Determined as specified under “— Weighted Average Lives of the Certificates” above.

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PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING

OF THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES

AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR

Distribution Date	10%	20%	25%	35%	50%
Initial Percentage
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
_______ 20[__]
Weighted Average Life (in years)**
*	Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.
**	Determined as specified under “— Weighted Average Lives of the Certificates” above.

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Last Scheduled Distribution Date

          The last scheduled distribution date for each class of senior certificates in the certificate group corresponding to Pool I is the distribution date in [___________], which is the distribution date in the month following the month of the latest scheduled maturity date for any of the mortgage loans in the related mortgage pool. The last scheduled distribution date for each class of subordinated certificates and each class of senior certificates in the certificate groups corresponding to Pool II and Pool III is the distribution date in [_________], which is the distribution date in the month following the month of the latest scheduled maturity date for any of the mortgage loans. Because the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment, including prepayments, of the m ortgage loans in the related mortgage pool or mortgage pools, the class certificate balance of any such class of offered certificates could be reduced to zero significantly earlier or later than the last scheduled distribution date for such class. The rate of payments on the mortgage loans of a mortgage pool will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans of a mortgage pool. See “— Prepayment Considerations and Risks” and “— Weighted Average Lives of the Offered Certificates” in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus.

ACCOUNTING CONSIDERATIONS

          Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the offered certificates.

USE OF PROCEEDS

          The depositor will use the net proceeds from the sale of the certificates to purchase the mortgage loans from the Seller and for other general corporate purposes.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is the opinion of Andrews Kurth LLP, counsel to the depositor, as to the material U.S. federal income tax aspects of the purchase, ownership and disposition of the certificates, and is based on the provisions of the Code, the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to certificateholders in light of their personal investment circumstances or to certain types of certificateholders subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any ot her tax consequences to them of investing in the certificates.

          For federal income tax purposes, the trust fund will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the “master REMIC,” and each REMIC below the master REMIC (if any) will be referred to as an “underlying REMIC.” Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the “underlying REMIC Regular Interests”) that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMIC (or the master REMIC if there is no underlying REMIC) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Residual Certificates, the “Regular Certificates” ). The Residual Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the master REMIC. The assets of the master REMIC will consist of underlying REMIC regular interests issued by one or more underlying REMICs (if any). A holder of a Regular Certificate will be treated for federal income tax purposes as owning an interest in the corresponding class or classes of regular interests in the master REMIC.

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The classes of the Regular Certificates generally will be treated as debt instruments issued by the master REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder’s gross income in advance of the holder’s actual receipt of that interest income.

The discussion set out below concerning OID should be read in conjunction with the detailed discussion of OID in the prospectus under the caption “Material Federal Income Tax Consequences – Taxation of Debt Securities.”

A debt instrument is treated as having been issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. The stated redemption price at maturity on a debt instrument includes all payments made under the debt instrument, other than payments of qualified stated interest.

The Regular Certificates, depending on their respective issue prices, may be treated as having been issued with OID in an amount equal to the excess of their initial respective class certificate balance (plus accrued interest from the last day preceding the issue date corresponding to a distribution date through the issue date), over their respective issue prices (including all accrued interest).

The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 25% of the CPR. No representation is made as to whether the mortgage loans in a mortgage pool will prepay at the foregoing rate or any other rate. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Material Federal Income Tax Consequences” in the prospectus. Computing accruals of OID in the manner described in the prospectus and this prospectus supplement may, depending on the actual rate of prepayments during the accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates.

If the holders of any Regular Certificates are treated as holding their certificates at a premium, they are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See “Material Federal Income Tax Consequences —Taxation of Debt Securities” in the prospectus.

The offered certificates will represent “real estate assets” under Section 856(c)(5)(B) of the Code and qualifying assets under Section 770l(a)(19)(C) in the same proportion that the assets of the trust fund would be so treated, and income on the offered certificates will represent “interest on obligations secured by mortgages on real property” in the same proportion that the income on the assets of the trust fund would be so treated. Moreover, if 95% or more of the assets of the trust fund are “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code at all times during a calendar year, then all of an offered certificate will represent “real estate assets” and all the income on the offered certificate will qualify as “interest on obligations secured by mortgages on real property” for that calendar year. Similarly, if 95% or more of the assets of the trust fund are qualifying assets under Section 7701(a)(19)(C) of the Code at all times during the calendar year, then all of an offered certificate will represent assets qualifying under Section 7701(a)(19)(C) for that calendar year.

The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

The holders of the Residual Certificates must include the taxable income of each REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as “excess inclusion” income, which with limited exceptions, is subject to U.S. federal income tax.

In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year does not apply. However, a taxpayer’s alternative

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minimum taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in residual certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities” in the prospectus. Specifically, prospective holders of a Residual Certificate should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a “noneconomic” residual interest. See “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities” and “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” in the prospectus.

ERISA CONSIDERATIONS

Any fiduciary of a Plan that proposes to cause the Plan to acquire any of the offered certificates is encouraged to consult with its counsel with respect to the potential consequences of the Plan’s acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See “ERISA Considerations” in the prospectus. Section 406 of ERISA prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving “disqualified persons” and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal, state and local law. Any of those plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

The U.S. Department of Labor has granted the Underwriter an individual administrative exemption (an “Underwriter Exemption”). The Underwriter Exemption grants exceptions from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the exemption. The Underwriter Exemption applies to mortgage loans such as the mortgage loans in the trust fund.

For a general description of the Underwriter Exemption and the conditions that must be satisfied for it to apply, see “ERISA Considerations” in the prospectus.

On November 13, 2000, the U.S. Department of Labor published Prohibited Transaction Exemption 2000-58 (65 Fed. Reg. 67765, November 13, 2000) which amended, effective August 23, 2000, the Underwriter Exemption. Among other changes, the amended exemption generally provides that in the case of “designated transactions” a Plan would be permitted to purchase subordinate certificates rated in any of the four highest generic ratings categories of Fitch, S&P and Moody’s (provided that all other requirements are met). The designated transactions include residential mortgages. Because the ratings of a class of certificates are subject to change in the future by the rating agencies, classes of certificates eligible for purchase by Plans and pursuant to the Underwriter Exemption on the closing date may not be eligible for purchase by Plans pursuant to the Underwriter Exemption

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(although any Plan holding such a certificate would not be required to dispose of it solely because its rating had been lowered). However, a Plan investor which is an insurance company general account may purchase such classes of certificates in these circumstances pursuant to Sections I and III of PTCE 95-60.

On August 22, 2002, the U.S. Department of Labor published Prohibited Transaction Exemption 2002-41 (67 Fed. Reg. 54487, August 22, 2002) which amended, effective January 1, 2001, the Underwriter Exemption to remove the requirement that a trustee not be affiliated with an underwriter in order to qualify for relief under the Underwriter Exemptions.

On March 20, 2007, the U.S. Department of Labor published Prohibited Transaction Exemption 2007-5 (72 Fed. Reg. 13130, March 20, 2007) which amended, effective April 5, 2006, the Underwriter Exemption to add DBRS Limited and DBRS, Inc., to the definition of “Rating Agency.”

It is expected that the Underwriter Exemption as amended by PTE 2000-58 will apply to the acquisition and holding by Plans of the offered certificates, excluding the Residual Certificates and that all applicable conditions of the Underwriter Exemption and PTE 2000-58 other than those within the control of the investors will be met. In addition, as of the date hereof, no single mortgagor is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

Because the characteristics of the Residual Certificates may not meet the requirements of the Underwriter Exemption or any other issued exemption under ERISA, a Plan or an individual retirement account or other plan subject to Section 4975 of the Code may engage in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the Residual Certificates. Consequently, transfers of the Residual Certificates will not be registered by the trustee unless the trustee receives:

•

a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any plan or arrangement or using the assets of any plan or arrangement to effect the transfer, or

•

an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a plan, or any person acting on behalf of a plan or using the plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code and will not subject the trustee, the depositor or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemptions described above and PTE 83-1 described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

If an offered certificate is not underwritten and sold by the Underwriter, the Underwriter Exemption will not apply to that certificate, but if such offered certificate is subsequently underwritten or placed by the Underwriter or another underwriter that has obtained an individual exemption similar to the Underwriter Exemption, it may be acquired under the same conditions as are described above for offered certificates that are eligible under the Underwriter Exemption.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement, the depositor has agreed to sell the Underwritten Certificates to the Underwriter. Distribution of the Underwritten Certificates will be made by

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[Underwriter] from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Underwritten Certificates, the Underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

After the initial distribution of the certificates offered hereby, [Underwriter] intends to make a secondary market in the Underwritten Certificates offered by it, but has no obligation to do so. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

The depositor and the master servicer have agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

LEGAL MATTERS

The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Andrews Kurth LLP, Dallas, Texas. [___], will pass upon certain legal matters on behalf of the Underwriter.

RATINGS

The issuance of the certificates is conditioned on the certificates receiving the ratings from [Fitch] and [Moody’s] indicated under the heading “Expected Ratings” in the chart shown on page S-5 of this prospectus supplement.

The ratings assigned by [Fitch] and [Moody’s] to the mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. [Fitch’s] and [Moody’s] ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment streams are adequate to make the payments required by the certificates. The ratings of the certificates do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield. The rating assigned by [Fitch] and [Moody’s] to the Class I-A-R Certificates only addresses the return of their class certificate balance and interest thereon at their pass-through rate.

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

The depositor has not requested a rating of the offered certificates by any rating agency other than [Fitch] and [Moody’s]; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by either, or both, of [Fitch] and [Moody’s].

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GLOSSARY OF TERMS

Accrued Certificate Interest — For any class of certificates for any distribution date will equal the interest accrued during the related interest accrual period at the applicable pass-through rate on the class certificate balance of such class of certificates immediately prior to such distribution date, less such class’ share of any Net Interest Shortfall.

Allocable Share — With respect to any class of subordinated certificates on any distribution date, such class’ pro rata share (based on the class certificate balance of each class entitled thereto) of each of the components of the Subordinated Optimal Principal Amount for each mortgage pool described in this prospectus supplement; provided, that, except as provided in the pooling and servicing agreement, no Class B Certificates (other than the subordinated class with the highest priority of distribution) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of each Subordinated Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date.

Apportioned Principal Balance — For any class of subordinated certificates and any distribution date will equal the class certificate balance of that class immediately prior to that distribution date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that class on that date and the denominator of which is the sum of the Group Subordinate Amounts for that date.

Available Funds — For each mortgage pool, with respect to any distribution date, an amount equal to the sum of:

•

all scheduled installments of interest, net of the master servicing fee, the trustee fee, all expenses and indemnities due to the master servicer and all scheduled installments of principal due in respect of the mortgage loans in such mortgage pool on the due date in the month in which the distribution date occurs and received before the related determination date, together with any advances in respect thereof;

•

all Insurance Proceeds, Liquidation Proceeds and Unanticipated Recoveries received in respect of the mortgage loans in such mortgage pool during the calendar month before the distribution date, which in each case is the net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any;

•	all partial or full prepayments received in respect of the mortgage loans in such mortgage pool during the related Prepayment Period, net of any Prepayment Interest Excess;
•

any Compensating Interest in respect of full prepayments received in respect of the mortgage loans in such mortgage pool during the period from the sixteenth day (or, in the case of the first distribution date, from the cut-off date) of the month prior to the month of such distribution date through the last day of such month; and

•

any Substitution Adjustment Amount or the purchase price for any deleted mortgage loan in the related mortgage pool or a mortgage loan in the related mortgage pool repurchased by the seller or the master servicer as of such distribution date, reduced by amounts in reimbursement for advances previously made and other amounts that the master servicer is entitled to be reimbursed for out of the Certificate Account pursuant to the pooling and servicing agreement.

Available Funds Allocation — The allocation of Available Funds as described under “Distributions on the Certificates — Allocation of Available Funds” in this prospectus supplement.

Bankruptcy Loss Coverage Amount —Approximately $[_____], subject to reduction as described in the pooling and servicing agreement, minus the aggregate amount of previous Bankruptcy Losses.

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Bankruptcy Losses — Deficient Valuations or Debt Service Reductions.

Certificate Account — An account established and maintained by the master servicer, in the name of the master servicer for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans in a mortgage pool evidenced by each series of certificates of the related certificate group.

Class B Certificates — The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, collectively.

Class Prepayment Distribution Trigger — For a class of Class B Certificates (other than the subordinated class with the highest priority of distribution) any distribution date on which a fraction (expressed as a percentage), the numerator of which is the aggregate class certificate balance of such class and each class subordinate thereto, if any, and the denominator of which is the aggregate Pool Principal Balance for the mortgage pools with respect to such distribution date, equals or exceeds such percentage calculated as of the closing date.

Code — The Internal Revenue Code of 1986, as amended.

Compensating Interest — As to any distribution date and any principal prepayment in respect of a mortgage loan that is received during the period from the sixteenth day of the month (or, in the case of the first distribution date, from the cut-off date) prior to the month of such distribution date through the last day of such month, an additional payment to the related mortgage pool made by the master servicer, to the extent funds are available from the master servicing fee, equal to the amount of interest at the Net Mortgage Rate, for that mortgage loan from the date of the prepayment to the related due date.

CPR — Constant prepayment rate, a prepayment standard or model which represents an assumed constant annual rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans.

Cross-over Date — The distribution date on which the class certificate balances of each class of subordinated certificates have been reduced to zero.

Debt Service Reduction — With respect to any mortgage loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the scheduled payment for such mortgage loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation — With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then-outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Determination Date — As to any distribution date, the earlier of (i) the third business day after the 15th day of each month, and (ii) the second business day prior to the related distribution date.

Distribution Account — An account established and maintained with the trustee on behalf of the certificateholders which account shall consist of one subaccount for each mortgage pool, into which the master servicer will deposit the Available Funds for the related mortgage pool withdrawn from the Certificate Account.

DTC — The Depository Trust Company.

ERISA — The Employee Retirement Income Security Act of 1974, as amended.

Excess Losses — Any Deficient Valuation, Fraud Loss or Special Hazard Loss (each a type of Realized Loss), or any part thereof, occurring after the Bankruptcy Loss Coverage Amount, Fraud Loss Coverage Amount or Special Hazard Loss Coverage Amount, respectively, has been reduced to zero.

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[Exchangeable Certificates — The Class [ ] Certificates.]

Fitch— Fitch Ratings and its successors and/or assigns.

Fraud Loss Coverage Amount — The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses.

Fraud Losses — Realized Losses incurred on Liquidated Mortgage Loans as to which there was fraud, dishonesty or misrepresentation in the origination of the mortgage loans.

Group Subordinate Amount — For each mortgage pool and any distribution date is the excess of the Pool Principal Balance of that mortgage pool for such distribution date over the aggregate class certificate balance of the senior certificates of the related certificate group immediately prior to that distribution date.

Insurance Proceeds — All proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures.

Liquidated Mortgage Loan — A defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Liquidation Proceeds — All cash amounts, other than Insurance Proceeds and Unanticipated Recoveries, received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month before the distribution date.

Moody’s — Moody’s Investors Service, Inc. and its successors and/or assigns.

Net Interest Shortfall — For any distribution date, the sum of:

•

the amount of interest which would otherwise have been received for any mortgage loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses; and

•	any Net Prepayment Interest Shortfalls.

Net Mortgage Rate or “NMR” — With respect to a mortgage loan, the mortgage rate thereof, less the Expense Fee Rate with respect to the mortgage loan, expressed as a per annum percentage of its Stated Principal Balance.

Net Prepayment Interest Shortfall — For any distribution date, the amount by which the aggregate of Prepayment Interest Shortfalls during the applicable prepayment period applicable to that distribution date exceeds the available Compensating Interest, if any, for that period.

Non-Excess Loss — Any Realized Loss other than an Excess Loss.

OID — Original issue discount.

Original Subordinated Principal Balance — The aggregate of the class certificate balances of the subordinated certificates as of the closing date.

Plan — An employee benefit plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to ERISA or Section 4975 of the Code.

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Pool Principal Balance — For each mortgage pool, with respect to any distribution date, the aggregate of the Stated Principal Balances of the mortgage loans in such mortgage pool outstanding on the due date in the month before the distribution date.

Prepayment Interest Excess — As to any principal prepayment in full received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment. All Prepayment Interest Excess shall be paid to the master servicer as additional master servicing compensation.

Prepayment Interest Shortfall — As to any distribution date, mortgage loan and principal prepayment received (a) during the period from the sixteenth day of the month preceding the month of such distribution date (or, in the case of the first distribution date, from the cut-off date) through the last day of such month, in the case of a principal prepayment in full, or (b) during the month preceding the month of such distribution date, in the case of a partial principal prepayment, the amount, if any, by which one month’s interest at the related Net Mortgage Rate (exclusive of the trustee fee) on such principal prepayment exceeds the amount of interest actually paid by the borrower in connection with such principal prepayment.

Prepayment Period — (a) With respect to any mortgage loan that was the subject of a voluntary prepayment in full and any distribution date, the period from the sixteenth day of the month preceding the month of such distribution date (or, in the case of the first distribution date, from the cut-off date) through the fifteenth day of the month of such distribution date, and (b) with respect to any other unscheduled prepayment of principal of any mortgage loan and any distribution date, the calendar month preceding the month of such distribution date.

PTE — A prohibited transaction exemption issued by the U.S. Department of Labor.

Realized Loss — (a) for a Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation, less the amount of any net Liquidation Proceeds, Insurance Proceeds and/or Unanticipated Recoveries received in respect of such mortgage loan and the related mortgaged property; (b) for any mortgage loan other than a Liquidated Mortgage Loan, a Deficient Valuation; and (c) for a mortgage loan that has been the subject of a modification that resulted in a permanent reduction in its principal balance or forgiveness of any accrued and unpaid interest, the amount of that reduction and/or forgiveness.

Regular Certificates — All classes of certificates, other than the Residual Certificates.

Relief Act Reduction — A reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or any similar state or local legislation or regulations.

[REMIC Combination 1 — The Class [ ] and Class [ ] Certificates.

REMIC Combination 2 — The Class [ ] and Class [ ] Certificates.

REMIC Combination 3 — The Class [ ] and Class [ ] Certificates.

REMIC Combinations — Any of the REMIC Combination 1, REMIC Combination 2 or REMIC Combination 3.]

Residual Certificates — The Class I-A-R Certificates.

S&P — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and its successors and/or assigns.

Senior Final Distribution Date — For any certificate group, the distribution date on which the class certificate balance of the related class or classes of senior certificates has been reduced to zero.

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Senior Optimal Principal Amount — As to a mortgage pool and with respect to each distribution date, an amount equal to the sum of:

(1) the related Senior Percentage of all scheduled payments of principal due on each mortgage loan in such mortgage pool on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

(2) the related Senior Prepayment Percentage of the Stated Principal Balance of each mortgage loan in such mortgage pool which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

(3) the related Senior Prepayment Percentage of (a) all partial prepayments of principal in respect of each mortgage loan in such mortgage pool received during the applicable Prepayment Period and (b) all Unanticipated Recoveries in respect of each mortgage loan in such mortgage pool received during the calendar month preceding such distribution date;

(4) the lesser of:

(a)

the related Senior Prepayment Percentage of the sum of (x) the net liquidation proceeds allocable to principal on each mortgage loan in such mortgage pool which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (y), and (y) the principal balance of each mortgage loan in such mortgage pool that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy; and

(b)

(i) the related Senior Percentage of the sum of (x) the Stated Principal Balance of each mortgage loan in such mortgage pool which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (y), and (y) the Stated Principal Balance of each mortgage loan in such mortgage pool that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy minus (ii) the related Senior Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) for such mortgage pool during the related Prepayment Period; and

(5) the related Senior Prepayment Percentage of the sum of(a) the Stated Principal Balance of each mortgage loan in such mortgage pool which was repurchased by the seller in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in such mortgage pool that has been replaced by the seller with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan.

Senior Percentage — On any distribution date for a certificate group, the lesser of 100% and the percentage (carried to six places) obtained by dividing the aggregate class certificate balances of all classes of senior certificates of such certificate group immediately preceding such distribution date by the Pool Principal Balance of the related mortgage pool for such distribution date.

Senior Prepayment Percentage — On any distribution date occurring during the periods set forth below, and as to each mortgage pool, the Senior Prepayment Percentages described below:

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Period (Dates Inclusive)	Senior Prepayment Percentage

[____] – [____]	100%
[____] – [____]	related Senior Percentage plus 70% of the related Subordinated Percentage
[____] – [____]	related Senior Percentage plus 60% of the related Subordinated Percentage
[____] – [____]	related Senior Percentage plus 40% of the related Subordinated Percentage
[____] – [____]	related Senior Percentage plus 20% of the related Subordinated Percentage
[________] and thereafter	related Senior Percentage

Nothwithstanding the foregoing, (i) if on any distribution date the Senior Percentage for a certificate group exceeds the initial Senior Percentage for such certificate group, the Senior Prepayment Percentage for each certificate group for such distribution date will equal 100%, (ii) if on any distribution date before the distribution date in [________], prior to giving effect to any distributions on such distribution date, the Subordinated Percentage for such certificate group for such distribution date is equal to or greater than twice the initial Subordinated Percentage for such certificate group, then the Senior Prepayment Percentage for such certificate group for such distribution date will equal the Senior Percentage for such certificate group plus 50% of the Subordinated Percentage for such certificate group and (iii) if on any distribution date on or after the distribution date in [________], prior to giving effect to any distributions on such distribution date, the Subordinated Percentage for such certificate group for such distribution date is equal to or greater than twice the initial Subordinated Percentage for such certificate group, then the Senior Prepayment Percentage for such certificate group for such distribution date will equal the Senior Percentage for such certificate group.

In addition, no reduction of the Senior Prepayment Percentage for each certificate group described above below the level in effect for the most recent prior period specified in the table above shall be effective on any distribution date unless both of the following step-down conditions are satisfied with respect to each mortgage pool, as of the last day of the month preceding such distribution date:

(1) the aggregate Stated Principal Balance of mortgage loans in all the mortgage pools that or either (a) delinquent 60 days or more (including for this purpose any mortgage loans in foreclosure or subject to bankruptcy proceedings and mortgage loans with respect to which the related mortgaged property has been acquired by the issuing entity), or (b) have had their related mortgage note modified during the immediately preceding 12-month period, other than mortgage loans that were purchased from the issuing entity by the master servicer or mortgage loans that were modified prior to the closing date, does not exceed 50% of the aggregate class certificate balances of the subordinated certificates as of that date; and

(2) cumulative Realized Losses in all the mortgage pools do not exceed:

(a) 20% of the Original Subordinated Principal Balance if such distribution date occurs between and including [_______] and [_______]; and

(b) 30% of the Original Subordinated Principal Balance if such distribution date occurs on or after [________].

Special Hazard Loss Coverage Amount — The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses.

Special Hazard Losses — A Realized Loss incurred, to the extent that the loss was attributable to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a defaulted mortgage loan loss or other applicable type of loss. Special Hazard Losses do not include losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty

S-73

workmanship or materials, except under some circumstances, nuclear reaction, chemical contamination or waste by the mortgagor.

Stated Principal Balance — For any mortgage loan and due date, the unpaid principal balance of the mortgage loan as of the due date, as specified in its amortization schedule at the time, before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period, after giving effect to any previous partial prepayments and liquidation proceeds received and to the payment of principal due on the due date and irrespective of any delinquency in payment by the related mortgagor.

Structuring Assumptions — The assumptions listed beginning on page S-51, including assumed characteristics of the mortgage loans corresponding to each mortgage pool used for purposes of estimating decrement tables and the weighted average lives of the related certificates.

Subordinated Certificate Writedown Amount — As of any distribution date, the amount by which (a) the sum of the class certificate balances of all the certificates after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the class certificate balances of all the certificates on such distribution date, exceeds (b) the aggregate of the Pool Principal Balances of all the mortgage pools on the first day of the month of such distribution date less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

Subordinated Optimal Principal Amount — With respect to each mortgage pool and each distribution date, an amount equal to the sum of the following (but in no event greater than the aggregate class certificate balances of the subordinated certificates immediately prior to such distribution date):

(1) the related Subordinated Percentage of all scheduled payments of principal due on each outstanding mortgage loan in the related mortgage pool on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

(2) the related Subordinated Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related mortgage pool which was the subject of a prepayment in full received by the master servicer during the related Prepayment Period;

(3) the related Subordinated Prepayment Percentage of all partial prepayments of principal received in respect of each mortgage loan in the related mortgage pool during the related Prepayment Period, plus, on the Senior Final Distribution Date, 100% of any related Senior Optimal Principal Amount remaining undistributed on such date;

(4) the amount, if any, by which the sum of (a) the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related mortgage pool, other than mortgage loans described in clause (b) and (b) the principal balance of each mortgage loan in the related mortgage pool that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy exceeds (c) the sum of the amounts distributable to the related senior certificateholders under clause (4) of the definition of applicable Senior Optimal Principal Amount on such distribution date; and

(5) the related Subordinated Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related mortgage pool which was repurchased by the seller in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of each mortgage loan in the related mortgage pool that has been replaced by the seller with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date and the Stated Principal Balance of each such substitute mortgage loan.

S-74

Subordinated Percentage — For any distribution date and each certificate group, 100% minus the related Senior Percentage.

Subordinated Prepayment Percentage — For any distribution date and each certificate group, 100% minus the related Senior Prepayment Percentage.

Substitution Adjustment Amount — The amount by which the principal balance of a substituted mortgage loan exceeds the principal balance of a replacement mortgage loan.

Two Times Test — A test that is satisfied with respect to a certificate group and any distribution date if the related Senior Prepayment Percentage for such distribution date is determined in accordance with clauses (ii) and (iii) of the proviso in the definition of “Senior Prepayment Percentage.”

Unanticipated Recovery — Any amount, net of reimbursable expenses, recovered by the Master Servicer in respect of principal of a mortgage loan which had previously been allocated as a Realized Loss to one or more classes of certificates.

Underwriter — [Name of Underwriter].

Underwriter Exemptions — An administrative exemption, granted by the U.S. Department of Labor to certain underwriters, from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of such exemption.

Underwriting Agreement — The underwriting agreement by and among the depositor, [name of seller] and the Underwriter.

Underwritten Certificates — The Class I-A-1, Class I-A-2, Class I-A-R, Class II-A-1, Class III-A-1, Class III-A-2, Class B-1, Class B-2 and Class B-3 Certificates.

[remainder of page intentionally left blank]

S-75

ANNEX I

MORTGAGE RATES

FOR THE MORTGAGE LOANS IN POOL I

Current Gross Coupon (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[___]	$[___________]	[__]	%
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
TOTAL:	[___]	$[___________]	[__]	%

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in Pool I is expected to be approximately[_____]%. The mortgage interest rates on a per annum basis range between [_____]% and [_____]%.

CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

FOR THE MORTGAGE LOANS IN POOL I

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

As of the cut-off date, the average principal balance outstanding of the mortgage loans in Pool I is expected to be $[________].

ORIGINAL LOAN-TO-VALUE RATIOS

FOR THE MORTGAGE LOANS IN POOL I

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

The weighted average original loan-to-value ratio of the mortgage loans in Pool I is expected to be approximately [____]%.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED

PROPERTIES FOR THE MORTGAGE LOANS IN POOL I

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[___]	$[___________]	[__]	%
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
	[___]	[___________]	[__]
TOTAL:	[___]	$[___________]	[__]	%

No more than approximately [____]% of the mortgage loans in Pool I are secured by mortgaged properties located in any one postal zip code area.

PURPOSE OF MORTGAGE LOANS

FOR THE MORTGAGE LOANS IN POOL I

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

TYPES OF MORTGAGED PROPERTIES

FOR THE MORTGAGE LOANS IN POOL I

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

*      Includes de minimis Planned Unit Development.

OCCUPANCY TYPES

FOR THE MORTGAGE LOANS IN POOL I

Occupancy Types	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

REMAINING TERMS TO MATURITY

FOR THE MORTGAGE LOANS IN POOL I

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

As of the cut-off date the weighted average remaining term to maturity of the mortgage loans in Pool I is expected to be approximately [____] months.

FICO SCORES

FOR THE MORTGAGE LOANS IN POOL I

Range of FICO Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

LOAN PROGRAMS

FOR THE MORTGAGE LOANS IN POOL I

Loan Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

*	Fixed mortgage rate for 36 months after origination, and subject to adjustment based on the mortgage index thereafter.

GROSS MARGIN

FOR THE MORTGAGE LOANS IN POOL I

Gross Margin	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
TOTAL:	[__]	$[___________]	[__]	%

As of the cut-off date, the weighted average gross margin of the mortgage loans in Pool I is expected to be approximately [____]%.

INITIAL PAYMENT ADJUSTMENT DATE

FOR THE MORTGAGE LOANS IN POOL I

Initial Payment Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

MAXIMUM MORTGAGE RATES

FOR THE MORTGAGE LOANS IN POOL I

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

INITIAL PERIODIC RATE CAP

FOR THE MORTGAGE LOANS IN POOL I

Initial Periodic Cap	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
TOTAL:	[__]	$[___________]	[__]	%

SUBSEQUENT PERIODIC RATE CAP

FOR THE MORTGAGE LOANS IN POOL I

Subsequent Periodic Rate Cap	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
TOTAL:	[__]	$[___________]	[__]	%

MINIMUM MORTGAGE RATES

FOR THE MORTGAGE LOANS IN POOL I

Minimum Mortgage Rate	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
TOTAL:	[__]	$[___________]	[__]	%

DOCUMENTATION TYPE

FOR THE MORTGAGE LOANS IN POOL I

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

ANNEX II

MORTGAGE RATES

FOR THE MORTGAGE LOANS IN POOL II

Current Gross Coupon (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in Pool II is expected to be approximately [____]%. The mortgage interest rates on a per annum basis range between [____]% and [____]%.

CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

FOR THE MORTGAGE LOANS IN POOL II

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

As of the cut-off date, the average principal balance outstanding of the mortgage loans in Pool II is expected to be $[____].

ORIGINAL LOAN-TO-VALUE RATIOS

FOR THE MORTGAGE LOANS IN POOL II

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

The weighted average original loan-to-value ratio of the mortgage loans in Pool II is expected to be approximately [____]%.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED

PROPERTIES FOR THE MORTGAGE LOANS IN POOL II

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

No more than approximately [____]% of the mortgage loans in Pool II are secured by mortgaged properties located in any one postal zip code area.

PURPOSE OF MORTGAGE LOANS

FOR THE MORTGAGE LOANS IN POOL II

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

II-1

TYPES OF MORTGAGED PROPERTIES

FOR THE MORTGAGE LOANS IN POOL II

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

*	Includes de minimis Planned Unit Development.

OCCUPANCY TYPES

FOR THE MORTGAGE LOANS IN POOL II

Occupancy Types	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

REMAINING TERMS TO MATURITY

FOR THE MORTGAGE LOANS IN POOL II

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

As of the cut-off date the weighted average remaining term to maturity of the mortgage loans in Pool II is expected to be approximately [____] months.

FICO SCORES

FOR THE MORTGAGE LOANS IN POOL II

Range of FICO Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

LOAN PROGRAMS

FOR THE MORTGAGE LOANS IN POOL II

Loan Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

*	Fixed mortgage rate for 60 months after origination, and subject to adjustment based on the mortgage index thereafter.

GROSS MARGIN

FOR THE MORTGAGE LOANS IN POOL II

Gross Margin	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
TOTAL:	[__]	$[___________]	[__]	%

As of the cut-off date, the weighted average gross margin of the mortgage loans in Pool II is expected to be approximately [____]%.

INITIAL PAYMENT ADJUSTMENT DATE

FOR THE MORTGAGE LOANS IN POOL II

Initial Payment Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

MAXIMUM MORTGAGE RATES

FOR THE MORTGAGE LOANS IN POOL II

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

INITIAL PERIODIC RATE CAP

FOR THE MORTGAGE LOANS IN POOL II

Initial Periodic Cap	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]%
TOTAL:	[__]	$[___________]	[__]%

II-2

SUBSEQUENT PERIODIC RATE CAP

FOR THE MORTGAGE LOANS IN POOL II

Subsequent Periodic Rate Cap	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]%
TOTAL:	[__]	$[___________]	[__]%

MINIMUM MORTGAGE RATES

FOR THE MORTGAGE LOANS IN POOL II

Minimum Mortgage Rate	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]%
TOTAL:	[__]	$[___________]	[__]%

DOCUMENTATION TYPE

FOR THE MORTGAGE LOANS IN POOL II

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

II-3

ANNEX III

MORTGAGE RATES
FOR THE MORTGAGE LOANS IN POOL III

Current Gross Coupon (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in Pool III is expected to be approximately [____]%. The mortgage interest rates on a per annum basis range between [____]% and [____]%.

CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

FOR THE MORTGAGE LOANS IN POOL III

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

As of the cut-off date, the average principal balance outstanding of the mortgage loans in Pool III is expected to be $[____].

ORIGINAL LOAN-TO-VALUE RATIOS
FOR THE MORTGAGE LOANS IN POOL III

Range of Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

The weighted average original loan-to-value ratio of the mortgage loans in Pool III is expected to be approximately [____]%.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED
PROPERTIES FOR THE MORTGAGE LOANS IN POOL III

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool
	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

No more than approximately [____]% of the mortgage loans in Pool III are secured by mortgaged properties located in any one postal zip code area.

PURPOSE OF MORTGAGE LOANS
FOR THE MORTGAGE LOANS IN POOL III

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

TYPES OF MORTGAGED PROPERTIES

FOR THE MORTGAGE LOANS IN POOL III

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%
*	Includes de minimis Planned Unit Development.

III-1

OCCUPANCY TYPES

FOR THE MORTGAGE LOANS IN POOL III

Occupancy Types	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

REMAINING TERMS TO MATURITY

FOR THE MORTGAGE LOANS IN POOL III

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

As of the cut-off date the weighted average remaining term to maturity of the mortgage loans in Pool III is expected to be approximately [___] months.

FICO SCORES

FOR THE MORTGAGE LOANS IN POOL III

Range of FICO Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

LOAN PROGRAMS

FOR THE MORTGAGE LOANS IN POOL III

Loan Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

*	Fixed mortgage rate for 60 months after origination, and subject to adjustment based on the mortgage index thereafter.

GROSS MARGIN

FOR THE MORTGAGE LOANS IN POOL III

Gross Margin	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
TOTAL:	[__]	$[___________]	[__]	%

As of the cut-off date, the weighted average gross margin of the mortgage loans in Pool III is expected to be approximately [___]%.

INITIAL PAYMENT ADJUSTMENT DATE

FOR THE MORTGAGE LOANS IN POOL III

Initial Payment Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

MAXIMUM MORTGAGE RATES

FOR THE MORTGAGE LOANS IN POOL III

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

INITIAL PERIODIC RATE CAP

FOR THE MORTGAGE LOANS IN POOL III

Initial Periodic Cap	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]%
TOTAL:	[__]	$[___________]	[__]%

SUBSEQUENT PERIODIC RATE CAP

FOR THE MORTGAGE LOANS IN POOL III

Subsequent Periodic Rate Cap	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]%
TOTAL:	[__]	$[___________]	[__]%

MINIMUM MORTGAGE RATES

FOR THE MORTGAGE LOANS IN POOL III

Minimum Mortgage Rate	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]%
TOTAL:	[__]	$[___________]	[__]%

III-2

DOCUMENTATION TYPE

FOR THE MORTGAGE LOANS IN POOL III

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

III-3

ANNEX IV

MORTGAGE RATES

FOR THE MORTGAGE LOANS

Current Gross Coupon (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

As of the cut-off date, the weighted average mortgage rate of the mortgage loans is expected to be approximately [___]%. The mortgage interest rates on a per annum basis range between [___]% and [___]%.

CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

FOR THE MORTGAGE LOANS

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

As of the cut-off date, the average principal balance outstanding of the mortgage loans is expected to be $[________].

ORIGINAL LOAN-TO-VALUE RATIOS

FOR THE MORTGAGE LOANS

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

The weighted average original loan-to-value ratio of the mortgage loans is expected to be approximately [___]%.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED

PROPERTIES FOR THE MORTGAGE LOANS

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

No more than approximately [___]% of the mortgage loans are secured by mortgaged properties located in any one postal zip code area.

PURPOSE OF MORTGAGE LOANS

FOR THE MORTGAGE LOANS

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

TYPES OF MORTGAGED PROPERTIES

FOR THE MORTGAGE LOANS

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

*	Includes de minimis Planned Unit Development.

OCCUPANCY TYPES

FOR THE MORTGAGE LOANS

Occupancy Types	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

REMAINING TERMS TO MATURITY

FOR THE MORTGAGE LOANS

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

As of the cut-off date the weighted average remaining term to maturity of the mortgage loans is expected to be approximately [___] months.

FICO SCORES

FOR THE MORTGAGE LOANS

Range of FICO Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

LOAN PROGRAMS

FOR THE MORTGAGE LOANS

Loan Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

*	Fixed mortgage rate for 36 or 60 months after origination, as applicable, and subject to adjustment based on the mortgage index thereafter.

GROSS MARGIN

FOR THE MORTGAGE LOANS

Gross Margin	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]%
TOTAL:	[__]	$[___________]	[__]%

As of the cut-off date, the weighted average gross margin of the mortgage loans is expected to be approximately [___]%.

INITIAL PAYMENT ADJUSTMENT DATE

FOR THE MORTGAGE LOANS

Initial Payment Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

MAXIMUM MORTGAGE RATES

FOR THE MORTGAGE LOANS

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

INITIAL PERIODIC RATE CAP

FOR THE MORTGAGE LOANS

Initial Periodic Cap	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]%
TOTAL:	[__]	$[___________]	[__]%

SUBSEQUENT PERIODIC RATE CAP

FOR THE MORTGAGE LOANS

Subsequent Periodic Rate Cap	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]%
TOTAL:	[__]	$[___________]	[__]%

MINIMUM MORTGAGE RATES

FOR THE MORTGAGE LOANS

Minimum Mortgage Rate	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]%
TOTAL:	[__]	$[___________]	[__]%

DOCUMENTATION TYPE

FOR THE MORTGAGE LOANS

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

	[__]	$[___________]	[__]	%
	[__]	[___________]	[__]
	[__]	[___________]	[__]
	[__]	[___________]	[__]
TOTAL:	[__]	$[___________]	[__]	%

SCHEDULE I

AVAILABLE COMBINATIONS

SCH. I-1

(LOGO)

[______]

Sponsor

Fund America Investors Corporation II

Depositor

Fund America [Alternative Mortgage Securities][Mortgage Pass-Through] Trust 200[__]-AA[__]

Issuing Entity

Mortgage Pass-Through Certificates, Series 200[_]- [__]

[______]

Master Servicer

[________________]

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus until [______].

[_________]

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Prospectus Supplement to Prospectus dated [____]

$[______________]

(Approximate)

(LOGO)

[______]

Sponsor

Fund America Investors Corporation II

Depositor

Fund America ABS Trust 200[_]-[_]

Issuing Entity

Fund America HELOC Notes, Series 200[_]-[_]

[______]

Master Servicer

	Principal Balance(1)	Note Rate(2)	Price to Public		Underwriting Discount		Proceeds to the Depositor(3)
Per Note		LIBOR +[___]%		[___]%		[___]%		[___]%
Total	$[___]		$	[___]	$	[___]	$	[___]

  ______________

    (1)        This amount is subject to a permitted variance of ±5%.

    (2)        The note interest rate for each payment date will be variable and will be calculated as described under “Description of the
   Notes – Interest” in this prospectus supplement.

    (3)       Before deducting expenses, payable by the depositor, estimated to be approximately $[___].

The notes are being offered pursuant to this prospectus supplement and the accompanying prospectus.

Consider carefully the risk factors beginning on page S-14 of this prospectus supplement and on page 7 of the accompanying prospectus.

The notes are obligations of the issuing entity only and are not obligations of or interests in the sponsor, depositor or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The notes will be issued by the issuing entity pursuant to an indenture and will be secured by the assets of the issuing entity, which will consist primarily of a pool of adjustable rate home equity line of credit loans. The loans will be secured by first or second deeds of trust or mortgages on one- to four-family residential properties and will bear interest at rates that adjust based upon the prime rate. The remaining terms of maturity for the loans will range from [___] to [___] months.

Principal and interest on the notes will be payable monthly on the 25th day of each month, or if such day is not a business day, on the following business day, commencing in [____] 200[_].

Credit enhancement for the notes consists of excess interest, overcollateralization, and a financial guaranty insurance policy issued by [note insurer].

[NOTE INSURER LOGO]

The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be offered by [underwriter] from time to time to the public at the offering price listed in the table above and [underwriter] will receive the underwriting discount listed above. See “Underwriting” in this prospectus supplement. Delivery of the notes, in book-entry form, will be made through The Depository Trust Company against payment in immediately available funds on or about [______], 200[_].

[UNDERWRITER]

Prospectus Supplement dated [______]

Important notice about information presented in this

prospectus supplement and the accompanying prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes; and (2) this prospectus supplement, which describes the specific terms of your notes.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

EXPERTS	72
LEGAL MATTERS	72
RATING	72
INDEX OF DEFINED TERMS	73

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, you should read carefully this entire document and the accompanying prospectus.

For the definitions of certain capitalized terms used in this prospectus supplement, see “Index of Terms” on page S-74.

Relevant Parties

The Issuing Entity

Fund America ABS Trust 200[_]-[_], a Delaware statutory trust.

Depositor

Fund America Investors Corporation II, a Delaware corporation.

Sponsor

[to be inserted as applicable]

Seller

[to be inserted as applicable]

Master Servicer

[to be inserted as applicable]

Custodian

[to be inserted as applicable]

The Note Insurer

[to be inserted as applicable]

The Indenture Trustee and Administrator

[to be inserted as applicable]

The Owner Trustee

[to be inserted as applicable]

Affiliations

[There are no relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the notes.]

Cut-Off Date

[____] 1, 200[_], the date as of which the aggregate principal balance of the home equity line of credit loans is determined for purposes of this prospectus supplement, unless a different date is specified.

Closing Date

On or about [______], 200[_].

Payment Dates

The [____] day of each month, or the following business day if the [____] day is not a business day, commencing [____], 200[__]. The last scheduled payment date for the notes is [____], 20[__]. We expect that the actual final payment date will be significantly earlier than the last scheduled payment date.

Determination Dates

With respect to each payment date, the earlier of the third business day after the [____] day of the month and the third business day prior to the related payment date.

The Transaction

The sponsor originated or purchased and currently services the home equity line of credit loans, which we sometimes refer to as either mortgage loans or HELOCs. On the closing date, the sponsor will sell the mortgage loans to the depositor, who will in turn transfer the mortgage loans to a Delaware statutory trust, which is the issuing entity. The issuing entity will be formed by a trust agreement, as amended and restated as of the closing date, between the owner trustee and the depositor. The issuing entity will pledge the mortgage loans to the indenture trustee for the benefit of the noteholders and the note insurer pursuant to the indenture. The master servicer will master service the mortgage loans and calculate distributions and other information regarding the notes in accordance with a sale and servicing agreement among the master servicer, the issuing entity, the indenture trustee and the depositor. The indenture trustee will have limited administrative duties under the sale and servicing agreement. The trust administrator will perform on behalf of the owner trustee and the issuing entity certain administrative functions required under the trust agreement, the indenture and the sale and servicing agreement.

The Notes

On the closing date, the issuing entity will issue the notes. The notes will be issued either in book-entry form or in definitive fully-registered certificated form in minimum denominations of $25,000 and incremental denominations of $1,000 in excess thereof.

Record Date

If the notes are issued in book-entry form, the close of business on the day before a payment date. If the notes are issued in fully-registered certificated form or are no longer book-entry notes, the record date will be the last day of the month preceding a payment date.

Trust Property

The property of the issuing entity will include:

•

a pool of adjustable rate home equity line of credit loans made under home equity line of credit loan agreements, and secured primarily by first and second lien deeds of trust or mortgages on residential properties that are primarily one-to four-family properties that are transferred to the issuing entity on the closing date;

•	payments on the mortgage loans received on or after the cut-off date;
•	any additions to the loan balances of the mortgage loans during the life of the issuing entity;
•	property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure;
•	the benefit of the financial guaranty insurance policy;
•	rights of the depositor under the purchase agreement by which the depositor acquires the mortgage loans from the seller;
•	benefits under any hazard insurance policies covering the mortgaged properties;
•	amounts on deposit in certain accounts; and
•	all proceeds from the items above.

The Mortgage Loans

General

The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower’s line of credit. If borrowed amounts are repaid, they may be re-borrowed during the applicable draw period.

The loan pool balance equals the aggregate of the principal balances of all the mortgage loans. The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to

•	its cut-off date principal balance,

plus

•	any additional borrowings on that mortgage loan,

minus

•	all collections credited against the principal balance of that mortgage loan before that day.

Once a mortgage loan is finally liquidated, its principal balance is zero.

Mortgage Loan Rates

During the draw period, interest on the mortgage loans (together with other fees and any past due amounts) is payable monthly. Interest ( finance charge) is calculated by multiplying the average daily balance of the account for that period by the sum of:

•	the highest prime rate published in the Money Rates section of The Wall Street Journal on the last day of the billing cycle, which rate is effective from the first day of the billing cycle,

plus

•	the applicable margin.

Principal Payments

Each mortgage loan features a draw period during which the loan may be drawn on, immediately followed by a repayment period during which the loan must be repaid. Generally, home equity loans with 5-year draw periods have 15-year repayment periods and home equity loans with 10-year draw periods have 10 year repayment periods. The 5-year draw periods are generally extendible for an additional 5 years with the approval of the master servicer. In some cases, the repayment period may be up to twenty years after the related draw period.

Funding of Additional Balances

During each due period before the end of the revolving period, principal collections on the mortgage loans will be applied to purchase additional balances for the issuing entity. The additional balances with respect to a particular mortgage loan will not exceed the credit limit for that mortgage loan. The maximum amount of additional balances that may be purchased for the issuing entity is $[____________], which amount represents approximately [__]% of the aggregate principal balance of the mortgage loans, assuming full utilization of the credit lines for each mortgage loan. Any principal collections applied to purchase additional balances for the issuing entity will not be available for payment to the holders of the notes on the related payment date.

Mortgage Loan Characteristics

The mortgage loans that are expected to be sold to the issuing entity on the closing date have the following characteristics as of the cut-off date:

•	number of mortgage loans: [___]
•	aggregate principal balance: $[___]
•	average principal balance: $[___]
•	range of credit limits: $[___] to $[___]
•	average credit limit: $[___]
•	range of remaining terms to stated maturity: [___] months to [___] months
•	weighted average remaining term to stated maturity: [___] months
•	current mortgage loan rate per annum range: [___]% to [___]%
•	weighted average current mortgage loan rate per annum: [___]%
•	range of margins: ([___])% to [___]%
•	weighted average margin: [___]%
•	credit limit utilization rate range: [___]% to [___]%
•	weighted average credit limit utilization rate: [___]%
•	weighted average original combined loan-to value ratio: [___]%

See “The Seller—Credit and Underwriting Guidelines” and “Description of the HELOCs” in this prospectus supplement.

Each mortgage loan contains a feature that permits the related borrower to lock the mortgage loan rate at a fixed rate with respect to all or a portion of the principal balance thereof at certain times during the term of the mortgage loan. Conversion to a fixed rate will not extend the maturity date of the related mortgage loan.

Repurchase or Substitution of Mortgage Loans

The seller has made certain representations and warranties regarding the mortgage loans to the depositor in the mortgage loan purchase agreement. The depositor has assigned its rights to these representations and warranties to the issuing entity under the sale and servicing agreement and the issuing entity has, in turn, pledged these rights to the indenture trustee for the benefit of the noteholders and the note insurer under the indenture.

Following discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of that breach, the seller will be required to either (1) cure that breach, or (2) repurchase the affected mortgage loan from the issuing entity, or (3) in certain cases, substitute a materially similar mortgage loan for the defective mortgage loan.

In addition, upon delivery of the mortgage loan files by the depositor to the custodian, the custodian will review each mortgage file, and if any document in a mortgage file is found to be missing or materially defective and the seller does not cure the defect, the seller will be obligated to repurchase the affected mortgage loan from the issuing entity, or, at the seller’s option, remove the affected mortgage loan from the issuing entity and substitute in its place a materially similar mortgage loan.

The seller will also be required to randomly purchase from the issuing entity or substitute a new mortgage loan for any mortgage loan as to which a borrower has converted all or a portion to a fixed rate mortgage loan to the extent the aggregate principal balance of the portions of the mortgage loans with fixed rates exceeds 10% of the then current aggregate principal balance of the mortgage loans.

[Any assets of the trust fund used to substitute the initial assets of the trust fund will comply with Item

1101(c)(1) and (c)(3) of Regulation AB and footnote 207 to SEC Release 33-8518]

See “Risk Factors – Yield to Maturity of Notes May be Affected by Repurchases,” and “The Sale and Servicing Agreement – Assignment of HELOCs” in this prospectus supplement.

Payments to Noteholders

You will be entitled to receive payments of interest each month starting in [____] 200[__]. The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments and new draws on the mortgage loans. Each month the indenture trustee will calculate the amounts to be paid to the noteholders. If you hold a note on the day preceding a payment date, or if the notes are no longer book-entry notes, the last day of the month preceding a payment date, you will be entitled to receive payments on the next payment date. The payment date will be the [__] day of each month or, if that day is not a business day, the next succeeding business day.

Note Rate

Interest will accrue on the unpaid principal balance of the notes during the related Interest Period at the least of:

•	a floating rate equal to LIBOR plus [___]% per annum,
•

a rate equal to the product of (x) the weighted average of the mortgage loan rates on the mortgage loans, minus (i) the rates at which certain fees and expenses of the issuing entity are calculated, and (ii) [ ] basis points, and (y) a fraction, the numerator of which is the invested amount for the previous payment date and the denominator of which is the outstanding principal amount of the notes immediately prior to such paymen1t date, adjusted for the related accrual period, and

•	[___]% per annum.

Interest Periods

Interest for the first payment date will accrue on the unpaid principal balance of the notes at the applicable rate from the closing date through the day before the first payment date. After the first payment date, interest will accrue from and including the preceding payment date to but excluding the current payment date. Interest will be calculated on the basis of the actual number of days in each interest period divided by 360.

Application of Collections

Priority of Interest Payments

On each payment date, after payment of the master servicing fee, the portion of interest collections on the mortgage loans received during the preceding calendar month, that is allocated to noteholders will be applied in the following order of priority:

1.	to the indenture trustee, the indenture trustee fee;
2.	to the note insurer, the premium due for the policy;
3.	to the noteholders, accrued interest and any overdue accrued interest on the notes, to the extent described under “Description of the Notes—Payments;”
4.

to the noteholders, as a payment of principal, the noteholders’ portion of charge-offs incurred during the preceding calendar month, and the noteholders’ portion of charge-offs incurred during previous periods that were not subsequently funded by the noteholders’ portion of interest collections, overcollateralization or draws under the policy;

5.	to the note insurer, as reimbursement for prior draws made under the policy;
6.	to the noteholders, as a payment of principal, the amount necessary to build the overcollateralization to the required level;
7.	to the note insurer, any other amounts owed to the note insurer pursuant to the insurance agreement;
8.	to the noteholders, any carryover interest amounts from prior periods when the amount of interest paid on the notes was limited to the available funds rate; and
9.	to the owner of the transferor interest.

Principal Payments

The amount of principal paid on the notes on a payment date will depend on whether the payment date occurs during the revolving period or the rapid amortization period, whether the step-down date has occurred, whether a step-down test has been satisfied or whether an excess spread step-up event has occurred.

Generally, with respect to any due period during the revolving period, principal collections on the mortgage loans will be applied first to purchase additional balances for the issuing entity and second, to the extent of any remaining available principal collections, to pay principal of the notes on the related payment date to the extent required to create or maintain the required level of overcollateralization.

Any remaining principal collections will be paid to the owner of the transferor interest, which will initially be the depositor.

If the amount of principal collections on the mortgage loans during a due period is insufficient to purchase all of the additional balances for the issuing entity, the owner of the transferor interest will be obligated to advance funds to the issuing entity to purchase the additional balances that were not funded out of principal collections on the mortgage loans.

With respect to any due period during the rapid amortization period, 100% of principal collections will be applied to pay principal on the notes.

See “Description of the Notes—Payments” in this prospectus supplement.

Revolving period

The revolving period begins on the closing date and ends on the earlier of:

•	The payment date in [______], and
•	The date on which a rapid amortization event first occurs.

[The revolving period will not extend for more than three years from the closing date].

The rapid amortization period begins on the first payment date after the end of the revolving period.

[No mortgage loans or other assets, other than additional balances, may be added to the mortgage pool during or after the revolving period.][If mortgage loans may be added to the mortgage pool during the revolving period, the limitations on the issuing entity’s ability to add pool assets and the requirements for those assets that may be added to the pool will be described. The additional pool assets will be of the same general character as the original pool assets]

Rapid Amortization Event

The occurrence of a rapid amortization event will affect the flow of funds and may cause acceleration of payments to the holders of the notes. A “rapid amortization event” exists when certain events occur, including:

•

interest collections or principal collections for any payment date are insufficient to make any payment of principal or interest in each case that is due on the notes, and such failure continues for a period of five business days;

•	the occurrence of certain events of insolvency with respect to the issuing entity, the depositor or the master servicer;
•	the issuing entity becoming subject to the Investment Company Act of 1940, as amended;
•

failure on the part of the issuing entity, the depositor, the seller or the master servicer to perform any of their respective material obligations under the sale and servicing agreement, the trust agreement or the indenture; and

•	draws under the policy exceeding [ ]% of the aggregate principal balance of the mortgage loans as of the cut-off date.

For a further description of the events which may constitute “rapid amortization events, ” See “Description of the Notes—Rapid Amortization Events” in this prospectus supplement.

Step-Down Test

A “step-down test” refers to certain tests with respect to specified levels of charge-offs or delinquencies on the mortgage loans that, if satisfied, may result in a decrease in the required level of overcollateralization on or after the step-down date.

See “Description of the Notes—Certain Definitions” in this prospectus supplement.

The Step-Down Date

So long as no trigger event shall have occurred, the step-down date will be the later of the payment date occurring in [___] 200[_] or the payment date on which the aggregate outstanding principal balance of the mortgage loans is equal to or less than 50% of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date.

Excess Spread Step-Up Event

An “excess spread step-up event” will occur if the amount of excess interest on the mortgage loans, averaged over a three-month period, is less than a minimum required amount. The required level of overcollateralization will increase if an excess spread step-up event occurs on a payment date.

See “Description of the Notes—Certain Definitions” in this prospectus supplement.

Maturity Date

[___], 20[   ].

We expect that the actual final payment date for the notes will be significantly earlier than the maturity date.

Termination of the Issuing Entity

The issuing entity will terminate on the payment date following the earliest of (i) the payment date occurring in [___] 20[   ], (ii) the final payment or other liquidation of the last mortgage loan in the issuing entity and (iii) the master servicer’s exercise of its right to repurchase the mortgage loans as described under “Description of the Notes – Optional Termination.”

Credit Enhancement

Overcollateralization and Excess Interest

The application of the payments on the mortgage loans to the holders of the notes has been structured to create overcollateralization. On the closing date the overcollateralization will be zero and is expected to build to the required amount after the notes have been issued.

The noteholders’ portion of interest payments on the mortgage loans is expected to exceed the amount of interest due and payable on the notes. Beginning in [____] 200[_], a portion of this excess interest will be applied as payments of principal on the notes. This will result in a limited acceleration of principal payments on the notes relative to the amortization of the mortgage loans, thereby creating overcollateralization for the notes. Once the required level of overcollateralization is reached, the application of the excess interest as payments of principal to the notes will cease, until it is again needed to maintain the required level of overcollateralization.

The required level of overcollateralization is based on certain minimum and maximum levels of overcollateralization and on the performance of the mortgage loans. As a result, the level of required overcollateralization will change over time.

For example, an increase in the required level of overcollateralization will result if the delinquency or default experience on the mortgage loans exceeds certain set levels. In that event, amortization of the notes would be accelerated until the level of overcollateralization reaches its required level.

See “Maturity and Prepayment Considerations” and “Description of the Notes” in this prospectus supplement.

The Policy

[note insurer] will issue a financial guaranty insurance policy for the benefit of the noteholders, which we refer to herein as the policy. The policy will unconditionally and irrevocably guarantee payment of accrued and unpaid interest due on the notes on each payment date, plus principal on the notes, as described below. The policy will not guarantee any payments of interest in excess of the available funds rate.

On each payment date, the indenture trustee will calculate to what extent the funds available to make the payments of principal and interest are insufficient to (i) pay accrued interest on the notes, subject to the available funds rate, or (ii) investor charge off amounts not covered by the noteholders’ portion of interest collections or overcollateralization. If an insufficiency exists and it is covered by the policy, then the indenture trustee will make a draw on the policy. In addition, the policy will guarantee the full payment of the remaining principal amount of the notes on the payment date occurring in [___] 20[   ].

See “Description of the Notes—The Policy” in this prospectus supplement.

Optional Termination

On any payment date on or after the date on which the outstanding principal balance of the notes (after all principal payments on such payment date) is reduced to an amount less than or equal to 10% of the outstanding principal balance of the notes at the close of business on the day the notes are issued, the master servicer will have the option of purchasing the mortgage loans, which will have the effect of redeeming the notes.

See “Description of the Notes—Optional Termination” in this prospectus supplement and “The Agreements—Termination; Optional Termination” in the prospectus.

Fees and Expenses

The amounts available for payment on the notes on any payment date generally will not include the following amounts:

•	the master servicing fees, expenses and indemnities;
•	the indenture trustee fees, expenses and indemnities;
•	the premium for the policy;
•

any reimbursement amounts for advances previously made by the master servicer and other amounts as to which the master servicer is entitled to be reimbursed from the collection account pursuant to the sale and servicing agreement;

•	assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, which shall be payable to the master servicer as additional servicing compensation;
•	all investment income from amounts on deposit in the collection account, which shall be payable to the master servicer as additional servicing compensation; and
•	all investment income from amounts on deposit in the distribution account, if any, which shall be payable to the indenture trustee as additional compensation.

See “The Sale and Servicing agreement — Fees and Expenses” in this prospectus supplement.

No other transaction party will be entitled to receive fees or reimbursement from amounts collected in respect of the trust assets.

Servicing Compensation

The master servicer will be entitled to retain from interest collections the master servicing fee which will equal [   ]% per annum of the aggregate outstanding principal balance of the mortgage loans as of the first day of the related due period.

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of assumption fees, late payment charges, termination fees, and other fees and charges and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

These amounts will be paid to the master servicer from collections on the mortgage loans before any payments on the notes.

See “The Sale and Servicing Agreement – Fees and Expenses” in this prospectus supplement.

Registration of Notes

We will issue the notes in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the notes are book-entry they will be registered in the name of the applicable depository, or in the name of the depository’s nominee. Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive notes will replace the book-entry notes are described in this prospectus supplement.

See “Risk Factors—Consequences of Owning Book-Entry Notes,” “Description of the Notes—Book-Entry Notes”  in this prospectus supplement and “Description of the Securities – Book-entry Registration of the Securities” in the prospectus.

Federal Income Tax Consequences

In the opinion of Andrews Kurth LLP, for federal income tax purposes, the notes will be characterized as indebtedness, and the issuing entity will not be characterized as an association, publicly traded partnership taxable as a corporation, or as a taxable mortgage pool. Each holder of a note, by the acceptance of a note, will agree to treat the security as indebtedness for federal, state and local income and franchise tax purposes.

See “Material Federal Income Tax Consequences” and “State Tax Consequences” in this prospectus supplement.

ERISA Considerations

Subject to the considerations and conditions described under “ERISA Considerations” in this prospectus supplement and the prospectus, the notes may be transferred to an employee benefit or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The Secondary Mortgage Market Enhancement Act of 1984 defines “mortgage related securities” to include only first-lien mortgages. Because the pool of mortgage loans owned by the issuing entity includes second-lien mortgage loans, the notes will not be “mortgage related securities” under that definition. Some institutions may be limited in their legal investment authority to only first-lien mortgages or “mortgage related securities” and will be unable to invest in the notes.

See “Legal Investment Considerations” in this prospectus supplement and “Legal Investment” in the prospectus.

Note Rating

Before the notes can be issued, the owner trust must obtain ratings on the notes of:

•	“AAA” by [Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.][Fitch Ratings]
•	“Aaa” by Moody’s Investors Service, Inc.

Ratings such as the ratings obtained for the notes address credit risk. When evaluating credit risk, the rating agencies evaluate the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of your payments, such that your actual return could differ substantially from your anticipated return on your investment. The ratings do not address any payments of interest that could accrue if the notes are subject to the available funds rate cap or the maximum rate cap.

See “Risk Factors—Ratings on Notes Based Primarily on Claims-Paying Ability of the Note Insurer” and “Rating” in this prospectus supplement and “Risk Factors—Rating of the Securities Do Not Assure Their Payment” and “Rating” in the prospectus.

RISK FACTORS

You should carefully consider the following risk factors prior to any purchase of notes. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Recent developments in the residential mortgage market may adversely affect the performance and market value of the notes

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of the notes. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. Housing values are expected to remain stagnant or decrease during the near term. A decline or an extended flattening of those values may continue and may result in additional increases in delinquencies and losses on residential mortgage loans generally.

[Another factor that may in the future contribute to higher delinquency rates and losses is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans and an increase in default of their obligations.]

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by [name of sponsor]. These increases in delinquencies and losses (as adjusted for age) are most pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “The Mortgage Pool – Static Pool Information” in this prospectus supplement and the internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of [name of sponsor].

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of the notes. Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to noteholders. Noteholders will bear the risk that these future regulatory developments will result in losses on their notes, whether due to delayed or reduced distributions or reduced market value.

Limited liquidity in the secondary market may adversely affect the market value of the notes

The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors.

The federal government has taken a variety of actions to improve the liquidity of the secondary market for mortgage-backed securities. If those actions are discontinued, the secondary market for mortgage-backed securities could become more illiquid, which could have an adverse impact on the market value of mortgage-backed securities generally. See “Risk Factors – You May Have Difficulty Reselling Your Securities Due to a Lack of a Secondary Market, Fluctuating Market Values or Periods of Illiquidity” in the prospectus.

Modifications of the mortgage loans may adversely affect the yields of the offered notes

Because of recent developments in the housing market, including the decline in the value of homes in many geographic areas, mortgage loans in default and mortgage loans reasonably anticipated to be in default are more likely to be modified as opposed to foreclosed upon than would otherwise be the case. Such servicing modifications may include reducing the interest rate, forgiving payments of principal, interest or other amounts, such as taxes or insurance premiums, owed under the mortgage loans, extending the payment due dates and final maturity date on such mortgage loans, capitalizing or deferring delinquent interest and other amounts due under the mortgage loan, or any combination of these or other servicing modifications. Such reductions or delays may cause shortfalls in the distributions due on, may extend the final maturity of, or result in an allocation of a realized loss to, one or more classes of the related notes. Additionally, the master servicer may be entitled to receive a fee from the borrower for the costs associated with any such servicing modification of a mortgage loan.

Governmental actions may affect foreclosures

Legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability to foreclose on a defaulted mortgage loan. Various jurisdictions have considered or are currently considering such actions, and we cannot predict the nature or extent of limitations on foreclosure that may be enacted. Any such governmental actions that interfere with the foreclosure process could affect yields on the notes.

Proposed federal legislation would, if enacted, permit borrowers in bankruptcy to restructure mortgage loans secured by their primary residences. Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance of a mortgage loan that is secured by a lien on the mortgaged property, reduce the mortgage interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan.

Notes may not be appropriate investments for some investors

The notes may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the notes. This may be the case because, among other things:

•         if you purchase your notes at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

•         the notes may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions because the rate of principal distributions on, and the weighted average lives of, the notes will be sensitive to the uncertain rate and timing of principal payments and draws on the mortgage loans;

•         you may not be able to reinvest the principal amounts paid on your notes, which in general are expected to be greater during periods of relatively low interest rates, at a rate that is as high as the interest rate on the notes or your expected yield; and

•         unless a secondary market for the notes develops, the notes may be illiquid investments.

You should also carefully consider the further risks discussed below and under the heading “Maturity and Prepayment Considerations” in this prospectus supplement and under the heading “Risk Factors” in the prospectus.

The underwriting standards for the mortgage loans are more sensitive to risks relating to borrower credit-worthiness and less sensitive to risks relating to collateral value compared to first lien loans

The underwriting standards under which the mortgage loans were underwritten are analogous to credit lending, rather than mortgage lending, since underwriting decisions were based primarily on the borrower’s credit history and capacity to repay rather than on the value of the collateral. See “The Seller – Credit and Underwriting Guidelines” in this prospectus supplement.

Because of the relatively high combined loan-to-value ratios of the mortgage loans, which increases the likelihood that the value of the mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure unless the value of the mortgaged property increases, and the fact that the mortgage loans are primarily secured by second liens, losses on the mortgage loans will likely be higher than on first lien mortgage loans.

The return on your notes may be reduced by losses on the mortgage loans, which are more likely because they are primarily secured by second liens	Approximately [_]% of the cut-off date principal balance of the mortgage loans are secured by second mortgages or deeds of trust. Proceeds from liquidation of the mortgaged property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on the mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding principal balance of the mortgage loan as a bad debt. These risks are particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the master servicer would determine foreclosure to be uneconomical for these types of mortgage loans than for first lien mortgage loans with low loan-to-value ratios. As of the cut-off date, the weighted average combined loan-to value ratio of the mortgage loans is approximately [_]%.

If the note insurer defaults on its obligations under the policy, you will bear the risk of any losses if the liquidation proceeds are insufficient to satisfy the mortgage loans secured by second liens and prior liens in the aggregate, or if the entire outstanding principal balance of a mortgage loan is written-off as bad debt.

Delays in payment on your notes may result from delinquent mortgage loans because the master servicer is not required to advance

The master servicer is not obligated to advance scheduled monthly payments of principal and interest on mortgage loans that are delinquent or in default. As a result, noteholders will not receive a regular stream of payments from the mortgage loans that become delinquent or go into default. Delinquencies and defaults on mortgage loans are generally expected to occur with greater frequency in their early years.

The rate of delinquency and default of second lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Excess interest from the mortgage loans may not provide adequate credit enhancement

The mortgage loans are expected to generate more investor interest than is needed to pay interest on the notes because the weighted average loan rate on the mortgage loans is expected to be higher than the note rate. If the mortgage loans generate more interest than is needed to pay interest on the notes, beginning on the payment date in [____] 200[_], the excess interest will be used to make additional principal payments on the notes. The use of excess interest to make additional principal payments on the notes will reduce the aggregate principal balance of the notes below the outstanding principal balance of the mortgage loans, thereby creating overcollateralization. Overcollateralization is intended to provide limited protection to noteholders by absorbing losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to build, maintain, or restore the required level of overcollateralization.

The excess interest available on any payment date will be affected by the actual amount of interest received, collected, or recovered on the mortgage loans during the preceding month. That amount will be influenced by changes in the weighted average of the loan rates resulting from prepayments and liquidations of the mortgage loans as well as from adjustments of the loan rates. Because the index used to determine the loan rates on the mortgage loans is different from the index used to determine the interest rates on the notes, it is possible that the interest rate on the notes may be higher than the loan rates on the mortgage loans. In that event, it may be necessary to apply all or a greater portion of the available interest to make required payments of interest on the notes. As a result, excess interest may be reduced. Further, a disproportionately high rate of prepayments of high interest rate mortgage loans would have a negative effect on future excess interest.

If the protection afforded by overcollateralization is insufficient and the note insurer defaults with respect to its obligations under the policy, you could experience a loss on your investment.

Cash flow disruptions could cause payment delays and losses on the notes

Substantial delays and shortfalls could result from liquidating delinquent mortgage loans. Resulting shortfalls could occur in payments to holders of the notes. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the related mortgage loans and in turn reduce the proceeds payable to the holders of the notes. If any of the mortgaged properties fails to provide adequate security for the related mortgage loans and the note insurer defaults with respect to its obligations under the policy, you could experience a loss on your investment.

Your yield and reinvestment may be adversely affected by unpredictability of prepayments

During the period in which a borrower may borrow money under the borrower’s line of credit, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amount previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit. As a result, the amount the master servicer receives in principal payments on the mortgage loans in any month (and in turn the amount of principal repaid to the holders of the notes) may change significantly. Even during the repayment period, borrowers generally may prepay their mortgage loans at any time without penalty. Prepayments, however, on mortgage loans secured by property in California and certain other jurisdictions may be subject to account termination fees during the first three years after origination of the mortgage loan. Generally, revolving home equity loans are not viewed by borrowers as permanent financing. The mortgage loans may be repaid at faster rates than traditional mortgage loans. Prepayment experience may be affected by a wide variety of factors, including:

•         general economic conditions,

•         interest rates

•         the availability of alternative financing, and

•         homeowner mobility.

In addition, substantially all of the mortgage loans contain due-on-sale provisions and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer permits the purchaser of the mortgaged property in question to assume the mortgage loan in a manner consistent with reasonable commercial practice. See “Description of the Notes” in this prospectus supplement and “Certain Legal Aspects of the Loans—Due-on-Sale

Clauses” in the prospectus for a description of certain provisions of the credit line agreements that may affect the prepayment experience on the mortgage loans.

The yield to maturity and weighted average life of the notes will be affected primarily by:

•         the rate and timing of repayments and prepayments on the mortgage loans as compared to the creation and amount of additional balances, and

•         the realization of charge-off amounts.

You will bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect. See “Maturity and Prepayment Considerations” in this prospectus supplement and “Yield, Maturity and Prepayment Considerations” in the prospectus.

The return on your notes may be sensitive to changes in economic conditions

Mortgage loans similar to those included in the mortgage loan pool have been originated for a limited period of time. A deterioration in economic conditions could adversely affect the ability and willingness of borrowers to repay their mortgage loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the mortgage loans.

Geographic concentration increases risk that the yield on the notes may be impaired

One risk associated with investing in notes backed by mortgage loans is created by any concentration of the related mortgaged properties in one or more geographic regions. If the regional economy or housing market of any state (or other region) having a significant concentration of the properties underlying the mortgage loans weakens, the mortgage loans related to properties in that region may experience high rates of loss and delinquency, resulting in losses to noteholders if the note insurer fails to perform under the policy. A region’s economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances. The economic impact of any such events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the mortgage loans may be concentrated in these regions. Such concentration may result in greater losses to noteholders than those generally present for similar notes without such concentration. As of [____], 200[_], approximately [___]%,[___]%,[___]%,[___]% and [___]% of the mortgage loans were secured by mortgaged properties in [     ], [     ], [     ], [     ]and [     ], respectively. A weakening of the economy of these states may result in increases in the loss and delinquency rate for mortgage loans concentrated in such areas and if the note insurer fails to perform under the policy, you may experience delays in payment or suffer a loss.

Cash flow limited in early years of mortgage loans

Unless the borrower has elected to convert all or a portion of a mortgage loan to a fixed rate of interest, borrowers generally are not required to make monthly payments of principal during the draw period under the related credit line agreements, although minimum payments are required to at least equal, and may exceed, accrued interest and fees. Principal payments on the converted portion of a mortgage loan amortize over a period selected by the borrower, not to exceed the original maturity of the mortgage loan. As a result, collections on mortgage loans may vary. A substantial portion of the mortgage loans by outstanding principal balance as of the cut-off date may permit the related borrowers to extend their draw periods for one additional five year term, but in no event will the draw period for a mortgage loan extend more than 10 years beyond the cut-off date. Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to you and you may receive payments of principal more slowly than anticipated.

Generally, with respect to any due period during the revolving period, principal collections on the mortgage loans will be applied first to purchase additional balances for the issuing entity and second, to the extent of any remaining available principal collections, to pay principal of the notes on the related payment date to the extent required to create or maintain the required level of overcollateralization.

Any remaining principal collections will be paid to the owner of the transferor interest, which will initially be the depositor.

If the amount of principal collections on the mortgage loans during a due period is insufficient to purchase all of the additional balances for the issuing entity, the noteholders will not be entitled to receive a payment of principal from the principal collections on the related payment date.

The master servicer has limited ability to change the terms of the mortgage loans

The master servicer may agree to changes in the terms of a mortgage loan if the changes

•         do not materially and adversely affect the interest of the noteholders or the note insurer; and

•         are consistent with prudent business practice.

In addition, the master servicer, within certain limitations, may increase the credit limit and reduce the mortgage loan rate related to a mortgage loan. Any increase in the credit limit related to a mortgage loan could increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the likelihood and could increase the severity of loss in the event of a default under the mortgage loan. In addition, any reduction in the mortgage loan rate of a mortgage loan could reduce the excess cash flow available to absorb losses.

See “The Sale and Servicing agreement—Modifications to HELOCs”
and “—Consent to Senior Liens” in this prospectus supplement.

Interest payable on the notes and interest payable on the mortgage loans differ

Interest payable on the mortgage loans may be insufficient to pay interest on the notes, which accrues on the basis of LIBOR plus [    ]% per annum, subject to a cap based in part on the interest rates on the mortgage loans. Interest payable on the mortgage loans will accrue at either a variable rate based on the prime rate plus a designated margin, subject to maximum limitations on adjustments or, if the borrower has elected to convert the rate of interest applicable to all or a portion of the mortgage loan to a fixed rate, a fixed rate based upon the then current market interest rates for second lien home equity loans, which fixed rate may be lower than the rate at which the notes accrue interest. As a result, the notes may accrue less interest than they would accrue if the interest rate on the notes were based solely on LIBOR plus [___]% per annum.

LIBOR and the prime rate may not respond to the same economic factors and there is no necessary correlation between them. In addition, the spread between LIBOR and any fixed rate locked in by a borrower will vary over time. Any reduction in the spread between LIBOR and the prime rate (and the applicable fixed rates of converted mortgage loans) will also reduce the amount of interest receipts on the mortgage loans that would be available to absorb losses and charge-offs allocated to the noteholders. In that event, if the overcollateralization were depleted and the note insurer failed to perform under the policy, you would experience a loss.

In addition, if the spread between LIBOR and the prime rate is reduced or eliminated, the interest payable on the notes also may be reduced. If the sum of LIBOR plus [___]% exceeds the available funds rate, such shortfalls will be paid to the noteholders, subject to the maximum rate, only if amounts are available for such payment on a subsequent payment date and at a lower priority than interest is normally paid to the noteholders. Such shortfalls will not be guaranteed by the note insurer.

Certain of the underlying senior mortgages may be subject to negative amortization

The underlying senior mortgage loans related to certain of the second lien mortgage loans included in the issuing entity may have negative amortization features. The interest rates on negative amortization loans typically adjust monthly but their monthly payments and amortization schedules adjust annually and, under most circumstances, are subject to periodic caps on payment adjustments. The initial interest rates on this type of underlying senior mortgage loan are generally lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as before the annual adjustment to the monthly payment made by the borrower, the amount of interest accruing on the principal balance of these underlying senior mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the underlying senior mortgage loans that are negatively amortizing loans may become deferred interest that will be added to their principal balances and will also bear interest at the applicable interest rates.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of an underlying senior mortgage loan over its remaining term to maturity. In certain circumstances, the monthly payment due on an underlying senior mortgage loan that is a negative amortization loan will be recast without regard to the periodic cap. These features may affect the rate at which principal on these underlying senior mortgage loans is paid and may create a greater risk of default on these loans, which will constitute a default on the related home equity loan if the borrowers of these loans are unable to pay the monthly payments on the related increased principal balances. In addition, the severity of loss on this type of loan if the borrower defaults may be greater because of the increased principal balance of the underlying senior mortgage loan due to deferred interest.

The borrowers of these mortgage loans have two adjustable-rate loans whose interest payments may increase and, in the case of the underlying senior lien, whose principal payments may also increase, which may create a greater risk of default on these loans if the borrowers of these loans are unable to pay the increased monthly payments.

Ratings on notes based primarily on claims-paying ability of the note insurer

The ratings on the notes depend primarily on the claims paying ability of the note insurer. Therefore, a reduction of the rating assigned to the claims-paying ability of the note insurer may have a corresponding reduction on the ratings assigned to the notes. A reduction in the rating assigned to the notes would reduce the market value of the notes and may affect your ability to sell them. The ratings on your notes address credit risk and do not address the likelihood of prepayments.
See “Rating” in this prospectus supplement.

Limited information regarding prepayment history of HELOCs

All of the mortgage loans may be prepaid in whole or in part at any time. Neither the seller nor the master servicer is aware of any publicly available studies or statistics on the rate of prepayment of revolving home equity line of credit loans similar to the mortgage loans. Revolving home equity line of credit loans usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans. The issuing entity’s prepayment experience may be affected by a wide variety of factors, including:

•         general economic conditions,

•         interest rates,

•         the availability of alternative financing,

•         homeowner mobility, and

•         changes affecting the ability to deduct interest payments on home equity lines of credit for Federal income tax purposes.

In addition, substantially all of the mortgage loans contain due-on-sale provisions, which may affect the rate of prepayment.

See “Maturity and Prepayment Considerations” in this prospectus supplement.

Yield to maturity of notes may be affected by repurchases

The yield to maturity of the notes may be affected by certain repurchase requirements. The seller will be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties made by it have not been cured. The seller will also be required to randomly purchase from the issuing entity or substitute a new mortgage loan for any mortgage loan as to which a borrower has converted all or a portion to a fixed rate mortgage loan to the extent the aggregate principal balance of the portions of the mortgage loans with fixed rates exceeds 10% of the then current aggregate principal balance of the mortgage loans.

These purchases will have the same effect on the holders of the notes as a prepayment of the related mortgage loans.

Consequences of owning book-entry notes	Limit on Liquidity of Notes. Issuance of the notes in book-entry form may reduce the liquidity of the notes in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Limit on Ability to Transfer or Pledge. Since transactions in the notes can be effected only through DTC, Clearstream, Euroclear, participating organizations, indirect participants and banks, your ability to pledge your notes to persons or entities that do not participate in the DTC, Clearstream or Euroclear system or otherwise to take actions in respect of the notes, may be limited due to lack of a physical security representing the notes.

Delays in Payments. As a beneficial owner, you may experience some delay in your receipt of payments of interest on and principal of your notes since payments will be forwarded by the indenture trustee to DTC and DTC will credit payments to the accounts of its participants which will credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

See “Description of the Notes—Book-Entry Notes” in this prospectus supplement.

The effects of terrorist attacks and military action are not determinable

The effects that possible future terrorist attacks or other incidents and related military action, or the military action by United States forces in Iraq and other regions, may have on the performance of the mortgage loans or on the values of the related mortgaged properties cannot be determined at this time. Investors should consider the possible effects of such incidents on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by future attacks or other incidents and the related military action.

The current deployment of U.S. military reservists and members of the National Guard and any further such deployments may significantly increase the proportion of loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act (the “Relief Act”). The Relief Act provides, generally, that a borrower who is covered by the Relief Act may not be charged interest on the related mortgage loan in excess of 6% annually during the period of the borrower’s active duty. Under the Military Reservist Relief Act, which is a California statute, under certain circumstances, California residents called into active duty with the reserves can delay payments on mortgage loans for a period not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. Interest payable to holders of the notes will be reduced by any reductions in the amount of interest not collectible as a result of the application of such acts. These shortfalls are not required to be paid by the borrower at any future time. Neither the seller, the depositor or the master servicer is required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by the Policy. Any reductions resulting from such acts will be allocated pro rata among the noteholders.

In addition, legislation granting similar loan payment relief to certain persons not covered by the Relief Act has been proposed and may be enacted in various states.

[An insolvency of the seller may delay, accelerate or reduce payments on the notes

The Federal Deposit Insurance Corporation has special powers under the banking laws to take certain actions on the insolvency of the seller. The Federal Deposit Insurance Corporation has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover or re-characterize a financial institution’s transfer of financial assets such as the home equity lines of credit if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer at the time of the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes and the relevant documentation reflects such intention and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay or defraud the financial institution or its creditors. The seller’s transfers of the home equity lines of credit and the agreements under which the seller made and makes those transfers are intended to satisfy all of these conditions, other than the condition specified in clause (iii) above. Since one or more conditions required under the FDIC’s regulations will not be met by the seller, the FDIC could reclaim, recover, or re-characterize the seller’s transfer of the HELOCs and, if so, you might experience delays and/or reductions in payments on your notes. In addition, the Federal Deposit Insurance Corporation might have the right to repay the notes early and for an amount that may be greater or less than their principal balance. Under these circumstances, you may suffer a loss. Furthermore, the insolvency of the seller would result in the commencement of a rapid amortization event. If a rapid amortization period occurs, you are likely to be repaid principal on your notes earlier than expected.

See “The Sale and Servicing Agreement–Conservatorship and Receivership” in this prospectus supplement.]

The mortgage loans may convert to fixed rates which may reduce the yield on the notes

Although each of the mortgage loans in the mortgage pool is an adjustable rate mortgage loan, the borrower can convert all or a portion of the amount outstanding under a mortgage loan from an adjustable rate to a fixed rate as long as the borrower is current in payment on the borrower’s mortgage loan. The maximum aggregate principal balance of the portion of the mortgage loans with respect to which the related borrower has made such an election that will be permitted to remain in the issuing entity is 10% of the then current aggregate principal balance of the mortgage loans. The seller will be obligated to randomly purchase from the issuing entity or substitute a new mortgage loan for converted mortgage loans representing an aggregate principal balance in excess of such 10%. The fixed rate on a converted loan may be lower than the interest rate on the notes. Since the interest rate on the notes may not exceed a rate based on the weighted average of the net mortgage loan rates, any conversion to a fixed rate of a mortgage loan that has not been purchased or substituted for by the seller may increase the likelihood that the interest rate on the notes will be subject to the available funds rate cap. See “Description of the HELOCS” and “Maturity and Prepayment Considerations” in this prospectus supplement.

FORWARD-LOOKING STATEMENTS

We caution you that certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, effects of prepayments, changes in interest rates and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

THE DEPOSITOR

Fund America Investors Corporation II is a limited purpose Delaware corporation with its principal executive offices located at 6400 S. Fiddler’s Green Circle, Suite 1200B, Greenwood Village, Colorado 80111. Its telephone number is (303) 290-6025. The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own and sell mortgage pass-through securities which evidence ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish the foregoing.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the notes.

After the issuance of the notes, the depositor may be required (to the extent specified in the sale and servicing agreement) to perform certain actions on a continual basis, including but not limited to:

•

upon the discovery of the breach of any representation or warranty made by the seller in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan, to enforce the seller’s representation and warranty to repurchase the mortgage loan from the indenture trustee or deliver a qualified substitute mortgage loan as described under “The Sale and Servicing Agreement— Assignment of the HELOCs” in this prospectus supplement;

•

to cause to be made all initial filings establishing or creating a security interest over the mortgage loans and any other related assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the indenture trustee’s security interest in or lien on the mortgage loans and any such related assets;

•

to appoint a successor trustee or master servicer, as applicable, in the event either the indenture trustee or the master servicer resigns, is removed or becomes ineligible to continue serving in such capacity under the related agreement;

•	to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;
•	to notify the rating agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related agreements; and
•	to provide the indenture trustee and the master servicer with any information such entity may reasonably require to comply with the terms of the sale and servicing agreement.

The liability of the depositor under the sale and servicing agreement is limited to the extent described under “The Agreements – Certain Matters Regarding the Master Servicer and the Despositor” in the prospectus. In addition, the depositor will be entitled to indemnification from the issuing entity to the extent described under “The Agreements – Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus.

THE ISSUING ENTITY

Fund America ABS Trust 200[_]-[_] is a statutory trust formed under the laws of the State of Delaware by the trust agreement, dated as of [______], 200[_], between the depositor and the owner trustee for the transactions described in this prospectus supplement. The trust agreement constitutes the “governing instrument“ under the laws of the State of Delaware relating to statutory trusts. Fund America ABS Trust 200[_]-[_] is referred to in this prospectus supplement as the “issuing entity” and is referred to in the prospectus as the “issuing entity” or the “trust fund.” The owner trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The issuing entity’s principal offices are located in [______], in care of [owner trustee], as owner trustee, at [_______]. The fiscal year end of the issuing entity is December 31.

After its formation, the issuing entity will not engage in any activity other than (1) acquiring, holding and managing the trust property described below, (2) issuing the notes and the transferor interest, (3) making payments on the notes and the transferor interest and (4) engaging in other activities that are necessary, suitable or convenient to accomplish these purposes. Except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. The permissible activities of the issuing entity can only be amended or modified by amending the trust agreement as described under “The Trust Agreement – Amendment.”

The trust property will consist of:

•	each of the home equity lines of credit or “HELOCs” that are transferred by the depositor to the issuing entity;
•	collections on the HELOCs received on or after [____] 1, 200[_] (the “Cut-Off Date”);
•	the outstanding balances as of the Cut-Off Date and any additional balances generated under the HELOCs;
•	mortgaged properties relating to the HELOCs that are acquired by foreclosure or deed in lieu of foreclosure;
•	the collection account and the distribution account, excluding, in each case, net earnings thereon;
•	the financial guaranty insurance policy issued by the note insurer (the “Policy”);
•	the depositor’s rights under the mortgage loan purchase agreement;
•	benefits under any hazard insurance policies covering the mortgaged properties; and
•	all proceeds from the items above.

The issuing entity will not acquire any assets other than the trust property described above.

Since the issuing entity is a statutory trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “statutory trust“ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “statutory trust.”

The equity ownership in the issuing entity will be evidenced by the transferor certificate, which will be initially held by the depositor. The holder of the transferor certificate will, after all amounts due and owing to the owner trustee, and not otherwise paid, have been paid, be entitled to receive on each payment date any remaining cash flow from amounts collected in respect of the mortgage loans after all principal and interest on the notes and other expenses of the issuing entity for such payment date have been made. See “Description of the Notes – Payments.”

THE OWNER TRUSTEE

[owner trustee] will act, not in its individual capacity, but solely as the owner trustee under the trust agreement. [Description of the owner trustee to be inserted here].

The owner trustee may hold notes in its own name or as pledgee. To meet the legal requirements of certain jurisdictions, the owner trustee may appoint co-trustees or separate trustees of any part of the assets of the issuing entity under the Trust Agreement. All rights and obligations conferred or imposed on the owner trustee by the trust agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the owner trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the owner trustee.

The owner trustee may resign at any time upon written notice to the issuing entity, the indenture trustee, the note insurer, the rating agencies , the seller and the transferor, in which event the indenture trustee, with the consent of the note insurer, must appoint a successor owner trustee. The indenture trustee, with the consent of the note insurer, may also remove the owner trustee if it becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor. Any costs associated with removing and replacing an owner trustee will be paid by the seller.

The owner trustee has no duty to manage, make any payment on, register, record, sell, dispose of, or otherwise deal with the trust estate, or to otherwise take or refrain from taking any action under any document contemplated by the trust agreement, except as expressly provided by the trust agreement or in instructions received by the owner trustee pursuant to the trust agreement. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. The owner trustee will disburse all moneys actually received by it constituting part of the issuing entity pursuant the terms of the transaction documents.

Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuing entity or the noteholders for any action taken or for refraining from the taking of any action in good faith under the trust agreement. However, none of the owner trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the owner trustee under the trust agreement.

THE INDENTURE TRUSTEE

[indenture trustee] will act as the indenture trustee under the indenture. [Description of the indenture trustee to be inserted here].

THE TRUST ADMINISTRATOR

[trust administrator] will act as the trust administrator under the trust agreement. [Description of the trust administrator to be inserted here].

The trust administrator will perform on behalf of the owner trustee and the issuing entity certain administrative functions required under the trust agreement, the indenture and the sale and servicing agreement. The administrative functions include the preparation of notices to be delivered by the issuing entity pursuant to the transaction documents, providing all customary tax reports to noteholders related to their investment and preparing and filing the issuing entity’s tax information returns.

The trust administrator may resign at any time on 60 day’s notice, in which event the issuing entity must appoint a successor trust administrator in accordance with the trust agreement. The issuing entity may also remove the trust administrator if it shall default in the performance of any of its duties under the sale and servicing agreement and, after notice of such default, has failed to cure the default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the issuing entity; or certain events related to the insolvency or bankruptcy of the trust administrator. Any resignation or removal of the trust administrator will not become effective a successor trust administrator is appointed. The appointment of any successor trust administrator shall be effective only after receipt of a letter from each rating agency to the effect that such proposed appointment will not cause a reduction or withdrawal of the then current ratings of the notes.

In carrying out the foregoing duties or any of its other obligations under the sale and servicing agreement, the trust administrator will be subject to the same standard of care and have the same rights, indemnifications and immunities as the indenture trustee under the indenture, including, without limitation, the right to reimbursement and indemnification on behalf of the issuing entity from funds in the collection account for all losses, costs and expenses of any kind or nature (including without limitation attorneys’ fees and disbursements) incurred by the trust administrator in connection with the performance of its duties under the sale and servicing agreement or any other transaction agreement.

THE NOTE INSURER

The note insurer has supplied the following information for inclusion in this prospectus supplement.

[Description of the note insurer to be inserted here, including the financial information required by Item 1114(b)(1) and (2) of Regulation AB if the aggregate significance percentage for the note insurer is 10% or more].

The Note Insurer’s Credit Ratings

The financial strength of the note insurer is rated “AAA” by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., “Aaa” by Moody’s Investors Service, Inc. and “AAA” by Fitch Ratings. Each rating of the note insurer should be evaluated independently. The ratings reflect the respective ratings agencies’ current assessments of the insurance financial strength of the note insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the notes, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. The note insurer does not guarantee the market price or investment value of the notes nor does it guarantee that the ratings on the notes will not be revised or withdrawn.

THE SPONSOR

[Description of sponsor to be inserted here]

Foreclosure, Delinquency and Loss Experience

THE SELLER

[Description of seller to be inserted here]

[If applicable, insert description of changes in underwriting guidelines used to originate the pool assets as required by Item 1111(a)(3) of Regulation AB]

Credit and Underwriting Guidelines

THE MASTER SERVICER

[Description of master servicer to be inserted here]

Servicing of the Mortgage Loans

[Description of any material changes to [master servicer]’s servicing policies and procedures during the past three years to be included, if applicable]

THE CUSTODIAN

[Description of the custodian to be inserted here]

MATURITY AND PREPAYMENT CONSIDERATIONS

The sale and servicing agreement, except as otherwise described in this prospectus supplement, provides that the noteholders will be entitled to receive on each payment date, payments allocable to principal of the notes, in the amounts described in this prospectus supplement, until the related principal balance is reduced to zero.

As described in this prospectus supplement, the actual maturity of the notes will depend in part on the receipt of principal on the HELOCs or the amount and timing of charge-offs of the HELOCs, which will result in principal payments on the notes. Generally, with respect to any Due Period during the revolving period, principal collections will be applied first to purchase additional balances for the issuing entity and second, to the extent of any remaining available principal collections, to pay principal of the notes on the related payment date to the extent required to create or maintain the required level of overcollateralization. Any remaining principal collections will be paid to the owner of the transferor interest. If the amount of principal collections on the mortgage loans during a due period is insufficient to purchase all of the additional balances for the issuing entity, the owner of the transferor interest will be obligated to advance funds to the issuing entity to purchase the additional balances that were not funded out of principal collections on the mortgage loans. With respect to any Due Period during the rapid amortization period, 100% of principal collections will be applied to pay principal on the notes. See “Description of the Notes – Payments” in this prospectus supplement.

In addition, beginning with the payment date in [____] 200[_], the rate at which the principal on the notes is paid will be increased, as compared to payments of principal on the HELOCs, as a result of the application of excess interest as payments of principal on the notes in order to build overcollateralization to the applicable Specified O/C Amount on each payment date. For a description of how the Specified O/C Amount is calculated for each payment date, see the definition of “Specified O/C Amount” under “Description of the Notes – Certain Definitions” in this prospectus supplement.

All of the HELOCs may be prepaid in full or in part at any time. Prepayment of a HELOC may be subject to an early termination fee of not more than $[   ].

There can be no assurance as to the rate of losses or delinquencies on any of the HELOCs; however, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of HELOCs with high combined loan-to-value ratios. To the extent that any losses are incurred on any of the HELOCs that are not covered by excess interest allocable to noteholders, overcollateralization or the Policy, noteholders will bear all risk of such losses resulting from defaults by the related borrowers. Even where the Policy covers certain losses incurred on the HELOCs, the effect of losses may be to increase prepayment rates on the HELOCs, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the HELOCs and the yield to investors on the notes may be affected by certain refinancing programs, which may include general or targeted solicitations.

Although the mortgage loan rates on the HELOCs are subject to adjustment, the mortgage loan rates adjust based on the Index, while the notes adjust based on LIBOR. Changes in LIBOR may not correlate with changes in the Index and neither may correlate with prevailing interest rates. It is possible that an increased level of the Index could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the notes. Conversely, if LIBOR were to increase above the Index, the note rate would be limited to a maximum rate, which would also adversely affect your yield. The “Index” for any date on which the mortgage loan rate for a HELOC subject to adjustment is the highest “prime rate” as published in The Wall Street Journal. If the “prime rate” is no longer published, then the Index will be a comparable independent index selected by the seller. In addition, each borrower may convert the mortgage loan rate on all or a portion of the outstanding balances of its HELOC to a fixed rate of interest. Borrowers may exercise this option during periods of rising interest rates as borrowers attempt to limit their risk of higher rates. The availability of fixed rate mortgage loans at competitive interest rates during periods of falling interest rates also may encourage borrowers to exercise the option. As a result, there may be periods during which the note rate would be limited to a maximum rate that is lower than the note rate otherwise would be without this feature, which would also adversely affect your yield. Additionally, the affected principal balance with respect to which the interest rate has been converted to a fixed rate will begin amortizing at the time of conversion and may be required to be fully amortized over a shorter period than the remaining term of the loan, thereby increasing the rate that principal is paid on the notes.

The seller is not aware of any publicly generated studies or statistics available on the rate of prepayment of loans such as the HELOCs. Generally, home equity lines of credit are not viewed by borrowers as permanent financing. Accordingly, HELOCs may experience a higher rate of prepayment than traditional mortgage loans. The issuing entity’s prepayment experience may be affected by a wide variety of factors, including general economic conditions, changes in the deductibility of interest payments on HELOCs for federal income tax purposes, prevailing interest rates, the availability of alternative financing and homeowner mobility.

In addition, the issuing entity’s prepayment experience and the rate at which the notes amortize will be affected by any repurchases of HELOCs by the seller as a result of a breach of a representation and warranty or defective documentation as well as by any purchase by the master servicer pursuant to the sale and servicing agreement, including certain repurchases related to the conversion of the mortgage loans to fixed rate mortgage loans by the related borrower.

Substantially all of the HELOCs contain due-on-sale provisions, and the master servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property to assume the HELOC. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligations under the HELOC. The enforcement of the due-on-sale provision will have the same effect as a prepayment of the related HELOC.

Collections on the HELOCs may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and fees. In addition, borrowers may fail to make scheduled payments. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. Accordingly, there may be times, especially during the years that a substantial percentage of HELOCs are in the draw period, that very little is distributed on the notes in respect of principal.

No assurance can be given as to the level of prepayments that will be experienced by the issuing entity and it can be expected that a portion of borrowers will not prepay their HELOCs to any significant degree.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average lives of the offered notes will be influenced by, among other things, the rate of principal payments and draws on the HELOCs.

Prepayments on the home equity loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the notes assumes that the outstanding principal balance of a pool of home equity line of credit loans prepays at a specified constant annual rate (“CPE“). In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 40% of CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the HELOCs will prepay at that or any other rate. In addition, the model assumes that the amount of additional balances on the HELOCs drawn each month is drawn at a specified annual rate (the constant draw rate or “Draw Rate“). This rate is converted to a constant monthly rate. To assume a 10% Draw Rate is to assume the stated percentage of the outstanding principal balance of the pool is drawn on over the course of the year. No representation is made that draws will be made on the HELOCs at that or any other rate.

The tables set forth below are based on the indicated percentages of CPR and the Draw Rate and other assumptions as indicated below:

•	as of the date of the issuance of the notes, the HELOCs have the following characteristics:

Aggregate Principal Balance	Current Mortgage Rate (%)	Rate Adjustment Frequency (months)	Next Rate Adjustment	Credit Limit Utilization Rate(%)	Original Draw Period (months)	Remaining Term to Stated Maturity (months)	Gross Margin(%)	Maximum Rate(%)	Age (months)	Remaining Draw Period (months)

$[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
$[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]	[__]
•	the note rate is LIBOR + [__]% per annum,
•	the master servicing fee rate is [__]% per annum,
•	the Policy premium rate is [__]% per annum and the indenture trustee fee rate is [__]% per annum,
•	payments are made in accordance with the description set forth under “Description of the Notes,”
•	payments on the notes will be made on the [ ] day of each calendar month regardless of the day on which the payment date actually occurs, commencing in [____], 200[_],
•	no extension past the scheduled maturity date of a HELOC is made,
•	no delinquencies or defaults occur,
•	monthly draws are calculated under each of the assumptions as set forth in the table below before giving effect to prepayments,
•	the HELOCs pay on the basis of a 30-day month and a 360-day year,
•	there is no restriction on the maximum principal amount of the note,
•	no Rapid Amortization Event occurs,
•	the scheduled due date for each of the HELOCs is the first day of each month, starting in [____], 200[_],
•	the closing date is [______], 200[_],
•	an optional redemption is exercised on the first possible payment date, except where otherwise indicated,
•	the Draw Rate is [__]%,
•	with respect to each payment date, LIBOR is equal to [__]% per annum,
•	an Excess Spread Step-Up Event does not occur, and
•	the prime rate is equal to [__]% per annum.

The actual characteristics and performance of the HELOCs will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and draw scenarios. For example, it is very unlikely that the HELOCs will prepay and/or experience draws at a constant rate until maturity or that all of the HELOCs will prepay and/or experience draws at the same rate. Moreover, the diverse remaining terms to stated maturity and mortgage rates of the HELOCs could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining terms to stated maturity and weighted average mortgage rates of the HELOCs are as assumed. Any difference between such assumptions and the actual characteristics and performance of the HELOCs, or actual prepayment experience, will affect the percentages of initial security balance outstanding over time and the weighted average lives of the notes.

Subject to the foregoing discussion and structuring assumptions, the following table indicates the weighted average lives of the notes, and set forth the percentages of the initial security balance of the notes that would be outstanding after each of the payment dates shown at the indicated percentages of the CPR and [_]% Draw Rate.

Payment Date	0%	20%	30%	40%	50%	60%
[____] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[____] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[____] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[____] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[____] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[____] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[____] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[____] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[____] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[____] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[____] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[____] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[____] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[____] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[____] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[____] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[____] 20[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Weighted Average Life in years (to call)*	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
*

The weighted average life of a note is determined by (i) multiplying the net reduction, if any, of its security balance by the number of years from the date of issuance of the notes to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the security balance described in (i) above. The weighted average life calculation also assumes that the optional redemption is exercised.

This table has been prepared based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the HELOCs which may differ from the actual characteristics and performance of the HELOCs. This table should be read in conjunction with these structuring assumptions.

DESCRIPTION OF THE HELOCS

General

The HELOCs in the issuing entity were originated under loan agreements and disclosure statements (the “Credit Line Agreements“) and are secured by mortgages or deeds of trust, which are primarily first and second mortgages or deeds of trust, on mortgaged properties. The mortgaged properties securing the HELOCs consist primarily of residential properties that are one- to four-family properties. Based upon the address supplied by each borrower during the loan application process, most of the mortgaged properties are owner occupied. The HELOCs were underwritten in accordance with the standards in effect at the time of origination. Current underwriting standards are described under “Description of the HELOCs—HELOC Terms” in this prospectus supplement.

Unless otherwise stated, all of the information set forth below with regard to the HELOCs is as of the Cut-Off Date. Prior to the closing date, some of the HELOCs may be removed from the pool and other HELOCs may be substituted for those HELOCs removed. The seller believes that the information in this prospectus supplement relating to the HELOCs to be included in the pool as presently constituted is representative of the characteristics of the HELOCs to be included in the pool as of the closing date, although some characteristics may vary.

In the information that follows, weighted average percentages are based upon the principal balances of the HELOCs on the Cut-Off Date.

The pool of HELOCs as of the Cut-Off Date consists of [____] HELOCs with an aggregate pool balance of approximately $[____]. The average principal balance was approximately $[____] as of the Cut-Off Date, the minimum and maximum current mortgage loan rate on the Cut-Off Date were approximately [____]% and [____]%

per annum, respectively, and the weighted average current mortgage loan rate on the Cut-Off Date was approximately [____]% per annum. As of the Cut-Off Date, the weighted average credit limit utilization rate was approximately [____]%, the minimum credit limit utilization rate was approximately [____]% and the maximum credit limit utilization rate was approximately [____]%. The credit limit utilization rate is determined by dividing the Cut-Off date principal balance of a HELOC by the credit limit of the related Credit Line Agreement. The weighted average combined original loan-to-value ratio of the HELOCs was approximately [____]%. Approximately [____]% of the mortgage loans are loans that require an applicant to submit full documentation (“Full Documentation Loans“) and approximately [____]% of the mortgage loans are loans that do not require applicants to submit income verification documentation (“Stated Income Loans”).

As of the Cut-Off Date, no HELOC had a combined loan-to-value ratio greater than 100.00%.

None of the HELOCs included in the issuing entity will be delinquent for more than 30 days as of the Cut-Off Date. Except with respect to [  ] HELOCs with an aggregate principal balance as of the Cut-Off Date of $[____], none of the HELOCs have ever been delinquent. With respect to such [_] HELOCs, none have been delinquent for more than 30 -59 days and none have been delinquent more than one time. In addition, no losses have been incurred on any of the HELOCs. A HELOC is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last day of each month.

HELOC Pool Statistics

The seller has compiled the following additional information as of the Cut-Off Date with respect to the HELOCs and the related mortgaged properties to be included in the issuing entity. The sum of the columns below may not equal the total indicated due to rounding.

Current Principal Balances

Current Mortgage Loan Amounts($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

Less than 20,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
20,001 - 40,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
40,001 - 60,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
60,001 - 80,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
80,001 - 100,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
100,001 - 125,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
125,001 - 150,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
150,001 - 175,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
175,001 - 200,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
200,001 - 225,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
225,001 - 250,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
250,001 - 275,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
275,001 - 300,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
300,001 - 400,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
400,001 - 500,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
500,001 - 600,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
600,001 - 700,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
900,001 - 1,000,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Occupancy Type

Occupancy	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

Primary Residence	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Second Residence	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Investor Property	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Original Combined Loan-to-Value Ratios

The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the HELOCs and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the HELOCs (calculated generally at the date of origination of the related HELOC) and whose denominator is the most recent appraised value of the related mortgaged property, as of the Cut-Off Date.

Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

50.00 and Below	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
50.01 to 55.00	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
55.01 to 60.00	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
60.01 to 65.00	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
65.01 to 70.00	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
70.01 to 75.00	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
75.01 to 80.00	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
80.01 to 85.00	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
85.01 to 90.00	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
90.01 to 95.00	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
95.01 to 100.00	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

Purchase	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Rate/Term	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Cash Out Refinance	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

Single Family	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Planned Unit	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Condominium	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Two-Four Family	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

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Geographic Distribution

The geographic locations used for the following table were determined by the billing address for the mortgage property securing the related HELOC.

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

Alabama	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Arizona	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Arkansas	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
California	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Colorado	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Connecticut	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Delaware	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
District of Columbia	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Florida	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Georgia	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Hawaii	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Idaho	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Illinois	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Indiana	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Iowa	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Kansas	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Kentucky	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Louisiana	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Maine	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Maryland	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Massachusetts	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Michigan	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Minnesota	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Mississippi	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Missouri	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Montana	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Nebraska	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Nevada	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
New Hampshire	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
New Jersey	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
New Mexico	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
New York	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
North Carolina	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Ohio	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Oklahoma	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Oregon	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Pennsylvania	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Rhode Island	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
South Carolina	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
South Dakota	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Tennessee	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Texas	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Utah	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Vermont	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Virginia	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Washington	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
West Virginia	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Wisconsin	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Wyoming	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Current FICO Scores

The weighted average score derived from proprietary scoring models developed by Fair, Isaac and Co., Inc. (the “FICO Score “) as of the Cut-Off Date is [_].

Range of FICO Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

620-649	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
650-659	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
660-669	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
670-679	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
680-689	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
690-699	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
700-709	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
710-719	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
720-729	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
730-739	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
740-749	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
750-759	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
760-769	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
770-779	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
780-789	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
790-799	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
800	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Credit Limit

Range of Credit Limits ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

Less than $20,001	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$20,001 - $40,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$40,001 - $60,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$60,001 - $80,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$80,001 - $100,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$100,001 - $125,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$125,001 - $150,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$150,001 - $175,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$175,001 - $200,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$200,001 - $225,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$225,001 - $250,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$250,001 - $275,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$275,001 - $300,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$300,001 - $400,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$400,001 - $500,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$500,001 - $600,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$600,001 - $700,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$700,001 - $800,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$800,001 - $900,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
$900,001 - $1,000,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Greater than $1,000,000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Credit Limit Utilization Rates

The credit limit utilization rates in the following table were determined by dividing the principal balances as of the Cut-Off Date by the credit limits of the related HELOCs.

Range of Credit Utilization Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

Less than 10.00	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
10.00 - 19.99	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
20.00 - 29.99	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
30.00 - 39.99	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
40.00 - 49.99	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
50.00 - 59.99	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
60.00 - 69.99	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
70.00 - 79.99	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
80.00 - 89.99	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
90.00 - 99.99	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
100.00 - 101.99	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Remaining Term to Maturity

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

Less than 217	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
217 - 228	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
229 - 240	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
327 - 348	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Margins

The weighted average margin for the HELOCs as of the Cut-Off Date was [_]%.

Range of Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

(0.800) - (0.500)	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
(0.499) - 0.000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
0.001 - 0.500	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
0.501 - 1.000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
1.001 - 1.500	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
1.501 - 2.000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2.001 - 2.500	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2.501 - 3.000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
3.001 - 3.500	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
3.501 - 4.000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
4.001 - 4.500	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
4.501 - 5.000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
8.501 - 9.000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Current Mortgage Loan Rates

Range of Current Mortgage loan rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Prinicpal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

6.501 - 7.000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
7.001 - 7.500	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
7.501 - 8.000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
8.001 - 9.000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
8.501 - 9.000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
9.001 - 9.500	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
9.501 - 10.000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
10.001 - 10.500	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
10.501 - 11.000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
11.001 - 11.500	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
11.501 - 12.000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
12.001 - 12.500	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
16.001 - 16.500	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Maximum Mortgage Loan Rates

Maximum Mortgage loan rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

16.000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
18.000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
21.000	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
25.00	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Remaining Draw Period

Remaining Draw Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

0 – 20	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
21 - 40	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
41 - 60	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
61 - 80	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
81 - 100	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
101-120	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Origination Year

Origination Year	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

200[_]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
200[_]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
200[_]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
200[_]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
200[_]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
200[_]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

1st Lien	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2nd Lien	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Appraisal Type

Appraisal Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool	Average Outstanding Principal Balance	Gross WAC	Gross Margin	Weighted Average Remaining Term (months)	Weighted Average Age (months)	Weighted Average Original CLTV	Weighted Average FICO

1004 (full appraisal)	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2055 Exterior (drive-by)	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2055 Interior/Exterior	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
2075 Property Inspection	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
AVM	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

HELOC Terms

The general terms of the HELOCs are described under “The Trust Fund—The Loans” in the prospectus.

A borrower may make a draw under a HELOC, from time to time, by using special checks or other means provided to the borrower. The draws will be funded by the seller.

Minimum monthly payments will be required to be made during the draw period, but these payments will not be sufficient to fully amortize a HELOC during the draw period. Borrowers may make payments in excess of their monthly payment without penalty and the excess funds will first be used to pay any applicable fees and then be applied towards outstanding principal. Other fees, including the annual fees and late payment charges are uniform.

The borrower’s right to make a draw under a HELOC may be terminated and the borrower may be required to pay the entire balance due plus all other accrued but unpaid charges immediately, if

•	the borrower fails to meet the repayment terms of the HELOC;
•	there is fraud or a material misrepresentation by the borrower in connection with the HELOC during the application period or during the draw repayment period;
•	if the borrower’s action or inaction adversely affects the security for the HELOC;
•	if the borrower fails to maintain required insurance on the dwelling;
•	if the borrower fails to pay taxes on the related mortgaged property;
•	if the borrower permits the filing of a lien senior to that held by the issuing entity;
•	if the sole borrower obligated on the HELOC dies;
•	if the related mortgaged property is taken through eminent domain; or
•	if a prior lienholder forecloses.

In addition, the borrower’s right to make a draw under a HELOC may be suspended or a borrower’s credit limit may be reduced, if:

•	the value of the mortgaged property declines significantly below the dwelling’s appraised value for purposes of the HELOC;
•	if the master servicer reasonably believes that the borrower will be unable to fulfill the repayment obligations under the HELOC because of a material change in the borrower’s financial circumstances;
•	if the borrower is in default of any material obligation under the HELOC;
•	if the master servicer is precluded by government action from imposing the annual percentage rate provided for in the HELOC;
•

if the priority of the master servicer’s security interest in the related mortgaged property is adversely affected by government action to the extent that the value of the security interest is less than 120% of the credit line; or

•	if the master servicer is notified by its regulatory agency that continued advances under the HELOC would constitute an unsafe and unsound practice.

The billing statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable mortgage loan rate are provided to the borrower with the billing statements. The monthly payment due dates for the HELOCs vary.

Interest accrued each month with respect to each HELOC adjusts based on the index, which is the prime rate published in The Wall Street Journal on the last day of the billing cycle on which the prime rate is published and applied to the same billing cycle. If more than one prime rate is published, the highest rate will be used. All of the HELOCs are subject to maximum mortgage loan rates specified in the related Credit Line Agreements. No HELOC is subject to a minimum mortgage loan rate or a periodic mortgage loan rate cap or floor.

STATIC POOL DATA

Static pool information with respect to the sponsor’s prior securitized pools involving mortgage loans similar to the mortgage loans in the mortgage pool, presented by vintage origination year, is available online at [___________]. Information available at this web address is deemed to be part of this prospectus supplement, except to the extent described below.

Without charge or registration, by clicking on the link titled “HELOCs,” investors can view on this website the following information:

•

delinquency, cumulative loss and prepayment information for the five years preceding the date of first use of this prospectus supplement regarding the sponsor’s vintage originations of mortgage loans similar to the mortgage loans in the mortgage pool; and

•

summary information of the original characteristics of each vintage origination year with respect to mortgage loans similar to the mortgage loans in the mortgage pools, including, among other things (in each case by vintage origination year): the number of originated or purchased loans; the total original balance of the originated or purchased loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average credit score; the weighted average combined loan-to-value ratio; the distribution of loans by margin; and information regarding the geographic distribution of the loans.

In the event any changes or updates are made to the information available on the sponsor’s website, the sponsor will provide a copy of the original information upon request to any person who writes or calls the sponsor at [____],[____],[____], [____], Attention: [____], telephone number[____].

The static pool information available on the sponsor’s website relating to any of the sponsor’s vintage origination years prior to January 1, 2006 is not deemed part of this prospectus supplement, the accompanying prospectus or of the depositor’s registration statement.

Static pool information regarding the sponsor’s vintage origination years will remain available on the sponsor’s website for at least five years following commencement of the offering contemplated by this prospectus supplement.

Static pool performance may have been affected by various factors relating to the underlying borrower’s personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor’s equity in the related mortgaged property. In addition, static pool performance may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of housing prices, the level of interest rates and changes in mortgage loan product features. In addition, changes over time in servicing practices or variations in mortgage loan underwriting guidelines or the application of such guidelines may affect the static pool data. See “The Seller – Credit and Underwriting Guidelines” in this prospectus supplement and “Loan Program — Underwriting Standards — General Standards for Home Equity and Home Improvement Loans” in the prospectus. Regional economic conditions (including declining real estate values) may particularly affect delinquency and cumulative loss experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. The historical pool performance information contained in the static pool reports may be attributable to factors such as those described above, although there can be no assurance as to whether this information is the result of any particular factor or a combination of factors. Due to all of these factors, the sponsor’s static pool performance data may not be indicative of the future performance of the mortgage loans in the mortgage pool.

ADDITIONAL INFORMATION

The description in this prospectus supplement of the mortgage pool, the mortgage loans and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for scheduled payments due on or before that date. Within 15 days after the closing date, the depositor will file (or cause to be filed) a Current Report on Form 8-K with the Securities and Exchange Commission which will include as exhibits copies of the sale and servicing agreement, the indenture, the trust agreement and, if applicable, certain other transaction documents. If any mortgage loans are removed from or added to the trust fund, such removal or addition, to the extent material, will be noted in the depositor’s Current Report on Form 8-K.

DESCRIPTION OF THE NOTES

General

The notes will be issued under an indenture dated as of [____] 1, 200[_], between the issuing entity and [_____], as indenture trustee. The notes will be secured by the assets of the issuing entity. The following summaries describe provisions of the notes and the indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. As used in this prospectus supplement, agreement shall mean either the sale and servicing agreement or the indenture, as the context requires.

The notes will be issued in fully registered, certificated form only. The notes will be freely transferable and exchangeable at the corporate trust office of the indenture trustee.

Book-Entry Notes

The notes will be in book-entry form. Persons acquiring beneficial ownership interests in the notes, or beneficial owners, will hold their notes through The Depository Trust Company, New York, New York (“DTC”) in the United States, or Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

The book-entry notes will initially be registered in the name of Cede & Co., the nominee of DTC. Unless and until definitive notes are issued, it is anticipated that the only note owner under the indenture will be Cede & Co., as nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Beneficial owners will not be noteholders as that term is used in the indenture. Beneficial owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC. Beneficial owners may hold their beneficial interests in minimum denominations of 25,000 and multiples of 1,000 in excess thereof.

The beneficial owner’s ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of that book-entry note will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner’s financial intermediary is not a participant of DTC, and the records of Clearstream or Euroclear, as appropriate.

Payments on the notes and transfers of the securities take place through book-entry notations. The indenture trustee makes payments to the holding depository, which in turn makes payments to its participants. The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants. Consequently, beneficial owners of the book-entry notes may experience delay in their receipt of payments. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

Transfers of the notes are made similarly through book-entry notations. Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed on to the holding depository. Each financial intermediary and the depository will note the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners. Payments and transfers between DTC participants, Clearstream participants and Euroclear participants will occur in accordance with the rules and operating procedures of each depository. For information on transfers between depositories, see “Annex I—Global Clearance, Settlement and Tax Documentation Procedures” at the end of the prospectus.

DTC has advised the depositor as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposit securities through electronic computerized book-entry changes in DTC participants’ accounts, which eliminates the need for physical movements of securities. DTC participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and similar organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, société anonyme and Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its participants, or participating organizations, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in several countries. As a registered bank, Clearstream is regulated by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the book-entry notes. Clearstream is an indirect participant in DTC.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and the risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in many currencies, including U.S. dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. Euroclear is operated by Euroclear Bank S.A./N.V., under contract with Euroclear Clearance System plc, a UK corporation (“Euroclear Clearance System). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriter specified in this prospectus supplement. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear Operator.

The terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear,
•	withdrawal of securities and cash from Euroclear; and
•	receipts of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

Distributions with respect to the book-entry notes held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Title to book-entry notes will pass by book-entry registration of the transfer within the records of Euroclear, Clearstream or DTC, as the case may be, in accordance with their respective procedures. Book-entry notes may be transferred within Euroclear and within Clearstream and between Euroclear and Clearstream in accordance with procedures established for these purposes by Euroclear and Clearstream, Luxembourg. Book-entry notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry notes between Euroclear and Clearstream and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Clearstream and DTC.

Initial settlement for the book-entry notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its respective depositary in the United States. However, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving book-entry notes to or from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective depositaries in the United States.

Because of time-zone differences, credits of book-entry notes received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. These credits or any transactions in book-entry notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of book-entry notes by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See “Annex I” to the prospectus.

For a discussion of the federal income tax consequences for non-United States persons, see “Annex I” to the prospectus.

Monthly and annual reports with respect to the issuing entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry notes. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of its participants, with respect to some notes which conflict with actions taken with respect to other notes.

Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, only if: (a) DTC or the issuer advises the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the issuer or the indenture trustee is unable to locate a qualified successor or (b) after the occurrence of an event of default under the indenture, beneficial owners having percentage interests aggregating not less than 51% of the principal balance of the book-entry securities advise the indenture trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global note or notes representing the book-entry notes and instructions for re-registration, the issuer will issue and the indenture trustee will authenticate definitive notes, and the indenture trustee will recognize the holders of the definitive notes as holders under the indenture.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

Payments

On each payment date, collections on the HELOCs received during the preceding Due Period and allocable to the noteholders will be applied as follows:

A.	From Investor Interest Collections, reduced by the Indenture Trustee Fee:
(1)	to the note insurer, the premium due for the Policy;
(2)	to the noteholders, accrued interest and any overdue accrued interest, in each case accrued at a rate that is not higher than the Available Funds Rate (as defined in “—Interest” below), on the notes;
(3)

to the noteholders, as a payment of principal, Investor Charge-Off Amounts incurred during the related Due Period and the Investor Charge-Off Amounts incurred during previous Due Periods that were not subsequently funded by Investor Interest Collections, overcollateralization or draws under the Policy;

(4)	to the note insurer, as reimbursement for prior draws made under the Policy;
(5)	to the noteholders, as a payment of principal, the amount necessary to build or restore the overcollateralization to the Specified O/C Amount;
(6)	to the note insurer, any other amounts owed to the note insurer pursuant to the Insurance Agreement;
(7)

to the noteholders, any carryover interest amounts from prior periods when the rate at which interest on the notes was calculated at the Available Funds Rate, with interest accrued thereon at the note rate computed without regard to the Available Funds Rate but subject to the Maximum Rate (such carryover interest amounts are referred to as “LIBOR Carryover Interest Shortfalls”);

(8)

to the master servicer or other person entitled thereto, any unpaid expenses or indemnities to which the master servicer or such other person is entitled under the sale and servicing agreement, the indenture or the trust agreement (including without limitation any unpaid indenture trustee and owner trustee expenses and indemnities); and

(9)	to the owner of the transferor interest, any remaining amounts.
B.	Principal Collections:
(1)	to the noteholders, the lesser of the outstanding principal balance of the notes and the Investor Principal Distribution Amount;
(2)

to the note insurer, as reimbursement for prior draws under the Policy and any other amounts owed to the note insurer pursuant to the Insurance Agreement, to the extent not reimbursed pursuant to A.(4) or A.(6) above; and

(3)	to the owner of the transferor interest, any remaining amounts.

Certain Definitions

For any payment date on or after the payment date occurring in [____] 200[_], the “Base O/C Amount” is the product of the Base O/C Percentage and the Cut-Off Date Pool Balance.

The “Base O/C Percentage” is [_]%.

The “Charge-Off Amount” for any Charged-Off HELOC is the amount of the principal balance that has been written down and, in the case of any Charged-Off HELOC that is more than 180 days past due, 100% of its principal balance.

A “Charged-Off HELOC” is (i) a mortgage loan with a balance that has been written down on the master servicer’s servicing system in accordance with its policies and procedures and (ii) any mortgage loan that is more than 180 days past due.

The “Closing Date” is [____], 200[_].

For any payment date, the “Cumulative Charge-Off Step-Down Test” is satisfied if, with respect to such payment date, cumulative Charged-Off HELOCs as a percentage of the Cut-Off Date Pool Balance is equal to or less than the applicable percentage specified below:

Payment Date	Percentage
[____] 20[_] – [____] 20[_]	[_]%
[____] 20[_] – [____] 20[_]	[_]%
[____] 20[_] and thereafter	[_]%

The “Cut-Off Date Pool Balance” is the Pool Balance as of the Cut-Off Date.

For any payment date, the “Delinquency Step-Down Test” is satisfied if, with respect to such payment date, the Three Month Rolling Average of 60+ Day Delinquent Mortgage Loans on such payment date is equal to or less than [_]%.

For any determination date or payment date, the “Due Period” the calendar month immediately preceding such determination date or payment date.

The “Excess O/C Amount” for a payment date is the amount by which the amount of overcollateralization, assuming the full Investor Principal Distribution Amount was paid on the notes for such payment date, exceeds the Specified O/C Amount; provided, however, that following the occurrence of a Rapid Amortization Event the Excess O/C Amount shall be zero.

For any payment date, the “Excess Spread” is the excess, if any, of (a) the Investor Interest Collections for such Payment Date over (b) the aggregate of amounts required to be distributed pursuant to subclauses (1) through (4) of clause A. under “—Payments” above.

For any payment date, an “Excess Spread Step-Up Event” will occur if the Three Month Rolling Average of Excess Spread is (a) less than [_]% but equal to or greater than [_]% or (b) less than [_]%.

The “Floating Allocation Percentage” for any payment date is the percentage equivalent of a fraction with a numerator of the Invested Amount for the previous payment date (in the case of the first payment date, the Invested Amount as of the Closing Date) and a denominator of the Pool Balance at the beginning of the related Due Period (in the case of the first payment date, the Cut-Off Date Pool Balance).

For each payment date the “Interest Collections” are amounts collected during the related Due Period on the HELOCs and allocated to interest in accordance with the terms of the related Credit Line Agreements, together with the interest portion of any Purchase Price, Substitution Adjustment Amount and Transferor Deposit Amount paid during the related Due Period and any Net Recoveries on HELOCs that were previously Charged-Off HELOCs.

The “Interest Period” with respect to each payment date and the notes other than the first payment date, the period from the payment date in the month preceding the month of such payment date through the day before such payment date; and with respect to the first payment date, the period from the Closing Date through [____], 200[_].

The “Invested Amount” for any payment date is the Invested Amount on the Closing Date reduced by (i) the aggregate amount of Investor Principal Distribution Amounts (before taking into account O/C Reduction Amounts) up to and including the related payment date and (ii) the aggregate of Investor Charge-Off Amounts up to and including such payment date. The Invested Amount on the Closing Date will be approximately $[____].

The “Investor Charge-Off Amount” for any payment date is the Floating Allocation Percentage of Charge-Off Amounts incurred during the related Due Period.

The “Investor Interest Collections” for any payment date is the Floating Allocation Percentage of Net Interest Collections for the related Due Period.

The “Investor Principal Distribution Amount” on every payment date from the first payment date through the payment date in [____] 200[_], unless a Rapid Amortization Event has occurred is equal to the excess, if any, of all Principal Collections received during the related Due Period over the amount of all additional balances drawn under the mortgage loans during the related Due Period; and on every payment date after the payment date in [____] 200[_] or if a Rapid Amortization Event has previously occurred, is equal to all Principal Collections received during the related Due Period. In each case such amount will be reduced by the O/C Reduction Amount, if any, for such payment date.

“Net Interest Collections” is an amount equal to the Interest Collections minus the master servicing fee.

“Net Recoveries” with respect to a HELOC are equal to the aggregate of all amounts received upon liquidation of the HELOC, including, without limitation, insurance proceeds, reduced by related expenses.

As of any payment date, the “O/C Amount” will be equal to the excess, if any, of (a) the Invested Amount as of the close of business on the last day of the related due period over (b) the outstanding principal amount of the notes (after giving effect to the payment of the Investor Principal Distribution Amount and any other amounts distributed in respect of principal to the noteholders on such payment date, but before taking into account O/C Reduction Amounts).

The “O/C Reduction Amount” for a payment date is the lesser of the Excess O/C Amount for such payment date and the Investor Principal Distribution Amount for such payment date (before taking into account the O/C Reduction Amount).

The “payment date” in each month will be the 25th day of the month or, if that day is not a business day, the next business day.

The “Pool Balance” for any payment date is the aggregate of the Principal Balances of the HELOCs at the end of the related Due Period.

For each payment date the “Principal Collections” are amounts collected during the related Due Period on the HELOCs and allocated to principal in accordance with the terms of the related Credit Line Agreement together with the principal portion of any Purchase Price, Transferor Deposit Amount or any Substitution Adjustment Amounts paid during the preceding Due Period.

For any Due Period, a “60+ Day Delinquent Mortgage Loan” is any mortgage loan that is (i) 60 or more days delinquent, (ii) for which the related borrower has filed for bankruptcy protection, (iii) that is in foreclosure, or (iv) with respect to which the related mortgaged property is characterized as REO property as of the end of such Due Period.

For each payment date prior to the payment date occurring in [____] 200[_], the “Specified O/C Amount” will be equal to the Base O/C Amount. On and after the payment date occurring in October 2008 up to but not including the Step-Down Date:

(1) if an Excess Spread Step-Up Event has not occurred on such payment date, the Specified O/C Amount will be equal to the Base O/C Amount; or

(2) if an Excess Spread Step-Up Event has occurred on such payment date, the Specified O/C Amount will be equal to the Step-Up Base O/C Amount.

On and after the Step Down Date:

(1) if an Excess Spread Step-Up Event has not occurred on such payment date, either (A) if both of the Step-Down Tests are satisfied on such payment date, the Specified O/C Amount will be equal to the Step Down Base O/C Amount; or (B) if either of the Step-Down Tests is not satisfied on such payment date, the Specified O/C Amount will be equal to the Base O/C Amount; or

(2) if an Excess Spread Step-Up Event has occurred on such payment date, the Specified O/C Amount will be equal to the Step-Up Base O/C Amount;

provided; however, that with respect to any payment date occurring on or after the Step Down Date, the note insurer may reduce the Specified O/C Amount so long as such reduction will not result in a downgrade, qualification or withdrawal of the then current ratings of the notes, without regard to the policy, as evidenced in writing by each rating agency.

The “Step-Down Date” is the later to occur of (a) the payment date occurring in [____] 200[_] and (b) the payment date on which the Pool Balance as of the last day of the related Due Period is equal to or less than 50% of the Cut-Off Date Pool Balance.

For each payment date, the “Step-Down Base O/C Amount” will equal the lesser of (i) the Base O/C Amount, or (ii) [_]% of the Pool Balance as of the last day of the related Due Period; provided that in no event will the amount in clause (ii) be less than [_]% of the Cut-Off Date Pool Balance.

For any payment date, the “Step-Down Test” is either the Delinquency Step-Down Test or the Cumulative Charge-Off Step-Down Test.

For any payment date, the “Step-Up Base O/C Amount” will be calculated as follows:

(A) if clause (a) of the definition Excess Spread Step-Up Event has occurred as of such payment date, the Step-Up Base O/C Amount will be the lesser of (i) [_]% of the Cut-Off Date Pool Balance or (ii) [_]% of the Pool Balance as of the last day of the related Due Period, and

(B) if clause (b) of the definition Excess Spread Step-Up Event has occurred as of such Payment Date, the Step-Up Base O/C Amount will be the lesser of (i) [_]% of the Cut-Off Date Pool Balance and (ii) [_]% of the Pool Balance as of the last day of the related Due Period;

provided that in the case of each of (A) and (B) the amount will not be less than [_]% of the Cut-Off Date Pool Principal Balance.

For any payment date, the “Three Month Rolling Average of 60+ Day Delinquent Mortgage Loans” will be a fraction expressed as a percentage the numerator of which is (a) the average of the principal balances of 60+ Day Delinquent Mortgage Loans for the related and the two preceding Due Periods and the denominator of which is (b) the average of the Pool Balance for the related and two preceding Due Periods, in each case on the last day of those Due Periods.

For any payment date, the “Three Month Rolling Average of Excess Spread” will be a fraction expressed as a percentage the numerator of which is (a) the average of the amount of Excess Spread on the current and each of the two immediately preceding payment dates and the denominator of which is (b) the average of the Invested Amount for the related and two preceding Due Periods, in each case on the last day of those Due Periods.

Interest

Interest will accrue on the unpaid principal balance of the notes during the related Interest Period at the least of (i) a floating rate equal to LIBOR plus [__]% per annum, (ii) the Available Funds Rate, and (iii) the Maximum Rate. Interest will be calculated on the basis of the actual number of days in each Interest Period and a 360-day year. The rate at which interest accrues on the notes is referred to as the “note rate.” A failure to pay interest on any notes on a payment date and that continues for five days constitutes an event of default under the indenture.

The “Available Funds Rate” for any payment date is equal to the product of (i) the average of the mortgage loan rates, minus the master servicing fee rate, the indenture trustee fee rate, the rate at which the premium on the Policy is calculated and [__] basis points, for each mortgage loan, weighted on the basis of the related Principal Balance of each HELOC on the first day of the related Due Period and converted to a rate based on actual days/360, multiplied by (ii) a fraction the numerator of which is the Invested Amount for the previous payment date and the denominator of which is the principal balance of the notes immediately prior to such payment date.

The “Maximum Rate” for any payment date is [_]% per annum.

The “Principal Balance” of a HELOC on any day is equal to the Cut-Off Date principal balance of the HELOC, plus (i) any additional balances transferred to the issuing entity in respect of the HELOC, minus (ii) all collections credited against the principal balance of the HELOC in accordance with the related Credit Line Agreement prior to that day, and minus (iii) all prior related Charge-Off Amounts.

With respect to each LIBOR Determination Date, “LIBOR” is the rate for deposits in United States dollars for a period of one month which appears on Telerate Page 3750 as of 11:00 a.m., London time on that date. If the rate does not appear on Telerate Page 3750, the rate for the LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that date to prime banks in the London interbank market for a period of one month. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by the reference banks, selected by the master servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of one month.

A “determination date” is, with respect to any payment date, the earlier of (a) the third business day after the 15th day of the month in which such payment date occurs and (b) third business day preceding such payment date.

A “LIBOR Business Day” is any day other than (i) a Saturday or a Sunday and (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

A “LIBOR Determination Date” is, with respect to any Interest Period, the second LIBOR Business Day preceding the first day of such period.

The Policy

The Policy will be issued by the note insurer by the Closing Date pursuant to the Insurance and Indemnity Agreement (the “Insurance Agreement”) to be dated as of the Closing Date, among the seller, the depositor, the master servicer, the indenture trustee and the note insurer.

The following summary of the provisions of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

The note insurer, in consideration of the right of the note insurer to receive monthly premiums pursuant to the sale and servicing agreement and the Insurance Agreement and subject to the terms and conditions of the Policy, will unconditionally and irrevocably agree to pay each Insurance Policy Draw Amount to the indenture trustee for the benefit of the holders of the notes, to the extent set forth in the sale and servicing agreement.

For the purposes of the Policy, the following terms have the following meanings:

“Insurance Policy Draw Amount” means (a) for any payment date, an amount equal to the sum of:

(i)	the excess of the Aggregate Investor Interest over the Available Investor Interest, plus
(ii)	the Guaranteed Principal Distribution Amount; and

(b)	any Preference Amount to be paid pursuant to the terms of the Policy.

“Guaranteed Payment” for any payment date means the sum of the amounts set forth in clause (a) above.

“Aggregate Investor Interest” for any payment date means the amount to be distributed to noteholders as described in clause A(2) under “Description of the Notes—Payments” pursuant to the terms of the notes, the sale and servicing agreement and the indenture.

“Available Investor Interest” for any payment date means the Investor Interest Collections for such payment date remitted to the indenture trustee at the close of business on or prior to the second business day (or the first business day, if permitted pursuant to the sale and servicing agreement) preceding such payment date.

“Guaranteed Principal Distribution Amount” means (a) for any payment date, other than the maturity date, the amount, if any, by which the Note Principal Balance (after giving effect to all payments of principal on the notes on such payment date pursuant to the sale and servicing agreement, but without giving effect to payments under the Policy to be made on such payment date) exceeds the Invested Amount for such payment date, and (b) with respect to the maturity date, the outstanding Note Principal Balance (after giving effect to all payments of principal on the notes on such date pursuant to the sale and servicing agreement).

“Note Principal Balance,” with respect to any date of determination, is (a) the original principal balance of the notes on the Closing Date less (b) the aggregate amounts previously distributed as principal to the Noteholders.

“Notice” means a written notice in the form attached as an exhibit to the Policy by registered or certified mail or telephonic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the indenture trustee to the note insurer specifying the information set forth therein.

“Noteholder” means, as to a particular note, the person, other than the issuer, the seller, the master servicer, the depositor, the indenture trustee, the owner trustee or any subservicer retained by the master servicer, who, on the applicable payment date, is entitled under the terms of such note to a distribution thereon.

The note insurer will pay a Guaranteed Payment with respect to the notes out of its own funds by 12:00 noon (New York City Time) in immediately available funds to the indenture trustee on the later of (i) the second business day following the business day on which the note insurer shall have received Notice that a Guaranteed Payment is due in respect of the notes and (ii) the payment date on which the Guaranteed Payment is payable to the Noteholders pursuant to the sale and servicing agreement, for disbursement to the Noteholders in the same manner as other payments with respect to the notes are required to be made. Any Notice received by the note insurer after 12:00 noon New York City time on a given business day or on any day that is not a business day shall be deemed to have been received by the note insurer on the next succeeding business day.

Upon the payment of any Insurance Policy Draw Amount, the note insurer shall be fully subrogated to the rights of the Noteholders to receive the amount so paid. The note insurer’s obligations with respect to the notes under the Policy with respect to each payment date shall be discharged to the extent funds consisting of the related Guaranteed Payment are received by the indenture trustee on behalf of the Noteholders for payment to such Noteholders, as provided in the sale and servicing agreement, the indenture and in the Policy, whether or not such funds are properly applied by the indenture trustee.

If any portion or all of any amount that is insured under the Policy that was previously paid to a Noteholder is recoverable and sought to be recovered from such Noteholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a “Final Order”) (such recovered amount, a “Preference Amount”), the note insurer will pay on the guarantee described in the third paragraph of this section, an amount equal to each such Preference Amount by 12:00 noon (New York City time) on the second business day following receipt by the note insurer of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to the note insurer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the note insurer, irrevocably assigning to the note insurer all rights and claims of the indenture trustee and/or such Noteholder relating to or arising under such Preference Amount and constituting an appropriate instrument, in form satisfactory to the note insurer, appointing the note insurer as the agent of the indenture trustee and/or such Noteholder in respect of such Preference Amount, including without limitation any legal proceeding related to the Preference Amount, and (z) a Notice appropriately completed and executed by the indenture trustee or such Noteholder, as the case may be.

Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the indenture trustee or Noteholder directly (unless the Noteholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such Final Order in which case payment shall be made to the indenture trustee for payment to the Noteholder upon delivery of proof of such payment reasonably satisfactory to the note insurer). Notwithstanding the foregoing, in no event shall the note insurer be (i) required to make any payment under the Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the note insurer hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any notes, prior to the time the note insurer otherwise would have been required to make a payment in respect of such principal, in which case the note insurer shall pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by the note insurer after 12:00 noon (New York City time) on a given business day or on any day that is not a business day shall be deemed to have been received by the note insurer on the next succeeding business day. If any notice received by the note insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the note insurer, and the note insurer will promptly advise the indenture trustee, and the indenture trustee may submit an amended notice. All payments made by the note insurer under the Policy in respect of Preference Amounts will be made with the note insurer’s own funds.

The Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on the Policy is not refundable for any reason, including the payment of the notes prior to their maturity. The Policy shall expire and terminate without any action on the part of the note insurer or any other Person on the date that is the later of (i) the date that is one year and one day following the date on which the notes shall have been paid in full and (ii) if any proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

The Policy will not cover LIBOR Carryover Interest Shortfalls, any shortfalls resulting from the application of the Relief Act or similar laws, nor does the Policy guarantee to the holders of the notes any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the indenture trustee for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes). The Policy also does not cover the failure of the indenture trustee to make any payment required under the indenture to the holder of a note.

The Policy is subject to and shall be governed by the laws of the State of New York, without giving effect to conflict of laws principles thereof. The proper venue for any action or proceeding on the Policy shall be the County of New York, State of New York. The insurance provided by the Policy is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code, Article 76).

In the event that payments under any note are accelerated, nothing contained in the Policy shall obligate the note insurer to make any payment of principal or interest on such note on an accelerated basis, unless such acceleration of payment is at the sole option of the note insurer; it being understood that a payment shortfall in respect of the redemption of any notes by reason of the redemption of the notes pursuant to the sale and servicing agreement or the indenture does not constitute acceleration for the purposes of the Policy.

Rapid Amortization Events

A “Rapid Amortization Event” is any of the following events:

(a) Net Interest Collections or Principal Collections for any payment date are not enough to make any payment of principal or interest in each case that is due on the notes, and such failure continues for a period of five business days;

(b) the occurrence of certain events of insolvency with respect to the issuing entity, the depositor or the master servicer;

(c) the aggregate draws under the Policy exceed [_]% of the Cut-Off Date Pool Balance;

(d) the occurrence of an Event of Servicer Termination;

(e) the issuing entity becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; and

(f) failure on the part of the issuing entity, the depositor, the seller, or the master servicer to perform any of its material obligations under the sale and servicing agreement, the trust agreement or the indenture.

If any event described in clause (a), (d) or (f) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the indenture trustee, the note insurer, or the noteholders holding notes evidencing more than 51% of the aggregate principal amount of the notes, by written notice to the holder of the transferor interest, the depositor and the master servicer (and to the indenture trustee, if given by the note insurer, or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (b), (c) or (e) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, the note insurer or the noteholders immediately on the occurrence of such event.

Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the master servicer or depositor and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the depositor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of a Rapid Amortization Event.

Termination of the Issuing Entity

The issuing entity will terminate on the payment date following the later of (a) payment in full of all amounts owing to the note insurer, unless the note insurer shall otherwise consent, and (b) the earliest of (i) the payment date occurring in [____] 20[_], (ii) the final payment or other liquidation of the last HELOC in the issuing entity and (iii) the master servicer’s exercise of its right to purchase the HELOCs as described below under “Optional Termination.”

Optional Termination

The HELOCs will be subject to optional purchase by the master servicer on any payment date on or after the date on which the outstanding principal balance of the notes (after principal payments on such payment date ) is reduced to an amount less than or equal to 10% of the outstanding principal balance of the notes on the Closing Date. The optional repurchase price will be equal to the lesser of (i) the fair market value of the HELOCs and (ii) the unpaid principal balance of the HELOCs plus accrued and unpaid interest on such balance. The master servicer will only exercise this option if the optional purchase price is at least enough to pay the outstanding principal balance of the notes, accrued and unpaid interest on such balance, any LIBOR Carryover Interest Shortfalls that remain unpaid and all amounts owing to the note insurer.

Under the sale and servicing agreement, the indenture trustee is required to give notice of any optional purchase of the HELOCs, specifying the payment date on which noteholders may surrender their notes to the indenture trustee for payment and cancellation, promptly to the noteholders by letter mailed not earlier than the [___] day and no later than the [___] day of the month next preceding the month of the final payment. Notes may be surrendered at the Corporate Trust Office of the indenture trustee located at [________], Attention: Corporate Trust Administration – Fund America ABS Trust 200[_]-[_] or at any other address the indenture trustee designates.

Reports to Securityholders

Pursuant to the sale and servicing agreement, the indenture trustee will prepare and will make available to the note insurer and each noteholder on each payment date, a statement setting forth for the notes, among other things:

(i) The Note Principal Balance after all distributions on the previous payment date and on the related payment date, the Pool Balance at the beginning of the related Due Period, the original principal balance of the notes and the Pool Balance of the mortgage loans on the Cut-Off Date;

(ii) The aggregate amount of Interest Collections and Principal Collections;

(iii) The amount of Investor Interest Collections and the Investor Principal Distribution Amount;

(iv) The note rate on the notes for such payment date;

(v) The number of days in the related Interest Period;

(vi) The aggregate amount of additional balances that were conveyed to the issuing entity during the related Due Period;

(vii) The aggregate Principal Balance and aggregate credit limit of HELOCs modified pursuant to the sale and servicing agreement, and the weighted average of the mortgage loan rates and the weighted average of the margins, in each case after giving effect to the modifications;

(viii) The aggregate amount required to be paid by the seller in respect of repurchases and substitutions of HELOCs;

(ix) The amount to be paid on the notes as interest for the related payment date and the amount to be paid on the notes as principal for the related payment date;

(x) The amount, if any, of the outstanding LIBOR Carryover Interest Shortfall after giving effect to the payments on the related payment date;

(xi) The amount of the draws under the Policy, if any, to be made on the related payment date, separately stating the amounts to be paid in respect of the Guaranteed Principal Payment Amount and the amount of interest due on the notes for such payment date;

(xii) The amount of any LIBOR Carryover Interest Shortfall paid on such payment date and remaining LIBOR Carryover Interest Shortfalls;

(xiii) The amount to be paid to the owner of the transferor interest in respect of the related payment date;

(xiv) The weighted average of the mortgage loan rates and the weighted average of the maximum mortgage loan rates for all of the HELOCs, weighted on the basis of the Principal Balances of all of the HELOCs at the end of the related Due Period;

(xv) The weighted average of the margins for each HELOC, weighted on the basis of the Principal Balance of the HELOC at the end of the related Due Period;

(xvi) The amount to be paid to the note insurer pursuant to the Insurance Agreement;

(xvii) The amount of the premium to be paid to the note insurer pursuant to the Insurance Agreement;

(xviii) The Invested Amount (after all distributions on that payment date), the amount of overcollateralization (after all distributions on that payment date), the O/C Reduction Amount, the Excess O/C Amount and the Specified O/C Amount for the payment date;

(xix) The amount of Interest Collections to be paid as principal to the noteholders on such payment date;

(xx) The number of HELOCs outstanding at the beginning and at the end of the related Due Period;

(xxi) The Pool Balance as of the end of the related Due Period;

(xxii) The number and aggregate principal balances of HELOCs: (A) that are 30-59 days, 60-89 days and 90 or more days past due, (B) secured by mortgaged properties that have been the subject of foreclosure but have not yet been liquidated as of the end of the preceding Due Period, (C) that are in foreclosure and (D) with related borrowers that are the subject of any bankruptcy or insolvency proceeding;

(xxiii) The Net Recoveries received during the related Due Period;

(xxiv) The cumulative Investor Charge-Off Amount and the Investor Charge-Off Amount incurred during the related Due Period;

(xxv) The number and aggregate principal balance of HELOCs that have exercised their fixed rate conversion option; and

(xxvi) Whether a Rapid Amortization Event has occurred and, if so, specifying the Rapid Amortization Events.

In the case of the aggregate amount of Principal Collections received during the related Due Period, the amount paid on the notes as interest for the related payment date, the amount paid on the notes as principal for the related payment date and the Note Principal Balance after all distributions on the payment date, such amounts shall also be expressed as a dollar amount per security with a 1,000 denomination.

The indenture trustee may make available each month, to any interested party, the monthly statement to noteholders via the indenture trustee’s website. The indenture trustee’s website will initially be located at [___] and assistance in using the website can be obtained by calling the indenture trustee’s customer service department at (800) [____]. The indenture trustee will have the right to change the way such reports are distributed in order to make such payments more convenient and/or more accessible, and the indenture trustee will provide notification to the noteholders regarding any such changes.

THE SALE AND SERVICING AGREEMENT

The following summary describes terms of the sale and servicing agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the sale and servicing agreement. See the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the sale and servicing agreement and the notes. See “The Agreements” in the prospectus.

Assignment of HELOCs

On or before the closing date, the seller will sell to the depositor and the depositor will transfer to the issuing entity all of its right, title and interest in and to each HELOC, including its right to purchase from the seller any additional balances arising in the future, related Credit Line Agreements, mortgages and other mortgage loan documents, including all collections received on or with respect to each HELOC after the Cut-Off Date. The issuing entity, concurrently with the transfer, will deliver the securities. Each HELOC transferred to the issuing entity will be identified on a mortgage loan schedule delivered to the indenture trustee. The mortgage loan schedule will include information including the principal balance as of the Cut-Off Date for each HELOC, as well as information with respect to the mortgage loan rate.

The Seller will deliver the mortgage loan documents for each HELOC, including, without limitation, the note for each HELOC, to the custodian and bailee for the benefit of the noteholders and the note insurer on or pior to the Closing Date.

The custodian on behalf of the indenture trustee will review the mortgage notes or the mortgage loan documents required to be reviewed pursuant to the sale and servicing agreement, as applicable, in each case within 60 days of the related delivery. If the custodian on behalf of the indenture trustee finds that any document required to be reviewed by it to be defective or missing and the defect or omission is not cured by the seller within 90 days following notification of the defect by the custodian to the indenture trustee and the seller, the seller will be obligated to repurchase the HELOC as described in the following paragraph.

In the sale and servicing agreement, the seller will make representations and warranties as to the accuracy in all material respects of information furnished to the indenture trustee and the issuing entity with respect to each HELOC. In addition, the seller will represent and warrant, on the closing date, that, among other things:

[to be provided]

Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the holders in a HELOC, the seller will have a period of [___] days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the [___]-day period, the seller will be obligated to repurchase the HELOC and to either (i) deposit the Purchase Price (as defined below) into the collection account or, (ii) direct that the defective HELOC be retransferred to it and that the transferor interest be reduced by the principal balance and accrued interest on the defective HELOC and the seller will be required to deposit the balance of the Purchase Price in the collection account. The amount of such deposit is referred to as the “Transferor Deposit Amount.” Upon retransfer, the principal balance of the HELOC will be deducted from the pool balance. In lieu of any repurchase, the seller may substitute one or more Eligible Substitute HELOCs (as defined below). Any repurchase or substitution will be considered a payment in full of the defective HELOC. The obligation of the seller to accept a retransfer of a defective HELOC is the sole remedy regarding any defects in the HELOCs and related documents available to the owner trustee or the holders.

Notwithstanding the foregoing, if a breach of a representation and warranty with respect to a HELOC is not cured within the 90 day period referenced above, with the consent of the note insurer, the seller will not be required to repurchase such HELOC or substitute an Eligible Substitute HELOC until the earlier of (i) such time as such HELOC becomes and remains delinquent in payment for a period of 90 consecutive days and (ii) the commencement of any litigation related to such HELOC.

With respect to any HELOC, the “Purchase Price” is equal to the principal balance of the HELOC at the time of any transfer described above plus accrued and unpaid interest to the date of repurchase together with any expenses incurred as a result of the defect and costs and damages incurred by the issuing entity due to such HELOCs violation of applicable local, state or federal predatory or abusive lending laws.

An “Eligible Substitute HELOC” is a HELOC substituted by the seller for a defective HELOC which must, on the date of the substitution, satisfy the criteria specified in the sale and servicing agreement. To the extent the principal balance of an Eligible Substitute HELOC is less than the principal balance of the related defective HELOC, the seller will be required to make a deposit to the collection account equal to the difference (each, a “Substitution Adjustment Amount”).

In certain circumstances, the interest of the depositor, the issuing entity, and the indenture trustee in the HELOCs could be impaired, and payments to you could be delayed and, if the note insurer fails to perform under the Policy, reduced. For instance,

•	a prior or subsequent transferee of HELOCs could have an interest in the HELOCs superior to the interest of the depositor, the issuing entity, and the indenture trustee;
•

until the indenture trustee has possession of the mortgage notes, the indenture trustee’s interest in the HELOCs may not have priority over any person or entity that acquires possession of the mortgage notes;

•

a tax, governmental, or other nonconsensual lien that attaches to the property of the seller or the depositor could have priority over the interest of the depositor, the issuing entity, and the indenture trustee in the HELOCs;

•

the administrative expenses of a conservator or receiver for the seller could be paid from collections on the HELOCs before the depositor, the issuing entity, or the indenture trustee receives any payments; and

•

if insolvency proceedings were commenced by or against the master servicer, or if certain time periods were to pass, the depositor, the issuing entity, and the indenture trustee may lose any perfected interest in collections held by the master servicer and commingled with its other funds.

Master Servicer and Indenture Trustee Responsibilities

The master servicer and the indenture trustee will have the following duties and responsibilities under the sale and servicing agreement:

Party	Responsibilities

Master Servicer	Performing the master servicing functions in accordance with the sale and servicing agreement, including but not limited to:

•         establishing and maintaining the collection account in accordance with the sale and servicing agreement;

•         collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts in the collection account and delivering all amounts on deposit in the collection account to the indenture trustee for deposit into the distribution account by no later than the business day immediately preceding the related payment date

•         providing monthly loan-level reports to the indenture trustee;

•         maintaining certain insurance policies relating to the mortgage loans;

•         arranging for the subservicing of any mortgage loan and monitoring such subservicer’s performance, and enforcing each subservicer’s obligations under the pooling and servicing agreement; and

• enforcing foreclosure proceedings with respect to the mortgaged properties.
Indenture Trustee

Performing the indenture trustee functions in accordance with the provisions of the sale and servicing agreement, including but not limited to:

•         establishing and maintaining the distribution account in accordance with the sale and servicing agreement;

•         filing on behalf of the depositor all periodic reports required under the Securities Exchange Act of 1934 relating to the notes;

•         preparing and filing notices of claims under the Policy;

•         preparing and making available to noteholders the monthly statement described under “Description of the Notes – Reports to Securityholders” based upon information received from the master servicer;

•         preparing and distributing annual investor reports summarizing the aggregate payments to noteholders necessary to enable noteholders to prepare their tax returns to the extent such information is not otherwise provided to the noteholders;

•         exercising and enforcing its remedies upon a Servicer Termination Event under the sale and servicing agreement; and

•         in the event that the master servicer shall for any reason no longer be the master servicer, assuming all the rights and obligations of the master servicer under the pooling and servicing agreement unless and until another successor master servicer is appointed.

Transaction Accounts

The master servicer shall establish and maintain on behalf of the issuing entity a collection account for the benefit of the noteholders and the note insurer. The collection account will be an Eligible Account (as defined below). Subject to the investment provision described in the following paragraphs, within two business days of receipt by the master servicer of amounts in respect of the HELOCs, excluding amounts representing annual fees, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items, the master servicer will deposit the amounts in the collection account. Amounts so deposited may be invested in Eligible Investments, as described in the sale and servicing agreement, maturing no later than two business days prior to the date on which the amount on deposit in the collection account is required to be deposited in the distribution account or on the payment date if approved by the rating agencies.

Notwithstanding the timing of deposits to the collection account described above, the master servicer will maintain possession of the collections on the HELOCs as part of its general funds until the business day prior to the related payment date. The master servicer will be permitted to do this so long (i) as the rating of its short-term debt obligations are at least “A-1” by S&P and “P-l ” by Moody’s and (ii) no Event of Servicing Termination has occurred which has not been cured. During this period the master servicer will record on a loan payment record all amounts received in respect of the mortgage loans during each due period. During any period that the master servicer is permitted to maintain possession of the collections as described in this paragraph, the master servicer will, not later than the third business day prior to each payment date, notify the owner trustee and the indenture trustee of the amount of collections to be included in Interest Collections and Principal Collections for the related payment date.

The indenture trustee will establish one or more distribution accounts into which amounts will be deposited from amounts withdrawn from the collection account for distribution to noteholders on a payment date. The distribution account will be an Eligible Account. Amounts on deposit in the distribution account will be invested in Eligible Investments maturing on or before the related payment date.

An “Eligible Account “ is an account that is maintained at an institution that is:

(1) a depository institution (which may be the indenture trustee) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) has a short-term unsecured debt rating of “P-1” by Moody’s, (b) has a short-term unsecured debt rating of “A-l ” by S&P and (c) has its accounts fully insured by the Federal Deposit Insurance Corporation or maintains trust accounts in a fiduciary capacity, or (2) any other institution that is acceptable to each rating agency. If so qualified, the indenture trustee or the master servicer may be considered such an institution for the purpose of this definition.

“Eligible Investments” are specified in the sale and servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the securities.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type/Receipt (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee/ Master Servicer

The product of (i) the Servicing Fee Rate divided by 12 and (ii) the Pool Balance as of the first day of the Due Period preceding the payment date (or as of the close of business on the cut-off date for the first payment date).

		Compensation	Interest collected with respect to each mortgage loan, any related liquidation proceeds allocable to accrued and unpaid interest.	Monthly

Type/Receipt (1)	Amount	General Purpose	Source (2)	Frequency
(3)
Additional Servicing Compensation / Master Servicer	All late payment fees and other similar charges.	Compensation	Payments made by obligors with respect to the mortgage loans.	From time to time
	All investment income earned on amounts on deposit in the collection account, payment account and Additional Loan Account.	Compensation	Investment income related to the collection account.	Monthly
Indenture Trustee Fee / Indenture Trustee

The product of (i) the Trustee Fee Rate divided by 12 and (ii) the Pool Balance as of the first day of the Due Period preceding the payment date (or as of the close of business on the cut-off date for the first payment date). (4)

		Compensation	From the distribution account prior to allocation of payments to the notes.	Monthly
Additional Indenture Trustee Compensation/Indenture Trustee	All investment income earned on amounts on deposit in the distribution account, if any.	Compensation	Investment income, if any, related to the distribution account	Monthly
Owner Trustee Fee/Owner Trustee	A fixed annual fee.	Compensation	Paid by the master servicer out of its master servicing fee	Annually
Policy Premium/ Note Insurer	The product of (i) the Premium Rate divided by 12 and (ii) the aggregate outstanding principal amount of the notes. (5)	Compensation	From the distribution account prior to allocation of payments to the notes.	Monthly
Liquidation Expenses/ Master Servicer	Out-of-pocket expenses incurred by the master servicer in connection with the liquidation of any mortgage loan and not recovered under any insurance policy.	Reimbursement of Expenses	Interest collections.
Expenses
Reimbursement/Master Servicer	The amount of any Optional Servicing Advances.	Reimbursement of Expenses	First, from liquidation proceeds and second, from the distribution account after allocation of interest payments to the notes.	Time to time
Reimbursement/ Master	Reasonable legal expenses and costs of the master servicer in	Reimbursement of	From the distribution account	From time to time

Type/Receipt (1)	Amount	General Purpose	Source (2)	Frequency
Servicer	connection with any action with respect to the sale and servicing agreement or the notes.	Expenses	after allocation of interest payments to the notes.
Indemnification expenses / Master Servicer	Any loss, liability, or expense incurred in connection with any legal action relating to the sale and servicing agreement or the notes.	Indemnification	From the distribution account after allocation of interest payments to the notes.	From time to time
Reimbursement/ Indenture Trustee	Reasonable legal expenses and costs of the indenture trustee in connection with any action with respect to the sale and servicing agreement, the indenture or the notes.	Reimbursement of Expenses	From the distribution account after allocation of interest payments to the notes.	From time to time
Indemnification expenses / Indenture Trustee	Any loss, liability, or expense incurred in connection with any legal action relating to the sale and servicing agreement, the indenture or the notes.	Indemnification	From the distribution account after allocation of interest payments to the notes.	From time to time
Indemnification expenses / Owner Trustee	Any loss, liability, or expense incurred in connection with any legal action relating to the issuing entity.	Indemnification	From the distribution account after allocation of interest payments to the notes.	From time to time
______________
(1)

If the indenture trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement and to compensation with respect to its expenses in connection with conversion of certain information, documents, and record keeping in connection with the transfer of the master servicing.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to payments on the notes.
(3)	The “Master Servicing Fee Rate “ for each mortgage loan will equal [_]% per annum.
(4)	The “Indenture Trustee Fee Rate “ for each mortgage loan will equal [_]% per annum.
(5)	The “Premium Rate “ is equal to [_]%.

The custodian will not receive any compensation from the issuing entity with respect to its duties on behalf of the issuing entity. None of the fees set forth in the table above may be increased without an amendment of the sale and servicing agreement as described under “– Amendment” below.

On each payment date, the note insurer will also be entitled to receive reimbursement for prior draws made under the policy prior to the payment of certain amounts on the notes. See “Description of the Notes – Payments” in this prospectus supplement.

Modifications to HELOCs

Subject to applicable law, and subject to satisfaction of the conditions in the sale and servicing agreement, the master servicer may change the terms of a HELOC at any time, including, among other things, increasing the credit limit of a HELOC or reducing the margin of a HELOC.

Consent to Senior Liens

The master servicer, acting as agent for the issuing entity, may permit the placement of a subsequent senior mortgage on any mortgaged property; provided, however, that, either (i) the resulting combined loan-to-value ratio is not greater than the combined loan-to-value ratio at the time the HELOC was originated, or (ii) certain other limitations relating to the aggregate number of affected HELOCs, increases in margins and combined loan-to-value ratios are complied with.

The sale and servicing agreement limits the aggregate principal balance of mortgage loans with respect to which the master servicer is permitted to consent to the placing of a senior lien.

Hazard Insurance

The sale and servicing agreement provides that the master servicer will maintain hazard insurance on the mortgaged properties relating to the HELOCs. While the terms of the related Credit Line Agreements typically require borrowers to maintain hazard insurance, the master servicer will not monitor the maintenance of hazard insurance.

The sale and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a HELOC acquired upon foreclosure of a HELOC, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (1) the maximum insurable value of the mortgaged property and (2) the outstanding balance of the HELOC plus the outstanding balance on any mortgage loan senior to the HELOC at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer’s good faith estimate of the related liquidation expenses to be incurred in connection therewith. The sale and servicing agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgaged properties. The master servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the master servicer, net of any reimbursements to the master servicer, under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property, will ultimately be deposited in the collection account.

The standard form of fire and extended coverage policy typically covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the HELOCs will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by state laws and most of the policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases vandalism. The foregoing list is merely indicative of kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

Realization Upon Defaulted Mortgage Loans

The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing the HELOCs that come into default when in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with foreclosure or other conversion, the master servicer will follow practices as it deems necessary or advisable and as are in keeping with its general servicing activities, provided the master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to the securityholders.

Events of Servicing Termination

“Events of Servicing Termination” under the sale and servicing agreement will consist of, among other events, the following:

•

any failure by the master servicer to deposit in the collection account or distribution account any deposit required to be made under the sale and servicing agreement, which failure continues unremedied for two business days after the giving of written notice of such failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the note insurer or the holders of 25% of the note principal balance;

•

the failure by the master servicer to make any required servicing advance, which failure continues unremedied for a period of 10 days or any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement that materially and adversely affects the interest of the noteholders or the note insurer and continued unremedied for 30 days after the giving of written notice of such failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the note insurer or the holders of 25% of the principal balance;

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and certain actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations;

•	the master servicer is not rated at least investment grade by either S&P or Moody’s; or
•	the occurrence of a draw under the Policy which remains unreimbursed for a period of 90 days.

Under the above circumstances, the indenture trustee with the consent of the note insurer or the note insurer or the noteholders representing not less than 51% of the note principal balance (with the consent of the note insurer, so long as no insurer default exists), may deliver written notice to the master servicer terminating all the rights and obligations of the master servicer under the sale and servicing agreement.

Rights Upon an Event of Servicing Termination

Upon the termination of the master servicer all of the rights and obligations of the master servicer under the sale and servicing agreement and in and to the HELOCs will be terminated and the indenture trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the sale and servicing agreement (including, without limitation, acting as custodian for the mortgage loan files) and will be entitled to the compensation arrangements and reimbursements provided in the sale and servicing agreement. In the event that the indenture trustee is unwilling or unable to act as master servicer, it may with the consent of the note insurer, and will, at the direction of the note insurer appoint, or petition a court of competent jurisdiction for the appointment of, an established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of at least 50,000,000 and acceptable to the note insurer to act as successor to the master servicer under the sale and servicing agreement; provided such appointment does not result in the qualification, reduction or withdrawal of the rating on the notes without regard to the Policy. Pending such appointment the indenture trustee will be obligated to act in such capacity and to appoint a successor master servicer unless prohibited by law. Such successor will be entitled to receive the compensation and reimbursements provided in the sale and servicing agreement (or such other compensation as the issuing entity and such successor may agree). A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer where the only Event of Servicing Termination that has occurred is described in clause (iii) under “Events of Servicing Termination.”

Amendment

The sale and servicing agreement may be amended from time to time by the depositor, the seller, the master servicer, the issuing entity and the indenture trustee by written agreement, without the consent of the noteholders, but only with the consent of the note insurer for the following purposes, among others:

•	to cure any ambiguity,
•	to correct any defective provisions or to correct or supplement any provisions therein that may be inconsistent with any other provisions therein,
•	to add to the duties of the master servicer,
•

to add any other provisions with respect to matters or questions arising under the sale and servicing agreement or the policy, as the case may be, which shall not be inconsistent with the provisions of the sale and servicing agreement,

•	to add or amend any provisions of the sale and servicing agreement as required by any rating agency in order to maintain or improve any rating of the notes,
•	to amend the definition of Specified O/C Amount, or
•	to ensure that the issuing entity will not be deemed a “qualifying special purpose entity” under applicable accounting regulations.

In addition, the sale and servicing agreement may also be amended from time to time by the seller, the master servicer, the depositor, the issuing entity and the indenture trustee, with the consent of the holders of notes representing not less than 51% of the aggregate outstanding principal amount of the notes, and with the consent of the note insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of the noteholders or the transferor in respect of the transferor interest; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the notes or distributions or payments under the policy which are required to be made on the notes without the consent of the holders of all of the notes or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all of the notes.

Matters Regarding the Master Servicer

Neither the master servicer nor any director, officer or employee of the master servicer will be under any liability to the issuing entity or the related noteholders for any action taken or for refraining from the taking of any action in good faith under the sale and servicing agreement or for errors in judgment; provided, however, that neither the master servicer nor any director, officer or employee of the depositor, will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties under the sale and servicing agreement.

THE INDENTURE

The following summary describes terms of the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety, by reference to the provisions of the indenture. See the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the indenture and the notes. See “The Agreements” in the prospectus.

Indenture Trustee Responsibilities

The indenture trustee will have the following duties and responsibilities, among others, under the indenture:

•

receiving monthly remittances from the master servicer for deposit in the Distribution Account and distributing all amounts on deposit in the Distribution Account to the noteholders in the order of priority specified under “Description of the Notes – Payments”;

•	maintaining a note register for the issuing entity in which the indenture trustee provides for the registration of the notes and of transfers and exchanges of the notes;

•

examining all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the indenture trustee that are specifically required to be furnished pursuant to any provision of the indenture to determine whether they are in the form required by the indenture; and

•	exercising and enforcing its rights and remedies upon an Event of Default under the indenture.

Events of Default; Rights Upon Event of Default

With respect to the notes, events of default under the indenture will consist of (each, an “event of default”):

•	a default for five days or more in the payment of any interest on any note;
•	a default in the payment of the unpaid principal balance of the notes on the maturity date for the notes;
•

a default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture or the sale and servicing agreement and the continuation of the default for a period of 30 days after notice of the default is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 51% in principal amount of the notes then outstanding;

•

any representation or warranty made by the issuing entity in the indenture, the sale and servicing agreement or in any certificate delivered under the indenture having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 51% in principal amount of notes then outstanding;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; or
•	the occurrence of a draw under the Policy which remains unreimbursed for a period of 90 days.

The amount of principal required to be paid to noteholders under the indenture will usually be limited to amounts on deposit in the distribution account that are available to be paid as principal in accordance with the provisions of the sale and servicing agreement described above under “Description of the Notes—Payments.” Therefore, the failure to pay principal on the notes typically will not result in the occurrence of an event of default until the maturity date for the notes. If there is an event of default with respect to a note due to late payment or nonpayment of interest due on a note, additional interest will accrue on the unpaid interest at the interest rate on the note, to the extent lawful until the interest is paid. The additional interest on unpaid interest shall be due at the time the interest is paid. If there is an event of default due to late payment or nonpayment of principal on a note, interest will continue to accrue on the principal at the interest rate on the note until the principal is paid. If an event of default should occur and be continuing with respect to the notes, the note insurer, the indenture trustee with the written consent of the note insurer or holders of a majority in principal amount of notes then outstanding with the written consent of the note insurer may declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding. If the notes are due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property or exercise remedies as a secured party. If an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in some cases, waive any default with respect to the default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

•	the holder previously has given the indenture trustee written notice of a continuing event of default;
•	the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee;
•	the holder or holders have offered the indenture trustee reasonable indemnity;
•	the indenture trustee has for 60 days failed to institute the proceeding; and
•	no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the notes.

In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to the issuing entity, neither the indenture trustee nor the owner trustee in its individual capacity, nor any owner of the transferor interest nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in the indenture.

Covenants

The indenture will provide that the issuing entity may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;
•

the entity expressly assumes the issuing entity’s obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the issuing entity under the indenture;

•	no event of default shall have occurred and be continuing immediately after the merger or consolidation;
•	the issuing entity has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation; and
•

the note insurer shall have consented to such action and the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any noteholder.

The issuing entity will not, among other things:

•	except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;
•

claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•

permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

•

permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extended to or otherwise arise upon or burden the assets of the issuing entity or any part of the assets of the issuing entity, or any interest in the assets of the issuing entity or the proceeds of the assets of the issuing entity;

•	engage in any activity other than as specified under “The Trust” in this prospectus supplement; or
•	incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture.

Annual Opinion Regarding Perfection of Trust Estate

Under the indenture, within 90 days after each of the issuing entity’s fiscal years, commencing in 20[   ], the issuing entity is required to furnish to the indenture trustee and the note insurer an opinion of counsel either stating that

•

in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of the indenture, any indentures supplemental thereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain perfection of the lien and security interest created by the indenture and reciting the details of such action, or

•	stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest.

The opinion of counsel must also describe the recording, filing, re-recording and refiling of the indenture, any indentures supplemental thereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain perfection of the lien and security interest of the indenture.

Annual Compliance Statement

The issuing entity will be required to file annually with the indenture trustee a written statement as to the fulfillment of the issuing entity’s obligations under the indenture.

Indenture Trustee’s Annual Report

The indenture trustee will be required to mail each year to all noteholders and the note insurer a report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, any change in the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported, but if none of those changes have occurred, then no report shall be required.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

Modification of Indenture

With the consent of the note insurer, the rating agencies and the holders of a majority of the outstanding notes, the issuing entity and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected, however, no supplemental indenture will, among other things:

•

change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

•	impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;
•	modify or alter the provisions of the indenture regarding the voting of notes held by the issuing entity, the seller or an affiliate of any of them;
•

decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or other related agreements; or

•

permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral for the notes or deprive the holder of any note of the security afforded by the lien of the indenture.

The issuing entity and the indenture trustee may also enter into supplemental indentures with the consent of the note insurer, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided that the action will not materially and adversely affect the interest of any noteholder. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders if an opinion of counsel is received to that effect or if the rating agencies confirm in writing that such amendment would not result in a reduction of the ratings then assigned to the notes. In addition, no such supplemental indenture will conflict with the provisions listed above requiring the consent of each noteholder or, without the consent of a majority of noteholders, permit the issuing entity to:

•	modify the definition of “Eligible Investments ” (except as provided in the indenture to expand the types of Eligible Investments specified in that definition);
•	enter into a derivative contract for the benefit of the noteholders; or
•	increase the transferor’s discretion in the selection of accounts to be transferred to the transferor, or the frequency of such transfer, under the sale and servicing agreement.

However, the preceding sentence will not prevent the adoption without noteholder consent of any supplemental indenture that otherwise would require the consent of a majority of noteholders if such supplemental indenture does not materially and adversely affect the interest of any noteholder and if the adoption of that supplemental indenture is necessary to correct manifest errors in the transaction documents, conform the transaction documents to any inconsistencies with the prospectus supplement, comply with rating agency requirements or conform to then-current financial accounting standards, as described in the indenture. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders if an opinion of counsel is received to that effect or if the rating agencies confirm in writing that such amendment would not result in a reduction of the ratings then assigned to the notes.

Voting Rights

At all times, the voting rights of noteholders under the indenture will be allocated among the notes pro rata in accordance with their outstanding principal balances. Pursuant to the indenture, unless an insurer default exists, the note insurer will be deemed to be the holder of 100% of the outstanding notes for all purposes, other than with respect to payment on the notes, and will be entitled to exercise all of the rights of the holders thereunder.

Matters Regarding the Indenture Trustee

Subject to the other provisions of the indenture, the indenture trustee will have no duty:

•

to see to any recording, filing, or depositing of the indenture or any agreement referred to therein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, re-filing or re-depositing of any thereof,

•	to see to the maintenance of any insurance,
•

to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust estate other than from funds available in the Distribution Account, or

•

to confirm or verify the contents of any reports or certificates of the issuer, the note insurer or the master servicer delivered to the indenture trustee pursuant to the indenture believed by the indenture trustee to be genuine and to have been signed or presented by the proper party or parties.

Subject to limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the indenture trustee under each indenture.

THE TRUST AGREEMENT

The following summary describes terms of the trust agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety, by reference to the provisions of the trust agreement. See the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the trust agreement and the notes. See “The Agreements” in the prospectus.

Responsibilities of the Owner Trustee

The owner trustee will have the following duties and responsibilities, among others, under the trust agreement:

•

discharging (or causing the trust administrator to discharge) all of its responsibilities pursuant to the terms of the trust agreement and the other documents or agreements to which the issuing entity or the owner trustee is a party and administering (or causing the trust administrator to administer) the issuing entity in the interest of the holder of the transferor interest in, subject to each such respective document or agreement and in accordance with the provisions of the trust agreement; and

•	taking direction from the holder of the transferor interest regarding the management of the issuing entity.

Amendment

The trust agreement may be amended by the seller, the depositor and the owner trustee with the consent of the note insurer, but without consent of the noteholders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders; provided, however, that the action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholders or the note insurer. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders or the note insurer if the rating agencies confirm in writing that such amendments will not result in a reduction of the ratings then assigned to the notes, without giving effect to the Policy. The trust agreement may also be amended by the seller, the depositor and the owner trustee with the consent of the holders of notes evidencing at least a majority in principal amount of then outstanding notes and the owner of transferor interest for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying in any manner the rights of the holders; provided, however, that no such amendment will be effective unless the note insurer consents to such action or such action will not adversely affect in any material respect the interests of any noteholders or the note insurer, as evidenced by an opinion of counsel or an affirmation of the ratings of the notes, without giving effect to the Policy.

Matters Regarding the Owner Trustee, the Depositor and the Seller

Neither the owner trustee nor any director, officer or employee of the depositor, the seller or the owner trustee will be under any liability to the issuing entity or the related securityholders for any action taken or for refraining from the taking of any action in good faith under the trust agreement or for errors in judgment; provided, however, that the owner trustee and any director, officer or employee of the depositor, the seller or the owner trustee will not be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust agreement. Subject to limitations set forth in the trust agreement, the owner trustee and any director, officer, employee or agent of the owner trustee shall be indemnified by the seller and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the trust agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under the trust agreement or by reason of reckless disregard of its obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the owner trustee under the trust agreement.

ADMINISTRATION AGREEMENT

[_____], in its capacity as trust administrator, will enter into the administration agreement with the issuing entity and the owner trustee in which the administrator will agree, to the extent provided in the administration agreement, to provide notices and perform other administrative obligations required by the indenture and the trust agreement.

USE OF PROCEEDS

The net proceeds from the sale of the securities will be applied by the depositor on the closing date towards the purchase price of the HELOCs, the payment of expenses related to the sale and the purchase of the HELOCs and other corporate purposes.

LEGAL PROCEEDINGS

There are no legal proceedings currently pending against the sponsor, the depositor, the indenture trustee, the owner trustee, the trust administrator or the master servicer, or to which any of their respective properties are subject, that is material to the noteholders, nor is the depositor aware of any proceedings of this type contemplated by government authorities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Andrews Kurth LLP, special tax counsel to the issuing entity, assuming compliance with the trust agreement, the indenture, and the sale and servicing agreement by the parties to those agreements, for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation, a publicly traded partnership taxable as a corporation, or as a taxable mortgage pool and the notes will be treated as debt instruments. Each beneficial owner of an interest in notes will agree to treat the notes as debt instruments for federal income tax purposes. Alternative characterizations of the issuing entity and the notes are, however, possible, and we encourage prospective investors to consult their tax advisors concerning the tax consequences to them of an investment in notes.

For a discussion of the tax treatment of interest, original issue discount, market discount, and bond premium on the notes, see “Material Federal Income Tax Consequences – Taxation of Debt Securities” in the prospectus.

If the note rate for any payment date is limited to the Available Funds Rate, a beneficial owner of notes will become entitled to receive LIBOR Carryover Interest Shortfalls on subsequent payment dates to the extent funds are available on such subsequent payment dates for payment of such amounts. In effect, interest that accrues on the notes in excess of the Available Funds Rate will be deferred, and, as a result, some or all of the interest accrued on the notes may not be treated as “qualified stated interest” as that term is defined in the prospectus under “Material Federal Income Tax Consequences – Taxation of Debt Securities – Interest and Acquisition Discount.” If stated interest payments do not represent qualified stated interest, they will be taxed as original issue discount. Nevertheless, for federal income tax reporting purposes, stated interest on the notes will be treated as qualified stated interest.

It is expected that, assuming stated interest on the notes is qualified stated interest, based on anticipated offering prices for the notes, the notes will not be issued with original issue discount.

Solely for purposes of accruing original issue discount and market discount, if any, and for purposes of amortizing any bond premium, the sale and servicing agreement will set forth a prepayment assumption and an assumed rate at which additional balances will be drawn.

For additional information regarding federal income tax consequences, see “Material Federal Income Tax Consequences” in the prospectus.

STATE TAX CONSEQUENCES

In addition to the federal income tax consequences described above in “Material Federal Income Tax Consequences,” potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, we suggest that potential investors consult their own tax advisors with respect to the various tax consequences of investments in the securities.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986 (the “Code”) prohibit a pension, profit sharing or other employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, that is subject to Title I of ERISA or to Section 4975 of the Code (each a “Plan”) from engaging in transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. Some governmental plans, although not subject to ERISA or Section 4975 of the Code, are subject to federal, state or local laws which may be substantially similar (“Similar Law”) (those plans, together with Plans, referred to as “Benefit Plans”). A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for those persons.

ERISA also imposes duties on persons who are fiduciaries of Plans, including the requirements of investment prudence and diversification, and the requirement that the Plan’s investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan.

Subject to the considerations discussed in “ERISA Considerations” in the prospectus, the notes may be purchased by a Benefit Plan. A fiduciary of a Benefit Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA, does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code – or violate any Similar Law. Each purchaser of a note will be deemed to represent that either (i) it is not acquiring the notes with the assets of a Benefit Plan or (ii) its purchase and holding of the note will not cause a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar prohibited transaction exemption and does not cause a non-exempt violation of any Similar Law. A PTCE under ERISA may not apply to all prohibited transactions that could arise in connection with a Plan’s investment in the notes and Plans should be aware that ownership of the issuing entity may change as a result of a transfer of the transferor interest.

In addition, the fiduciary of any Plan for which the underwriter, the seller, any trustee, any provider of services to the issuing entity or any of their affiliates (a) has investment or administrative discretion with respect to Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to Plan assets for a fee and under an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to the Plan assets and (ii) will be based on the particular investment needs for the Plan; or (c) is an employer maintaining or contributing to the Plan should consult with its counsel concerning whether an investment in the notes may constitute or give rise to a prohibited transaction under ERISA before investing in a note.

Any person that proposes to acquire a note on behalf of or with plan assets of any Benefit Plan should consult with counsel concerning the application of the fiduciary responsibility and the prohibited transaction provisions of ERISA and Section 4975 of the Code and the provisions of Similar Laws on the proposed investment.

LEGAL INVESTMENT CONSIDERATIONS

The notes will not constitute “mortgage related securities” for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the notes. No representation is made herein as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for such purchasers prior to investing in notes.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement, the depositor has agreed to sell the notes to the underwriter and the underwriter has agreed to purchase all of the notes if any of the notes are purchased thereby.

It is expected that delivery of the notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about [____], 200[_], against payment therefor in immediately available funds.

The depositor has been advised that the underwriter proposes initially to offer the notes to the public at the offering price set forth on the cover page of this prospectus supplement. After the initial public offering, such public offering price may change.

Until the distribution of the notes is completed, the rules of the Securities and Exchange Commission may limit the ability of the underwriter to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchase for the purpose of pegging, fixing or maintaining the price of such notes.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the depositor nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the depositor nor the underwriter makes any representation that the underwriter will engage in such transactions or that such transactions will not be discontinued without notice.

After the initial distribution of the notes offered hereby, the underwriter intends to make a secondary market in the notes offered hereby, but has no obligation to do so. There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue or that it will provide noteholders with a sufficient level of liquidity of investment. The notes will not be listed on any securities exchange.

This prospectus supplement and the accompanying prospectus may be used by the underwriter in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sales. The underwiter may act as principal or agent in such transactions. The underwriter has no obligation to make a market in the notes and may discontinue any market-making activities at any time without notice, in its sole discretion.

The depositor and the master servicer have agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

EXPERTS

The consolidated balance sheets of [note insurer] as of December 31, 200[_] and 200[_] and for the years ended December 31, 200[_] and 200[_] appearing in the Form 8-K of the depositor, which are incorporated by reference, have been audited by [_______], independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the securities will be passed upon for the depositor by Andrews Kurth LLP, Dallas, Texas and for the underwriter by [_______]. Certain legal matters will be passed upon for the issuing entity by [_______]. Certain legal matters with respect to the sponsor, the seller, the master servicer and the custodian will be passed upon by in-house counsel for such parties.

RATING

It is a condition to issuance that the notes be rated not lower than “AAA” by [S&P][Fitch] and “Aaa” by Moody’s. A securities rating addresses the likelihood of the receipt by noteholders of payments on the HELOCs. The rating takes into consideration the structural, legal and tax aspects associated with the notes. The ratings on the securities do not, however, constitute statements regarding the possibility that noteholders might realize a lower than anticipated yield. The ratings do not address any payments of interest that could accrue if the notes are subject to the available funds rate cap or the maximum rate cap. The ratings assigned to the notes do not address the likelihood of the receipt by noteholders of any payment in respect of LIBOR Carryover Interest Shortfalls. The ratings assigned to the notes will depend primarily upon the creditworthiness of the note insurer. Any reduction in a rating assigned to the financial strength of the note insurer below the ratings initially assigned to the notes may result in a reduction of one or more of the ratings assigned to the notes. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as the notes are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the notes.

INDEX OF DEFINED TERMS

60+ Day Delinquent Mortgage Loan	48
A-1	61
Aaa	13, 29, 75
AAA	13, 29, 75
actual direct compensatory damages	59
Aggregate Investor Interest	51
Assignment Preparation Trigger	55
Available Funds Rate	50
Available Investor Interest	51
Baa2	20
banking organization	43
Base O/C Amount	46
Base O/C Percentage	46
BBB	20, 55
Benefit Plans	74
Charged-Off HELOC	47
Charge-Off Amount	47
clearing agency	43
clearing corporation	43
Clearstream	42
Code	74
CPE	31
Credit Line Agreements	33
Cumulative Charge-Off Step-Down Test	47
Cut-Off Date	27
Cut-Off Date Pool Balance	47
Delinquency Step-Down Test	47
determination date	50
disqualified persons	74
Draw Rate	31
DTC	42
Due Period	47
Eligible Account	61
Eligible Investments	62, 70
Eligible Substitute HELOC	58
ERISA	74
Euroclear	42
Euroclear Clearance System	44
event of default	67
Event of Servicer Termination	55
Excess Spread	47
excess spread step-up event	11
Excess Spread Step-Up Event	47
FDIA	59
FDIC	59
FICO Score	37
Final Order	51
Floating Allocation Percentage	47
Full Documentation Loans	34
governing instrument	26
Guaranteed Payment	51
Guaranteed Principal Distribution Amount	51

HELOCs	27, 41
high-cost loans	56
Indenture Trustee Fee Rate	64
Index	30
Insurance Policy Draw Amount	50
Interest Collections	47
Invested Amount	48
Investor Charge-Off Amount	48
Investor Interest Collections	48
Investor Principal Distribution Amount	48
issuing entity	26
LIBOR	50
LIBOR Business Day	50
LIBOR Carryover Interest Shortfalls	46
LIBOR Determination Date	50
Master Servicing Fee Rate	64
material	58
Maximum Rate	50
Moody’s	55
mortgage related securities	13, 74
Net Interest Collections	48
Net Recoveries	48
Note Principal Balance	51
note rate	49
Noteholder	51
Notice	51
O/C Amount	48
O/C Reduction Amount	48
payment date	48
Plan	74
Policy	27
Pool Balance	48
Preference Amount	51
Premium Rate	64
prime rate	30
Principal Balance	50
Principal Collections	48
prohibited transaction	74
PTCE	74
Purchase Price	58
qualified stated interest	73
qualifying special purpose entity	66
Rapid Amortization Event	52
rapid amortization events	10
rating agencies	55
Relief Act	24
S&P	55
Similar Law	74
Specified O/C Amount	48
Stated Income Loans	34
statutory trust	27
Step-Down Base O/C Amount	49
Step-Down Date	49
step-down test	10
Step-Down Test	49
Step-Up Base O/C Amount	49

Substitution Adjustment Amount	58
Three Month Rolling Average of 60+ Day Delinquent Mortgage Loans	49
Three Month Rolling Average of Excess Spread	49
Transferor Deposit Amount	58
true sale	20
trust fund	26
A-l	61
Interest Period	47
P-1	61
P-l	61
rapid amortization event	10

Fund America ABS Trust 200[_]-[_]

(Issuing Entity)

$[_______________]

(Approximate)

Fund America HELOC Notes, Series 200[_]-[_]

___________________________________

PROSPECTUS SUPPLEMENT

___________________________________

[UNDERWRITER]

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus until [____], 200[_].

[____], 200[_]

PROSPECTUS

Fund America Investors Corporation II

Depositor

Mortgage and Asset Backed Securities

(Issuable in Series)

The Trusts

You should carefully consider the risk factors beginning on page 7 of this prospectus.

Each issuing entity will be established to hold assets in its trust fund transferred to it by Fund America Investors Corporation II. The assets in each trust fund will be specified in the prospectus supplement for the particular issuing entity and will generally consist of:

•	first or subordinate lien mortgage loans secured by one- to four-family residential properties or participation interests evidencing those types of loans;
•

cooperative loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular cooperative dwelling or participation interests evidencing those types of loans;

•	mortgage loans secured by multifamily residential properties consisting of five or more dwelling units or participation interests evidencing those types of loans;
•

mortgage loans secured by commercial real estate properties, provided that the concentration of these mortgage loans is less than 10% of the pool or participation interests evidencing those types of loans;

•	mortgage loans secured by mixed residential and commercial real estate properties or participation interests evidencing those types of loans;
•	manufactured housing installment sales contracts and installment loan agreements or participation interests evidencing those types of loans;
•	reverse mortgage loans or participation interests evidencing those types of loans;
•

closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties or participation interests evidencing those types of loans;

•

home improvement loans secured by first and/or subordinate liens on one- to four-family residential properties or by personal property security interests, and home improvement sales contracts secured by personal property security interests, or participation interests evidencing those types of loans or contracts;

•	mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac or participation interests evidencing those types of loans; or
•

non-agency mortgage-backed securities evidencing an interest in, or secured by, loans of the type that are not eligible for purchase by Ginnie Mae, Fannie Mae or Freddie Mac, issued by entities other than Ginnie Mae, Fannie Mae or Freddie Mac, as described under “The Trust Fund — Non-Agency Mortgage-Backed Securities,” or participation interests evidencing those types of securities.

The Securities

The securities of a series will consist of certificates which evidence beneficial ownership of a trust established by the depositor and referred to herein as the “issuing entity,” and/or notes secured by the assets of a trust fund. The depositor or an issuing entity established by the depositor will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series of securities will be issued in one or more classes and each class will evidence the beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes)

a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are described in this prospectus.

Offers of Securities

The securities may be offered to the public through several different methods, including offerings through underwriters.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

September 10, 2008

Important Notice About Information in this Prospectus and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and
•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is Fund America Investors Corporation II, 6400 S. Fiddler’s Green Circle, Suite 1200B, Greenwood Village, Colorado 80111 and the telephone number is (303) 290-6025. For other means of acquiring additional information about us or a series of securities, see “Available Information” and “Incorporation of Certain Documents by Reference; Reports filed with the SEC” beginning on page 40.

RISK FACTORS

You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source of Payments — No Recourse To Sellers, Depositor or Servicer

The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else.

Furthermore, at the times specified in the applicable prospectus supplement, some assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets.

Fund America Investors Corporation II, which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

•         funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

•         funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the master servicer to a trust fund consist of its obligations to service the related mortgage loans in accordance with the terms of the related servicing agreement.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be Sufficient To Protect You from Losses

Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement.

Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of the credit enhancement may be reduced, substituted for, or even eliminated so long as the rating agencies rating the certificates indicate that the change in credit enhancement would not cause them to change adversely their rating of the securities.

Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature of Mortgages Junior Status of Liens Securing Home Equity Loans Could Adversely Affect You

The mortgage and deeds of trust securing the home equity loans and home improvement loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

•         pay the senior mortgage in full at or prior to the foreclosure sale, or

•         assume the payments on the senior mortgage in the event the mortgagor is in default under the senior mortgage.

The trust fund may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

•         the aggregate amount owed under both the senior and junior loans over

•         the proceeds of any sale under a deed of trust or other foreclosure proceedings.

See “Certain Legal Aspects of the Mortgage Loans — Anti-Deficiency Legislation and Other Limitations on Lenders.”

Cooperative Loans May Experience Relatively Higher Losses

Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporation’s buildings.

If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or the underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary lease and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

If there is an underlying lease of the land, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations. If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

Home Improvement Loans Secured by Personal Property May Experience Relatively Higher Losses

A borrower’s obligations under a home improvement loan may be secured by the personal property which was purchased with the proceeds of the home improvement loan. The liquidation value of the related personal property is likely to be significantly less than the original purchase price of that property. If a borrower on a home improvement loan defaults while a significant portion of the loan is outstanding, it is likely that the amount recovered from the sale of the related personal property will be insufficient to pay the related liquidation expenses and satisfy the remaining unpaid balance of the related loan. In that case, one or more classes of securities will suffer a loss. See “Certain Legal Aspects of the Mortgage Loans — Home Improvement Loans” for a description of certain legal issues related to home improvement loans.

Nature of Reverse Mortgage Loans May Increase Risk of Loss

Reverse mortgage loans do not provide for scheduled monthly payments of principal or interest by the borrowers. Instead, accrued interest at the applicable mortgage rate is added to the outstanding amount of the related mortgage loan. A reverse mortgage loan typically matures when one of the following maturity events has occurred: (1) the borrower, or the last living of two co-borrowers, has died, (2) the borrower, or the last living of two co-borrowers, moves to a new principal residence, or has ceased to use the mortgaged property as his or her principal residence for a specified period of time, (3) the mortgaged property has been sold or (4) the borrower fails to maintain the property, fails to pay property taxes or insurance, or otherwise violates any borrower obligation. In addition, the borrowers may prepay the mortgage loans in whole or in part at any time. The rate and timing of maturity events are unpredictable. Moreover, even after a maturity event, there may be delays in the receipt of payment, for example if payment is delayed during probate proceedings. Therefore, on any particular payment date or for a series of payment dates, insufficient funds from the reverse mortgages may be available to make payments of interest on the securities or to make scheduled payments of principal on the securities. This could occur if during any particular period of time relatively few reverse mortgage loans reach maturity or if recoveries on matured mortgage loans are less than expected, whether because the amount otherwise due under a mortgage loan exceeds the value of the related mortgaged property or because a portion of such amount otherwise due is itself determined by reference to the value of the mortgaged property. As to any series of securities backed by reverse mortgage loans, while a reserve fund may be used to provide a liquid source of funds to make required payments on the securities, there can be no assurance that these funds will be adequate under all scenarios. See “Certain Legal Aspects of the Mortgage Loans” for a description of certain legal issues related to reverse mortgage loans.

Borrower Mortality Rates May Adversely Affect the Yield on Securities Backed by Reverse Mortgage Loans

The yield to maturity on and average life of securities backed by reverse mortgage loans will be significantly affected by the rate at which maturity events will occur. The rate and timing of maturity events cannot be estimated with certainty. The rate and timing of maturity events, and any estimate, will be affected by historical trends and projections of life expectancy; recent developments and expectations as to future developments in health care for elderly persons; mobility of elderly households; regional differences in availability of health care, life expectancy and other matters; gender differences with respect to health risks and life expectancy; and various other matters.

The actual rate and timing of maturity events could differ significantly from any estimate or projection. Rapid progress in health sciences or increased availability of health care, for example, could prolong the lives of borrowers or postpone relocation of borrowers into long-term care facilities. The availability of home nursing care could cause borrowers who would otherwise relocate to remain in their homes, delaying the occurrence of a maturity event indefinitely. Considered scientific opinion as to life expectancy could simply be wrong. In general, the life spans and life expectancy of Americans have increased over time.

If a borrower continues to occupy a mortgaged property longer than expected, thus delaying the occurrence of a maturity event, the amount owed on the related mortgage loan at maturity may be limited to the value of the mortgaged property. This risk will be exacerbated to the extent that the rate of interest accruing on the related mortgage loan is greater than the rate of increase in the value of the mortgaged property. Prospective investors the securities backed by reverse mortgage loans, should consider the risk that they may incur losses if borrowers live, or remain sufficiently healthy to continue to live at home, longer than anticipated by such investors.

Neither the depositor, the sponsor, any underwriter, nor any other party to any securities issuance will make any estimate or projection as to the rate and timing of maturity events, or as to future interest rates or rates of appreciation of real estate values. While certain assumptions as to those matters may be made in connection with hypothetical scenarios used in connection with the offering, these assumptions should not be taken as estimates or projections, and there can be no assurance as to the likelihood that actual experience will be similar to those assumptions. See “Certain Legal Aspects of the Mortgage Loans” for a description of certain legal issues related to reverse mortgage loans.

Contracts Secured by Manufactured Homes May Experience Relatively Higher Losses

Security interests in manufactured homes are not considered to be real property because they are not permanently affixed to real estate. Perfection of security interests in manufactured homes is subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state. Because of the expense and administrative inconvenience involved, the servicer of a manufactured housing contract will not amend any certificate of title to change the specified lienholder to the issuer or the applicable trustee to note that party’s interest. In some states, in the absence of this notation, the assignment of the security interest in the manufactured home may not be effective or the security interest may not be perfected. As a result, the assignment of the security interest in the manufactured home to the issuer or trustee may not be effective against creditors of the servicer.

The issuer or any trustee may be an unsecured creditor if a manufactured housing contract is not secured by the home or other property. In the event of a default, the related issuer or trustee will have recourse only against the borrower’s assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding, the obligations of the borrower under an unsecured contract may be discharged in their entirety, notwithstanding the fact that the portion of the borrower’s assets allocated to the related trustee are insufficient to pay amounts due and owing to it. A further concern is that a borrower may not demonstrate the same degree of concern over performance of obligations under an unsecured contract as would be the case if the obligations were secured by a single family residence owned by that borrower. See “Certain Legal Aspects of the Contracts — Security Interests in the Manufactured Homes” in this prospectus.

Declines in Property Values May Adversely Affect You

The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

•         an overall decline in the residential real estate market in the areas in which they are located,

•         a decline in their general condition from the failure of borrowers to maintain their property adequately, and

•         natural disasters that are not covered by insurance,

such as earthquakes and floods.

In the case of home equity loans, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays In Liquidation May Adversely Affect You

Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment, to obtain sufficient proceeds to repay the loan in full.

In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

In the event that:

•         the mortgaged properties fail to provide adequate security for the related mortgage loans;

•         if applicable to a series as specified in the related prospectus supplement, excess cashflow (if any) and overcollateralization (if any) is insufficient to cover these shortfalls;

•         if applicable to a series as specified in the related prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

•         with respect to the securities with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policy, you could lose all or a portion of the money you paid for your securities and could also have a lower yield than anticipated at the time you purchased your securities.
Disproportionate Effect of Liquidation Expenses May Adversely Affect You

Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting mortgage loans. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect mortgage loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost ”mortgage loans, which typically are defined as loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentation, to be asserted against person acquiring the mortgage loans, such as the trust fund.

The federal laws that may apply to residential mortgage loans held in the trust fund include the following:

•         the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of mortgage loans and provide property owners in non-purchase money transactions with a right of rescission that generally extends for three days after proper disclosures are given;

•         the Home Ownership and Equity Protection Act and its regulations, which (among other things) impose additional disclosure requirements and limitations on loan terms with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels;

•         the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-ended loans secured by the consumer’s dwelling and restricts the ability to accelerate balances or suspend credit privileges on these loans;

•         the Equal Credit Opportunity Act and its regulations, which (among other things) prohibit discrimination in any aspect of the transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•         the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction;

•         the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•         the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers.

In addition, any assignee of the creditor, including the applicable trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

The penalties for violating these federal, state or local laws vary depending upon the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain federal laws may limit the ability to collect all or a part of the principal or interest on a mortgage loan and, in some cases, borrowers may even be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in the secondary mortgage market, including assignees that hold the mortgage loans, such as the trust fund. Losses on loans resulting from the application these federal, state or local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of securities.

Additionally, the trust fund may experience losses arising from lawsuits related to alleged violations of these laws which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages Are Borne by You

Some of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Your Risk of Loss May Be Higher than You Expect If Your Securities Are Backed by Loans that Were Underwritten to Standards which do not Conform to the Standards of Freddie Mac or Fannie Mae

The trust fund may also include loans that were originated under standards that were less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower’s credit standing and repayment ability. The related borrowers may have payment histories and debt-to-income ratios which would not satisfy Freddie Mac and Fannie Mae underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. On a case by case basis, the related seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under its applicable underwriting risk category guidelines warrants an underwriting exception.

As a result of the application of less stringent underwriting standards, certain mortgage loans in a mortgage pool may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Furthermore, changes in the values of the related mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of these mortgage loans than on mortgage loans originated in a more traditional manner. We can give no assurance that the values of the related mortgage properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Your Risk of Loss May Be Higher than You Expect If Your Securities Are Backed by Partially Unsecured Home Equity Loans

The trust fund may also include home equity loans that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related mortgaged property. Under these circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

The Prepayment Rate on Home Equity Loans and Home Improvement Loans is Uncertain

Generally, if prevailing interest rates fall significantly below the coupon rates on the loans, the loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rates on the loans. Conversely, if prevailing interest rates rise significantly above the coupon rate on the home equity loans, the rate of prepayments is likely to decrease. The average life of your securities and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the loans.

In general, if you purchase a security at a premium to the outstanding principal amount of the security, the yield on your security may be adversely affected by a higher than anticipated level of prepayments of the loans. Conversely, if you purchase a security at a discount to the outstanding principal balance of the security, the yield on your security may be adversely affected by a lower than anticipated level of prepayments.

Reverse Mortgage Loans are Nonrecourse

Reverse mortgage loans are non-recourse to the borrower. There can be no recourse against the income or other assets of a borrower or the estate. Upon a maturity event, the amount owing under a reverse mortgage loan will therefore be effectively limited to the net value of the mortgaged property. If a borrower or a borrower’s estate does not pay the amount due upon maturity of a reverse mortgage loan, the borrower’s payment obligation can be satisfied only by selling the mortgaged property securing the loan. Failure to maintain the property, deterioration in the condition of a property or the quality of a neighborhood, or the occurrence of other events or circumstances that adversely affect real property values, could reduce recoveries on the reverse mortgage loans and could result in shortfalls or losses to securityholders. Older homeowners may be less likely to maintain the property, or to make capital improvements that would enhance the value of the property. See “Certain Legal Aspects of the Mortgage Loans” for a description of certain legal issues related to reverse mortgage loans.

You May be Unable to Reinvest Distributions in Comparable Investments

Asset-backed securities usually produce more returns of principal to investors when market interest rates fall below the interest rates on the loans and produce less returns on principal when market interest rates rise above the interest rates on the loans. If borrowers refinance their loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from obtaining your desired yield.

Distributions on Securities Backed by Reverse Mortgage Loans Will Depend on the Servicer’s Ability to Protect the Collateral of the Mortgage Loan

Servicing procedures for reverse mortgage loans are very different from those required to service typical mortgage loans. Reverse mortgage loans do not provide for monthly payments, and therefore do not require ongoing collection activities, or work out, modification or liquidation activities in response to payment defaults. Instead, a servicer of reverse mortgage loans is primarily concerned with monitoring borrower occupancy of the mortgaged property, payment by the borrower of taxes and insurance premiums and maintenance by the borrower of the mortgaged property, and other actions to maintain the value of the mortgaged property. The performance of the securities will depend in large part upon the expertise and diligence of the servicer. See “Certain Legal Aspects of the Mortgage Loans” for a description of certain legal issues related to reverse mortgage loans.

You Could Be Adversely Affected by Violations of Environmental Laws

Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In some circumstances, these laws and regulations impose obligations on “owners” or “operators” of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the issuing entity if it were to be considered an “owner” or “operator” of the related property. A property “owner” or “operator” can also be held liable for the cost of remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under some circumstances. If the issuing entity were to be considered the “owner” or “operator” of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings of the Securities Do Not Assure Their Payment

Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the rating categories which signifies investment grade by at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

•         a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

•         an adverse change in the financial or other condition of a credit enhancement provider, or

•         a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

You May Have Difficulty Reselling Your Securities Due to a Lack of a Secondary Market, Fluctuating Market Values or Periods of Illiquidity

The related prospectus supplement for each series will specify the class or classes in which the underwriter intends to make a secondary market, if any, but no underwriter will have any obligation to do so. We can give no assurance that a secondary markets for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired return or yield to maturity. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you. The secondary markets for mortgage and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.

Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk. Illiquidity can also have an adverse effect on the price of securities that have been structured to support other classes of certificates or that have been structured to meet the investment requirements of limited categories of investors. For example, a particular investor may require a security with a specified maturity date, a call protection feature, or a specific type of amortization feature. The unique nature of the security may inhibit its marketability to other investors.

Book-entry Registration Limited Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.
Limit on Ability to Transfer or Pledge

Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and some banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions

You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Impact of World Events

The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates.

United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the “Relief Act”). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged an interest rate in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any time in the future and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent that these shortfalls reduce the amount of interest paid to the holders of certificates with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status and, under some circumstances, during an additional period thereafter.

Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on The Securities

The seller and the depositor will take steps to structure the transfer of the loans held in the trust fund by the seller to the depositor as a sale for accounting purposes. The depositor and the trust fund will take steps to structure the transfer of the loans from the depositor to the trust fund as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loan and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the issuing entity might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the issuing entity may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court and in some instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount of Securities May Exceed the Market Value of the Trust Fund Assets

The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. In the case of a series of notes, after an event of default and sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Some capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 161.

THE TRUST FUND1

General

The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the “Trust Fund Assets”) consisting of:

•

first or subordinate lien mortgage loans secured by one- to four-family residential properties or participation interests evidencing those types of loans that satisfy the conditions described under “The Trust Fund — Participation Certificates,” or

•

cooperative loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular cooperative dwelling or participation interests evidencing those types of loans that satisfy the conditions described under “The Trust Fund — Participation Certificates,” or

•	mortgage loans secured by multifamily property or participation interests evidencing those types of loans that satisfy the conditions described under “The Trust Fund — Participation Certificates,” or
•

mortgage loans secured by commercial property, provided that the aggregate concentration by original principal balance of mortgage loans secured by commercial property in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool or participation interests evidencing those types of loans that satisfy the conditions described under “The Trust Fund — Participation Certificates,” or

•

mortgage loans secured by mixed residential and commercial properties (“Mixed-Use Properties”) or participation interests evidencing those types of loans that satisfy the conditions described under “The Trust Fund — Participation Certificates,” or

•

manufactured housing installment sales contracts and installment loan agreements or participation interests evidencing those types of loans that satisfy the conditions described under “The Trust Fund — Participation Certificates,” or

(1)        ______________

[1]

Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term “Pass-Through Rate” will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

•	reverse mortgage loans or participation interests evidencing those types of loans that satisfy the conditions described under “The Trust Fund — Participation Certificates,” or
•

closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties or participation interests evidencing those types of loans that satisfy the conditions described under “The Trust Fund — Participation Certificates,” or

•

home improvement loans secured by first and/or subordinate liens on one- to four-family residential properties or by personal property security interests, and home improvement sales contracts secured by personal property security interests, or participation interests evidencing those types of loans or contracts that satisfy the conditions described under “The Trust Fund — Participation Certificates,” or

•

mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac or participation interests evidencing those types of loans that satisfy the conditions described under “The Trust Fund — Participation Certificates,” or

•

non-agency mortgage-backed securities evidencing an interest in, or secured by, loans of the type that are not eligible for purchase by Ginnie Mae, Fannie Mae or Freddie Mac, issued by entities other than Ginnie Mae, Fannie Mae or Freddie Mac, as described under “— Non-Agency Mortgage-Backed Securities” or participation interests evidencing those types of securities that satisfy the conditions described under “The Trust Fund — Participation Certificates.”

The pool will be created on the first day of the month of the issuance of the related series of securities or on another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the “Sellers”), and conveyed without recourse by the depositor to the related trust fund. Mortgage assets acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Loan Program — Underwriting Standards” or as otherwise described in the related prospectus supplement. See “Loan Program — Underwriting Standards.”

The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a “Sale and Servicing Agreement”) among the trustee, the seller, the issuer, the depositor and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for these services. The Pooling and Servicing Agreements and the Sale and Servicing Agreements are referred to as “Master Servicing Agreements” in this prospectus. See “Loan Program” and “The Agreements.” With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Master Servicing Agreement as if the master servicer alone were servicing those loans.

No series of securities will be backed by a mortgage pool where substantially all of the mortgage loans are secured by multifamily properties, commercial properties or a combination of multifamily and commercial properties. Mixed-Use Property, where the residential use is insignificant, also will be treated as commercial property for this purpose.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust, statutory trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the trustee of the trust fund.

As used in this prospectus, “Agreement” means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture (as defined below) and the Sale and Servicing Agreement, as the context requires.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor’s rights with respect to those representations and warranties. See “The Agreements — Assignment of the Trust Fund Assets.” The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under “Loan Program — Representations by Sellers; Repurchases” and “The Agreements — Sub-Servicing By Sellers” and “— Assignment of the Trust Fund Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under “Description of the Securities — Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) after the initial issuance of the related securities (the “Detailed Description”). A copy of the Agreement with respect to each series of securities will be filed as an exhibit to a Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities. No more than 5% of the loans relative to the pool principal balance as of the related cut-off date will deviate from the loan characteristics described in the related prospectus supplement.

The Loans

The loans will consist of single family mortgage loans, multifamily mortgage loans, commercial mortgage loans, home equity loans, home improvement loans or reverse mortgage loans. For purposes hereof, “home equity loans” includes “closed-end loans” and “revolving credit line loans.” If so specified, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the “FHA”) or the Department of Veterans’ Affairs (the “VA”). In addition, the loans may have been underwritten to standards that are less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower’s credit standing and repayment ability because the standards focus more on the value of the mortgaged property.

The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

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Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the “Loan Rate”) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

•

Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

•

Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•

The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor’s portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement loans may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the “Properties.” The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain Loan-to-Value Ratios (as defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a “Primary Mortgage Insurance Policy”). The existence, extent and duration of any coverage under a Primary Mortgage Insurance Policy will be described in the applicable prospectus supplement.

The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties (as defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower’s mailing address.

Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

Commercial, Multifamily and Mixed-Use Mortgage Loans. The commercial mortgage loans, multifamily mortgage loans and mortgage loans secured by Mixed-Use Property (“Mixed-Use Mortgage Loans”) will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential and commercial property, and related property and interests. Commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will not represent substantially all of the aggregate principal balance of any mortgage pool as of the related cut-off date.

Certain of the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may be Simple Interest Loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.

The prospectus supplement relating to each series will specify the originator or originators relating to the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers and, to the extent available, the underwriting criteria in connection with originating the related mortgage loans.

Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Home Improvement Loans. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loans originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loans may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loans will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loans will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

Reverse Mortgage Loans. Reverse mortgage loans are loans made to older homeowners, generally not less than 62 years of age, that are secured by first or second liens on the related mortgaged properties. Unlike other types of mortgage loans, there are no required scheduled monthly payments of principal or interest prior to maturity on reverse mortgage loans. Instead, accrued interest at the applicable mortgage rate is added to the outstanding amount of the related mortgage loan, and the entire outstanding amount is payable in a lump sum at maturity. A reverse mortgage loan typically matures when one of the following maturity events has occurred: (1) the borrower, or the last living of two co-borrowers, has died, (2) the borrower, or the last living of two co-borrowers, moves to a new principal residence, or has ceased to use the mortgaged property as his or her principal residence for a specified period of time, (3) the mortgaged property has been sold, or (4) the borrower fails to maintain the property, fails to pay property taxes or insurance, or otherwise violates any borrower obligation. In addition, the borrowers may prepay the mortgage loans in whole or in part at any time.

Reverse mortgage loans generally provide for interest at a variable rate. In addition to interest, amounts advanced by the servicer for property taxes, hazard insurance or property maintenance, as well as certain annual or periodic fees, will be added to the amount owing under the mortgage loan.

Each reverse mortgage loan is a nonrecourse loan. If a borrower or a borrower’s estate fails to pay the amount due under a mortgage loan at maturity or a borrower otherwise defaults, the applicable servicer on behalf of the trust will be able to recover only the proceeds of foreclosure on and sale of the related mortgaged property. Generally, mortgage loans are not repaid immediately at maturity, but continue to accrue interest until the liquidation of the related mortgaged property and the repayment of the mortgage loan. No income of a borrower may be attached, and no other property or assets of a borrower or a borrower’s estate may be seized and sold to satisfy the mortgage loan payment obligation.

The total amount that may be advanced under a reverse mortgage is determined at origination, based on the value of the mortgaged property as well as the age of the borrower or youngest co-borrower. The total amount may be increased during the term of the loan, if certain conditions are satisfied.

A reverse mortgage may provide for advances to be made in any of the following ways, or a combination thereof: (1) one or more lump sum advances taken at the time of origination, (2) a stream of monthly payments made to the borrower in a specified amount for a specified term or until the occurrence of a maturity event (“annuity” option), or (3) under a line of credit option provided to the borrower. Credit line reverse mortgage loans are subject to a credit limit.

The servicer will be required under the terms of the reverse mortgage loans to continue to make, from its own funds, all advances required to be made to borrowers on or after the cut-off date. Any successor servicer, including the master servicer, will be required to assume the predecessor servicer’s obligation to make advances required under the terms of the reverse mortgage loans. The servicer will be reimbursed for the amounts so advanced from available amounts in the trust to fund such advances, or otherwise by the seller.

All amounts added to the outstanding amounts of the reverse mortgage loans in respect of such advances will be conveyed to the trust at the time the related advance is made, or shortly thereafter, except as described herein. The depositor will be obligated, except as described below, under the related purchase agreement to purchase all additional amounts created with respect to the reverse mortgage loans, and will be obligated to convey such additional amounts to the seller. The additional amounts will then be assigned by the seller to the depositor and by the depositor to the trust. The trust will be obligated to purchase additional amounts created with respect to all of the reverse mortgage loans, to the extent that the trust has funds available to do so. If the trust does not have available amounts to fund any advances, then they will be funded by the seller and will not be conveyed to the trust.

Reverse mortgage loans will be originated under one of the following programs:

FHA Insured Reverse Mortgage Loans. The reverse mortgage loans included in a trust may be originated through programs offered by the FHA. Under the Home Equity Conversion Mortgage (“HECM”) program, the reverse mortgages are either (i) subject to FHA insurance as to the repayment of the principal amount thereof (subject to certain limitations) and certain other amounts or (ii) insurable by FHA, which insurance is subject only to receipt by the related servicer of confirmation from HUD of the FHA insurance therefor. Such FHA insurance covers the repayment of the principal amount of the reverse mortgage loan (subject to certain limitations) and certain other amounts.

The maximum amount payable under the FHA insurance (the “Maximum Claim Amount”) with respect to a reverse mortgage loan is the lesser of the appraised value of the related mortgaged property or the maximum mortgage amount for a one-family residence that the FHA will insure in the area in which the related mortgaged property is located. A mortgage insurance premium will be charged for each reverse mortgage loan in the related mortgage pool.

Payment of the Maximum Claim Amount for a reverse mortgage loan will be paid by the FHA, subject to assignment of the loan to the FHA in accordance with applicable requirements, upon either (A) the outstanding principal of such reverse mortgage loan equaling or being greater than 98% of the related Maximum Claim Amount or (B) when a request for a line of credit draw would cause the outstanding principal of such reverse mortgage loan to equal or exceed 98% of the related Maximum Claim Amount.

In order to obtain the benefit of the FHA insurance on any reverse mortgage loan in a mortgage pool, the related servicer must (1) have made all required payments to the related borrower (including any required monthly payments and any payments in respect of any draw on a reverse mortgage loan that is a line of credit) and (2) have paid all the required insurance premiums related to such reverse mortgage loan to HUD. If the related servicer fails to pay the required premium, the FHA insurance for such reverse mortgage loan may be terminated.

Fannie Mae Insured Reverse Mortgage Loans. The reverse mortgage loans included in a trust may be originated through programs offered by Fannie Mae. The Fannie Mae Home Keeper program is substantially similar to the HECM program described above.

Proprietary Reverse Mortgage Loans. Reverse mortgage loans may also be originated under a number of private, non-governmental programs. Proprietary reverse mortgage loans are not insured by the FHA or any other insurer.

Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

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the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

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the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives other real property or home improvements),

•	the original terms to maturity of the loans,
•	the largest principal balance and the smallest principal balance of any of the loans,
•	the earliest origination date and latest maturity date of any of the loans,
•	the ranges of the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans at origination,
•	the Loan Rates or annual percentage rates (“APR”) or range of Loan Rates or APR’s borne by the loans,
•	the maximum and minimum per annum Loan Rates and
•	the geographical distribution of the loans.

If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

The “Loan-to-Value Ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The “Combined Loan-to-Value Ratio” of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The “Collateral Value” of the Property, other than for loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), will be calculated as described in the related prospectus supplement, but if there is no description in the related prospectus supplement, it is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the “Collateral Value” of the related Property will be calculated as described in the related prospectus supplement, but if there is no description in the related prospectus supplement, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

We can give no assurance that the values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

The Contracts

General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include a contract pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

The depositor will cause the contracts constituting each contract pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the related securityholders. The servicer specified in the related prospectus supplement will service the contracts, either by itself or through other subservicers, pursuant to a pooling and servicing agreement. See “Loan Program — Representations by Sellers; Repurchases” in this prospectus. With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the servicer alone were servicing the related contracts. If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to a custodial agreement among the depositor, the trustee and the custodian named in the custodial agreement.

The related prospectus supplement, or, if such information is not available in advance of the date of the related prospectus supplement, will specify, for the contracts contained in the related contract pool, among other things:

•	the range of dates of origination of the contracts;
•	the weighted average annual percentage rate on the contracts;
•	the range of outstanding principal balances as of the cut-off date;
•	the average outstanding principal balance of the contracts as of the Cut-off date;
•	the weighted average term to maturity as of the Cut-off date; and
•	the range of original maturities of the contracts.

The servicer or the seller of the contracts will represent and warrant as to the payment status of the contracts as of the Cut-off date and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each such contract. Upon a breach of any representation that materially and adversely affects the interest of the securityholders in a contract, the servicer or the seller, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the contract or, if stated in the related prospectus supplement, to substitute another contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the servicer or seller.

Participation Certificates

The Trust Fund Assets may include participation certificates evidencing interests in loans or contracts, including:

•	first lien mortgage loans secured by one- to four-family residential properties,
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cooperative loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular cooperative dwelling, or

•	mortgage loans secured by multifamily property, or
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mortgage loans secured by commercial property, provided that the aggregate concentration by original principal balance of mortgage loans secured by commercial property in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool, or

•	mortgage loans secured by Mixed-Use Properties, or
•	manufactured housing installment sales contracts and installment loan agreements, or
•	reverse mortgage loans, or
•	closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties, or
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home improvement loans secured by first and/or subordinate liens on one- to four-family residential properties or by personal property security interests, and home improvement sales contracts secured by personal property security interests, or

•	mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or
•	non-agency mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties.

If those participation certificates were issued by an issuer that is not affiliated with the depositor, unless the participation certificates are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), the offering of the participation certificates themselves must be registered as a primary offering of such participation certificates, unless all of the following conditions are met:

•	the depositor would be free to publicly resell the participation certificates without registration under the Securities Act;
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neither the issuer of the participation certificates nor any of its affiliates has a direct or indirect agreement, arrangement relationship or understanding, written or otherwise, relating to the participation certificates and the asset-backed securities transaction; and

•	neither the issuer of the participation certificates nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the asset-backed securities transaction.

If any of the above three conditions are not met, the offering of the participation certificates themselves must be separately registered as a primary offering of such participation certificates on Form S-3 under the Securities Act and must satisfy the following conditions:

•	the offering of the participation certificates must be eligible to be registered under Form S-3 of the Securities Act as a primary offering of the participation certificates;
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the plan of distribution in the registration statement for the offering of the underlying securities must contemplate this type of distribution at the time of commencement of the offering of the securities;

•	the prospectus for the offering of the securities must describe the plan of distribution for both the participation certificates and the securities;
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the prospectus relating to the offering of the participation certificates must be delivered simultaneously with delivery of the prospectus relating to the securities, and the prospectus for the securities offering must include disclosure that the prospectus for the offering of the participation certificates will be delivered with it or is combined with it;

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the prospectus for the securities offering must identify the issuing entity, depositor, sponsor and each underwriter for the securities offering as an underwriter for the offering of the participation certificates;

•	neither prospectus may disclaim or limit the responsibility of the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the participation certificates;
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if the securities offering and the participation certificates offering are not made on a firm-commitment basis, the issuing entity or the underwriters for the securities offering must distribute a preliminary prospectus for both the participation certificates offering and the securities offering that identifies the issuer of the participation certificates and the expected amount of the issuers’ participation certificates that are to be included in the Trust Fund Assets to any person who is expected to receive a confirmation of sale of the securities at least 48 hours prior to sending such confirmation.

Agency Securities

Agency securities are mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. All of the agency securities will be registered in the name of the trustee or its nominee or, in the case of agency securities issued only in book-entry form, a financial intermediary that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. The financial intermediary may be the same entity as the trustee for a series of certificates. Each agency security will evidence an interest in a pool of mortgage loans or cooperative loans and in principal distributions and interest distributions on those loans.

The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. Ginnie Mae, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans.

In addition, any of the issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any certificates to be included in a trust fund and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any certificates that are actually included in a trust fund.

Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a “fully modified pass-through” mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-

through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Freddie Mac. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks.

Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders’ instructions.

Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. Fannie Mae Certificates are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check. The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Non-Agency Mortgage-Backed Securities

Non-agency mortgage-backed securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Non-agency mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on some mortgage loans. non-agency mortgage-backed securities will have been issued pursuant to a Pooling and Servicing Agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a Pooling and Servicing Agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the Pooling and Servicing Agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the non-

agency mortgage-backed security. Mortgage loans underlying a non-agency mortgage-backed security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

The issuer of the non-agency mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of non-agency mortgage-backed securities may be an affiliate of the depositor. The obligations of the issuer of non-agency mortgage-backed securities will generally be limited to its representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of non-agency mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the non-agency mortgage-backed securities issued under the Pooling and Servicing Agreement. Additionally, although the mortgage loans underlying the non-agency mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the non-agency mortgage-backed securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the non-agency mortgage-backed securities on the dates specified in the related prospectus supplement. The non-agency mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the non-agency mortgage-backed securities by the private trustee or the private servicer. The issuer of non-agency mortgage-backed securities or the private servicer may have the right to repurchase assets underlying the non-agency mortgage-backed securities after a specific date or under other circumstances specified in the related prospectus supplement.

The mortgage loans underlying the non-agency mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first and/or subordinate liens on single family residential properties or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

The prospectus supplement for a series for which the trust fund includes non-agency mortgage-backed securities will specify the aggregate approximate principal amount and type of the non-agency mortgage-backed securities to be included in the trust fund and specific characteristics of the mortgage loans that comprise the underlying assets for the non-agency mortgage-backed securities, including:

•	the payment features of the mortgage loans,
•	the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,
•	the servicing fee or range of servicing fees with respect to the mortgage loans and
•	the minimum and maximum stated maturities of the underlying mortgage loans at origination;
•	the maximum original term-to-stated maturity of the non-agency mortgage-backed securities;
•	the weighted average term-to stated maturity of the non-agency mortgage-backed securities;
•	the pass-through or certificate rate of the non-agency mortgage-backed securities;
•	the weighted average pass-through or certificate rate of the non-agency mortgage-backed securities;
•	the issuer, the servicer and the trustee of the non-agency mortgage-backed securities;

•

certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the non-agency mortgage-backed securities or to the non-agency mortgage-backed securities themselves;

•

the terms on which the underlying mortgage loans for the non-agency mortgage-backed securities may, or are required to, be purchased before their stated maturity or the stated maturity of the non-agency mortgage-backed securities;

•	the terms on which mortgage loans may be substituted for those originally underlying the non-agency mortgage-backed securities; and
•

as appropriate, shall indicate whether the information required to be presented with respect to the non-agency mortgage-backed securities as a “significant obligor” is either incorporated by reference, provided directly by the issuer or provided by reference to the Exchange Act filings of another entity.

Non-agency mortgage-backed securities included in the trust fund for a series of securities must satisfy the conditions applicable to participation certificates described under “—Participation Certificates” in this prospectus.

Substitution of Trust Fund Assets

Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties in the applicable Agreement with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which the Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

AVAILABLE INFORMATION

The depositor has filed with the SEC a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that internet website is http://www.sec.gov. The depositor’s SEC Securities Act file number is 333-[____].

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

All documents filed under the name of Fund America Investors Corporation II and/or the name of the issuing entity referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

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Reports on Form 8-K (Current Report), including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

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Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

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Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund’s specific number, which will be a series number assigned to the file number of the depositor shown above.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC by or on behalf of the depositor or any issuing entity. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

REPORTS TO SECURITYHOLDERS

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See “Description of the Securities — Reports to Securityholders.” All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through a website of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the internet website of the SEC shown above under “—Available Information.”

USE OF PROCEEDS

The net proceeds to be received from the sale of the securities will be applied by the depositor to purchase the related Trust Fund Assets and for other general corporate purposes consistent with the limitations set forth in its charter documents. See “The Depositor.” The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

THE DEPOSITOR

Fund America Investors Corporation II is a limited purpose Delaware corporation formed on December 14, 1992 for the purpose of acquiring, owning and transferring mortgage collateral and selling interests in mortgage collateral or bonds secured by mortgage collateral. All of its outstanding capital stock is owned by Steven B. Chotin. The depositor maintains its principal executive offices at 6400 S. Fiddler's Green Circle, Suite 1200B, Greenwood Village, Colorado 80111. Its telephone number is (303) 290-6025.

The depositor’s obligations after issuance of a series of securities will be described in the related prospectus supplement. Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

LOAN PROGRAM

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards.”

Underwriting Standards

The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loan or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans.

The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

General Standards for Single and Multi-Family Mortgage Loans. The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the Loan-to-Value Ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full” or “alternative,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs. The “alternative,” “reduced,” “stated income/stated asset” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full doc” loan, however, alternative forms of standard verifications are used. Generally, under both “full” and “alternative” documentation programs at least one year of income documentation is provided. Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the Loan-to-Value Ratio at origination as well as on the payment history and credit score.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Generally, appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly available information, such as recent sales prices for similar homes within the same geographic area and within the same price range. For several reasons, the results of an automated valuation review may not be consistent with the results of an appraisal.

General Standards for Commercial and Mixed-Use Mortgage Loans. The underwriting procedures and standards for commercial mortgage loans and Mixed-Use Mortgage Loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third-parties and acquired by the depositor directly or through its affiliates in negotiated transactions.

The majority of originators of commercial mortgage loans or Mixed-Use Mortgage Loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures, to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

If stated in the related prospectus supplement, the adequacy of a commercial property or Mixed-Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

No assurance can be given that values of any commercial properties or Mixed-Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or Mixed-Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any commercial mortgage loans and/or Mixed-Use Mortgage Loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the mortgage pool. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related mortgage loans, thus shortening weighted average life and affecting yield to maturity.

General Standards for Home Equity and Home Improvement Loans. The applicable prospectus supplement may provide for the seller’s representations and warranties relating to the home equity/home improvement loans, but if it does not, each seller will represent and warrant that all home equity/home improvement loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports, among other things, the length of employment with that organization and the borrower’s current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the Property to be used as collateral, an appraisal will generally be made of each Property considered for financing. The appraiser is generally required to inspect the Property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the Property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

The maximum loan amount will vary depending upon a borrower’s credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low Loan-to-Value Ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

Each seller’s underwriting standards will generally permit loans with Loan-to-Value Ratios at origination of up to 100% depending on the loan program, type and use of the Property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller’s underwriting criteria may permit loans with Loan-to-Value Ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-Value Ratios may not be evaluated in the case of Title I loans.

After obtaining all applicable employment, credit and Property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The “debt-to-income ratio” is the ratio of the borrower’s total monthly payments to the borrower’s gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower’s credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

In the case of a loan secured by a leasehold interest in Property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the home equity/home improvement loan.

Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower’s income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Underwriting Standards for Contracts. Conventional contracts will comply with the underwriting policies of the originator or seller as described in the related prospectus supplement.

With respect to a contract made in connection with the related obligor's purchase of a manufactured home, the “appraised value” is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The loan-to-value ratio of a contract will be equal to:

•	the original principal amount of the contract divided by the lesser of the “appraised value”; or
•	the sales price for the manufactured home; or
•	such other ratio as described in the related prospectus supplement.

Qualifications of Sellers

Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

Representations by Sellers; Repurchases

Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. The related prospectus supplement will describe the representations and warranties made by each seller or each originator, as applicable, with respect to the related mortgage assets.

If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates or after the origination of the mortgage asset, as the case may be. In addition, certain representations, including the condition of the related Property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller cannot cure the breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller’s obligations under those circumstances, but if it does not, then the seller will be obligated either

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to repurchase the loan from the trust fund at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any advances or amount payable as related servicing compensation if the seller is the master servicer) or

•	substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for these tax payments from the assets of the related trust fund or from any holder of the related residual certificates. See “Description of the Securities — General.” Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under “The Agreements — Assignment of the Trust Fund Assets.”

STATIC POOL DATA

For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet website at the address disclosed in the related prospectus supplement.

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for the sponsor, or other appropriate entity specified in the related prospectus supplement will be made available through a website. The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

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with respect to information regarding prior securitized pools of the applicable person specified in the related prospectus supplement that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

DESCRIPTION OF THE SECURITIES

Each series of certificates will be issued pursuant to separate agreements (each, a Pooling and Servicing Agreement or a “Trust Agreement “) among the depositor, the master servicer and the trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the “Indenture”) between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement will be dated as of the related cut-off date or the related closing date, as applicable. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to Fund America Investors Corporation II, 6400 S. Fiddler’s Green Circle, Suite 1200B, Greenwood Village, Colorado 80111, Attention: Secretary.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

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the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest “), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the “Cut-off Date Principal Balance”);

•	the assets required to be deposited in the related Security Account from time to time;
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Property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the “Security Register”); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Certain Issues Related to the Suitability of Investments in the Securities for Holders. Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in “prohibited transactions” within the meaning of ERISA and the Code. See “ERISA Considerations.” Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

As to each series, an election may be made to treat the related trust fund or designated portions thereof as one or more “real estate mortgage investment conduits” (“REMICs”) as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for each related series, if applicable, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute “regular interests” in the related REMIC or REMICs, as applicable, as defined in the Code.

As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates of the series.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the related series. See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the related series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. The applicable prospectus supplement may define Available Funds with references to different accounts or different amounts, but if it does not, “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class Security Balance”) entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of that class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the related prospectus supplement. Prior to that time, the aggregate Class Security Balance of the class of accrual securities will increase on each distribution date by the amount of interest that accrued during the preceding interest accrual period but that was not required to be distributed to the class on that distribution date. Thereafter, the class of accrual securities will accrue interest on its outstanding Class Security Balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the prospectus supplement,

•	reduced by all distributions reported to the holders of the class of securities as allocable to principal;
•	in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;
•	in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable; and
•	reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month in which the payment is made (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The effect of this allocation of Principal Prepayments to the class or classes of securities will be to accelerate the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the securities for which the interests have been increased. See “Credit Enhancement — Subordination.”

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as that term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer’s determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds (as defined below) or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advance or advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under “Credit Enhancement,” in each case as described in the related prospectus supplement.

In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See “Description of the Securities — Distributions on Securities.”

Advances in respect of delinquencies will not be made in connection with reverse mortgage loans, except as otherwise provided in the related prospectus supplement.

In the case of reverse mortgage loans, the master servicer or servicer is required to advance funds to cover any draws made on a reverse mortgage loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement draws may be covered first from principal collections on the other loans in the pool.

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

•

the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment charges included in the distribution;

•	the amount of the distribution allocable to interest;
•	the amount of any advance;

•

the aggregate amount (a) otherwise allocable to the holders of subordinated securities on the distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

•	the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;
•	the percentage of principal payments on the loans (excluding prepayments), if any, which holders of each class of the related securities will be entitled to receive on the following distribution date;
•	the percentage of Principal Prepayments on the loans, if any, which holders of each class of the related securities will be entitled to receive on the following distribution date;
•

the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•

the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;
•

the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of each class of the related series expected to be applicable to the next distribution to that class;

•	if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;
•	if applicable, the amount of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans (as defined herein) during the preceding collection period;
•	the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date;
•	any amounts remaining under letters of credit, pool policies or other forms of credit enhancement; and
•	the servicing fee payable to the master servicer and any subservicer, if applicable.

Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the related calendar year a report as to (a) the aggregate of amounts reported pursuant to the first two items above for the related calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of that calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the related series by reference to the following categories.

CATEGORIES OF CLASSES	DEFINITION

Principal Types
Accretion Directed

A class that receives principal payments from the accreted interest from specified Accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities

A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS

A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Mortgage Assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the issuing entity and/or (2) scheduled principal payments on the underlying Mortgage Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Mortgage Assets that the NAS class is locked out of will be distributed to the other classes of senior certificates.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Principal Class or PACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal

CATEGORIES OF CLASSES	DEFINITION

classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior

A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “senior mezzanine class” until the class certificate balance of the support class is reduced to zero.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets.
Senior Mezzanine Class

A class that absorbs the realized losses (other than excess losses) that would otherwise be allocable to a Super Senior Class (or would not otherwise be allocated to the Senior Class) after the related classes of subordinate securities are no longer outstanding.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.
Interest Types
Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

CATEGORIES OF CLASSES	DEFINITION

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.
Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only

A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only class that is not entitled to any distributions in respect of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions in respect of principal.
Partial Accrual

A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of that class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on that class. This accretion may continue until a specified event has occurred or until the Partial Accrual class is retired.

Accrual

A class that accretes the amount of accrued interest otherwise distributable on that class, which amount will be added as principal to the principal balance of that class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the Accrual class is retired.

Callable	A class that is redeemable or terminable when 10% or more of the original principal balance of the mortgage assets held in the trust fund is outstanding.

In addition to the foregoing types of securities, other types of securities that may be issued include classes that are entitled to receive only designated portions of the collections on the Trust Fund Assets (i.e. prepayment charges) or excess cashflow from all or designated portions of the Trust Fund Assets (sometimes referred to as “residual classes.”

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related Pooling and Servicing Agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBOR Method

Unless otherwise specified in the related prospectus supplement, if using this method to calculate LIBOR, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on the related interest determination date (as defined in the related prospectus supplement). If the rate does not appear on Telerate Screen Page 3750 (or any page that may replace the page on that service or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

“Reference Bank Rate” with respect to any accrual period, means

(a) the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the reference banks as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market, provided that at least two reference banks provide the rate; and

(b) If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the calculation agent, as of 11:00 a.m., New York City time, on the related interest determination date for loans in U.S. dollars to leading European banks.

Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the depositor or the master servicer; and will have an established place of business in London. If a reference bank should be unwilling or unable to act as a reference bank or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed. If these quotations cannot be obtained by the calculation agent and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest accrual period.

BBA Method

Unless otherwise specified in the related prospectus supplement, if using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers’ Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under “LIBO Method.”

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date. So long as the Eleventh District Cost of Funds Index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of “COFI securities”) for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index“) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as that term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate ” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate ” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities (“Security Owners ”) may elect to hold their book-entry securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear ”) in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of book-entry securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary ” and collectively the “European Depositaries ”). Except as described below, no person acquiring a beneficial ownership interest in a book-entry security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the book-entry security (a “Definitive Security ”). Unless and until Definitive Securities are issued, it is anticipated that the only “securityholders” of the book-entry securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders or Noteholders as those terms are used in the applicable Agreements. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants ”) and DTC.

A Security Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary ”) that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Security Owners will receive all distributions of principal of, and interest on, the securities from the applicable trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules ”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit distributions of principal of, and interest on, the book-entry securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants ”), with whom Security Owners have accounts for book-entry securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

Security Owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of book-entry securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer book-entry securities, by book-entry transfer, through DTC for the account of the purchasers of the book-entry securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of book-entry securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing, will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the notes, see “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” and “ — Tax Consequences to Holders of the Notes — Backup Withholding” in this prospectus and “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I attached to this prospectus.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg ”), was incorporated in 1970 as “Clearstream, Luxembourg S.A,” a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, societe anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Cedelbank) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” effective as of January 14, 2000. New CI has been renamed “Clearstream International, societe anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, societe anonyme,” and Clearstream Luxembourg Global Services was renamed “Clearstream Services, societe anonyme.”

On January 17, 2000 Deutsche Borse Clearing AG was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name

“Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System (“Euroclear Operator ”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants ”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and deals with domestic securities markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative ”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of payments on Book-Entry Securities to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to book-entry securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” and “ — Tax Consequences to Holders of the Notes — Backup Withholding” in this prospectus and “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I attached to this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Security Owner to pledge book-entry securities to persons or entities that do not participate in the depository system or otherwise take actions in respect of book-entry securities may be limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the Issuing entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Security Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of those Security Owners are credited.

DTC has advised the depositor and the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a book-entry security under the applicable Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some book-entry securities which conflict with actions taken with respect to other book-entry securities.

The applicable prospectus supplement may specify when and for what reasons Definitive Securities may be issued, but if it does not, Definitive Securities will be issued to Security Owners or their nominees, rather than to DTC, only if

•

DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor;

•	the depositor, at its sole option, elects to terminate the book-entry system through DTC; or
•

after the occurrence of an event of default under the applicable Agreement, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and the DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

Upon the availability of Definitive Securities, the applicable trustee will be required to notify all Security Owners of the occurrence of the event resulting in their availability and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the applicable trustee will issue Definitive Securities, and thereafter the applicable trustee will recognize the holders of Definitive Securities as securityholders under the applicable Agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

The foregoing information with respect to DTC, Clearstream, Luxembourg and Euroclear has been provided for informational purposes only and is not a representation, warranty or contract modification of any kind by DTC, Clearstream, Luxembourg or Euroclear.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Exchangeable Securities

General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each exchangeable security will represent a beneficial ownership interest in the class or classes of securities deposited with the trustee in connection with the exchange (these classes of certificates will be referred to in the related prospectus supplement as the “depositable securities”). The classes of depositable securities will be deposited in a separate trust fund, referred to in this prospectus as the exchangeable securities trust fund, which will also be established pursuant to the Pooling and Servicing Agreement or Trust Agreement establishing the trust fund that issues the depositable securities. The trustee for the trust fund which issues the depositable securities will also serve as trustee of the exchangeable securities trust fund. The exchangeable securities will be issued by the exchangeable securities trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, the class or classes of depositable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of depositable securities may be exchanged for one or more classes of related exchangeable securities. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination or for the related depositable securities. This process may be repeated again and again.

The descriptions in the related prospectus supplement of the securities of a series that includes depositable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

Exchanges. If a holder elects to exchange its depositable securities for related exchangeable securities, the following three conditions must be satisfied:

•

the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the depositable securities (for purposes of this condition, an interest only class will have a principal balance of zero);

•

the aggregate amount of interest payable on any distribution date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the depositable securities; and

•	the class or classes of depositable securities must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of depositable securities and of exchangeable securities that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

A class of depositable securities with a floating interest rate and a class of depositable securities with an inverse floating interest rate may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes of depositable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate. In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

•

An interest only class and a principal only class of depositable securities may be exchangeable, together, for a class of exchangeable securities that is entitled to both principal and interest payments. The principal balance of the principal and interest class of exchangeable securities would be equal to the principal balance of the depositable principal only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest only class in distributions that have identical amounts and identical timing.

•

Two classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two depositable classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•

A class of depositable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•

A class of depositable securities that is a planned principal class or targeted principal class, and a class of depositable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee in advance of the proposed exchange date. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

CREDIT ENHANCEMENT

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of

•	subordination,
•	shifting of interests,
•	letter of credit,
•	insurance policies, surety bonds and guarantees
•	overcollateralization and excess cash flow,
•	reserve accounts,
•	pool insurance policies,
•	special hazard insurance policies,
•	bankruptcy bonds,
•	cross support,
•	financial instruments, or
•	any combination of the foregoing.

The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the “Senior Securities”) to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the principal or notional balance (if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through preferential rights of those classes of securities to distributions in respect of the other classes of Senior Securities and Subordinated Securities, a cross-collateralization mechanism or otherwise.

As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Shifting of Interests

If specified in the related prospectus supplement, full and/or partial prepayments on the mortgage assets will be allocated to reduce the principal balances of the senior certificates for a specified period of time in order to increase the level of subordination in the related issuing entity.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank ”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the “L/C Percentage ”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See “The Agreements — Termination; Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of those assets or a principal payment rate on those assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contract pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. If applicable, a copy of any related instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Overcollateralization and Excess Cash Flow

If so provided in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the applicable cut-off date may exceed the aggregate principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if so provided in the related prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been previously allocated up to the amount of the losses that were so allocated.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve fund will be included in the trust fund for the related series.

The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) or as otherwise may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in “Permitted Investments” which may include

(i)	obligations of the United States or any agency thereof, provided those obligations are backed by the full faith and credit of the United States;
(ii)

general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency (as defined herein) rating the related series of securities;

(iii)	commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency;
(iv)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody’s Investors Service, Inc. (“Moody’s”) is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities;

(v)

demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC and receiving the highest short-term debt rating of each Rating Agency;

(vi)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation receiving the highest short-term debt rating of each Rating Agency and containing, at the time of the issuance of the agreements, terms and conditions that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

(vii)

repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(viii)

securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s or S&P (as defined herein), such rating shall be the highest commercial paper rating of Moody’s or S&P, as applicable, for any such securities);

(ix)

units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if Fitch is a Rating Agency and has not rated the portfolio, the highest rating assigned by Moody’s) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

(x)

such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the securities by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency.

With respect to a transaction backed by reverse mortgage loans, the depositor may be required to establish a separate funding account. The amount on deposit in such a funding account will be calculated based on the amount of future draws that could be taken by the borrowers in the mortgage pool. Amounts on deposit in the funding account will be used to fund additional draws made by the related borrowers. The assets of such a funding account may include cash and/or one or more underlying mortgage securities.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy (“Pool Insurance Policy”) will be obtained for the pool and issued by the insurer (the “Pool Insurer”) named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or
•	failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above and might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool or contract pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage and other losses that may be specified in the related prospectus supplement. See “The Agreements — Hazard Insurance.” No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the mortgage asset have been kept in force and other protection and preservation expenses have been paid.

The applicable prospectus supplement may provide for other payment coverage, but if it does not, each special hazard policy will insure against damage to mortgaged properties caused by special hazard losses in an amount equal to the lesser of:

•	the cost of repair to or replacement of the damaged Property, or
•

upon transfer of the Property to the special hazard insurer, the unpaid principal balance of the mortgage asset at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the Property.

If the unpaid principal balance of a mortgage asset, plus accrued interest and expenses, is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. In addition, any amount paid to repair or replace the Property will further reduce special hazard coverage by that amount.

No special hazard policy will insure against damage that is covered by a hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer.

So long as a Pool Insurance Policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage asset plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and Pool Insurance Policy.

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be canceled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See “Certain Legal Aspects of the Mortgage Loans — Anti-deficiency Legislation and Other Limitations on Lenders.”

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. Similarly, if specified in the related prospectus supplement, certain classes of notes may be supported by cash flow and related assets of a separate group of assets from other classes of notes. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in, or notes supported by, other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets included in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets in the trust fund.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more interest rate swap arrangements (such as interest rate cap contracts or corridor contracts) or currency swap arrangements that are used to alter the payment characteristics of the mortgage assets or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage assets or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

•

convert the payments on some or all of the mortgage assets from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

•	provide payments in the event that any interest rate index related to the mortgage assets or the securities issued by the issuing entity rises above or falls below specified levels; or
•	provide protection against interest rate changes.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

YIELD AND PREPAYMENT CONSIDERATIONS

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included the pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment charges. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

Prepayments on Loans

The rate of prepayment on the loans cannot be predicted. Generally, home equity loans and home improvement loans are not viewed by borrowers as permanent financing. Accordingly, home equity loans and home improvement loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans.

The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement loans include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a “due-on-sale ” provision (as described below) will have the same effect as a prepayment of the related loan. See “Certain Legal Aspects of the Mortgage Loans — Due-on-Sale Clauses” and “Certain Legal Aspects of the Contracts — Transfers of Manufactured Homes; Enforceability of “Due-on-Sale Clauses.”

Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest only payment option has been selected, the interest and the fees and charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

In addition, with respect to any Notes or Certificates backed by reverse mortgage loans, the yield to maturity thereof will be affected by the rate of payments, which will depend in large part on the mobility, health and mortality of the borrowers. The rate and timing of maturity events, and therefore yields on and weighted average life of securities backed by reverse mortgage loans, may differ substantially from an investor’s expectations.

Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those types of loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Agreements — Collection Procedures,” “Certain Legal Aspects of the Mortgage Loans” and “Certain Legal Aspects of the Contracts” for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the fixed rate loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, we can not give assurance that either will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor’s equity in the properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

Mortgage loans made with respect to commercial properties, multifamily properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and Mixed-Use Property.

Prepayment Effect on Interest

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or in the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month of receipt. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

Other Factors Affecting Weighted Average Life

Mortgage Loans secured by multifamily properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. There can be no assurance as to the respective rates of prepayment of these mortgage loans in either stable or changing interest rate environments.

Delays in Realization on Property; Expenses of Realization

Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage assets generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage asset having a small remaining principal balance as it would in the case of a defaulted mortgage asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage asset than would be the case with the other defaulted mortgage asset having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

Optional Purchase

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See “The Agreements — Termination; Optional Termination.”

The relative contribution of the various factors affecting prepayment may vary from time to time. We can give no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

Prepayment Standards or Models

Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

THE AGREEMENTS

Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the related trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related

Agreement. This schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or home equity loan,

•

the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

•

the mortgage, deed of trust or similar instrument (a “Mortgage ”) with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

•

an assignment of the Mortgage either in blank or to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee, or the custodian hereinafter referred to, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the seller, the depositor or the trustee, as specified in the related Agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in those states designated by the Rating Agencies where recording is not required to protect the trustee’s interest in those loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the related loans.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the Mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS ® System. For any Mortgage held through the MERS ® System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS ® System. For each of these mortgage loans, MERS serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee (or to the custodian) for each cooperative loan,

•	the related original cooperative note endorsed without recourse in blank or to the order of the trustee or, to the extent the related Agreement so provides, a lost note affidavit,
•	the original security agreement,
•	the proprietary lease or occupancy agreement,
•	the recognition agreement,

•	the relevant financing agreement and the relevant stock certificate, together with the related blank stock powers, and
•	any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The applicable prospectus supplement may provide for the depositor’s delivery obligations in connection with home improvement loans, but if it does not, the depositor will as to each home improvement contract, deliver or cause to be delivered to the trustee (or to the custodian) the original home improvement contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing the home improvement contract. In general, it is expected that the home improvement loans will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loans without notice of the assignment, the interest of securityholders in the home improvement loans could be defeated. See “Certain Legal Aspects of the Loans — Home Improvement Loans.”

The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meets certain requirements set forth in the related prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described above under “Loan Program — Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace a loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee may be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor’s transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under “Risk Factors — Bankruptcy or Insolvency May Affect The Timing And Amount Of Distributions On The Securities.” In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Assignment of Agency Securities. The depositor will cause the agency securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each agency security will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

Assignment of Non-Agency Mortgage-Backed Securities. The depositor will cause the non-agency mortgage-backed securities to be registered in the name of the trustee. The trustee or the custodian will have possession of any certificated non-agency mortgage-backed securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a non-agency mortgage-backed security. See “The Trust Fund — Non-Agency Mortgage-Backed Securities.” Each non-agency mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each non-agency mortgage-backed security conveyed to the trustee.

Conveyance of Subsequent Loans. With respect to a series of securities for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent Loans to the trust fund after the issuance of the related securities, the related Agreement will require the seller and the depositor to satisfy the following conditions, among others:

•

each Subsequent loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related Agreement;

•	the seller will not select the Subsequent Loans in a manner that it believes is adverse to the interests of the securityholders;
•

as of the related cut-off date, all of the loans in the loan pool at that time, including the Subsequent Loans purchased after the closing date, will satisfy the criteria set forth in the related Agreement;

•	the Subsequent Loans will have been approved by any third party provider of credit enhancement, if applicable; and
•

before the purchase of each Subsequent loan the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent loan.

The Subsequent loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Subsequent Loans will be subject to the review by any third party provider of credit enhancement, if applicable, the rating agencies and the seller’s accountants of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related Agreement.

Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Assignment of the Contracts. The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract. The trustee, concurrently with an assignment of contracts, will authenticate and deliver the certificates for that series. Each contract will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. That contract schedule will specify, with respect to each contract, among other things:

•	the original principal amount and the adjusted principal balance as of the close of business on the cut-off date;
•	the annual percentage rate;
•	the current scheduled monthly level payment of principal and interest; and
•	the maturity of the contract.

In addition, in most cases the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement. In order to give notice of the right, title and interest of the securityholders to the contracts, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all contracts as collateral. If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the securityholders in the contracts could be defeated.

The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt thereof. If any contract document is found to be defective in any material respect, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement. If the defect is not cured, the related seller will repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal to:

•	the remaining unpaid principal balance of the defective contract; or
•	in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or
•

in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid tax on income derived from a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract. The repurchase obligation constitutes the sole remedy available to the securityholders or the trustee for a material defect in a contract document.

If stated in the related prospectus supplement, each seller of contracts will have represented, among other things, that:

•

immediately prior to the transfer and assignment of the contracts, the seller unaffiliated with the depositor had good title to, and was the sole owner of each contract and there had been no other sale or assignment thereof;

•	as of the date of the transfer to the depositor, the contracts are subject to no offsets, defenses or counterclaims;

•	each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws;
•

as of the date of the transfer to the depositor, each contract is a valid first lien on the related manufactured home and the related manufactured home is free of material damage and is in good repair;

•	as of the date of the transfer to the depositor, no contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home; and
•

with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the related pooling and servicing agreement and that all premiums now due on the insurance have been paid in full.

All of the representations and warranties of a seller in respect of a contract will have been made as of the date on which that seller sold the contract to the depositor or its affiliate, which may be a date prior to the date of initial issuance of the related series of certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller’s repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the repurchase obligation had the event occurred prior to sale of the affected contract.

If a seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the securityholders in that contract within 90 days, or other period specified in the related prospectus supplement, after notice from the servicer, the related seller will be obligated to repurchase the defective contract at a price equal to:

•	the principal balance thereof as of the date of the repurchase; or
•

in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid tax on income derived from a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued and unpaid interest to the first day of the month following repurchase, plus the amount of any unreimbursed Advances in respect of the defective contract. The servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment were it the owner of the contract. This repurchase obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a seller unaffiliated with the depositor.

Neither the depositor nor the servicer will be obligated to purchase a contract if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to defective contracts. However, to the extent that a breach of the representations and warranties of a seller may also constitute a breach of a representation made by the depositor, the depositor may have a purchase obligation as described in this prospectus under “The Trust Fund — The Contracts.”

Payments on Trust Fund Assets; Deposits to Security Account

Payments on Loans. The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the “Security Account ”). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either:

•

an account or accounts maintained with a federal or state chartered depository institution or trust company, the short-term debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities, or

•

an account or accounts in a depository institution or trust company, the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or

•	a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity; or
•	an account or accounts otherwise acceptable to each Rating Agency.

The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held in a Security Account may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment of the funds held in the Security Account and to receive any interest or other income earned on funds in the Security Account, as additional compensation, and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the applicable Agreement and in the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

•	all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment charges, on the loans;
•	all payments on account of interest on the loans, net of applicable servicing compensation;
•

all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent those proceeds are not applied to the restoration of the Property or released to the Mortgagor in accordance with the master servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure (“Liquidation Proceeds”) and any Unanticipated Recoveries;

•

all proceeds of any loan or Property in respect thereof purchased by the master servicer, the depositor or any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “ — Assignment of Trust Fund Assets” above and all proceeds of any loan purchased as described under “ — Termination; Optional Termination” below;

•	all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “ — Hazard Insurance” below;
•

any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Security Account pursuant to the Agreement.

Unless otherwise specified in the related prospectus supplement the master servicer will make these deposits within two business days of receipt of the amounts or on a daily basis to the extent the master servicer’s or its parent’s long term credit rating does not satisfy the requirements set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

•

to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus suplement;

•

to reimburse the master servicer for advances, which right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

•	to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;
•	to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;
•

to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, which right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

•

to pay to the master servicer or the applicable seller, as applicable, with respect to each loan or Property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related Agreement, all amounts received after the purchase and not taken into account in determining the purchase price of the repurchased loan;

•	to reimburse the master servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the Agreement;
•	to pay any lender-paid primary mortgage insurance premium;
•	to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

•	to clear and terminate the Security Account upon termination of the Agreement.

In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants’ attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related Pooling and Servicing Agreement or Sale and Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants’ attestation as to its compliance with applicable servicing criteria. See “ — Evidence as to Compliance.”

Payments on Contracts. A Security Account meeting the requirements set forth under “Payments on Trust Fund Assets; Deposits to Security Account — Payments on Loans” will be established in the name of the trustee.

There will be deposited in the Security Account on a daily basis the following payments and collections received or made by it subsequent to the cut-off date, including scheduled payments of principal and interest due after the cut-off date but received by the servicer on or before the cut-off date:

•	all obligor payments on account of principal, including principal prepayments, on the contracts;
•	all obligor payments on account of interest on the contracts, net of the servicing fee;
•	all Liquidation Proceeds received with respect to contracts or property acquired in respect thereof by foreclosure or otherwise;
•	all Insurance Proceeds received with respect to any contract, other than proceeds to be applied to the restoration or repair of the manufactured home or released to the obligor;
•	any Advances made as described under “ Description of the Securities — Advances” and certain other amounts required under the pooling and servicing agreement to be deposited in the Security Account;
•	all amounts received from any credit support provided with respect to a series of certificates;
•

all proceeds of any contract or property acquired in respect thereof repurchased by the servicer, the depositor or otherwise as described above or under “The Agreements — Termination; Optional Termination”; and

•	all amounts, if any, required to be transferred to the Security Account from the reserve fund.

Pre-Funding Account

If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related securityholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities or with another eligible institution, and is designed solely to hold funds to be applied during the period from the closing date to a date not more than a year after the closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during the Funding Period (the “Subsequent Loans”). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The

Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. See “Credit Enhancement — Reserve Accounts” for a description of the types of investments which may constitute “Permitted Investments.” Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. The underwriting standards for the Subsequent Loans will not materially differ from the underwriting standards for the mortgage assets initially included in the trust fund.

In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or the seller will deposit in an account (the “Capitalized Interest Account”) cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Sub-servicing by Sellers

Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any insurance policy required to be maintained under the related Agreement, follow collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by any insurance policy required to be maintained under the related Agreement, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, the obligation will remain during any period of that arrangement.

The applicable prospectus supplement may provide for alternatives regarding due-on-sale clauses, but if it does not, in any case in which Property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and will not impair or threaten to impair any recovery under any insurance policy required to be maintained under the related Agreement. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the coverage under any required insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the Property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See “Certain Legal Aspects of the Mortgage Loans — Due-on-Sale Clauses” and “Certain Legal Aspects of the Contracts — Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses.” In connection with the assumption of any loan, the terms of the related loan may not be changed.

With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Certain Legal Aspects of the Mortgage Loans” and “Certain Legal Aspects of the Contracts.” This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general a “tenant-stockholder” (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Hazard Insurance

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for coverage in an amount that is at least equal to the lesser of

•	the maximum insurable value of the improvements securing the loan or
•	the greater of:
(1)	the outstanding principal balance of the loan, and
(2)	an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance.

The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited in the Security Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•	the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, and
•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged Property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement.”

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the Property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged Property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit support.

With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related pooling and servicing agreement may require the servicer to maintain public liability insurance with respect to any related REO properties. Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the related mortgage loan where the terms of that mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. These costs may be recovered by the servicer from the Security Account, with interest thereon, as provided by the related pooling and servicing agreement.

With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, Mixed-Use Property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the related expenses will be recoverable by it from related Insurance Proceeds, Liquidation Proceeds or Unanticipated Recoveries.

If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the related loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement. In the unlikely event that any liquidation proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to those expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See “Credit Enhancement.”

Application of Liquidation Proceeds

The proceeds from any liquidation of a loan will be applied in the following order of priority:

•

first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

•	second, to reimburse the master servicer for any unreimbursed advances with respect to the loan;
•	third, to accrued and unpaid interest (to the extent no advance has been made for that amount or the advance has been reimbursed) on the loan; and
•	fourth, as a recovery of principal of the loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a loan will be retained by the master servicer as additional servicing compensation.

If specified in the related prospectus supplement, if, after final liquidation of a mortgage asset, the master servicer receives a recovery specifically related to that mortgage asset, the recovery (net of any reimbursable expenses) will be distributed to the securityholders in the manner specified in the related prospectus supplement. In addition, the principal balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the principal balance of the class of securities will not be increased by more than the amount of realized losses previously applied to reduce the principal balance of each the class of securities. Holders of securities whose class principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs.

Realization Upon Defaulted Loans

Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which this type of coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage asset, amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy, claim payments previously made by the primary insurer and unpaid premiums.

Primary Mortgage Insurance Policies reimburse certain losses sustained from defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor, obligor or other persons involved in the origination of the loan; failure to construct the Property subject to the mortgage asset in accordance with specified plans; physical damage to the Property; and the related sub-servicer not being approved as a servicer by the primary insurer.

As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a loan, the insured will generally be required to

•

advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the Property and foreclosure costs, including court costs and reasonable attorneys’ fees;

•

upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

•	tender to the primary insurer good and merchantable title to and possession of the Property.

The master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage assets and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage assets.

FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see “Certain Legal Aspects of the Mortgage Loans — The Title I Program,” certain loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular loan payments for a specified period, with the payments to be made up on or before the maturity date of the loan, or the recasting of payments due under the loan up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor’s control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended (a “VA Guaranty”). The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a loan upon its assignment to the VA.

With respect to a defaulted VA guaranteed loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-insured loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and this compensation will be retained by it from collections of interest on the loan in the related trust fund (the “Master Servicing Fee”). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage asset as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds.

Evidence as to Compliance

Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

•	general servicing considerations;
•	cash collection and administration;
•	investor remittances and reporting; and
•	pool asset administration.

Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants’ statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity acting as master servicer under a Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or upon appointment of a successor servicer and with receipt by the trustee of written confirmation from each Ratings Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the securities.. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be protected against any liability for breach of a representation or warranty made by it in the Agreement, or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except for any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the trustee and the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other “Events of Default” under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of

•

any failure by the master servicer to deposit in the Security Account or remit to the trustee or trust, as applicable, any payment required to be made under the terms of the Agreement which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities;

•

any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which failure materially affects the rights of the holders of the securities and continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting rights evidenced by the securities; and

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

“Voting Rights” are the portion of voting rights of all of the securities that is allocate to any security pursuant to the terms of the Agreement.

If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under “Credit Enhancement” in this prospectus in the event that payments on them are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, or at the direction of the holders of securities evidencing not less than 66 2/3% of the Voting Rights evidenced by the securities, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

In the event that the trustee is unwilling or unable to act as the successor to the master servicer under the Agreement, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor to the master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the Voting Rights allocated to each class of securities have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

•

a default by the issuer in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

•

failure to perform in any material respect any other obligation or observe any representation or warranty of the issuer in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of insolvency with respect to the issuer; or
•

any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

Unless otherwise provided in the related prospectus supplement, if an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of not less than 51% of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of not less than 51% of the percentage interests of the notes of that series.

Unless otherwise specified in the related prospectus supplement, if, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration of acceleration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

•	the holders of 100% of the percentage interests of the notes of the series consent to the sale,
•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or
•

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of the series.

If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon the occurrence of an Event of Default that may limit the rights of the related noteholders.

In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture may provide that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following an Event of Default.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the parties of the agreement without the consent of any of the securityholders,

(a) to cure any ambiguity or mistake;

(b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

(c) to conform the Agreement to the related prospectus supplement or the prospectus;

(d) to modify, alter, amend, add or to rescind any of the terms of provisions contained in the Agreement to comply with any rules or regulations promulgated by the SEC from time to time; or

(e) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions contained in it,

provided that the action will not adversely affect in any material respect the interests of any securityholder. Any amendment made solely to conform the Agreement to the final prospectus supplement provided to investor in connection with the initial offering of the securities will be deemed not to materially and adversely affect the interest of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of the related series that have been rated at the request of the depositor. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms of provisions related to any lower-tier REMIC, maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the parties to the related Agreement with the consent of holders of securities of the related series evidencing not less than 51% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that the amendment may not

•

reduce in any manner the amount of or delay the timing of, payments received on the Trust Fund Assets which are required to be distributed on any security without the consent of the holder of the related security, or

•

adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding bullet point, without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating 66 2/3%; or

•

reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of that class then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an Agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

Termination; Optional Termination

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Sale and Servicing Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the related Agreement following the earlier of:

(i)

the purchase by the master servicer, the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see “Material Federal Income Tax Consequences” below), from the related trust fund of all of the remaining Trust Fund Assets and all Property acquired in respect of the Trust Fund Assets; and

(ii)

the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all Property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund.

Any purchase of Trust Fund Assets and Property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if one or more REMIC elections are made with respect to a trust fund, any repurchase pursuant to clause (ii) above will not be made if the repurchase would result in a “prohibited transaction tax” within the meaning of Section 860F(a)(1) of the Code being imposed on any REMIC.

Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the related series.

In addition, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of a defeasance and discharge of notes of a series as described above, holders of notes of the related series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because those legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.” Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -a borrower (usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, “borrower” includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Servicemembers’ Civil Relief Act of 2003) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, that instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by that lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The depositor, the seller or other entity specified in the prospectus supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate. Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

Cooperative Loans

If specified in the prospectus supplement, the mortgage loans may also consist of cooperative loans secured by security interests in shares issued by a cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “—Foreclosure—Cooperative Loans” below.

Foreclosure

General. Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures for the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.

In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and specific governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

Rights of Redemption. The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.

Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC provisions of the Code currently in effect, property acquired by foreclosure generally must not be held for more than three years from the close of the calendar year of its acquisition. For a series of Notes or Certificates, as applicable, for which an election is made to qualify the trust fund or a part of the trust fund as a REMIC, the Agreement will permit foreclosed property to be held for more than such three year period if the Internal Revenue Service (the “IRS”) grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC provisions of the Code.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement. Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the cooperative loan.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

Junior Mortgages and Rights of Senior Mortgagees

Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See “— Foreclosure” above.

Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

Anti-deficiency Legislation and Other Limitations on Lenders

Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

Some states require the lender to exhaust the security afforded under a mortgage - by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the federal Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

If a mortgage loan is secured by property not consisting solely of the debtor’s principal residence, the federal Bankruptcy Code also permits that mortgage loan to be modified. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender’s security interest to the value of the property, thus leaving the lender in the position of a general unsecured-creditor for the difference between the value of the property and the outstanding balance of the mortgage loan. Some courts have permitted these modifications when the mortgage loan is secured both by the debtor’s principal residence and by personal property.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the federal Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the federal Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the federal Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, under Section 502(b)(6) of the federal Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

Under Section 365(h) of the federal Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The federal Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Under Section 365(f) of the federal Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the federal Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the federal Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

Under Sections 363(b) and (f) of the federal Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Environmental Risks

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls (“PCBs”). Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens (“Superliens”). In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” “owners and/or operators,”of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

Although some provisions of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (the “Asset Conservation Act”) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the trust fund. Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA’s definition of “owner or operator” is a person “who without participating in the management of ... [the] facility, holds indicia of ownership primarily to protect his security interest” (the “secured creditor exemption”). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA”), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank (“UST”)or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption. The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste. The court added that a lender’s capacity to influence these decisions could be inferred from the extent of its involvement in the facility’s financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability.

The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of “participation in management” that would trigger liability under CERCLA and specified activities that would not constitute “participation in management” or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust fund and occasion a loss to the trust fund and to securityholders in some circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the mortgaged property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the mortgaged property; the impact on securityholders of any environmental condition or presence of any substance on or near the mortgaged property; or the compliance of any mortgaged property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any mortgaged property.

Due-On-Sale Clauses

The mortgage loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses. Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a “due-on-sale” clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Gam-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a “due-on-sale” clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Enforceability of Prepayment and Late Payment Fees

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The related servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates. The OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

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The borrower may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

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Acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

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If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state’s usury law would not apply to those mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, reverse mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII ”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage-banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action.

All of the adjustable rate mortgage loans and reverse mortgage loans that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the adjustable rate mortgage loans and reverse mortgage loans that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers’ Civil Relief Act of 2003, as amended (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances. These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”)(collectively, the “ADA”), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”) (the “Crime Control Act ”), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Commercial, Multifamily and Mixed Use Loans

The market value of any commercial, multifamily or Mixed-Use Properties obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator. Because a default on a commercial, multifamily or Mixed-Use Properties is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to any multifamily property consisting of an apartment building owned by a cooperative, the cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leasehold Considerations

Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor’s leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower’s leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor’s leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

Leases and Rents

Some of the commercial, multifamily and Mixed-Use Mortgage Loans are secured by an assignment of leases (each, a “lease”)and rents of one or more lessees (each, a “lessee”) (each, a “lessee”), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Home Improvement Loans

General. The trust fund may own home improvement loans (“HI Loans ”) or home improvement sales contracts (“HI Contracts”). HI Loans are loans that are made by lenders to finance the purchase of home improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

Real Estate Collateral. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

Sale of Chattel Paper. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are “chattel paper” as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust’s ownership of the chattel paper. In general, the chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of the assignment, the trust’s interest in the chattel paper could be defeated.

Perfection of Personal Property Security Interests. The HI Loans secured by personal property and the HI Contracts generally include a “purchase money security interest,” as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days’ notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale.

Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

Consumer Claims and Defenses. The Federal Trade Commission’s Consumer Claims and Defenses Rule (“FTC Rule”) provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the holder of the contract is subject to the claims and defenses that the consumer could assert against the seller. Thus, holders of HI Contracts and certain HI Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC Rule generally is limited to amounts received by the holder of the consumer credit obligation; however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

Other Loan Provisions and Lender Requirements

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the Property are damaged or destroyed by fire or other casualty, or in the event the Property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Property and, when due, all encumbrances, charges and liens on the Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Property, to maintain and repair the Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

Generally lenders begin charging interest from the date the loan is disbursed. In California regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

Priority of Additional Advances

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of the advances unless the advances under the secured credit line are determined to be “obligatory” rather than “discretionary.”

The Title I Program

General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the “Title I Program”). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans (“Property Improvement Loans ” or “Title I Loans”). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a Property and includes single family improvement loans.

There are two basic methods of lending or originating those loans which include a “direct loan” or a “dealer loan.” With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower’s irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the Property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single Property, in each case as long as the total outstanding balance of all Title I Loans in the same Property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the Property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to the loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan’s origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after the prepayment.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to the insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in the lender’s FHA insurance coverage reserve account may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of the loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the Property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. For the purposes hereof, the “Claimable Amount” means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against Property securing the loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney’s fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans. Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to the mortgage loans held in the trust fund include the following:

•

the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•

the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non- purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•

the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer’s dwelling and restricts the ability to accelerate balances or suspend credit privileges on the loans;

•

the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•

the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•

the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and of the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

CERTAIN LEGAL ASPECTS OF THE CONTRACTS

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

General. As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights including the right to receive payment on the contracts, of the obligee under the contracts. Each contract evidences both

•	the obligation of the borrower to repay the loan evidenced thereby, and
•	the grant of a security interest in the manufactured home to secure repayment of the loan. Aspects of both features of the contracts are described more fully below.

The contracts generally are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the agreement, the servicer will transfer physical possession of the contracts to the trustee. In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee’s interest in contracts could be defeated.

Security Interests in the Manufactured Homes

The manufactured homes securing the contracts may be located in all 50 states, Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The asset seller may effect that notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the asset seller fails, due to clerical error, to effect that notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

To perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the asset seller and transferred to the depositor. For a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The warranting party will represent that as of the date of the sale to the depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees for substantially all of the manufactured homes securing the contracts.

The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders. The depositor or the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note thereon the interest of the trustee only if specified in the prospectus supplement. Accordingly, the asset seller, or other originator of the contracts, will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In some states, that assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to servicer’s rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title and the new secured party succeeds to servicer’s rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home may not be held effective or the security interest in the manufactured home may not be held effective or the security interests may not be perfected and in the absence of that notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller, or any other originator of the contracts, or a trustee in bankruptcy of the asset seller, or any other originator.

Enforcement of Security Interests in the Manufactured Homes

The servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and resale of the manufactured homes securing those defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on that state, before beginning any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before that resale. In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Servicemembers’ Civil Relief Act

The terms of the Relief Act apply to a borrower on a Contract as described for a borrower on a mortgage loan under “Certain Legal Aspects of the Mortgage Loans— Servicemembers’ Civil Relief Act.”

Consumer Protection Laws

The so-called Holder-in-Due-Course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession proceeding for a manufactured home.

In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clauses applicable to the manufactured homes. Consequently, in some states the servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

Applicability of Usury Laws

Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of manufactured housing.

The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on the related unit.

Title V authorized any state to re-impose limitations on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a similar law before the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related asset seller will represent that all of the contracts comply with applicable usury law.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and represents the opinion of Andrews Kurth LLP, counsel to the depositor, insofar as it relates to matters of United States federal income tax laws and legal conclusions with respect to the matters. This discussion is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this discussion is based are subject to change, and such a change could apply retroactively.

The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, U.S. expatriates and persons in special situations, such as those who hold securities as part of a straddle, hedge, conversion transaction, or other integrated investment. This discussion focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. If a partnership, or an entity or arrangement treated as a partnership for federal income tax purposes, holds securities, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships, or of entities or arrangements treated as partnerships, holding securities should consult their tax advisors. Prospective investors are encouraged to consult their own tax advisors concerning the particular federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences to holders will vary depending on whether

•	the securities of a series are classified as indebtedness;
•	an election is made to treat the trust fund relating to a particular series of securities, or a portion of the trust fund, as a REMIC under the Code;
•	the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or
•	an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether any REMIC elections will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Andrews Kurth LLP adopting the discussion set forth under “Material Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

For purposes of this discussion, the term “U.S. Person” means

•	a citizen or resident of the United States,
•	a corporation or other entity treated as a corporation for federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia,
•	an estate whose income is subject to U.S. federal income tax regardless of its source of income, or
•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also shall be considered U.S. Persons.

A “Non-U.S. Person” is any person that is not a U.S. Person and is not an entity or arrangement treated as a partnership for federal income tax purposes.

Taxation of Debt Securities

Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC (“Regular Interest Securities”) are generally taxable to holders in the same manner as the income on evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount or “OID”) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to collectively as “Debt securities” in this section.

Debt securities that are Accrual classes securities will, and certain of the other Debt securities may, be issued with OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the related Treasury regulations (the “OID Regulations”). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include the OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero if it is less than a de minimis amount determined under the Code or OID Regulations.

The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class is sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments may be included in the Debt security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt securities will include all distributions of interest as well as principal thereon. If the interval between the issue date and the first distribution date on a Debt security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt security has de minimis OID, the stated redemption price of the Debt security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt security’s stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt security, the excess amount of the distribution would be added to the Debt security’s stated redemption price.

Under the de minimis rule, OID on a Debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. For this purpose, the weighted average maturity of the Debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt security and the denominator of which is the stated redemption price at maturity of the Debt security. Although it is not entirely free from doubt, in the case of a pre-payable Debt security, the weighted average maturity of the Debt security should be determined with reference to the Prepayment Assumption (as defined below). The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID, other than de minimis OID attributable to a so-called “teaser” interest rate on an initial interest holiday, pro rata as principal payments are received, and the income will be capital gain if the Debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

•	the interest is unconditionally payable at least annually,
•	the issue price of the debt instrument does not exceed the total noncontingent principal payments by more than a specified amount and
•

interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the Debt security.

In the case of Accrual classes, certain Interest Weighted Securities (as defined below), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

Treasury regulations governing the calculation of OID on instruments having contingent interest payments (the “Contingent Regulations”) specifically do not apply for purposes of calculating OID on debt instruments such as the Debt securities that are REMIC regular interests or that may be accelerated by reason of prepayments of other debt instruments securing them, and thus are subject to Code Section 1272(a)(6). Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computation on Code Section 1272(a)(6) and the OID Regulations as described in the following paragraphs of this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), we can give no assurance that the methodology represents the correct manner of calculating OID.

The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt security, the sum of the “daily portions” of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day in an accrual period (generally the period over which interest accrues on the debt instrument) in a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to the Debt security in all prior periods.

The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments (a “Pay-Through Security”), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease

(but not below zero for any period) the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor or trustee may adjust the accrual of OID on a class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate to take account of realized losses on the loans, although the OID Regulations do not provide for these adjustments. If the IRS were to require that OID be accrued without these adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a Debt security will also be required to include OID in gross income, but a subsequent holder who purchases the Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security’s issue price) to offset the OID by comparable economic accruals of portions of the excess.

The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of Regular Interest Securities. The proposed regulations would create a special rule for accruing OID on Regular Interest Securities providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Interest Securities with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Interest Security issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a Regular Interest Security to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off bases and, thus, does not affect Regular Interest Securities issued before the date the final regulations are published in the Federal Register.

The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing Regular Interest Securities that are entitled only to a specific portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield Regular Interest Securities, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the underlying loans, except possibly to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of any losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under “ — Tax Status as a Grantor Trust - General” in this prospectus) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities (“Interest Weighted Securities”). The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as an Accrual class. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if the holder has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See “ — Tax Status as a Grantor Trust — Discount or Premium on Pass-Through Securities.”

Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of those Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt securities, should be calculated as if the interest index remained at its value as of the issue date of those securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities are encouraged to consult their own tax advisors regarding the appropriate treatment of those securities for federal income tax purposes.

Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the Debt security, or the adjusted issue price if the Debt security is issued with OID, over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, this market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a Prepayment Assumption) or (ii) in the ratio of (a) in the case of securities (or in the case of a Pass-Through Security, as set forth below, the loans underlying the security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

The excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, the sale, disposition, or repayment of the Pass-Through Security or an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply. Holders are encouraged to consult their own tax advisors before making this election.

Premium. A holder who purchases a Debt security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which the holder may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount.

Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the Prepayment Assumption used in pricing the class. If a holder makes an election to amortize premium on a Debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their own tax advisors regarding the election to amortize premium and the method to be employed.

Treasury regulations dealing with amortizable bond premium (the “Final Bond Premium Regulations ”) specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Debt securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their own tax advisors regarding the possible application of the Final Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for debt. If this election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable. Holders are encouraged to consult their own tax advisors before making this election.

Taxation of the REMIC and its Holders

In the opinion of Andrews Kurth LLP, special counsel to the depositor, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement.

Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets). If less than 95% of the REMIC’s assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i) or (ii) in the proportion that those REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

The American Jobs Creation Act of 2004, or the “Jobs Act”, allows, effective January 1, 2005, REMICs to hold reverse mortgages, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a “reverse mortgage” is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, and (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the propectus supplement offering interests in that REMIC.

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder,” including certain pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income and are not deductible for purposes of computing the alternative minimum tax. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the specified amount (which amount will be adjusted for inflation) will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the specified amount, or
•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

These limitations were reduced in 2006 and will return to the aforementioned levels in 2011. For taxable years beginning in 2006 and 2007, the limitations are reduced by one-third. For taxable years beginning in 2008 and 2009, the limitations are reduced by two-thirds. For taxable years beginning in 2010, there is no limitation. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either

•

would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

•	is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the Regular Interests are generally taxable as debt of the REMIC.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and
•

deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest Security (as defined below) that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year to the extent that the expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of the holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on these loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount, i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include this discount in income, but without regard to the de minimis rules. See “— Taxation of Debt Securities” above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before this date, it is possible that this premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax and Other Taxes. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;
•	subject to a limited exception, the sale or other disposition of a cash flow investment;
•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or
•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Generally, it is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax. The holders of Residual Interest Securities will generally be responsible for the payment of these taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, these taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

The holder of a security representing a residual interest (a “Residual Interest Security ”) will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interest Securities in proportion to their respective holdings on that day.

The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount.

In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. In addition, some of the income reported by the holder of a residual interest may not be subject to reduction for net operating losses and other deductions. Therefore, the after-tax yield on the Residual Interest Security may be less than that of this type of a bond or instrument and may be negative.

A holder of a Residual Interest Security that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the Residual Interest Security. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a Residual Interest Security that purchased the Residual Interest Security from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, as defined below, that Residual Interest Security would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis in the residual interest at the end of the calendar quarter in which the loss arises. A holder’s basis in a Residual Interest Security will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which the holders are encouraged to consult their own tax advisors.

Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of the payment exceeds a holder’s adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in Treasury regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. In the case of a Residual Interest Security, if the last distribution on the Residual Interest Security is less than the certificateholder’s adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as capital loss.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a Non-U.S. Person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as “portfolio interest ” and is subject to certain additional limitations. Please read “Tax Treatment of Foreign Investors.”

In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

In the case of a Residual Interest Security that has no significant value, the excess inclusion portion of a REMIC’s income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest Security at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Treasury regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. Please read “— Restrictions on Ownership and Transfer of Residual Interest Securities” and “ — Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any “Disqualified Organization.” Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1400T of the Code, if the entity is not subject to tax on its unrelated business income.

If a Residual Interest Security is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee) that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on the

Disqualified Organization’s pass-through share of the excess inclusion income of the REMIC. If an “electing large partnership” holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under Section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership. For these purposes, an “electing large partnership” means any partnership having more than 100 members during the preceding tax year, other than some service partnerships and commodity pools, which elects to apply simplified reporting provisions under the Code.

The applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization. Unless the applicable prospectus supplement provides otherwise, an electing large partnership will be subject to same restrictions on transfer and ownership of a Residual Interest Security as a Disqualified Organization. In addition, unless the applicable prospectus supplement provides otherwise, a Non-U.S. Person will be subject to the same restrictions on transfer and ownership of a Residual Interest Security as a Disqualified Organization, unless the person provides the trustee with a duly completed IRS Form W-8ECI. Please read “—Tax Treatment of Foreign Investors.”

Noneconomic Residual Securities. The REMIC Treasury regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest to a “U.S. Transferee” unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person. A U.S. Transferee also includes Non-U.S. Persons but only if their income from the Residual Interest Security is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Interest is disregarded, the transferor continues to be treated as the owner of the Residual Interest Security and continues to be subject to tax on its allocable portion of the net income of the REMIC.

A Residual Interest Security (including a Residual Interest Security with a positive value at issuance) is a “Noneconomic Residual Interest,” as defined in the following paragraph, at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the Residual Interest Security at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest has a “significant purpose to impede the assessment or collection of tax” if, at the time of transfer, the transferor either knew or should have known (had “Improper Knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

The REMIC Treasury regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest and intends to pay taxes associated with holding the Noneconomic Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (“Offshore Location”) of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

A transfer of a Noneconomic Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest regular federal corporate rate of income tax. If, however, the transferee has been subject to the alternative minimum tax (“AMT”) in the preceding two years and will compute its taxable income in the current taxable year using the corporate AMT rate, then the transferee can assume that it pays tax at the AMT rate. Present values are computed using a discount rate equal to the applicable federal short-term rate for the month of the transfer and the compounding period used by the transferee.

The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a Residual Interest Security to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. The transferee must also make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the Residual Interest Security will not be paid. The consideration given to the transferee to acquire the Noneconomic Residual Interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the Residual Interest Security will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

Treatment of Inducement Fees. Inducement fees received by transferees of Noneconomic Residual Interests must be included in income over a period reasonably related to the period in which the related Residual Interest Security is expected to generate taxable income or net loss allocable to the holder. There are two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular Interest Securities and Residual Interest Securities issued by the REMIC, determined based on actual distributions projected as remaining to be made on the interests under the prepayment assumption. If the holder of a Residual Interest Security sells or otherwise disposes of the Residual Interest Security, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. An inducement fee must be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic Residual Interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Interest Securities are encouraged to consult with their tax advisors regarding the effect of these rules and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Mark to Market Rules. A REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the

Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General. As specified in the related prospectus supplement, if REMIC or partnership elections are not made, in the opinion of Andrews Kurth LLP, special counsel to the depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under subpart E, Part I of Subchapter J of chapter 1 of subtitle A of the Code and not as an association taxable as a corporation (the securities of the series, “Pass-Through Securities”). In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases (“Stripped Securities”), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the “Servicing Fee”), at the same time and in the same manner as the items would have been reported under the holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, the income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent “reasonable” compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder’s regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the specified amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. These limitations were reduced in 2006 and will return to the aforementioned levels in 2011. For taxable years beginning in 2006 and 2007, the limitations are reduced by one-third. For taxable years beginning in 2008 and 2009, the limitations are reduced by two-thirds. For taxable years beginning in 2010, there is no limitation.

Discount or Premium on Pass-Through Securities. The holder’s purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, because the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the certificate, rather than with respect to the security. A holder that acquires an interest in a loan with more than a de minimis amount of market discount

(generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. Please read “— Taxation of Debt Securities — Market Discount” and “ — Premium” above.

The holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities (“Ratio Strip Securities”) may represent a right to receive differing percentages of both the interest and principal on each loan. The separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. The OID rules apply to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees (“excess servicing fees”) will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the “Cash Flow Bond Method”), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments “secured by” those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that this method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis, provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder’s recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a holder’s recognition of income.

In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

•	in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;
•	the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or
•	each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are encouraged to consult their own tax advisors regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans’ character is not carried over to the securities in these circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder’s tax basis in its security is the price the holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder’s income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder, other than a holder of a Residual Interest Security, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

•	fails to furnish the trustee with its taxpayer identification number (“TIN”);
•	furnishes the trustee an incorrect TIN;
•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•

under certain circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Non-U.S. Persons. Holders are encouraged to consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Widely Held Mortgage Trust Reporting Regulations

Generally, effective January 1, 2007, new rules concerning the reporting of tax information with respect to “widely held mortgage trusts” require or permit the trustee to adopt methods of calculating and reporting tax items (such as interest, OID, market discount, sale proceeds, principal payments and premium) to the holders of Pass-Through Securities. A “widely held mortgage trust” is generally a trust that holds a fixed portfolio of mortgage loans or regular interests in a REMIC and related reserve funds and that has at least one Pass-Through Security held by a middleman. A “middleman” is a person who holds a direct or indirect interest in a Pass-Through Security on behalf of or for the account of another person. These rules generally require, or, in certain cases, permit at least annual reporting of these items on an expanded Form 1099 using a Prepayment Assumption. Certain elections or conventions required or adopted by trustees could affect the timing of when a holder of Pass-Through Securities reports the associated income and expenses.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trust funds as to which a partnership election is made under the Code, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be “effectively connected” with a trade or business conducted in the United States by a Non-U.S. Person, the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from those interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless this rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Non-U.S. Persons.

Interest and OID of holders who are Non-U.S. Persons are not subject to withholding if they are effectively connected with a United States ` conducted by the holder, provided the appropriate ownership statements are received by the payor. They will, however, generally be subject to the regular United States income tax. Payments to holders of Residual Interest Securities who are Non-U.S. Persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that this income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. Final regulations issued by the IRS on July 14, 2008 have modified the general rule that excess inclusions from a Residual Interest Security are not includible in the income of a Non-U.S. Person (or subject to withholding tax) until paid or distributed. The regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the non-U.S. equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States source income.

Under the regulations, in the case of Residual Interest Securities held by a Non-U.S. Person through a partnership, the amount of excess inclusion income allocated to the non-U.S. partner is deemed to be received by the

non-U.S. partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the non-U.S. partner at an earlier time as a result of a distribution by the partnership to the non-U.S. partner or a disposition in whole or in part of the foreign partner's indirect interest in the Residual Interest Security. A disposition in whole or in part of the non-U.S. partner's indirect interest in the Residual Interest Security may occur as a result of a termination of the REMIC, a disposition of the partnership's Residual Interest Security, a disposition of the non-U.S. partner's interest in the partnership, or any other reduction in the non-U.S. partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a Non-U.S. Person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the Non-U.S. Person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the regulations, excess inclusions allocated to a Non-U.S. Person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a Non-U.S. Person as a partner, the regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

Under the REMIC Treasury regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Non-U.S. Person will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Non-U.S. Person transfers a Residual Interest Security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. Because of the effect of these rules, unless the applicable prospectus supplement provides otherwise, the applicable Agreement will prohibit a Non-U.S. Person from owning a Residual Interest Security, unless the person provides the trustee with a duly completed IRS Form W-8ECI. In addition, unless a duly completed IRS Form W-8ECI is provided to the trustee, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Non-U.S. Person nor an agent or nominee acting on behalf of a Non-U.S. Person. Please read “— Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities.”

Tax Characterization of the Trust Fund as a Partnership

Andrews Kurth LLP, special counsel to the depositor, will deliver its opinion that a trust fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for the amount of tax that is not otherwise paid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. In the case of notes for which a REMIC election is not made, the trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) is less than a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. Interest payments made, or accrued, to a noteholder who is a Non-U.S. Person (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person

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is not actually or constructively a “10 percent shareholder” of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and

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provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Non-U.S. Person and providing the Non-U.S. Person’s name and address.

Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 BEN or substitute form provided by the Non-U.S. Person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold 28 percent (which rate is scheduled to be increased to 31 percent for payments made after December 31, 2010) of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates for a Trust Fund Treated as a Partnership

Treatment of the Trust Fund as a Partnership. If the trust fund is to be treated as a partnership for tax purposes, the trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. This allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor or an affiliate. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to that holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. If the loans were not issued with OID, then the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the “old partnership”) to a new partnership (the “new partnership”) in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership and a sale of certificates terminated the partnership under Code Section 708, the purchaser’s basis in its ownership interest would not change.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to the special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make this election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

A partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership must generally make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. However, this provision does not apply to a “securitization partnership.” The related prospectus supplement will address whether any partnership in which a certificate represents an interest will constitute a securitization partnership for this purpose.

Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward this information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish this information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

Unless otherwise specified in the related prospectus supplement, the depositor will be designated as the tax matters partner in the related Trust Agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to certificateholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35 percent for Non-U.S. Persons that are taxable as corporations and at the highest federal income tax rate applicable to U.S. individual taxpayers for all other Non-U.S. Persons. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on an applicable IRS Form W-8, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury.

Each holder that is a Non-U.S. Person might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each holder that is a Non-U.S. Person must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 BEN in order to assure appropriate crediting of the taxes withheld. A holder that is a Non-U.S. Person generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a holder that is a Non-U.S. Person would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Taxation of Classes of Exchangeable Securities

General. For United States federal income tax purposes, the arrangement established to hold the depositable securities will be classified as a “grantor” trust (the “Exchangeable Securities Trust”) under subpart E, Part I of Subchapter J of chapter 1 of subtitle A of the Code and the holders of the exchangeable securities will be treated as beneficially owning the interests in the depositable securities that underly their exchangeable securities.

If the interests in the depositable securities underlying an exchangeable security can be traded separately before deposit to, and after withdrawal from, the Exchangeable Securities Trust, then the interests in each depositable security underlying the exchangeable security will be accounted for separately and will have the same consequences to the holder of the exchangeable security as if such interests in the underlying, depositable security were held outside the Exchangeable Securities Trust as described earlier. Except as discussed below under “— Alternative Tax Consequences,” the remaining discussion is based on the assumption that each interest in a depositable security underlying an exchangeable security can otherwise be separately traded before deposit to, and after withdrawal from, the Exchangeable Securities Trust.

Acquisition and Disposition. No gain or loss will be realized upon depositing in the Exchangeable Securities Trust the depositable securities underlying an exchangeable security. Regardless of the value of the exchangeable security, at the time of deposit, each underlying depositable security will have the same basis as it did immediately before the deposit (that is, each depositable security will have a separate basis for federal income tax purposes, based on its acquisition cost, adjusted as necessary for accruals of discount and premium and payments on the depositable security). If more than one underlying depositable security is acquired at the same time (including by acquiring an exchangeable security), then the initial cost of the depositable securities must be determined by apportioning the aggregate cost for the depositable securities (or the cost of the exchangeable security) among the individual depositable securities based on their relative fair market values on the acquisition date.

No gain or loss will be realized upon withdrawing the depositable securities underlying an exchangeable security from the Exchangeable Securities Trust. Regardless of the value of the exchangeable security at the time of withdrawal, each depositable security will have the same separate basis as it did immediately before the withdrawal. If more than one underlying depositable security is disposed of at the same time (including by disposing of an exchangeable security) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable security will be determined by apportioning the aggregate sales proceeds from the depositable securities (or the sales proceeds from the exchangeable security) among the individual depositable securities based on their relative fair market values on the disposition date.

Alternative Tax Consequences. If an exchangeable security represents an interest in an underlying depositable security of a type that cannot be separately traded before the underlying depositable security is deposited to, or after it is withdrawn from, the Exchangeable Securities Trust and if such interest represents disproportionate ownership of the principal and interest payable on the underlying depositable security, then the exchangeable security may be subject to special income tax consequences. Specifically, if the depositor of the underlying depositable security separately disposes of such exchangeable security, then the depositor will be stripping the underlying “bond.” In that case, the sale of the exchangeable security and its treatment in the hands of the new holder will be governed by the “stripped bond” and “stripped coupon” rules under Section 1286 of the Code. In general, the exchangeable security will be treated as representing beneficial ownership of a newly issued discount bond and be subject to the rules discussed under “— Tax Status as a Grantor Trust — Stripped Securities.” If an exchangeable security is subject to treatment as a “stripped bond” or “stripped coupon” under Section 1286 of the Code, then the federal income tax consequences will also be discussed in the prospectus supplement. Investors are encouraged to consult their tax advisors regarding the federal income tax consequences of stripping a bond and owning a stripped bond or stripped coupon.

STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who are fiduciaries with respect to those Plans and other persons who bear specified relationships to Plans (“Parties in Interest”) or are fiduciaries with respect to those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section

4975 of the Code. Accordingly, assets of those plans may be invested in securities without regard to ERISA’s requirements, but are subject to the provisions of applicable federal or state law. Any plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101). Under this “Plan Asset Regulation,” the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an “equity interest” could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Asset Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” If securities are not treated as equity interests in the issuer for purposes of the Plan Asset Regulation, a Plan’s investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan’s investment in those securities. In that event, the servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other Parties in Interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. However, the regulation generally provides that, in addition to certain other technical exceptions, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the loans may be deemed plan assets of each Plan that purchases securities, an investment in the securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

In Prohibited Transaction Exemption 83-1 (“PTE 83-1”), the DOL exempted from ERISA’s prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of “mortgage pool pass-through certificates” in the initial issuance of those certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in securities that represent interests in a pool consisting of loans (“Single Family Securities”) will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, unless otherwise provided in the related prospectus supplement, no transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan.

The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTE 83-1, the term “mortgage pass-through certificate” would include: (i) securities issued in a series consisting of only a single class of securities; and (ii) senior securities issued in a series in which there is only one class of senior securities; provided that the securities in the case of clause (i), or the senior securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage (greater than

0%) of future interest payments and a specified percentage (greater than 0%) of future principal payments on the loans. It is not clear whether a class of securities that evidences beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments would be a “mortgage pass-through certificate” for purposes of PTE 83-1.

PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

•

the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

•	the existence of a pool trustee who is not an affiliate of the pool sponsor; and
•

a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

The depositor believes that the first general condition referred to above will be satisfied with respect to the securities in a series issued without a subordination feature, or the senior securities only in a series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under “Credit Enhancement” in this prospectus (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See “Description of the Securities” in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. In any event, the trustee will not be affiliated with the depositor.

Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities — for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager.” We can give no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include plan assets.

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of the investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. Each Underwriting Exemption also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Underwriting Exemption.

The entity may hold an interest-rate swap (a “swap” or “swap agreement”) if the swap:

(1)	is an “eligible swap”
(2)	is with a bank or other financial institution that meets certain rating requirements (an “eligible counterparty”);
(3)

meets certain additional specific conditions concerning the consequences if the rating of the counterparty is reduced or withdrawn, which conditions depend on whether the ratings of the securities to which the swap applies are dependent on the swap and

(4)

permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

Any class of securities to which one or more swap agreements applies may be acquired and held in reliance upon the Underwriter Exemptions only by a “qualified plan investor.”

An “eligible swap” is one which:

(1)	is denominated in U.S. dollars;
(2)

pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (“COFI”), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”);

(3)

has a notional amount that does not exceed either: (i) the Class Security Balance of the class of securities to which the swap relates, or (ii) the portion of the Class Security Balance of such class represented by obligations (“allowable notional amount”);

(4)

is not “leveraged” (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

(5)	has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid; and
(6)	does not incorporate any provision which could cause a unilateral alteration in the requirements described in (1) through (4) above.

A “qualified plan investor” is a plan for which the decision to buy that class of securities is made by an independent fiduciary that is qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that (a) is a “qualified professional asset manager” under PTCE 84-14, (b) is an “in-house asset manager” under PTCE 96-23 or (c) has total assets, both plan and non-plan, under management of at least $100 million at the time the securities are acquired by the plan.

The issuing entity may hold a yield supplement agreement if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the trust to supplement the interest rates otherwise payable on obligations held by the issuing entity, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions:

(1)	it is denominated in U.S. dollars;
(2)	it pays an allowable interest rate;
(3)	it is not leveraged;
(4)	it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;
(5)	it is entered into between the trust and an eligible counterparty; and
(6)	it has an allowable notional amount.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1)

the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2)

the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund, unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property (a “Designated Transaction”);

(3)

the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor’s Ratings Group, a Division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings, Inc. (“Fitch”) (each, a “Specified Rating Agency”);

(4)	the trustee must not be an affiliate of any other member of the Restricted Group as defined below, other than an underwriter;
(5)

the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuing entity represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for such person’s services under the agreement pursuant to which the loans are pooled and reimbursements of such person’s reasonable expenses in connection therewith;

(6)	the Plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

(7)

for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

If an issuer holds obligations that have high Loan-to-Value Ratios, the Underwriter Exemption may apply to the issuer’s non-subordinated securities rated in one of the two highest generic rating categories by at least one of the Specified Rating Agencies if the obligations are residential or home equity loans, and the fair market value of the collateral on the closing date is at least 80 percent of the sum of the outstanding principal balance of the obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

The issuing entity must also meet the following requirements:

(i)	the corpus of the issuing entity must consist solely of assets of the type that have been included in other investment pools;
(ii)

securities in such other investment pools must have been rated in one of the three highest rating categories (or four, in a Designated Transaction) of a Specified Rating Agency for at least one year prior to the Plan’s acquisition of securities; and

(iii)	securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire securities of an issuing entity holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•

in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent (50%) of each class of securities in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the investment pool;
•	the Plan’s investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;
•

immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuing entities containing assets sold or serviced by the same entity; and

•	the Plan is not sponsored by a member of the Restricted Group, as defined below.

The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties (the “Restricted Group”).

The Underwriter Exemptions provide exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables (the “Obligations”) supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuing entity, may be transferred to the trust within a 90-day or three-month period following the closing date (the “Pre-Funding Period”), instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

(1)	The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered (the “Pre-Funding Limit”) must not exceed twenty-five percent (25%).
(2)

All Obligations transferred after the closing date (the “Additional Obligations”) must meet the same terms and conditions for eligibility as the original Obligations used to create the issuing entity, which terms and conditions have been approved by a Specified Rating Agency.

(3)

The transfer of such Additional Obligations to the issuing entity during the Pre-Funding Period must not result in the securities to be covered by the Underwriter Exemption receiving a lower credit rating from a Specified Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the issuing entity.

(4)

Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the issuing entity at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the issuing entity on the closing date.

(5)	In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the issuing entity:
(i)	the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or
(ii)

an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Specified Rating Agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the issuing entity as of the closing date.

The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the Pooling and Servicing Agreement or an Event of Default occurs.

Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments (“Certain Investments”).

The related prospectus or prospectus supplement must describe:

(i)	any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;
(ii)	the duration of the Pre-Funding Period;
(iii)	the percentage and/or dollar amount of the Pre-Funding Limit for the issuing entity; and
(iv)	that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal.

The related Pooling and Servicing Agreement must describe the Certain Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

The rating of a security may change. If a class of securities no longer has a required rating from at least one Specified Rating Agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it). A security that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

Certain combinations of REMIC securities may be exchanged for related exchangeable securities, as specified in a prospectus supplement. When the holder of REMIC securities in a specified REMIC combination exchanges all or part or each class of such REMIC securities for a proportionate interest in the related exchangeable securities, the exchangeable securities received will be eligible for relief under the Underwriter Exemptions to the same extent as the REMIC securities exchanged, provided that the rating of the exchangeable securities from one Specified Rating Agency is at least investment grade. If such rating is below investment grade, the exchangeable securities may acquired by insurance company general accounts investing the assets of Plans pursuant to Section I and III of PTCE 95-60.

Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of securities to a Plan is in no respect a representation by the issuing entity or any underwriter of the securities that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to “mortgage related securities,” securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted this legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities,” which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, such “high-risk mortgage securities” include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities which are issued in book-entry form.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

METHOD OF DISTRIBUTION

Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

•

by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of a series by the depositor or any of its affiliates;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and
•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to those underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any of those securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

           (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

            (c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

LEGAL MATTERS

The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.

Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

A rating is based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to a class of securities and will reflect the Rating Agency’s assessment solely of the likelihood that holders of that class of securities will receive payments to which the holders are entitled under the related Agreement. A rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage assets in a larger group. This analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each class of securities. We can give no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage assets accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX

DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the book-entry securities will be available only in book-entry form. Investors in the book-entry securities may hold them through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The book-entry securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in book-entry securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg or Euroclear and investors holding interests in book-entry securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the book-entry securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders (as described below) of book-entry securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

The book-entry securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold interests in book-entry securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in book-entry securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in book-entry securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in book-entry securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When interests in book-entry securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the book-entry securities against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the book-entry securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the book-entry securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the book-entry securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in book-entry securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the book-entry securities were credited to their accounts. However, interest on the book-entry securities would accrue from the value date. Therefore, the investment income on the interest in the book-entry securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant’s or Euroclear participant’s particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in book-entry securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in book-entry securities from DTC participants or sellers settling through them for delivery to

Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques SHOULD be available to eliminate this potential condition:

(a)

borrowing interests in book-entry securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing interests in book-entry securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

Transfers between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in book-entry securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the book-entry securities to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A beneficial owner of book-entry securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of notes that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change.

Exemption for Non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

Form W-8BEN and Form W-8ECI are effective until the last day of the third succeeding calendar year from the date the form is signed, unless a change in circumstance makes any information on the form incorrect.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This discussion does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the book-entry securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

INDEX OF DEFINED TERMS

Page

10 percent shareholder	140
accredited investor	150
ADA	110
Additional Obligations	151
Agreement	25
AMT	132
APR	30
Asset Conservation Act	106
Available Funds	50
backup	144
backup withholding	136
beneficial owner	60
capital assets	121
Capitalized Interest Account	85
Cash Flow Bond Method	135
CERCLA	106
Certain Investments	151
chattel paper	112
CI	62
Claimable Amount	117
Class Security Balance	50
Clearstream, Luxembourg	62
COFI	148
COFI securities	59
Collateral Value	31
Combined Loan-to-Value Ratio	31
commercially reasonable	103
constant maturity	59
Contingent Regulations	124
controlled foreign corporation	140
Cooperative	63
cooperative housing corporation	86
cooperative loans	25
cooperatives	25
Crime Control Act	111
Cut-off Date Principal Balance	48
daily portions	124
DBC	62
Debt securities	122
debt-to-income ratio	45
Definitive Security	60
Designated Transaction	149
Detailed Description	25
DOL	146
DTC	60, 157
due-on-sale	26, 74
effectively connected	137
Eleventh District	58
equity interest	146
Euroclear	60
Euroclear Operator	62
Euroclear Participants	62

European Depositaries	60
Events of Default	93
excess inclusion	130
excess servicing fees	135
Exchange Act	41
FHA	25
FHLBSF	58
Final Bond Premium Regulations	127
Financial Intermediary	60
Fitch	149
foreign person	139
FTC Rule	113
Funding Period	85
Garn-St Germain Act	108
HECM	29
HI Contracts	112
HI Loans	112
high cost	14
high-risk mortgage securities	153
Improper Knowledge	132
Indenture	48
Indirect Participants	61
Insurance Proceeds	83
Insured Expenses	83
Interest Settlement Rate	58
Interest Weighted Securities	125
IRS	102
Jobs Act	127
L/C Bank	68
L/C Percentage	68
lease	112
lessee	112
LIBO Method	58
Liquidation Expenses	83
Liquidation Proceeds	83
Loan Rate	26
Loan-to-Value Ratio	31
lock-up	157
market discount	126
Master Servicing Agreements	24
Master Servicing Fee	92
Maximum Claim Amount	29
middleman	137
Mixed-Use Mortgage Loans	27
Mixed-Use Properties	23
Money Rates	60
Moody’s	69, 149
Mortgage	77
mortgage pass-through certificate	147
mortgage pool pass-through certificates	146
mortgage related securities	152
National Cost of Funds Index	59
NCUA	153
New CI	62
new partnership	142
Non-U.S. Person	122

objective rate	124
Obligations	151
offer of securities to the public	154
Offshore Location	132
OID	122
OID Regulations	122
old partnership	142
OTS	59
owners and/or operators	106
Parity Act	108
Participants	60
Parties in Interest	145
Pass-Through Rate	23
Pass-Through Securities	134
Pay-Through Security	124
PCBs	106
Permitted Investments	69
Plans	145
Policy Statement	153
Pool Insurance Policy	70
Pool Insurer	70
Pooling and Servicing Agreement	24
portfolio interest	131, 144
potentially responsible parties	106
Pre-Funded Amount	85
Pre-Funding Account	85
Pre-Funding Limit	151
Pre-Funding Period	151
Prepayment Assumption	124
Primary Mortgage Insurance Policy	27
Prime Rate	60
Principal Prepayments	51
Property Improvement Loans	114
Prospectus Directive	154
prudent investor	153
PTCE	147
PTE 83-1	146
purchase money security interest	112
Purchase Price	47
qualified floating rate	124
qualified floating rates	124
qualified stated interest	123, 139
Rating Agency	155
Ratio Strip Securities	135
RCRA	107
real estate assets	127, 136
Record Date	49
Refinance Loan	31
Regular Interest Securities	122
Regular Interests	127
related person	140
Relevant Depositary	60
Relevant Implementation Date	154
Relevant Member State	154
Relief Act	21, 110
reportable payments	136, 137

Residual Interest Security	129
Residual Interests	127
Restricted Group	151
Retained Interest	48
RICO	110
Rules	61
S&P	149
Sale and Servicing Agreement	24
SEC	25
secured by	135
secured creditor exemption	106
Securities Act	33
Security Account	82
Security Owners	60
Security Register	49
Sellers	24
Senior Securities	67
Servicing Fee	134
Short-Term Note	139
Single Family Properties	27
Single Family Securities	146
SMMEA	152
Specified Rating Agency	149
stripped bonds	135
stripped coupons	135
Stripped Securities	134
structuring range	55
Subsequent Loans	85
substantial equity features	146
Superliens	106
tenant-stockholder	86
Terms and Conditions	63
TIN	136
Title I Loans	114
Title I Program	114
Title V	109
Title VIII	109
Trust Agreement	25, 48
Trust Fund Assets	23
U.S. Person	122, 160
Underwriter Exemptions	148
unrelated business taxable income	140, 142
UST	107
VA	25
VA Guaranty	91
W-8BEN	140

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14. Other Expenses of Issuance and Distribution

The following table itemizes the expenses incurred by us in connection with the issuance and distribution of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee		$39.30
Printing and Engraving Expenses		*
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Trustee Fees and Expenses		*
Rating Agency Fees		*
Miscellaneous		*

Total	$	*

*	To be calculated at a later date.

Item 15. Indemnification of Directors and Officers.

The Pooling and Servicing Agreement with respect to each series of Certificates will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person’s own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement with respect to each series of Certificates will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement and related Securities other than such expenses related to particular Mortgage Loans.

Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant’s directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Registrant’s Certificate of Incorporation and Bylaws provide that the Registrant will indemnify each person who is or was a director or officer of the Registrant to the maximum extent permitted from time to time by law. The Registrant’s Bylaws also provide that the Registrant may, to the full extent permitted by law, purchase and maintain insurance on behalf of any corporate agent against any liability which may be asserted against him.

See Item 17(f) below.

Item 16. Exhibits.

Exhibit Number	Description of Exhibit

*1.1	Form of Underwriting Agreement
*3.1	Certificate of Incorporation
*3.2	Bylaws
*4.1	Form of Pooling and Servicing Agreement
*4.2	Form of Indenture
*4.3	Form of Trust Agreement
*5.1	Opinion of Andrews Kurth LLP regarding legality of the Securities
*8.1	Opinion of Andrews Kurth LLP regarding certain tax matters
*10.1	Form of Sale and Servicing Agreement
*23.1	Consents of Andrews Kurth LLP (contained in their opinions filed as Exhibits 5.1 and 8.1 to this Registration Statement)
*24.1	Powers of Attorney
**25.1	Statement of Eligibility of Trustee

_________________________

*	Filed herewith
**	To be filed by amendment.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; provided, further, however, that clauses (i) and (ii) above will not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (ss.229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is relying on Rule 430B:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(d)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(f)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(g)

For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) (17 CFR 229.1100(c)(1)) of

Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(i)

That, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement; and

(j)

To provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that (i) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each series of securities to which this Registration Statement relates and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on the 10th day of September, 2008.

FUND AMERICA INVESTORS CORPORATION II
By:	/s/ Helen M. Dickens

Helen M. Dickens, President

POWER OF ATTORNEY

Each person whose signature appears below (together or by counterparts) does hereby make, constitute and appoint Helen M. Dickens as his true and lawful attorney with full power of substitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in his capacity or capacities as stated below, any amendment (including post-effective amendments) to this Registration Statement with all exhibits thereto, making such changes in this Registration Statement as the Registrant deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Steven B. Chotin	Chief Executive Officer and Director (Principal Executive Officer)	September 10, 2008

Steven B. Chotin

/s/ Helen M. Dickens	President and Director	September 10, 2008

Helen M. Dickens

/s/ David D. Frederick	Vice President and Treasurer (Principal Financial Officer)	September 10, 2008

David D. Frederick

/s/ Garrett Smith	Director	September 10, 2008

Garrett Smith

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

*1.1	Form of Underwriting Agreement
*3.1	Certificate of Incorporation
*3.2	Bylaws
*4.1	Form of Pooling and Servicing Agreement
*4.2	Form of Indenture
*4.3	Form of Trust Agreement
*5.1	Opinion of Andrews Kurth LLP regarding legality of the Securities
*8.1	Opinion of Andrews Kurth LLP regarding certain tax matters
*10.1	Form of Sale and Servicing Agreement
*23.1	Consents of Andrews Kurth LLP (contained in their opinions filed as Exhibits 5.1 and 8.1 to this Registration Statement)
*24.1	Powers of Attorney
**25.1	Statement of Eligibility of Trustee

_____________________

*	Filed herewith
**	To be filed by amendment